Exhibit 10.1

Execution Version

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (as amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “RSA” and, together with the Exhibits hereto, this “Agreement”), dated as of June 23, 2020, is entered into by and among the following parties:

(i) GNC Holdings, Inc. (“GNC”), GNC Parent LLC, GNC Corporation, General Nutrition Centers, Inc., General Nutrition Corporation, General Nutrition Investment Company, Lucky Oldco Corporation, GNC Funding Inc., GNC International Holdings Inc., GNC Headquarters LLC, Gustine Sixth Avenue Associates, Ltd., General Nutrition Centres Company, GNC Government Services, LLC, GNC Canada Holdings, Inc., GNC Puerto Rico Holdings, Inc., GNC Puerto Rico, LLC, and GNC China Holdco, LLC (each, together with GNC, a “Company Entity,” and collectively, together with GNC, the “Company”);

(ii) the undersigned holders, or the undersigned managers, beneficial holders, general partners or investment advisors of holders (but only in their respective capacities as the managers, beneficial holders, general partners or investment advisors of such holders), of Claims under the Tranche B-2 Term Loan (as defined below) that have executed and delivered counterpart signature pages to this Agreement or a Joinder Agreement to counsel to the Company (the “Consenting Term Lenders”);

(iii) the undersigned holders, or the undersigned managers, beneficial holders, general partners or investment advisors of holders (but only in their respective capacities as the managers, beneficial holders, general partners or investment advisors of such holders), of Claims under the ABL FILO Term Loan (as defined below) that have executed and delivered counterpart signature pages to this Agreement or a Joinder Agreement to counsel to the Company (the “Consenting FILO Lenders”, and together with the Consenting Term Lenders, the “Consenting Creditors”); and

The Company Entities and the Consenting Creditors are referred to as the “Parties” and individually as a “Party.”

WHEREAS, the Parties have in good faith and at arm’s length negotiated and agreed to the terms of a financial restructuring as set forth in the term sheet attached hereto as Exhibit A (the “Restructuring Term Sheet”) and a chapter 11 plan of reorganization (together with all exhibits, annexes, and schedules thereto, as each may be amended, restated, amended and restated, supplemented, or otherwise modified in accordance with its terms and this Agreement, the “Plan”, and the transactions as described herein, in the Restructuring Term Sheet and in the Plan, the “Restructuring”) intended to be consummated through voluntary reorganization cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the Bankruptcy Code (defined below) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on the terms set forth in this Agreement (including the Restructuring Term Sheet);

WHEREAS, the Parties intend GNC Holdings, Inc. to act as foreign representative of the Company Entities and to commence a recognition proceeding under Part IV of the Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) to recognize in Canada the Chapter 11 Cases as foreign main proceedings (the “Recognition Proceedings”);

WHEREAS, certain of the Consenting Term Lenders, Consenting FILO Lenders and/or their affiliates have further agreed to provide the Company with debtor-in-possession financing (the “DIP Facility”) pursuant to a credit agreement substantially in the form attached hereto as Exhibit B (the “DIP Credit Agreement”);

WHEREAS, as of the date hereof, the Consenting Creditors hold, in the aggregate, approximately (a) 92 percent of the aggregate outstanding principal amount of the Tranche B-2 Term Loan; and (b) 87 percent of the aggregate outstanding principal amount of the ABL FILO Term Loan; and

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the matters discussed in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Certain Definitions.

Capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Restructuring Term Sheet. As used in this Agreement, the following terms have the following meanings:

a. “ABL Credit Agreement” means that certain Credit Agreement, dated as of February 28, 2018 (as amended by that certain First Amendment, dated as of March 20, 2018, and that certain Second Amendment, dated as of May 15, 2020, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time), among GNC Corporation, General Nutrition Centers, Inc., as administrative borrower, certain of the Company Entities, as subsidiary borrowers, the lenders and agents parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

b. “ABL FILO Term Loan” means the FILO Term Loans (as defined in the ABL Credit Agreement) under the ABL Credit Agreement.

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c. “ABL FILO Term Loan Claim” means any Claim arising under or based upon the ABL FILO Term Loan including any roll-up Claims under the DIP ABL FILO Credit Agreement related thereto.

d. “Ad Hoc Groups” means the Crossover Ad Hoc Group and the FILO Ad Hoc Group.

e. “Agreement” has the meaning set forth in the preamble hereto.

f. “Agreement Effective Date” means the date on which counterpart signature pages to this Agreement shall have been executed and delivered by (i) each Company Entity, and (ii) Consenting Creditors holding (A) at least 66 2/3% in aggregate principal amount outstanding of the Tranche B-2 Term Loan, and (B) at least 66 2/3% in aggregate principal amount outstanding of the ABL FILO Term Loan.

g. “Alternative Transaction” means any dissolution, winding up, liquidation, reorganization, recapitalization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership, sale of assets, financing (debt or equity), restructuring, repurchase, refinancing, extension or repayment of a material portion of the Company’s funded debt or similar transaction of or by any of the Company Entities, other than the transactions contemplated by and in accordance with this Agreement.

h. “Avoidance Actions” means any and all avoidance, recovery, subordination, or other claims, actions, or remedies that may be brought by or on behalf of the Debtors or their estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502, 510, 542, 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer laws.

i. “Bankruptcy Code” means title 11 of the United States Code.

j. “Bankruptcy Court” has the meaning set forth in the recitals to this Agreement.

k. “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state of New York.

l. “beneficial ownership” means the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, the applicable Claims or Interests or the right to acquire such Claims or Interests.

m. “Canadian Court” has the meaning set forth in the recitals to this Agreement.

n. “Causes of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, dispute, demand, right, lien, indemnity, contribution, guaranty, suit, obligation, liability, loss, debt, fee or expense, damage, interest, judgment, cost, account, defense, remedy, offset, power, privilege, proceeding, license, and franchise of any kind or

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character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including under any state or federal securities laws). For the avoidance of doubt, Cause of Action also includes (i) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity, (ii) the right to object to Claims or Interests, (iii) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code, (iv) any claim or defense including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code, and (v) any Avoidance Action or state law fraudulent transfer claim.

o. “CCAA” has the meaning set forth in the recitals to this Agreement.

p. “Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

q. “Claim” has the meaning ascribed to such term under section 101(5) of the Bankruptcy Code.

r. “Company” has the meaning set forth in the recitals to this Agreement.

s. “Company Entity” has the meaning set forth in the recitals to this Agreement.

t. “Company Termination Event” has the meaning set forth in Section 7.b of this Agreement.

u. “Confidentiality Agreement” has the meaning set forth in Section 4.b(iv) of this Agreement.

v. “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

w. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan in the Chapter 11 Cases, which remains in full force and effect and is not subject to a stay.

x. “Confirmation Recognition Order” means an order of the Canadian Court in the Recognition Proceedings recognizing and enforcing in Canada the Confirmation Order in full force and effect

y. “Consenting Creditors`” has the meaning set forth in the recitals to this Agreement.

z. “Consenting Creditors Group” means any of the group of Consenting FILO Lenders or the group of Consenting Term Lenders.

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aa. “Consenting Creditor Termination Event” has the meaning set forth in Section 7.a of this Agreement.

bb. “Consenting FILO Lenders” has the meaning set forth in the recitals to this Agreement.

cc. “Consenting Term Lenders” has the meaning set forth in the recitals to this Agreement.

dd. “Consenting Term Lender Termination Event” has the meaning set forth in Section 7.a of this Agreement.

ee. “Crossover Ad Hoc Group” means the ad hoc group of holders of the Tranche B-2 Term Loan and ABL FILO Term Loan represented by Milbank LLP.

ff. “Debtors” means the Company Entities that commence Chapter 11 Cases.

gg. “Definitive Documents” has the meaning set forth in Section 2 of this Agreement.

hh. “DIP ABL FILO Credit Agreement” means the Amended and Restated ABL Credit Agreement in substantially the form attached hereto as Exhibit C.

ii. “DIP Credit Agreement” has the meaning set forth in the recitals to this Agreement.

jj. “DIP Facility” has the meaning set forth in the recitals to this Agreement.

kk. “DIP Motion” has the meaning set forth in Section 2 of this Agreement.

ll. “DIP Orders” means the Interim DIP Order and the Final DIP Order.

mm. “Disclosure Statement” means the disclosure statement in respect of the Plan, including all exhibits and schedules thereto, as approved or ratified by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code..

nn. “Disclosure Statement Motion” means the motion of the Debtors seeking approval of the Disclosure Statement and the Solicitation Materials and allowing the solicitation of votes on the Plan to commence.

oo. “Disclosure Statement Order” means the order of the Bankruptcy Court approving the Disclosure Statement in the Chapter 11 Cases, which remains in full force and effect and is not subject to a stay.

pp. “Effective Date” means the date on which the Plan becomes effective in accordance with its terms.

qq. “Executory Contracts and Leases Information” has the meaning set forth in Section 6.a(xiv).

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rr. “Exit Term Loan Facilities” means the term loan facilities on substantially the terms set forth in the Exit Term Loan Facilities Term Sheet.

ss. “Exit Term Loan Facilities Documents” has the meaning set forth in Section 2 of this Agreement.

tt. “Exit Term Loan Facilities Term Sheet” means the Exit Term Loan Facilities Term Sheet attached as Exhibit I to the DIP Credit Agreement.

uu. “Exit Revolver/FILO Facility” means the revolver and term loan facility on substantially the terms set forth in the Exit Revolver/FILO Facility Term Sheet.

vv. “Exit Revolver/FILO Facility Documents” has the meaning set forth in Section 2 of this Agreement.

ww. “Exit Revolver/FILO Facility Term Sheet” means the Exit Revolver/FILO Facility Term Sheet attached as Exhibit B to the DIP Credit Agreement.

xx. “Exit Term Sheets” means the Exit Term Loan Facilities Term Sheet and the Exit Revolver/FILO Facility Term Sheet.

yy. “FILO Ad Hoc Group” means the ad hoc group of holders of the ABL FILO Term Loan represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

zz. “FILO Ad Hoc Group Termination Event” has the meaning set forth in Section 7.b.

aaa. “FILO Lenders” means the holders of the ABL FILO Term Loan and/or any roll-up Claims under the DIP ABL FILO Credit Agreement related thereto.

bbb. “Final DIP Order” means the final order of the Bankruptcy Court authorizing, among other things, the Debtors to enter into and make borrowings under the DIP Facility on a final basis and granting certain rights, protections, and liens to and for the benefit of the DIP Lenders.

ccc. “Final DIP Recognition Order” means an order of the Canadian Court in the Recognition Proceedings recognizing and enforcing in Canada the Final DIP Order in full force and effect.

ddd. “First and Second Day Pleadings” means the “first-day” and “second-day” pleadings, motions and applications (excluding retention applications) that the Company determines are necessary to file in the Chapter 11 Cases.

eee. “GNC” has the meaning set forth in the recitals to this Agreement.

fff. “Initial Recognition Order” means an order of the Canadian Court, among other things, recognizing the Chapter 11 Cases as foreign main proceedings under Part IV of the CCAA.

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ggg. “Interest” means an equity interest.

hhh. “Interim CCAA Order” means the order issued by the Canadian Court which provides, among other things, an interim stay against the Company Entities in Canada and have been entered before the “first day” hearing in the Chapter 11 Cases.

iii. “Interim DIP Order” means the interim order of the Bankruptcy Court authorizing, among other things, the Debtors to (i) enter into and make borrowings under the DIP Facility on an interim basis and granting certain rights, protections, and liens to and for the benefit of the DIP Lenders, and (ii) enter into the DIP ABL FILO Credit Agreement and granting certain rights, protections, and liens to and for the benefit of the FILO Lenders as provided in the DIP ABL FILO Credit Agreement.

jjj. “Interim DIP Recognition Order” means the order issued by the Canadian Court recognizing and enforcing in Canada the Interim DIP Order in full force and effect.

kkk. “Joinder Agreement” means the form of joinder agreement attached hereto as Exhibit D.

lll. “Lenders” means the lenders party from time to time to the ABL Credit Agreement or the Tranche B-2 Term Loan Credit Agreement.

mmm. “MIP” has the meaning set forth in Section 2 of this Agreement.

nnn. “Mutual Termination Event” has the meaning set forth in Section 7.d of this Agreement.

ooo. “New ABL/FILO Facility” has the meaning set forth in the Restructuring Term Sheet.

ppp. “New Common Shares” has the meaning ascribed to such term in the Restructuring Term Sheet.

qqq. “New Corporate Governance Documents” means the form of certificate or articles of incorporation, bylaws, limited liability company agreement, partnership agreement, and such other applicable formation, organizational and governance documents (if any) of the Reorganized Company Entities, the material terms of each of which shall be included in the Plan Supplement.

rrr. “New Stockholders Agreement” means that certain shareholders agreement that will govern certain matters related to the governance of the Reorganized Company and the New Common Shares, the material terms of which shall be included in the Plan Supplement.

sss. “Outside Date” has the meaning set forth in Section 3 of this Agreement.

ttt. “Party(ies)” has the meaning set forth in the recitals to this Agreement.

uuu. “Permitted Transfer” has the meaning set forth in Section 4.b of this Agreement.

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vvv. “Permitted Transferee” has the meaning set forth in Section 4.b of this Agreement.

www. “Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited partnership, limited liability company, joint venture, association, trust, governmental entity, or other entity or organization.

xxx. “Petition Date” has the meaning set forth in Section 3.a of this Agreement.

yyy. “Plan” has the meaning set forth in the recitals to this Agreement.

zzz. “Plan Supplement” means a supplement or supplements to the Plan containing certain documents and forms of documents, schedules, and exhibits, in each case subject to the terms and provisions of the RSA (including any consent rights in favor of the Consenting Creditors) relevant to the implementation of the Plan, to be filed with the Bankruptcy Court, as amended, modified or supplemented from time to time in accordance with the terms hereof and in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the RSA (including any consent rights in favor of the Consenting Creditors), which shall include, but not be limited to (i) the New Corporate Governance Documents, (ii) the number and slate of directors to be appointed to the board of directors of the Reorganized Company to the extent known and determined, including the information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code, (iii) the MIP, (iv) the Exit Term Loan Facilities Documents, (v) the Exit Revolver/FILO Facility Documents, (vi) a schedule of retained Causes of Action, and (viii) the Schedule of Rejected Contracts.

aaaa. “Qualified Marketmaker” has the meaning set forth in Section 4.b(ii) of this Agreement.

bbbb. “Recognition Proceedings” has the meaning set forth in the recitals to this Agreement.

cccc. “Reorganized Company” means the Company as reorganized on the Effective Date in accordance with the Plan.

dddd. “Representatives” means, with respect to any Person, such Person’s directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors, and other representatives.

eeee. “Required Consenting Term Lenders” means those Consenting Term Lenders holding at least 50.1% in aggregate principal amount of the Tranche B-2 Term Loan held by Consenting Term Lenders, the approval of which, in the case of a Consenting Term Lender that is part of the Crossover Ad Hoc Group, may be communicated to the Debtors by email from counsel to the Crossover Ad Hoc Group and the Debtors shall be entitled to rely on such email.

ffff. “Required FILO Ad Hoc Group Members” means those Consenting FILO Lenders that are members of the FILO Ad Hoc Group holding at least 50.1% in aggregate principal amount of the ABL FILO Term Loans held by Consenting FILO Lenders that are members of the FILO Ad Hoc Group, the approval of which may be communicated to the Debtors by email from counsel to the FILO Ad Hoc Group, and the Debtors shall be entitled to rely on such email.

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gggg. “Required Consenting Sale Parties” has the meaning set forth in Section 8.b.

hhhh. “Restructuring” has the meaning set forth in the recitals to this Agreement.

iiii. “Restructuring Term Sheet” has the meaning set forth in the recitals to this Agreement.

jjjj. “Revolving Loans” means advances and all other outstanding Obligations (as defined in the ABL Credit Agreement) under the Revolving Credit Facility (as defined in the ABL Credit Agreement).

kkkk. “RSA” has the meaning set forth in the preamble to this Agreement.

llll. “Schedule of Rejected Contracts” means the schedule of executory contracts and unexpired leases to be rejected by the Debtors pursuant to the Plan, if any, as the same may be amended, modified, or supplemented from time to time.

mmmm. “Solicitation Materials” means the Disclosure Statement and the related ballots and solicitation materials.

nnnn. “Supplemental Order” means an order of the Canadian Court, among other things, granting customary additional relief in the Recognition Proceedings.

oooo. “Support Period” means, with respect to any Party, the period commencing on the Agreement Effective Date and ending on the earlier of (i) the date on which this Agreement is terminated by or with respect to such Party in accordance with Section 7 hereof and (ii) the Effective Date.

pppp. “Termination Events” has the meaning set forth in Section 7.d of this Agreement.

qqqq. “Term Lenders” means the holders of the Tranche B-2 Term Loans.

rrrr. “Tranche B-2 Term Loan” means the Tranche B-2 Term Loans (as defined in the Tranche B-2 Term Loan Credit Agreement).

ssss. “Tranche B-2 Term Loan Claim” means any Claim on account of the Tranche B-2 Term Loan.

tttt. “Tranche B-2 Term Loan Credit Agreement” means that certain Amended and Restated Term Loan Credit Agreement, dated as of February 28, 2018 (as amended by that certain First Amendment, dated as of May 15, 2020, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time), among GNC Corporation, General Nutrition Centers, Inc., as borrower, the lenders and agents parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

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uuuu. “Transfer” has the meaning set forth in Section 4.b of this Agreement.

vvvv. “Unsecured Notes” means the convertible notes issued pursuant to that certain Indenture, dated as of August 10, 2015, among GNC Holdings, the other subsidiaries party thereto and The Bank of New York Mellon Trust Company, N.A. as trustee.

2. Definitive Documents.

The definitive documents, including any amendments, supplements or modifications thereof approved in accordance with the terms of this Agreement, (the “Definitive Documents”) with respect to the Restructuring are (as applicable): (a) the Plan; (b) the Plan Supplement; (c) the Disclosure Statement; (d) the Disclosure Statement Motion, the Solicitation Materials and the Disclosure Statement Order; (e) the Confirmation Order and Confirmation Recognition Order; (f) the motion seeking approval of the Company’s incurrence of postpetition debt financing (the “DIP Motion”), the DIP Credit Agreement, and the DIP ABL FILO Credit Agreement; (g) the DIP Orders; (h) the definitive documentation with respect to the management incentive plan of the Company (the “MIP”) and any other documents or agreements related to any management incentive or retention programs, including any management employment agreements; (i) the agreements with respect to the Exit Term Loan Facilities, and any agreements, commitment letters, documents, or instruments related thereto (the “Exit Term Loan Facilities Documents”); (j) the agreements with respect to the Exit Revolver/FILO Facility, and any agreements, commitment letters, documents, or instruments related thereto (the “Exit Revolver/FILO Loan Facility Documents”); (k) the New Corporate Governance Documents and the New Stockholders Agreement; (l) the First and Second Day Pleadings, all interim and final orders sought pursuant thereto, the Interim Recognition Order, the Supplemental Order and the Interim CAA Order; (m) to the extent not provided for in the business plan provided to the Consenting Creditors prior to the Agreement Effective Date, any and all material motions filed on or after the Petition Date to assume, reject or assume and assign an executory contract or unexpired lease of the Company and the order or orders of the Bankruptcy Court approving such motions (except for such motions already included in the First and Second Day Pleadings, which have already been approved, and any order of the Bankruptcy Court approving the same), (n) any and all other material agreements, documents, motions, pleadings and orders reasonably necessary or desirable to effectuate the Restructuring or that is contemplated by the Plan, including without limitation any materials, motions, orders or reports filed or sought, as applicable, in the Recognition Proceedings with respect to the foregoing, and (o) in the case of each of the foregoing clauses (a) through (n), all material exhibits, appendices, and supplements thereto. Each Definitive Document, including all exhibits, annexes, schedules, amendments and supplements relating to such Definitive Documents, shall be consistent with this Agreement and otherwise in form and substance acceptable to the Company and the Required Consenting Term Lenders; provided, that the following shall also be subject to the approval of the Required FILO Ad Hoc Group Members, such approval not to be unreasonably withheld, delayed or conditioned: (1) the terms of the Exit Revolver/FILO Loan Facility Documents except for terms set forth in the Exit Revolver/FILO Facility Term Sheet; (2) the terms of the Interim DIP Order and Interim DIP Recognition Order (in each case to the extent relating to the DIP ABL FILO Credit Agreement), the Final DIP Order and Final DIP Recognition Order (in each case to the extent relating to the DIP ABL FILO Credit Agreement), and the DIP ABL FILO Credit Agreement, including any amendment, modification, waiver, forbearance, or supplement thereto,

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in each case except for (x) terms set forth in the DIP ABL FILO Credit Agreement exhibit to the RSA and (y) terms that are not adverse to the FILO Lenders; and (3) each of the material terms of all other Definitive Documents (other than the Definitive Documents referred to in clauses (h) and (k) of his Section 2), including any amendment, modification, or supplement thereto, that both (x) is not expressly set forth in this Agreement and (y) would reasonably be expected to adversely affect the recoveries, rights, or obligations of the holders of ABL FILO Term Loan Claims.

3. Milestones.

During the Support Period, the Company shall use commercially reasonable efforts to implement the Restructuring in accordance with the following milestones (the “Milestones”), as applicable:

a. no later than 11:59 p.m. (prevailing Eastern Time) on June 21, 2020, the Company Entities shall have commenced the Chapter 11 Cases in the Bankruptcy Court (the “Petition Date”);

b. as soon as reasonably practicable after the Petition Date, but in no event later than the date that is two (2) Business Days after the Petition Date, the Canadian Court shall have entered the Interim CCAA Order;

c. on the Petition Date, the Debtors shall file with the Bankruptcy Court the DIP Motion (including the proposed Interim DIP Order);

d. as soon as reasonably practicable, but in no event later than the date that is three (3) Business Days after commencement of the “first day” hearing in the Chapter 11 Cases, the Canadian Court shall have entered the Initial Recognition Order and Supplemental Order;

e. as soon as reasonably practicable, but in no event later than the date that is seven (7) calendar days after the Petition Date, the Company shall file with the Bankruptcy Court the Plan and the Disclosure Statement;

f. as soon as reasonably practicable, but in no event later than the date that is ten (10) Business Days after the Petition Date, the Debtors shall file with the Bankruptcy Court the Disclosure Statement Motion;

g. as soon as reasonably practicable, but in no event later than the date that is seven (7) calendar days after the Petition Date, the Company shall have (i) repaid in full the Revolving Loans and (ii) executed and delivered the DIP ABL FILO Credit Agreement;

h. as soon as reasonably practicable, but in no event later than the date that is three (3) Business Days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order;

i. as soon as reasonably practicable, but in no event later than the date that is three (3) Business Days after the entry of the Interim DIP Order, the Canadian Court shall have entered the Interim DIP Recognition Order;

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j. as soon as reasonably practicable, but in no event later than the date that is thirty-five (35) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order;

k. as soon as reasonably practicable, but in no event later than the date that is three (3) Business Days after the entry of the Final DIP Order, the Canadian Court shall have entered the Final DIP Recognition Order;

l. as soon as reasonably practicable, but in no event later than the date that is forty-five (45) calendar days after the Petition Date, the Bankruptcy Court shall have entered a Disclosure Statement Order;

m. as soon as reasonably practicable, but in no event later than the date that is 120 calendar days after the Petition Date, the Bankruptcy Court shall have entered a Confirmation Order;

n. as soon as reasonably practicable, but in no event later than the date that is three (3) Business Days after the entry of the Confirmation Order, the Canadian Court shall have entered a the Confirmation Recognition Order; and

o. as soon as reasonably practicable, but in no event later than the earlier of (i) twenty-one (21) calendar days after the Confirmation Date, and (ii) the date that is one-hundred and forty-one (141) calendar days after the Petition Date, the Effective Date shall occur (the “Outside Date”);

provided, however, in each case, the dates set forth above may be extended or waived (with email from counsel being sufficient to evidence the same) with the consent of the Required Consenting Term Lenders; provided, further, any amendment, modification, extension, or waiver of the dates set forth in Sections 3(c), 3(g) – (k), and 3(o) (but in the case of Section 3(n), with respect to a waiver of the Outside Date or an extension of the Outside Date beyond the date that is 170 calendar days after the Petition Date) shall also require the consent of the Required FILO Ad Hoc Group Members.

4. Agreements of the Consenting Creditors.

a. Restructuring Support. During the Support Period, subject to the terms and conditions hereof, each Consenting Creditor agrees, severally and not jointly, that it shall:

(i) negotiate in good faith with the Company, its Representatives, and other Consenting Creditors and their respective Representatives, and use commercially reasonable efforts to execute, perform its obligations under and consummate the transactions contemplated by, the Definitive Documents to which it is or will be a party or for which its approval or consent is required;

(ii) support and not object to the Plan, including the other transactions contemplated by this Agreement, the Restructuring Term Sheet, the DIP Credit Agreement, the Exit Term Sheets and the Definitive Documents, and use commercially reasonable efforts to take any reasonable action necessary or reasonably requested by the Company in a timely manner to effectuate the Plan and the transactions contemplated by this Agreement, the Restructuring Term Sheet, the DIP Credit Agreement, the Exit Term Sheets, and the Definitive Documents, in a manner consistent with this Agreement, including the timelines set forth herein;

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(iii) not, directly or indirectly, seek, solicit, support, encourage, propose, assist, consent to, vote for, or enter or participate in any discussions or any agreement with any non-Party regarding, any Alternative Transaction; provided, that nothing in this clause (iii) shall affect any rights, if any, of the Consenting Creditors set forth in Section 10;

(iv) support and not object to the DIP Motion and entry of the DIP Orders in accordance with this Agreement;

(v) support and not object to entry of the Disclosure Statement Order and the Confirmation Order in accordance with this Agreement;

(vi) not, directly or indirectly, or encourage any other Person to, directly or indirectly, (A) object to, delay, postpone, challenge, oppose, impede, or take any other action or any inaction to interfere with or delay the acceptance, implementation, or consummation of the Plan and the transactions contemplated in this Agreement (including the DIP Facility) on the terms set forth in this Agreement, the Restructuring Term Sheet, the DIP Term Sheet, and any applicable Definitive Document, including commencing or joining with any Person in commencing any litigation or involuntary case for relief under the Bankruptcy Code against any Company Entity or any subsidiary thereof; (B) solicit, negotiate, propose, file, support, enter into, consummate, file with the Bankruptcy Court, vote for, or otherwise knowingly take any other action in furtherance of any restructuring, workout, plan of arrangement, or plan of reorganization for the Company that is materially inconsistent with this Agreement; (C) exercise any right or remedy for the enforcement, collection, or recovery of any claim against the Company or any direct or indirect subsidiaries of the Company that do not file for chapter 11 relief under the Bankruptcy Code, except in a manner consistent with this Agreement or (D) object to or oppose, or support any other Person’s efforts to object to or oppose, any motions filed by the Company that are consistent with this Agreement;

(vii) subject to the receipt of the Disclosure Statement (and the other Solicitation Materials) in accordance with the Disclosure Statement Order, (A) timely vote or cause to be voted any Claims it holds to accept the Plan (to the extent permitted to vote) by delivering its duly executed and completed ballot or ballots, as applicable, accepting the Plan on a timely basis following commencement of the solicitation of acceptances of the Plan in accordance with sections 1125(g) and 1126 of the Bankruptcy Code; (B) except as set forth in this Agreement, not change or withdraw such vote or the elections described below (or cause or direct such vote or elections to be changed or withdrawn) during the Support Period; provided, however, that nothing in this Agreement shall prevent any Party from changing, withholding, amending, or revoking (or causing the same) its timely election or vote with respect to the Plan if this Agreement has been duly terminated with respect to such Party; and (C) to the extent it is permitted to elect whether to opt into or opt out of the releases set forth in the Plan, elect to opt into or not elect to opt out of the releases, as applicable, set forth in the Plan by timely delivering its duly executed and completed ballot or ballots indicating such election;

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(viii) not direct JPMorgan Chase Bank, N.A. (in its capacity as administrative agent under the ABL Credit Agreement and Tranche B-2 Term Loan Credit Agreement) to take any action inconsistent with such Consenting Creditor’s obligations under this Agreement, and, if such administrative agent takes any action inconsistent with such Consenting Creditor’s obligations under this Agreement, such Consenting Creditor shall use its commercially reasonable efforts (which shall exclude the provision of any indemnity) to request that such administrative agent cease and refrain from taking any such action;

(ix) to the extent any legal or structural impediment arises that would prevent, hinder or delay the consummation of the Plan, negotiate with the Consenting Creditors and the Debtors in good faith appropriate additional or alternative provisions to address any such impediment; and

(x) in the case of a holder of Claims under the ABL FILO Term Loan, effective as of the repayment in full the Revolving Loans, execute and deliver the DIP ABL FILO Credit Agreement.

b. Transfers.

(i) During the Support Period, each Consenting Creditor agrees, solely with respect to itself, that it shall not sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, donate, permit the participation in, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions) (each, a “Transfer”) any ownership (including any beneficial ownership) interest in its Claims against any Company Entity, or any option thereon or any right or interest therein (including by granting any proxies or depositing any interests in such Claims into a voting trust or by entering into a voting agreement with respect to such Claims), unless (1) the intended transferee is another Consenting Creditor, (2) as of the date of such Transfer, the Consenting Creditor controls such transferee, or (3) the intended transferee executes and delivers to counsel to the Company an executed Joinder Agreement before such Transfer is effective (it being understood that any Transfer shall not be effective as against the Company until notification of such Transfer and a copy of the executed Joinder Agreement (if applicable) is received by counsel to the Company) (each such transfer, a “Permitted Transfer” and such party to such Permitted Transfer, a “Permitted Transferee”). Upon satisfaction of the foregoing requirements in this Section 4.b and any transfer restrictions set forth in the DIP Credit Agreement, (i) the Permitted Transferee shall be deemed to be a Consenting Creditor hereunder to the same extent as such Permitted Transferee’s transferor (it being understood that, for purposes of the foregoing, to the extent the Claims transferred to the Permitted Transferee were transferred by a Qualified Marketmaker (as defined below), the transferor shall be deemed to be the Consenting Party that last held such Claims prior to the Qualified Marketmaker), and, for the avoidance of doubt, a Permitted Transferee is bound as a Consenting Creditor under this Agreement with respect to any and all Claims against, in, any of the Company Entities, whether held at the time such Permitted Transferee becomes a Party or later acquired by such Permitted Transferee, and each Permitted Transferee is deemed to make all of the representations and warranties of a Consenting Creditor set forth in this Agreement, and (ii) the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations.

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(ii) Notwithstanding anything to the contrary herein, a Consenting Creditor may Transfer any ownership in its Claims against any Company Entity, or any option thereon or any right or interest therein, to a Qualified Marketmaker that acquires Claims against any Company Entity with the purpose and intent of acting as a Qualified Marketmaker for such Claims, and such Qualified Marketmaker shall not be required to execute and deliver to counsel to any Party a Joinder Agreement in respect of such Claims if (A) such Qualified Marketmaker subsequently Transfers such Claims within ten (10) Business Days of its acquisition to an entity that is not an affiliate, affiliated fund, or affiliated entity with a common investment advisor of such Qualified Marketmaker, (B) the transferee otherwise is a Permitted Transferee, and (C) the Transfer otherwise is a Permitted Transfer. To the extent that a Consenting Creditor is acting in its capacity as a Qualified Marketmaker, it may Transfer any right, title, or interest in any Claims against any Company Entity that such Consenting Creditor acquires in its capacity as a Qualified Marketmaker from a holder of such Claims who is not a Consenting Creditor without regard to the requirements set forth in Section 4.b hereof. As used herein, the term “Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against the Company Entities (or enter with customers into long and short positions in claims against the Company Entities), in its capacity as a dealer or market maker in claims against the Company and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

(iii) This Agreement shall in no way be construed to preclude the Consenting Creditors from acquiring additional Claims against in any Company Entity; provided, that (A) if any Consenting Creditor acquires additional Claims against any Company Entity during the Support Period, such Consenting Creditor shall report its updated holdings to the legal advisor to the Ad Hoc Group of which it is part and the Company within five (5) Business Days of such acquisition, which notice may be deemed to be provided by the filing of a statement with the Bankruptcy Court as required by Rule 2019 of the Federal Rules of Bankruptcy Procedures, including revised holdings information for such Consenting Creditor, and (B) any acquired Claims shall automatically and immediately upon acquisition by a Consenting Creditor be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given).

(iv) This Section 4.b shall not impose any obligation on the Company to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Creditor to Transfer any Claims. Notwithstanding anything to the contrary herein, to the extent the Company and another Party have entered into a separate agreement with respect to the issuance of a “cleansing letter” or other public disclosure of information (each such executed agreement, a “Confidentiality Agreement”), the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreement.

(v) Any Transfer made in violation of this Section 4.b shall be void ab initio.

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(vi) Notwithstanding anything to the contrary in this Section 4, the restrictions on Transfer set forth in this Section 4.b shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.

c. Ad Hoc Group Composition. At the Company’s request, which shall not be more frequent than once per month during the Support Period, counsel to each Ad Hoc Group shall provide counsel to the Company with a list of each member of such Ad Hoc Group and such member’s holdings of Tranche B-2 Term Loans, ABL FILO Term Loans and Revolving Credit Facility Exposure (if any).

5. Additional Provisions Regarding Consenting Creditor Commitments.

Notwithstanding anything to the contrary herein, nothing in this Agreement shall:

a. be construed to prohibit any Consenting Creditor from appearing as a party-in-interest in any matter arising in the Chapter 11 Cases;

b. be construed to prohibit any Consenting Creditor from enforcing any right, remedy, condition, consent, or approval requirement under this Agreement or any Definitive Documents;

c. affect the ability of any Consenting Creditor to consult with any other Consenting Creditor, the Company Entities, or any other party in interest in the Chapter 11 Cases (including any official committee or the United States Trustee) so as long as such consultation and any communications in connection therewith are not materially inconsistent with this Agreement and are not for the purpose of delaying, interfering, impeding, or taking any other action to delay, interfere, or impede, directly or indirectly, the Restructuring;

d. impair or waive the rights of any Consenting Creditor to assert or raise any objection permitted under this Agreement in connection with the Restructuring;

e. prevent any Consenting Creditor from enforcing this Agreement or any other Definitive Document (to the extent it has rights thereunder), or from contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, such documents;

f. prohibit any Consenting Creditor from withdrawing its vote to support the Plan from and after a Termination Event as to such Consenting Creditor (other than a Termination Event as a result of the occurrence of the Effective Date); or

g. prevent any Consenting Creditor from taking any customary perfection step or other action as is necessary to preserve or defend the validity or existence of its Claims in the Company (including the filing of proofs of claim);

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provided that, in each case, any such action is not inconsistent with such Consenting Creditor’s obligations hereunder. The Parties agree that upon a Termination Event as to a Consenting Creditor (other than a Termination Event as a result of the occurrence of the Effective Date), such Consenting Creditor’s vote on the Plan shall automatically be deemed void ab initio.

6. Agreements of the Company.

a. Restructuring Support. During the Support Period, subject to the terms and conditions hereof (including Section 10 hereof), the Company shall, and shall cause each of its direct and indirect subsidiaries to:

(i) implement the Restructuring in accordance with the terms and conditions set forth herein;

(ii) implement and consummate the Plan in a timely manner and take any and all commercially reasonable and appropriate actions in furtherance of the Plan, as contemplated under this Agreement;

(iii) upon reasonable request, inform the legal and financial advisors to the Crossover Ad Hoc Group as to: (A) the material business and financial (including liquidity) performance of the Company Entities; (B) the status and progress of the Restructuring, including the negotiations of the Definitive Documents; and (C) the status of obtaining any necessary or desirable authorizations (including consents) from each Consenting Creditor, any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body or any stock exchange;

(iv) (A) support and take all commercially reasonable actions necessary and appropriate, including those actions reasonably requested by the Required Consenting Term Lenders and the Required FILO Ad Hoc Group Members to facilitate the solicitation, confirmation, and consummation of the Plan and the transactions contemplated thereby in accordance with this Agreement within the timeframes contemplated herein, (B) not take any action directly or indirectly that is materially inconsistent with, or is intended to, or that would reasonably be expected to prevent, interfere with, delay, or impede, the confirmation and consummation of the Plan, any Definitive Document or the Restructuring, (C) not, nor encourage any other person to, take any action which would, or would reasonably be expected to, breach or be inconsistent with this Agreement or delay, impede, appeal, or take any other negative action, directly or indirectly, to interfere with the acceptance or implementation of the Plan, any Definitive Document or the Restructuring, and (D) use commercially reasonable efforts to obtain orders of the Bankruptcy Court approving the Disclosure Statement and confirming the Plan within the timeframes contemplated herein;

(v) maintain good standing, to the extent such concept exists in the relevant jurisdiction, under the laws of the state or other jurisdiction in which each Company Entity or subsidiary is incorporated or organized;

(vi) to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring contemplated herein, support and take all steps reasonably necessary and desirable to address any such impediment;

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(vii) to the extent feasible and reasonably practicable, provide to counsel to the Ad Hoc Groups draft copies of all Definitive Documents and all material other pleadings, motions, declarations, supporting exhibits and proposed orders and any other document that the Company intends to file with the Bankruptcy Court and Canadian Court at least three (3) calendar days prior to the date when the Company intends to file or execute such documents and consult in good faith with such counsel regarding the form and substance of such documents;

(viii) timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (A) directing the appointment of an examiner (other than an independent fee examiner) (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing the Chapter 11 Cases, (D) modifying or terminating the Company’s exclusive right to file and/or solicit acceptances of a plan reorganization, or (E) that (1) is inconsistent with this Agreement in any material respect, or (2) would, or would reasonably be expected to, frustrate the purposes of this Agreement, including by preventing the consummation of the Restructuring;

(ix) support and take all actions as are reasonably necessary and appropriate to obtain any and all required regulatory and/or third-party approvals to consummate the Transactions; actively oppose and object to the efforts of any person seeking to object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring (including, if applicable, the filing of timely filed objections or written responses) to the extent such opposition or objection is reasonably necessary to facilitate implementation of the Restructuring;

(x) consult and negotiate in good faith with the Consenting Creditors and the Representatives of Consenting Creditors regarding the execution of Definitive Documents and the implementation of the Restructuring;

(xi) provide prompt written notice to the counsel to the Ad Hoc Groups between the date hereof and the Effective Date (A) of the occurrence of a Termination Event; or (B) if any person has challenged the validity or priority of, or has sought to avoid, any lien securing the Tranche B-2 Term Loan or the ABL FILO Term Loan pursuant to a pleading filed with the Bankruptcy Court;

(xii) inform the Consenting Creditors reasonably promptly after becoming aware of: (i) any matter or circumstance which it knows, or believes is likely, to be a material impediment to the implementation or consummation of the Restructuring; (ii) any notice of any commencement of any material involuntary insolvency proceedings, legal suit for payment of debt or securement of security from or by any person in respect of any Company Entity; (iii) a material breach of this Agreement (including a breach by any Company Entity); and (iv) any representation or statement made or deemed to be made by them under this Agreement which is or proves to have been incorrect or misleading in any material respect when made or deemed to be made;

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(xiii) use commercially reasonable efforts to seek additional support for the Restructuring from their other material stakeholders to the extent the Company deems reasonably prudent;

(xiv) (A) consult in good faith with the legal and financial advisors to the Ad Hoc Groups on the Debtors’ lease assumption and rejection strategy, including with respect to negotiations on the rejection, modification, or assumption of leases, which strategy shall be reasonably acceptable to the Required Consenting Term Lenders and the Required FILO Ad Hoc Group Members; (B) consult in good faith with the legal and financial advisors to the Ad Hoc Groups prior to the Debtors’ entry into or termination or modification of any material operational contracts or other arrangements (including, without limitation, franchise agreements and material supplier agreements), which entry into, termination or modification shall be reasonably acceptable to the Required Consenting Term Lenders and the Required FILO Ad Hoc Group Members; (C) identify in writing to the legal and financial advisors to the Ad Hoc Groups the contracts and leases proposed to be assumed, assumed and assigned, or rejected by motion to the Bankruptcy Court or pursuant to the Plan at least ten (10) Business Days prior to filing such motion or the Plan Supplement, as the case may be (the “Executory Contracts and Leases Information”), which Executory Contracts and Leases Information shall be reasonably acceptable to the Required Consenting Term Lenders and the Required FILO Ad Hoc Group Members; and (D) make relevant personnel or advisors reasonably available during business hours to provide assistance to the legal and financial advisors to the Ad Hoc Groups the review of any such executory contracts and leases identified in the Executory Contracts and Leases Information;

(xv) not adopt any new executive compensation or retention plans, approve or pay any executive bonuses, incentive payments, or retention payments, regardless of whether such executive bonuses, incentive payments, or retention payments have been approved by the Bankruptcy Court, or terminate any employees that would give rise to material contractual severance obligations, without prior consultation with the Required Consenting Term Lenders; and

(xvi) promptly after becoming aware thereof, notify counsel to the Ad Hoc Groups in writing of any breach of its obligations under this Agreement and any breach of this Agreement by any other Party;

b. Negative Covenants. The Company agrees that, for the duration of the Support Period, the Company shall not:

(i) take any action materially inconsistent with, or omit to take any action required by, this Agreement, the Plan (if applicable), or any of the other Definitive Documents;

(ii) object to, delay, impede, or take any other action or inaction that could reasonably be expected to interfere with or prevent acceptance, approval, implementation, or consummation of the Restructuring, including making, supporting, or not objecting to, any filings with the Bankruptcy Court, any agency, or any regulatory agency, including the Securities and Exchange Commission or the Internal Revenue Service, or by entering into any agreement or making or supporting any filing, press release, press report, or comparable public statement, with respect to any proposal other than the Restructuring;

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(iii) take any action that is inconsistent in any material respect with, or is intended or could reasonably be expected to frustrate or impede approval, implementation and consummation of the Restructuring;

(iv) modify the Plan, in whole or in part other than in accordance with Section 2;

(v) file any pleading, motion, declaration, supporting exhibit or Definitive Document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement, the Plan, or other Definitive Documents, or that could reasonably be expected to frustrate or impede confirmation of the Plan or implementation and consummation of the Restructuring Transactions, is inconsistent with the Restructuring Term Sheet or DIP Term Sheet, or which is otherwise in substance not satisfactory to the Required Consenting Term Lenders and, to the extent such approval is required by Section 2, the Required FILO Ad Hoc Group Members;

(vi) take, or fail to take, any action that would cause a change to the tax status of any Company Entity; or

(vii) engage in any merger, consolidation, material disposition, material acquisition, investment, dividend, incurrence of indebtedness or other similar transaction outside of the ordinary course of business other than the transactions contemplated herein.

c. ABL Credit Agreement. Not later than seven (7) calendar days following the Petition Date, (i) repay in full the Revolving Loans and (ii) execute and deliver the DIP ABL FILO Credit Agreement.

7. Termination of Agreement.

a. Consenting Term Lender Termination Events. This Agreement may be terminated with respect to the Consenting Term Lenders by the Required Consenting Term Lenders by the delivery to the Company and counsel to the FILO Ad Hoc Group of a written notice in accordance with Section 22 hereof upon the occurrence and continuation of any of the following events (each, a “Consenting Term Lender Termination Event”):

(i) the breach by any Company Entity of (A) any affirmative or negative covenant contained in this Agreement or (B) any other obligations of such breaching Company Entity set forth in this Agreement, in each case, in any material respect and which breach remains uncured (to the extent curable) for a period of five (5) Business Days following the Company’s receipt of notice from the Required Consenting Term Lenders, as applicable, pursuant to Section 22 hereof;

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(ii) any representation or warranty in this Agreement made by any Company Entity shall have been untrue in any material respect when made, and such breach remains uncured (to the extent curable) for a period of five (5) Business Days following the Company’s receipt of notice from the Required Consenting Term Lenders, as applicable, pursuant to Section 22 hereof;

(iii) the breach in any material respect by any Consenting Creditor, of any of the representations, warranties, or covenants of any such parties set forth in any Definitive Document, which remains uncured for five (5) Business Days after the Company’s receipt of notice from the Required Consenting Term Lenders, as applicable, pursuant to Section 22 hereof;

(iv) any Company Entity files any motion, pleading, or related document with the Bankruptcy Court or Canadian Court, or otherwise makes a public disclosure that is materially inconsistent with this Agreement, the Restructuring Term Sheet, the DIP Term Sheet, or the Definitive Documents and such motion, pleading, related document or public disclosure has not been withdrawn within five (5) Business Days after the Company receives written notice from the Required Consenting Term Lenders, as applicable, in accordance with Section 22 that such motion, pleading, related document or public disclosure is materially inconsistent with this Agreement;

(v) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of any material portion of the Restructuring or rendering illegal the Plan or any material portion thereof, and either (A) such ruling, judgment, or order has been issued at the request of or with the acquiescence of any Company Entity, or (B) in all other circumstances, such ruling, judgment, or order has not been reversed or vacated within ten (10) calendar days after such issuance; provided that this termination right may not be exercised by any Consenting Creditors Group if a Consenting Creditor who is a member of such Consenting Creditors Group sought or requested such ruling or order in contravention of any obligation set forth in this Agreement;

(vi) the Bankruptcy Court (or other court of competent jurisdiction) enters an order (A) directing the appointment of an examiner (other than an independent fee examiner) with expanded powers or a trustee in any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases, or (D) the effect of which would render the Plan incapable of consummation on the terms set forth in this Agreement;

(vii) any Company Entity files or supports (or fails to timely object to) another Person in filing (A) a motion or pleading challenging the amount, validity, or priority of any Claims held by any Consenting Term Lender against the Company, (B) any plan of reorganization, liquidation, dissolution, administration, moratorium, receivership, winding up, bankruptcy, or sale of all or substantially all of the Company’s assets other than the Plan, (C) a motion or pleading asserting (or seeking standing to assert) any purported claims or causes of action against any of the Consenting Term Lenders, or (D) takes any corporate action for the purpose of authorizing any of the foregoing, which event remains uncured for a period of five (5) Business Days following the Company’s receipt of notice from the Required Consenting Term Lenders or counsel to the Crossover Ad Hoc Group pursuant to Section 22 hereof;

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(viii) any Company Entity (A) applies for or consents to the appointment of a receiver, monitor, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official with respect to any Company Entity or for a substantial part of such Company Entity’s assets, (B) makes a general assignment or arrangement for the benefit of creditors, or (C) takes any corporate action for the purpose of authorizing any of the foregoing;

(ix) the Bankruptcy Court enters an order providing relief against any Consenting Term Lender with respect to any of the causes of action or proceedings specified in Section 7.a(vii)(A) or (C);

(x) (A) any Definitive Document filed by the Company or any Consenting Creditor, or any related order entered by the Bankruptcy Court, in the Chapter 11 Cases, or by the Canadian Court in the Recognition Proceeding, is inconsistent with the terms and conditions set forth in this Agreement or is otherwise not in accordance with this Agreement in any material respect, or (B) any of the terms or conditions of any of the Definitive Documents is waived, amended, supplemented, or otherwise modified without the prior written consent of the Required Consenting Term Lenders, in each case, which remains uncured for five (5) Business Days after the receipt by the Company of written notice from the Required Consenting Term Lenders pursuant to Section 22 hereof;

(xi) any of the Milestones have not been achieved, extended, or waived after the required date for achieving such Milestone, unless such failure is the result of any act, omission or delay on the part of a Consenting Creditor who is a member of the applicable terminating Consenting Creditors Group in violation of its obligations under this Agreement (in which case this Consenting Creditors Termination Event shall not be available as a basis for termination of this Agreement to members of such Consenting Creditors Group);

(xii) any termination of the DIP Facility or acceleration of the obligations under the DIP Facility;

(xiii) the Debtors enter into any commitment or agreement to receive or obtain debtor in possession financing, cash collateral usage, exit financing and/or other financing arrangements, other than as expressly contemplated in the DIP Facility;

(xiv) the Debtors’ use of cash collateral or the DIP Facility has been validly terminated (or, in the case of the DIP Facility, accelerated) in accordance with the DIP Orders and the DIP Facility;

(xv) the Bankruptcy Court denies entry of the Confirmation Order and such order denying confirmation remains in effect for three (3) Business Days after entry of such order, or the Confirmation Order, the Disclosure Statement Order or any of the orders approving the Definitive Documents are reversed, dismissed, stayed, vacated, reconsidered, modified or amended without the consent of the Required Consenting Term Lenders;

(xvi) any court of competent jurisdiction has entered a final, non-appealable judgment or order declaring this Agreement to be unenforceable; or

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(xvii) the Company Entities (i) withdraw the Plan, (ii) publicly announce their intention not to support the Restructuring, (iii) provide notice to counsel to the Ad Hoc Groups pursuant to Section 10, or (iv) publicly announce, or execute a definitive written agreement with respect, to an Alternative Transaction.

b. FILO Ad Hoc Group Termination Events. This Agreement may be terminated with respect to the members of the FILO Ad Hoc Group by the Required FILO Ad Hoc Group Members by the delivery to the Company and counsel to the Crossover Ad Hoc Group of a written notice in accordance with Section 22 hereof upon the occurrence and continuation of any of the following events (each, a “FILO Ad Hoc Group Termination Event”):

(i) the breach by any Company Entity of (A) any affirmative or negative covenant contained in this Agreement or (B) any other obligations of such breaching Company Entity set forth in this Agreement, in each case, in any material respect and which breach remains uncured (to the extent curable) for a period of five (5) Business Days following the Company’s receipt of notice from the Required FILO Ad Hoc Group Members, as applicable, pursuant to Section 22 hereof;

(ii) any representation or warranty in this Agreement made by any Company Entity shall have been untrue in any material respect when made, and such breach remains uncured (to the extent curable) for a period of five (5) Business Days following the Company’s receipt of notice from the Required FILO Ad Hoc Group Members, as applicable, pursuant to Section 22 hereof;

(iii) the breach in any material respect by any Consenting Creditor, of any of the representations, warranties, or covenants of any such parties set forth in any Definitive Document, which remains uncured for five (5) Business Days after the Company’s receipt of notice from the Required FILO Ad Hoc Group Members, as applicable, pursuant to Section 22 hereof;

(iv) any Company Entity files any motion, pleading, or related document with the Bankruptcy Court or otherwise makes a public disclosure that is materially inconsistent with this Agreement, the Restructuring Term Sheet, the DIP Term Sheet, or the Definitive Documents (in each case as modified in accordance with Section 2) and such motion, pleading, related document or other public disclosure has not been withdrawn within five (5) Business Days after the Company receives written notice from the Required FILO Ad Hoc Group Members, as applicable, in accordance with Section 22 that such motion, pleading, related document or public disclosure is materially inconsistent with this Agreement;

(v) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of any material portion of the Restructuring or rendering illegal the Plan or any material portion thereof, and either (A)such ruling, judgment, or order has been issued at the request of or with the acquiescence of any Company Entity, or (B) in all other circumstances, such ruling, judgment, or order has not been reversed or vacated within ten (10) calendar days after such issuance; provided that this termination right may not be exercised by the members of the FILO Ad Hoc Group if a Consenting FILO Lender who is a member of the FILO Ad Hoc Group sought or requested such ruling or order in contravention of any obligation set forth in this Agreement;

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(vi) the Bankruptcy Court (or other court of competent jurisdiction) enters an order (A) directing the appointment of an examiner (other than an independent fee examiner) with expanded powers or a trustee in any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases, or (D) the effect of which would render the Plan incapable of consummation on the terms set forth in this Agreement;

(vii) any Company Entity files or supports (or fails to timely object to) another Person in filing (A) a motion or pleading challenging the amount, validity, or priority of any Claims held by any Consenting FILO Lender against the Company, (B) any plan of reorganization, liquidation, dissolution, administration, moratorium, receivership, winding up, bankruptcy, or sale of all or substantially all of the Company’s assets other than the Plan, (C) a motion or pleading asserting (or seeking standing to assert) any purported claims or causes of action against any of the Consenting FILO Lenders, or (D) takes any corporate action for the purpose of authorizing any of the foregoing, which event remains uncured for a period of five (5) Business Days following the Company’s receipt of notice from the Required FILO Ad Hoc Group Members or counsel to the Required FILO Ad Hoc Group Members pursuant to Section 22 hereof;

(viii) any Company Entity (A) applies for or consents to the appointment of a receiver, monitor, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official with respect to any Company Entity or for a substantial part of such Company Entity’s assets, (B) makes a general assignment or arrangement for the benefit of creditors, or (C) takes any corporate action for the purpose of authorizing any of the foregoing;

(ix) the Bankruptcy Court enters an order providing relief against any Required FILO Ad Hoc Group Member with respect to any of the causes of action or proceedings specified in Section 7.b(vii)(A) or (C);

(x) (A) any Definitive Document filed by the Company or any Consenting Creditor, or any related order entered by the Bankruptcy Court, in the Chapter 11 Cases, or Canadian Court in the Recognition Proceedings, is inconsistent with the terms and conditions set forth in this Agreement or is otherwise not in accordance with this Agreement in any material respect, or (B) any of the terms or conditions of any of the Definitive Documents is waived, amended, supplemented, or otherwise modified without the prior written consent of the Required FILO Ad Hoc Group Members, in each case, which remains uncured for five (5) Business Days after the receipt by the Company of written notice from the Required FILO Ad Hoc Group Members pursuant to Section 22 hereof;

(xi) any of the Milestones have not been achieved, extended, or waived after the required date for achieving such Milestone, unless such failure is the result of any act, omission or delay on the part of a Consenting Creditor who is a member of the applicable terminating Consenting Creditors Group in violation of its obligations under this Agreement (in which case this Consenting Creditors Termination Event shall not be available as a basis for termination of this Agreement to members of such Consenting Creditors Group);

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(xii) any termination of the DIP Facility or DIP ABL FILO Credit Agreement or acceleration of the obligations under the DIP Facility or DIP ABL FILO Credit Agreement;

(xiii) the Debtors enter into any commitment or agreement to receive or obtain debtor in possession financing, cash collateral usage, exit financing and/or other financing arrangements, other than as expressly contemplated in the DIP Facility or DIP ABL FILO Credit Agreement;

(xiv) the Debtors’ use of cash collateral or the DIP Facility or DIP ABL FILO Credit Agreement has been validly terminated (or, in the case of the DIP Facility, accelerated) in accordance with the DIP Orders and the DIP Facility or DIP ABL FILO Credit Agreement;

(xv) the Bankruptcy Court denies entry of the Confirmation Order, or the Confirmation Order or any of the orders approving the Definitive Documents that are subject to the Required FILO Ad Hoc Group Members’ consent rights pursuant to Section 2 of this Agreement are reversed, dismissed, stayed, vacated, reconsidered, modified or amended without the consent of the Required FILO Ad Hoc Group Members;

(xvi) any court of competent jurisdiction has entered a final, non-appealable judgment or order declaring this Agreement to be unenforceable; or

(xvii) the Company Entities (i) withdraw the Plan, (ii) publicly announce their intention not to support the Restructuring, (iii) provide notice to counsel to the Ad Hoc Groups pursuant to Section 10, or (iv) publicly announce, or execute a definitive written agreement with respect to, an Alternative Transaction.

c. Company Termination Events. This Agreement may be terminated by the Company by the delivery to the Consenting Creditors (or counsel on their behalf) of a written notice in accordance with Section 22 hereof, upon the occurrence and continuation of any of the following events (each, a “Company Termination Event”), provided, that the Company is not in breach in any material respect at such time of any of its obligations set forth in this Agreement:

(i) the breach in any material respect by one or more of the Consenting Creditors of any of the representations, warranties, or covenants of such Consenting Creditor(s) set forth in this Agreement, which breach remains uncured for a period of ten (10) Business Days after the receipt by the applicable Consenting Creditor from the Company of written notice of such breach, which written notice will set forth in reasonable detail the alleged breach;

(ii) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of or rendering illegal the Plan or any material portion thereof, and either (A) such ruling, judgment, or order has been issued at the request of (or agreement by) a Consenting Creditor, or (B) in all other circumstances, such ruling, judgment, or order has not been reversed or vacated within thirty (30) calendar days after such issuance; provided that this termination right may not be exercised by the Company if any Company Entity sought or requested such ruling or order in contravention of any obligation set forth in this Agreement;

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(iii) the failure of the Consenting Creditors to hold (A) at least 66 2/3% in aggregate principal amount outstanding of the Tranche B-2 Term Loan, and (B) at least 66 2/3% in aggregate principal amount outstanding of the ABL FILO Term Loan;

(iv) the Bankruptcy Court (or other court of competent jurisdiction) enters an order (A) directing the appointment of an examiner (other than an independent fee examiner) with expanded powers or a trustee in any of the Chapter 11 Cases, (B) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases, or (D) the effect of which would render the Plan incapable of consummation on the terms set forth in this Agreement;

(v) the board of directors or managers or similar governing body, as applicable, of any Company Entity determines (after consulting with counsel) (A) that continued performance under this Agreement (including taking any action or refraining from taking any action) would be inconsistent with the exercise of its fiduciary duties under applicable law or (B) in the exercise of its fiduciary duties to pursue an Alternative Transaction;

(vi) the Bankruptcy Court denies entry of the Confirmation Order and such order remains in effect for three (3) Business Days after entry of such order, or the Confirmation Order, the Disclosure Statement Order or any of the orders approving the Definitive Documents are reversed, dismissed, stayed, vacated, reconsidered, modified or amended; or

(vii) any court of competent jurisdiction has entered a final, non-appealable judgment or order declaring this Agreement to be unenforceable.

d. Mutual Termination. This Agreement may be terminated in writing by mutual agreement of the Company Entities, the Required FILO Ad Hoc Group Members and the Required Consenting Term Lenders (a “Mutual Termination Event”).

e. Automatic Termination. This Agreement shall terminate automatically without any further required action or notice upon the occurrence of the Effective Date (collectively with the Consenting Term Lender Termination Events, the Consenting FILO Lender Termination Events, the Company Termination Events, and the Mutual Termination Event, the “Termination Events”).

f. Effect of Termination. Upon any termination of this Agreement in accordance with this Section 7, this Agreement shall forthwith become null and void and of no further force or effect as to any Party, and each Party shall, except as provided otherwise in this Agreement, be immediately released from its liabilities, obligations, commitments, undertakings, and agreements under or related to this Agreement and shall have all the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the Plan or otherwise, that it would have been entitled to take had it not entered into this Agreement;

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provided that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder that arose prior to the date of such termination or any obligations hereunder that expressly survive termination of this Agreement under Section 16 hereof, and provided further, that notwithstanding anything to the contrary herein, the right to terminate this Agreement under this Section 7 shall not be available to any Party whose failure to fulfil any material obligation under this Agreement has been the cause of, or resulted in, the occurrence of the applicable Termination Event. Upon the termination of this Agreement that is limited in its effectiveness as to an individual Party or Parties in accordance with Section 7: (i) this Agreement shall become null and void and of no further force or effect with respect to the terminated Party or Parties, who shall be immediately released from its or their liabilities, obligations, commitments, undertakings, and agreements under or related to this Agreement and shall have all the rights and remedies that it or they would have had and such Party or Parties shall be entitled to take all actions, whether with respect to the Plan or otherwise, that it or they would have been entitled to take had it or they not entered into this Agreement; provided, the terminated Party or Parties shall not be relieved of any liability for breach or non-performance of its or their obligations hereunder that arose prior to the date of such termination or any obligations hereunder that expressly survive termination of this Agreement under Section 16 hereof; and (ii) this Agreement shall remain in full force and effect with respect to all Parties other than the terminated Party or Parties.

g. If the Restructuring is not consummated, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, and the Parties expressly reserve any and all of their respective rights. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any right of any Party, or the ability of any Party, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any other Party. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

8. Definitive Documents; Good Faith Cooperation; Further Assurances.

a. Subject to the terms and conditions described herein, during the Support Period, each Party, severally and not jointly, hereby covenants and agrees to reasonably cooperate with each other in good faith in connection with the negotiation, drafting, execution (to the extent such Party is a party thereto), and delivery of the Definitive Documents. Furthermore, subject to the terms and conditions hereof, each of the Parties shall take such action as may be reasonably necessary or reasonably requested by the other Parties to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings (provided that no Consenting Creditor shall be required to incur any material cost, expense, or liability in connection therewith).

b. Notwithstanding anything in this Agreement to the contrary, if the Company, the Required Consenting Term Lenders and the Required FILO Ad Hoc Group Members (collectively, the “Required Sale Consenting Parties”) so agree in writing, then (i) the Company shall pursue on a parallel path basis on terms acceptable to the Required Sale Consenting Parties both the Restructuring and a sale of the business of the Company Entities

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pursuant to Section 363 of the Bankruptcy Code and based on a stalking horse bid from Harbin Pharmaceutical Group Holding Co., Ltd. and/or other co-investors and/or their respective designees, which stalking horse bid and sale process generally shall be on terms and conditions, and memorialized pursuant to documentation in form and substance, acceptable to the Required Sale Consenting Parties (the highest and best sale offer pursuant to this sale process, the “Sale Transaction”), and (ii) the Parties shall use commercially reasonable efforts to modify the Plan and all other Definitive Documents to provide for the Sale Transaction alternative (in addition to the Restructuring) and to prepare all pleadings, forms of orders and other documents necessary or desirable to document and effectuate the sale process and the Sale Transaction, which modified Definitive Documents and additional pleadings, forms of orders and other documents shall be in form and substance acceptable to the Required Sale Consenting Parties (all such modified Definitive Documents and additional pleadings, forms of orders and other documents, collectively, the “Sale-Related Definitive Documents”). If the Sale Transaction is consummated in accordance with the terms of the Sale-Related Definitive Documents, then the Parties shall not continue to pursue the Restructuring. If the Sale Transaction is terminated or no longer in full force and effect or is not consummated, or capable of being consummated, by the applicable outer date in accordance with the terms of the Sale-Related Definitive Documents, then the Parties shall proceed to consummate the Restructuring.

9. Representations and Warranties.

a. Each Party, severally and not jointly, represents and warrants to the other Parties that the following statements are true, correct, and complete as of the date hereof (or, in the case of any Consenting Creditor who becomes a party hereto after the date hereof, as of the date such Consenting Creditor becomes a party hereto):

(i) such Party is validly existing and in good standing, to the extent such concept exists in the relevant jurisdiction, under the laws of its jurisdiction of incorporation or organization, and has all requisite corporate, partnership, limited liability company, or similar authority to enter into this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder; and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, limited liability company, partnership, or other similar action on its part;

(ii) the execution, delivery, and performance by such Party of this Agreement does not and will not (A) violate any provision of law, rule, or regulation applicable to it, its charter, or bylaws (or other similar governing documents), or (B) conflict with, result in a breach of, or constitute a default under any material contractual obligation to which it is a party (provided, however, that with respect to the Company, it is understood that commencing the Chapter 11 Cases may result in a breach of or constitute a default under such obligations);

(iii) this Agreement is, and each of the other Definitive Documents to which such Party is a party prior to its execution and delivery will be, duly authorized;

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(iv) the execution, delivery, and performance by such Party of this Agreement does not and will not require any registration or filing with, consent or approval of or notice to, or other action with or by, any federal, state, or governmental authority or regulatory body, except such filings as may be necessary and/or required by the Bankruptcy Court; and

(v) this Agreement, and each of the Definitive Documents to which such Party is a party will be following execution and delivery thereof, is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court.

b. Each Consenting Creditor severally (and not jointly) represents and warrants to the Company that, as of the date hereof (or, if later, as of the date such Consenting Creditor becomes a party hereto), (i) such Consenting Creditor is the beneficial owner (including following the settlement or consummation of any unsettled trade, agreement or other arrangement to purchase or otherwise acquire any Claims that has been initiated or entered into as of the date hereof and that is separately identified on its signature page hereto) of (or investment manager, advisor, or subadvisor to one or more beneficial owners of) the aggregate principal amount of Claims set forth below its name on the signature page hereto (or below its name on the signature page of a Joinder Agreement for any Consenting Creditor that becomes a Party hereto after the date hereof), (ii) such Consenting Creditor has (or, following the settlement or consummation of any unsettled trade, agreement or other arrangement to purchase or otherwise acquire any Claims that has been initiated or entered into as of the date hereof, will have), with respect to the beneficial owners of such Claims (as may be set forth on a schedule to such Consenting Creditor’s signature page hereto), (A) sole investment or voting discretion with respect to such Claims, (B) full power and authority to vote on and consent to matters concerning such Claims, and to exchange, assign, and transfer such Claims, and (C) full power and authority to bind or act on the behalf of such beneficial owners, (iii) other than pursuant to this Agreement, such Claims are free and clear of any pledge, lien, security interest, charge, claim, option, proxy, voting restriction, right of first refusal, or other limitation on disposition or encumbrance of any kind, that would prevent in any way such Consenting Creditor’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed, and (iv) such Consenting Creditor is not the beneficial owner of (or investment manager, advisor, or subadvisor to one or more beneficial owners of) any other Claims against any Company Entity.

c. Each of the Company Parties (including, as applicable, in their respective capacities as Debtors and reorganized Company Entities) represents and warrants, jointly and severally, that as of the date hereof: except as would not materially adversely affect consummation of the transactions contemplated by this Agreement and the Definitive Documents, there are no legal, regulatory or governmental proceedings pending or, to the knowledge of the Company, threatened to which any Company Entity is or could be a party or to which any of their respective property is or could be subject.

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10. Additional Provisions Regarding Company Entities’ Commitments.

a. Nothing in this Agreement shall require any director, manager or officer of any Company Entity to violate his, her or its fiduciary duties to such Company Entity. No action or inaction on the part of any director, manager or officer of any Company Entity that such directors, managers or officers reasonably believe is required by their fiduciary duties to such Company Entity shall be limited or precluded by this Agreement; provided, however, that no such action or inaction shall be deemed to prevent any of the Consenting Creditors from taking actions that they are permitted to take as a result of such actions or inactions, including terminating their obligations hereunder; provided, further, that, if any Company Entity receives a written proposal for an Alternative Transaction, then such Company Entity shall (A) within one business day of receiving such written proposal, provide counsel to the Consenting Creditors with such written proposal, which shall be subject to professional eyes only unless otherwise authorized by the Company; (B) provide counsel to the Consenting Creditors with regular updates as to the status and progress of such Alternative Transaction; and (C) respond promptly to reasonable information requests and questions from counsel to the Consenting Creditors relating to such Alternative Transaction.

b. Notwithstanding anything to the contrary in this Agreement, but subject to the terms of Section 10.a, each Company Entity and its respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the right to: (i) consider, respond to, and facilitate Alternative Transactions, (ii) provide access to non-public information concerning any Company Entity to any person or enter into confidentiality agreements or nondisclosure agreements with any person, (iii) maintain or continue discussions or negotiations with respect to Alternative Transactions, (iv) otherwise cooperate with, assist, participate in, or facilitate any inquiries, proposals, discussions, or negotiation of Alternative Transactions, and (v) enter into discussions or negotiations with holders of Claims or Interests, any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee), or any other person regarding the Plan or any Alternative Transactions.

c. Nothing in this Agreement shall: (i) impair or waive the rights of any Company Entity to assert or raise any objection permitted under this Agreement in connection with the Restructuring or (ii) prevent any Company Entity from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

11. Filings and Public Statements.

The Company shall submit drafts to counsel to the Ad Hoc Groups of any press releases, public documents, and any and all filings with the SEC or the Bankruptcy Court that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement at least forty-eight (48) hours prior to making any such disclosure, and shall afford them a reasonable opportunity under the circumstances to comment on such documents and disclosures and shall consider any such comments in good faith. Except as required by law or otherwise permitted under the terms of any other agreement between the Company on the one hand, and any Consenting Creditor, on the other hand, no Party or its advisors (including counsel to any Party) shall disclose to any person (including other Consenting Creditors), other than the Company’s advisors, the principal amount or percentage of any Claims or Interests or any other securities of the Company held by any other Party, in each case, without such Party’s prior written consent; provided that (i) if such disclosure is required by law, subpoena, or other legal process or regulation, the disclosing Party shall afford the relevant Party a reasonable

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opportunity to review and comment in advance of such disclosure and shall take all reasonable measures to limit such disclosure (including by way of a protective order) and (ii) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Claims or Interests held by all the Consenting Creditors or any Consenting Creditors Group collectively. Any public filing of this Agreement with the Bankruptcy Court or the SEC shall not include the executed signature pages to this Agreement. Nothing contained herein shall be deemed to waive, amend or modify the terms of any confidentiality or non-disclosure agreement between the Company and any Consenting Creditor.

12. Amendments and Waivers.

During the Support Period, this Agreement, including any exhibits or schedules hereto, may not be waived, modified, amended, or supplemented except (1) with respect to any Definitive Document, pursuant to Section 2, (2) pursuant to the proviso to Section 3 or (3) in a writing signed by the Company Entities, the Required Consenting Term Lenders, and the Required FILO Ad Hoc Group Members; provided that: (a) any waiver, modification, amendment, or supplement to (i) this Section 12 shall require the prior written consent of each Party; and (ii) the definition of (A) Required Consenting Term Lender shall require the prior written consent of each Consenting Term Lender, and (B) Required FILO Ad Hoc Group Members shall require the prior written consent of each member of the FILO Ad Hoc Group; and (b) any waiver, modification, amendment, or supplement that has a material, disproportionate, and adverse effect on any of the Tranche B-2 Term Loan Claims held by Consenting Term Lenders or the ABL FILO Term Loan Claims held by Consenting FILO Lenders as compared to (i) in the case of Tranche B-2 Term Loan Claims, the other Consenting Term Lenders, and (ii) in the case of the ABL FILO Term Loan Claims, the other Consenting FILO Lenders, then the consent of such affected Consenting Creditor shall also be required to effectuate such waiver, modification, amendments, or supplement. Amendments to any Definitive Document shall be governed as set forth in such Definitive Document and pursuant to Section 2. Any consent required to be provided pursuant to this Section 12 may be delivered by email from the applicable Consenting Creditor.

13. Effectiveness.

This Agreement shall become effective and binding on the Parties on the Agreement Effective Date; provided that signature pages executed by Consenting Creditors shall be delivered to (a) other Consenting Creditors, and counsel to other Consenting Creditors (if applicable), in a redacted form that removes such Consenting Creditors’ holdings of Claims and any schedules to such Consenting Creditors’ holdings (if applicable) and (b) the Company and the legal and financial advisors to the Company and the Ad Hoc Groups in an unredacted form.

14. Governing Law; Jurisdiction; Waiver of Jury Trial.

a. Except to the extent superseded by the Bankruptcy Code, this Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, without giving effect to the conflicts of law principles thereof.

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b. Each of the Parties irrevocably agrees that any legal action, suit, or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns shall be brought and determined in (a) the Bankruptcy Court, for so long as the Chapter 11 Cases are pending, and (b) otherwise, any federal or state court in the Borough of Manhattan, the City of New York, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such proceeding arising out of or relating to this Agreement. Each of the Parties agrees not to commence any proceeding relating hereto or thereto except in the courts described above, other than proceedings in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Subject to the foregoing, each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim, or otherwise, in any proceeding arising out of or relating to this Agreement, any claim (i) that it is not personally subject to the jurisdiction of the courts as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) and (iii) that (A) the proceeding in any such court is brought in an inconvenient forum, (B) the venue of such proceeding is improper, or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

c. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15. Specific Performance/Remedies.

The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law, or in equity.

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16. Survival.

Notwithstanding the termination of this Agreement pursuant to Section 7 hereof, the agreements and obligations of the Parties set forth in Sections 7.e, 12, 14 through 25 (inclusive), 27 and 28 hereof (and any defined terms used in any such Sections) shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof; provided that any liability of a Party for failure to comply with the terms of this Agreement also shall survive such termination.

17. Headings.

The headings of the sections, paragraphs, and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

18. Successors and Assigns; Severability; Several Obligations.

This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators, and representatives; provided that nothing contained in this Section 18 shall be deemed to permit Transfers of interests in any Claims against any Company Entity other than in accordance with the express terms of this Agreement. If any provision of this Agreement, or the application of any such provision to any person or entity or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Notwithstanding anything to the contrary in this Agreement, the Parties agree that (a) the representations and warranties of each Consenting Creditor made in this Agreement are being made on a several, and not joint, basis, (b) the obligations of each Consenting Creditor under this Agreement are several, and not joint, obligations of each of them and (c) no Consenting Creditor shall have any liability for the breach of any representation, warranty, covenant, commitment, or obligation by any other Consenting Creditor. For the avoidance of doubt, the obligations arising out of this Agreement are several and not joint with respect to each Consenting Creditor, in accordance with its proportionate interest hereunder, and the Parties agree not to proceed against any Consenting Creditor for the obligations of another.

19. No Third-Party Beneficiaries.

Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary hereof.

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20. Prior Negotiations; Entire Agreement.

This Agreement, including the exhibits and schedules hereto (including the Restructuring Term Sheet and DIP Term Sheet), constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof and thereof, except that the Parties acknowledge that any confidentiality agreements (if any) heretofore executed between the Company and any Consenting Creditor shall continue in full force and effect in accordance with their terms.

21. Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by facsimile, electronic mail, or otherwise, which shall be deemed to be an original for the purposes of this paragraph.

22. Notices.

All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier or by registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(1) If to the Company, to:

GNC Holdings, Inc.

300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

Tel: (412) 288-4600

Attn: Susan M. Canning, SVP and General Counsel

Email: susan-canning@gnc-hq.com

with a copy to:

Latham & Watkins LLP

330 North Wabash, Suite 2800

Chicago, IL 60611

Attention: Rick Levy (richard.levy@lw.com)

  Caroline Reckler (caroline.reckler@lw.com)

(2) If to a Consenting Creditor, to the addresses or facsimile numbers set forth below such Consenting Creditor’s signature to this Agreement or the applicable Joinder Agreement, as the case may be,

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with a copy to (solely in the case of Consenting Creditors that are members of the Crossover Ad Hoc Group):

Milbank LLP

2029 Century Park East, 33rd Floor

Los Angeles, California 90067-3019

Attention: Mark Shinderman; Brett Goldblatt

Email address:

MShinderman@Milbank.com

BGoldblatt@Milbank.com

and with a copy to (solely in the case of Consenting Creditors that are members of the FILO Ad Hoc Group):

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Andrew Rosenberg; Jacob Adlerstein

Email Address: arosenberg@paulweiss.com; jadlerstein@paulweiss.com

Any notice given by electronic mail, facsimile, delivery, mail, or courier shall be effective when received.

23. Reservation of Rights; No Admission.

a. Nothing contained herein shall (i) limit (A) the ability of any Party to consult with other Parties, or (B) the rights of any Party under any applicable bankruptcy, insolvency, foreclosure, or similar proceeding, including the right to appear as a party in interest in any matter to be adjudicated in order to be heard concerning any matter arising in the Chapter 11 Cases, in each case, so long as such consultation or appearance is consistent with such Party’s obligations hereunder; (ii) limit the ability of any Consenting Creditor to sell or enter into any transactions in connection with the Claims, or any other claims against or interests in the Company, subject to the terms of Section 4.b hereof; or (iii) constitute a waiver or amendment of any provision of any applicable credit agreement or indenture or any agreements executed in connection with such credit agreement or indenture.

b. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests, including its claims against any of the other Parties (or their respective affiliates or subsidiaries) or its full participation in any bankruptcy case filed by the Company or any of its affiliates and subsidiaries. This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties. Pursuant to Rule 408 of the Federal Rule of Evidence, any applicable state rules of evidence, and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms. This Agreement shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.

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24. Relationship Among Consenting Creditors.

It is understood and agreed that no Consenting Creditor has any duty of trust or confidence in any kind or form with any other Consenting Creditor, and, except as expressly provided in this Agreement, there are no commitments among or between them. In this regard, it is understood and agreed that any Consenting Creditor may trade in the debt of the Company without the consent of the Company or any other Consenting Creditor, subject to applicable securities laws, the terms of this Agreement, and any Confidentiality Agreement entered into with the Company; provided that no Consenting Creditor shall have any responsibility for any such trading by any other Consenting Creditor by virtue of this Agreement. No prior history, pattern, or practice of sharing confidences among or between the Consenting Creditors shall in any way affect or negate this understanding and agreement.

25. No Solicitation; Representation by Counsel; Adequate Information.

a. This Agreement is not and shall not be deemed to be a solicitation for votes in favor of the Plan in the Chapter 11 Cases. The acceptances of the Consenting Creditors with respect to the Plan will not be solicited until such Consenting Creditors have received the Disclosure Statement and Solicitation Materials.

b. Each Party acknowledges that it has had an opportunity to receive information from the Company and that it has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

c. Although none of the Parties intends that this Agreement should constitute, and they each believe it does not constitute, a solicitation or acceptance of a chapter 11 plan of reorganization or an offering of securities, each Consenting Creditor acknowledges, agrees, and represents to the other Parties that it (i) is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act of 1933, (ii) understands that any securities to be acquired by it pursuant to the Plan have not been registered under the Securities Act and that such securities are, to the extent not acquired pursuant to section 1145 of the Bankruptcy Code, being offered and sold pursuant to an exemption from registration contained in the Securities Act, based in part upon such Consenting Creditor’s representations contained in this Agreement and cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available, and (iii) has such knowledge and experience in financial and business matters that such Consenting Creditor is capable of evaluating the merits and risks of the securities to be acquired by it pursuant to the Plan and understands and is able to bear any economic risks with such investment.

26. Conflicts.

In the event of any conflict among the terms and provisions of the RSA and of the Restructuring Term Sheet, the terms and provisions of the Restructuring Term Sheet shall control.

36

27. Payment of Fees and Expenses.

The Company shall promptly pay or reimburse all reasonable and documented fees and out-of-pocket expenses when due (including travel costs and expenses) of the attorneys, accountants, other professionals, advisors and consultants of the Ad Hoc Groups (whether incurred directly or on their behalf and regardless of whether such fees and expenses are incurred before or after the Petition Date), including the fees and expenses of the following advisors to (a) the Crossover Ad Hoc Group: (i) Milbank LLP, as U.S. counsel, (ii) Cassels Brock & Blackwell LLP as Canadian counsel, and (iii) Houlihan Lokey, as financial advisor; and (b) the FILO Ad Hoc Group: (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel, and (ii) Alix Partners, as financial advisor, in each case, including all amounts payable or reimbursable under applicable fee or engagement letters with the Company (which agreements shall not be terminated by the Company before the termination of this Agreement); provided, further, that to the extent that the Company terminates this Agreement under Section 7.b, the Company’s reimbursement obligations under this Section 27 shall survive with respect to any and all fees and expenses incurred on or prior to the date of termination.

28. Interpretation.

For purposes of this Agreement:

a. in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

b. capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

c. unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

d. unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

e. unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribe or allowed herein. If any payment, distribution, act or deadline under the Plan is required to be made or performed or occurs on a day that is not a Business Day, then the making of such payment or distribution, the performance of such act, or the occurrence of such deadline shall be deemed to be on the next succeeding Business Day, but shall be deemed to have been completed or to have occurred as of the required date;

37

f. unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

g. the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

h. captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

i. references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company laws; and

j. the use of “include” or “including” is without limitation, whether stated or not.

[Remainder of page intentionally left blank.]

38

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

COMPANY ENTITIES

GNC Holdings, Inc.
GNC Parent LLC
GNC Corporation
General Nutrition Centers, Inc.
General Nutrition Corporation
General Nutrition Investment Company
Lucky Oldco Corporation
GNC Funding Inc.
GNC International Holdings Inc.
GNC Headquarters LLC
Gustine Sixth Avenue Associates, Ltd.
General Nutrition Centres Company
GNC Government Services, LLC
GNC Canada Holdings, Inc.
GNC Puerto Rico Holdings, Inc.
GNC Puerto Rico, LLC
GNC China Holdco, LLC

By:	/s/ Tricia K. Tolivar
Name:	Tricia K. Tolivar
Title:	Executive Vice President and Chief Financial Officer of GNC Holdings, Inc.

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

First Pacific Advisors, LP, on behalf of its managed funds and accounts

By:	/s/ Eric R. Brown
Name: Eric R. Brown
Title: Secretary & Counsel of its general partner

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR COHANZICK MANAGEMENT, LLC

By:	/s/ David K. Sherman
Name: David K. Sherman
Title: Authorized Agent

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

Great American Capital Partners, LLC, on behalf of its managed funds and accounts

By:	/s/ Robert Louzan
Name: Robert Louzan
Title: President

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

MidOcean Credit Fund Management, L.P., on behalf of its managed funds and accounts

By:	/s/ Damion Brown
Name: Damion Brown
Title: Managing Director

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR Venor Capital Master Fund Ltd.

By:	Venor Capital Management L.P. its Investment Manager

By:	/s/ Michael Wartell
Name: Michael Wartell
Title: Co-CIO

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR Hawkeye Capital Master

By:	/s/ Lee Ehly

Name: Lee Ehly
Title: CFO of Hawkeye Capital Management, LLC as its Investment Advisor

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR Marathon Centre Street Partnership, L.P.

By:	Marathon Asset Management L.P., its Investment Manager

By:	/s/ Louis T. Hanover
Name: Louis T. Hanover
Title: Authorized Signatory

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR AustralianSuper

By:	Marathon Asset Management L.P., its Manager

By:	/s/ Louis T. Hanover
Name: Louis T. Hanover
Title: Authorized Signatory

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

American Century Capital Portfolios, Inc. – AC Alternatives Income Fund

By:	Marathon Asset Management L.P., as Subadvisor

By:	/s/ Louis T. Hanover
Name: Louis T. Hanover
Title: Authorized Signatory

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR Marathon CLO 14 Ltd.

By:	Marathon Asset Management L.P., its Collateral Manager

By:	/s/ Louis T. Hanover
Name: Louis T. Hanover
Title: Authorized Signatory

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

TACF INSTITUTIONAL CREDIT MASTER FUND LP

By:	Acting by its general partner, TACF Institutional Credit Fund GP Ltd.

By:	/s/ James Sweeney
Name: James Sweeney
Title: Authorized Signatory

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

TOR ASIA CREDIT OPPORTUNITY MASTER FUND LP

By:	Acting by its sole general partner, TACOF GP LLC

TACOF GP LLC

By:	/s/ James Sweeney
Name:	James Sweeney
Title:	Authorized Signatory

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

TOR ASIA CREDIT MASTER FUND LP

By:	Acting by its sole general partner, Tor Asia Credit Fund GP Ltd.

By:	/s/ James Sweeney
Name:	James Sweeney
Title:	Authorized Signatory

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

TACF Financing I Ltd

By:	/s/ Michael Byrne
Name:	Michael Byrne
Title:	Director

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

LIBREMAX MASTER FUND LTD LIBREMAX OC MASTER FUND, LTD. LOCAL 388 RETIREMENT FUND LOCAL 817 IBT PENSION FUND

By:	LIBREMAX CAPITAL, LLC, as Investment Manager

By:	/s/ Erica Laudano
Name:	Erica Laudano
Title:	Chief Compliance Officer & Assistant General Counsel

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

FRANKLIN 4021 FLOATING RATE MASTER SERIES

FRANKLIN ADV INC-FRANKLIN INV SEC TRST -

FRANKLIN FLOATING RATE DAILY ACCESS FUND

FRANKLIN LIMITED DURATION INCOME TRUST

(FRANKLIN ADVR 4472)

FRANK ADVR INC - BRIGHTHOUSE FD TR I -

BRIGHTHOUSE/FRANK LOW DUR TOTAL RET PORT

FRANKLIN 4460 INVESTORS SECURITIES TRUST

TOTAL RETURN FUND

FRANKLIN 4991 INVESTORS SECURITIES TRUST -

LOW DURATION TOTAL RETURN FUND FRANKLIN

ADVR 19080 - NEBRASKA INVESTMENT COUNCIL

FRANKLIN ADVR 19190 - KANSAS PUBLIC

EMPLOYEES RETIREMENT SYSTEM

FRANKLIN ADVR 4884 - FT VIP TRUST - FRANKLIN

STRATEGIC INCOME VIP FUND

FRANKLIN FLOATING RATE MASTER TRUST -

FRANKLIN FLOATING RATE INCOME FUND

FRANKLIN TEMPLETON INVSTS CORP. - FRANKLIN

TEMPLETON SERIES II FUNDS - FRANKLIN

FLOATING RATE II FUND

By:	FRANKLIN ADVISERS, INC. as Investment Advisor

By:	/s/ Reema Agarwal
Name:	Reema Agarwal
Title:	SVP/Dir-Floating Rate Debt

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

FRANKLIN BISSETT CORE PLUS BOND FUND – 2545

By:	/s/ Darcy Briggs
Name:	Darcy Briggs
Title:	SVP, PM

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

Apollo Senior Floating Rate Fund Inc.

By:	Apollo Credit Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

Apollo Tactical Income Fund Inc.

By:	Apollo Credit Management, LLC, its investment adviser

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

Apollo A-N Credit Fund (Delaware), L.P.

By:	Apollo A-N Credit Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

Apollo Credit Strategies Master Fund Ltd.

By:	Apollo ST Fund Management LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

Apollo Credit Master Fund Ltd.

By:	Apollo ST Management LLC,
its investment manager

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

Apollo Credit Funding V Ltd.

By:	Apollo ST Fund Management LLC, its investment adviser

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

Apollo Credit Funding VI Ltd.

By:	Apollo ST Fund Management LLC, its investment adviser

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

SERENGETI MULTI-SERIES MASTER LLC – SERIES C II

SERENGETI MULTI-SERIES MASTER LLC – SERIES SPC II

SERENGETI LYCAON MM LP

By:	SERENGETI ASSET MANAGEMENT, LP, as Investment Manager

By:	/s/ Albert Martinez
Name: Albert Martinez
Title: Director

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

HSBC BANK PLC

By:	/s/ Stuart Bristow
Name: Stuart Bristow
Title: Authorised Signatory

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

First Eagle Private Credit, LLC

By:	/s/ Seth Frink
Name: Seth Frink
Title: Director

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

APEX CREDIT CLO 2018-II LTD. APEX CREDIT CLO 2019 LTD. APEX CREDIT CLO 2015-II LTD. APEX CREDIT CLO 2017 LTD. APEX CREDIT PARTNERS LLC BABSON – JFIN CLO 2014 LTD. JFIN CLO 2013 LTD.

By:	APEX CREDIT PARTNERS LLC, as Investment Manager

By:	/s/ Steve Goetschius
Name: Steve Goetschius
Title: MD

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

MGG INV GRP LP – MGG INSURANCE FND

SRS INTERESTS OF THE SALI MLTI-SERIES FND, LP

MGG INVESTMENT GROUP LP – MGG (BVI)

LIMITED

MGG INVESTMENT GROUP LP – MGG

OFFSHORE FUNDING I LLC

By:	MGG INVESTMENT GROUP LP, as Investment Advisor

By:	/s/ Kevin Griffin
Name: Kevin Griffin
Title: CEO & CIO

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

HFRO SUB, LLC

By:	HIGHLAND INCOME FUND (formerly, HIGHLAND FLOATING RATE OPPORTUNITIES FUND), its sole member

By:	/s/ Frank Waterhouse
Name: Frank Waterhouse
Title: Treasurer

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

HFRO SUB, LLC

By:	Highland Income Fund (formerly, HIGHLAND FLOATING RATE OPPORTUNITIES FUND) its sole member

By:	/s/ Frank Waterhouse
Name: Frank Waterhouse
Title: Treasurer

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

HIGHLAND PROMETHEUS MASTER FUND, L.P.

By:	Highland SunBridge GP, LLC,
its general partner, as FILO Lender

By:	/s/ Scott Ellington
Name: Scott Ellington
Title: Secretary

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

ACIS CLO 2017-7 LTD.

By:	Acis CLO Management, LLC,
its portfolio manager

By:	/s/ Frank Waterhouse
Name: Frank Waterhouse
Title: Treasurer

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

CONSENTING CREDITOR

CORBIN ERISA OPPORTUNITY FUND, LTD.

By:	Corbin Capital Partners, L.P.,
its Investment Manager

By:	/s/ Daniel Friedman
Name: Daniel Friedman
Title: General Counsel

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

MARBLE RIDGE MASTER FUND LP

By:	MARBLE RIDGE CAPITAL LP,
as Investment Manager

By:	/s/ Kamand Daniels
Name: Kamand Daniels
Title: General Counsel / CCO

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

HG VORA SPECIAL OPPORTUNITIES MASTER FUND LTD

By:	HG VORA CAPITAL MANAGEMENT, LLC,
as Investment Advisor

By:	/s/ Philip Garthe
Name: Philip Garthe
Title: Chief Operating Officer

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

BRYANT PARK FUNDING ULC

By:	/s/ Mobasharul Islam
Name: Mobasharul Islam
Title: Authorized Signatory

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

GEM 1 LOAN FUNDING LLC

By:	/s/ Morgan Land
Name: Morgan Land
Title: Attorney-In-Fact

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

BlackRock Credit Alpha Master Fund, L.P. By: BlackRock Financial Management Inc., in its capacity as investment advisor

By:	/s/ Sunil Aggarwal
Name: Sunil Aggarwal
Title: Authorized Signatory

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

HC NCBR FUND By: BlackRock Financial Management Inc., in its capacity as investment advisor

By:	/s/ Sunil Aggarwal
Name: Sunil Aggarwal
Title: Authorized Signatory

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

The Obsidian Master Fund By: BlackRock Financial Management Inc., in its capacity as investment advisor
By: /s/ Sunil Aggarwal
Name: Sunil Aggarwal
Title: Authorized Signatory

Notice Address:

Email address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:

Tranche B-2 Term Loan	$
ABL FILO Term Loan	$
Unsecured Notes	$
Other Company Claims	$

[Signature Page to Restructuring Support Agreement]

EXHIBIT A

Restructuring Term Sheet

Final

Exhibit A

Subject to FRE 408 and state law equivalents

GNC HOLDINGS, INC.

RESTRUCTURING TERM SHEET

THIS RESTRUCTURING TERM SHEET (THIS “TERM SHEET”) DOES NOT CONSTITUTE (NOR WILL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH AN OFFER, IF ANY, ONLY WILL BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, AND/OR OTHER APPLICABLE LAWS.

THIS TERM SHEET DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN. THE CLOSING OF ANY TRANSACTION WILL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS. NO BINDING OBLIGATIONS WILL BE CREATED BY THIS TERM SHEET UNLESS AND UNTIL BINDING DEFINITIVE DOCUMENTS ARE EXECUTED AND DELIVERED BY ALL APPLICABLE PARTIES.

Capitalized terms used but not defined in this Term Sheet shall have the meanings ascribed to them in the Restructuring Support Agreement to which this Term Sheet is attached (the “RSA”).

The liens described in this Term Sheet are further described and subject to the descriptions set forth in the Lien Attachment attached to this Term Sheet.

OVERVIEW

Company Entities	GNC Holdings, Inc. (“GNC Holdings”), GNC Parent LLC, GNC Corporation, General Nutrition Centers, Inc., General Nutrition Corporation, General Nutrition Investment Company, Lucky Oldco Corporation, GNC Funding Inc., GNC International Holdings Inc., GNC Headquarters LLC, Gustine Sixth Avenue Associates, Ltd., General Nutrition Centres Company, GNC Government Services, LLC, GNC Canada Holdings, Inc., GNC Puerto Rico Holdings, Inc., GNC Puerto Rico, LLC, and GNC China Holdco, LLC (the “Company Entities”)

Existing Indebtedness

The Company Entities’ existing indebtedness consists of:

(1)   the “Revolving Term Loans” (the “ABL Loans”) under the ABL Credit Agreement, dated as of February 28, 2018 (as amended by that certain First Amendment, dated as of March 20, 2018, that certain Second Amendment, dated as of May 15, 2020, and that certain Third Amendment, dated as of June 12, 2020, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), among GNC Corporation, General Nutrition Centers, Inc., as administrative borrower, certain of the Company Entities, as subsidiary borrowers, the lenders and agents parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “ABL Agent”);

(2)   the “FILO Term Loans” under the ABL Credit Agreement as amended and restated following the Petition Date pursuant to the DIP ABL FILO Credit Agreement (the “ABL FILO Term Loans” and the lenders of the ABL FILO Term Loans, the “FILO Lenders”);

(3)   the “Tranche B-2 Term Loans” (the “Tranche B-2 Term Loans”) under the Amended and Restated Term Loan Credit Agreement, dated as of February 28, 2018 (as amended by that certain First Amendment, dated as of May 15, 2020, and that certain Second Amendment, dated as of June 12, 2020, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time) (the “Tranche B-2 Term Loan Credit Agreement”), among GNC Corporation, General Nutrition Centers, Inc., as borrower, the lenders (the “Term Lenders”) and agents parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and GLAS Trust Company LLC, as collateral agent (the “Collateral Agent”, and together with JP Morgan Chase Bank, N.A., the “Term Loan Agents”); and

(4)   the notes (the “Convertible Notes”) issued under the Indenture, dated as of August 10, 2015 (the “Convertible Notes Indenture”), among GNC Holdings, the other subsidiaries party thereto and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Convertible Notes Trustee”, and the holders of the Convertible Notes, the “Convertible Noteholders”).

Restructuring

A financial restructuring (the “Restructuring”) of the existing capital structure of the Debtors, which Restructuring will be consummated pursuant to the Plan to be confirmed in the Chapter 11 Cases in the Bankruptcy Court under chapter 11 of the Bankruptcy Code, in each case as provided in this Term Sheet and the RSA.

As part of the Restructuring, and to the extent provided in Sections 2 and 6(a)(xiv) of the RSA, the Company Entities will consult with the Required Consenting Term Lenders and the Required FILO Ad Hoc Group Members with respect any determination whether to assume, reject, assume with modifications, or sell any real property leases and/or real property (or enter into any similar transaction). To the extent provided in Section 2 of the RSA, the assumption, rejection, or sale of such real property leases and/or real property shall be subject to the consent of the Required Consenting Term Lenders and the Required FILO Ad Hoc Group Members.

2

DIP Financing	The Restructuring will be financed by (i) the use of cash collateral on final terms to be acceptable to the Required Consenting Term Lenders and the Required FILO Ad Hoc Group Members, (ii) a “new money” postpetition senior secured debtor-in-possession term loan (the “DIP Term Loans” and “DIP Term Loan Facility”), on terms and conditions set forth in the DIP Term Loan Credit Agreement, attached as Exhibit B to the RSA (the “DIP Term Loan Credit Agreement”), and consisting of (A) an aggregate principal amount of $100,000,000 in “new money” loans (“New Money DIP Loans”), and (B) an aggregate principal amount of $100,000,000 of “rolled-up” Prepetition Tranche B-2 Term Loans of the lenders providing the New Money DIP Loans, which shall be “rolled-up” on a dollar-for-dollar basis (the “Term Loan Roll-Up Loans”), and (iii) cash on hand that is currently being used to support the borrowing base under the ABL Credit Agreement, which will be made available to be used for operations pursuant to the terms and conditions of the DIP ABL FILO Credit Agreement and the Interim DIP Order.

ABL	Promptly following entry of the Interim DIP Order, (i) the ABL Loans will be repaid in full using existing cash of the Company Entities, (ii) all (a) outstanding hedge arrangements and obligations constituting the “Specified Hedge Agreement” with the ABL Agent under the Prepetition ABL FILO Credit Agreement outstanding on the Petition Date will be satisfied and terminated, (b) existing cash management obligations constituting “Cash Management Obligations” under the Prepetition ABL FILO Credit Agreement outstanding on the Petition Date will be deemed Cash Management Obligations under the DIP ABL FILO Credit Agreement (iii) the ABL Credit Agreement will be amended and restated to remove certain reserves and minimum liquidity requirements, in each case as set forth in the DIP ABL FILO Credit Agreement (and subject to the terms and conditions thereof) attached as Exhibit C to the RSA, (iv) an aggregate principal amount of ABL FILO Term Loans arising and payable under the Prepetition ABL FILO Credit Agreement totaling $275,000,000, together with all accrued and unpaid interest, fees and all other expenses related thereto thereon, will be “rolled-up” on a dollar-for-dollar basis pursuant to the DIP Orders and in accordance with the DIP ABL FILO Credit Agreement (the “ABL FILO Roll-Up Loans”), (v) the commitments of the ABL Lenders will be terminated, and (vi) outstanding Letters of Credit will be cash collateralized.

CLAIMS AND INTERESTS

Administrative Claims	Claims incurred for a cost or expense of administration of the Chapter 11 Cases entitled to priority under sections 503(b), 507(a)(2), or 507(b) of the Bankruptcy Code (the “Administrative Claims”).

Other Priority Claims	Claims, other than Administrative Claims or Priority Tax Claims, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code (the “Other Priority Claims”).

DIP Term Claims	Claims consisting of (a) the aggregate outstanding principal amount of, plus unpaid interest on, the New Money DIP Loans, and all fees, and other expenses related thereto and arising and payable under the DIP Facility (the “New Money DIP Term Claims”) and (b) the aggregate outstanding principal amount of, plus unpaid interest on, the Term Loan Roll-Up Loans, and all fees, and other expenses related thereto and arising and payable under the DIP Facility (other than any fees and expenses owed to the GLAS Trust Company LLC, as collateral agent and administrative agent under the DIP Credit Agreement (the “DIP Agent”) and the fees and expenses of its counsel, which shall be “DIP Expenses”) (the “Roll-Up DIP Term Claims” and, together with the New Money DIP Term Claims, the “DIP Term Claims”). The Interim DIP Order shall provide that the DIP Term Claims shall be superpriority administrative claims and secured by (x) first priority liens on unencumbered assets and “Term Priority Collateral” (as defined in the ABL Intercreditor Agreement) (the “Term Priority Collateral”; such unencumbered assets and Term Priority Collateral, the “Non-ABL Collateral”) (other than proceeds of any avoidance actions brought pursuant to chapter 5 of the Bankruptcy Code or section 724(a) of the Bankruptcy Code or any other avoidance actions under the Bankruptcy Code or applicable state law equivalents (“Avoidance Action Proceeds”), which liens shall be (1) as to the New Money DIP Term Claims, senior to the liens securing the DIP ABL FILO Claims and (2) as to the Roll-Up DIP Term Claims, pari passu with the liens securing the DIP ABL FILO Claims) and (y) second priority liens on “ABL Priority Collateral” (as defined in the ABL Intercreditor Agreement, the “ABL Priority Collateral”), junior in priority to the liens securing the DIP ABL FILO Claims and adequate protection liens, if any, securing the FILO Term Loans, and otherwise as set forth in the Interim DIP Order.

3

DIP ABL FILO Claims	Claims consisting of the aggregate outstanding principal amount of and unpaid interest on the DIP ABL FILO Term Loans, and all unpaid fees and other expenses arising and payable pursuant to the DIP ABL FILO Credit Agreement with respect to the DIP ABL FILO Term Loans (the “DIP ABL FILO Claims”), other than any fees and expenses owed to the administrative and collateral agent thereunder and the Ad Hoc Committee of FILO Lenders, and their respective counsels and advisors, which fees and expenses will be paid in cash in accordance with the DIP Orders. The Interim DIP Order shall provide that the DIP ABL FILO Claims shall be superpriority administrative claims and secured by (x) third priority liens on the Term Priority Collateral, junior in priority to the liens securing the DIP Term Claims and the Tranche B-2 Term Loans (including adequate protection liens), (y) second priority liens on unencumbered assets and Non-ABL Collateral (other than Avoidance Action Proceeds, which liens shall be (1) junior to the liens securing the New Money DIP Term Claims, (2) pari passu with the liens securing the Roll-Up DIP Term Claims, and (3) senior to the liens securing the Tranche B-2 Term Loans (including adequate protection liens)), and (z) first priority liens on ABL Priority Collateral, and otherwise as set forth in the Interim DIP Order.

Other Secured Claims	Secured claims, other than the ABL FILO Claims and Tranche B-2 Term Loan Claims (each as defined herein), entitled to vote under the Plan (the “Other Secured Claims”).

Tranche B-2 Term Loan Claims	Claims consisting of the aggregate outstanding principal amount of and unpaid interest on the Tranche B-2 Term Loans, and all unpaid fees and other expenses arising and payable pursuant to the Tranche B-2 Term Loan Credit Agreement (other than any fees and expenses owed to the Collateral Agent and the fees and expenses of its counsel, which shall be “Tranche B-2 Expenses”) (the “Tranche B-2 Term Loan Claims”), and for avoidance of doubt Tranche B-2 Term Loan Claims shall exclude the Roll-Up DIP Term Loans. The portion of the Tranche B-2 Term Loan Claims that are not satisfied through the distribution of FLSO Loans or New Common Shares (as both terms are defined below) shall be treated as unsecured deficiency claims (the “Tranche B-2 Term Loan Deficiency Claims”) as set forth below.

Convertible Notes Unsecured Claims	Claims consisting of the aggregate outstanding principal amount of and unpaid interest on the Convertible Notes, and all unpaid fees and other expenses arising and payable pursuant to the Convertible Notes Indenture (the “Convertible Notes Unsecured Claims”). The Convertible Notes Unsecured Claims, the Tranche B-2 Term Loan Deficiency Claims and the General Unsecured Claims (as defined below) will be treated as one class of claims for all purposes of the Plan.

4

General Unsecured Claims	Claims consisting of any prepetition claim against the Company that is not an Administrative Claim, an Other Priority Claim, an ABL Claim, a ABL FILO Claim, a Tranche B-2 Term Loan Claim (including, for avoidance of doubt, a Tranche B-2 Term Loan Deficiency Claim), an Other Secured Claim, a Convertible Notes Unsecured Claim, a Tranche B-2 Term Loan Deficiency Claim, an Intercompany Claim (as defined below), or a Subordinated Claim (as defined below) (the “General Unsecured Claims”). The Convertible Notes Unsecured Claims, the Tranche B-2 Term Loan Deficiency Claims and the General Unsecured Claims will be treated as one class of claims for all purposes of the Plan.

Intercompany Claims	Consisting of claims against and between Company Entities (the “Intercompany Claims”).

Subordinated Claims	Claims consisting of any prepetition claim that is subject to subordination in accordance with sections 510(b)-(c) of the Bankruptcy Code or otherwise (the “Subordinated Claims”).

Existing Equity Interests	All capital stock of GNC Holdings, including shares of (a) shares of Series A Convertible Preferred Stock of GNC Holdings (“Preferred Stock”), (b) shares of Class A Common Stock of the Company, and (c) options and warrants to purchase capital stock of GNC Holdings (the “Existing Equity Interests”).

TREATMENT OF CLAIMS AND INTERESTS

Administrative Claims and Other Priority Claims	On the Effective Date, except to the extent that such holder agrees to a less favorable treatment, each holder of an allowed Administrative Claim, DIP Expenses, Tranche B-2 Expenses, and Other Priority Claim will receive, in full and final satisfaction of such claim, cash in an amount equal to such allowed claim on the Effective Date or as soon as practicable thereafter or such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

DIP Term Claims	On the Effective Date, (a) the New Money DIP Loans will be converted on a dollar-for-dollar basis into first-lien, first-out loans (“Exit FLFO Loans”) under an exit facility of the Reorganized Company (the “Exit Facility”) with a second lien on all ABL Priority Collateral and a first lien on all Non-ABL Collateral, which Exit Facility shall be on terms and conditions set forth in the Exit Term Loan Facilities Term Sheet attached to the DIP Credit Agreement, and (b) the Roll-Up DIP Term Claims will be converted on a dollar-for-dollar basis into new first-lien, second-out term loans under the Exit Facility (the “Exit FLSO Loans”).

DIP ABL FILO Claims	On the Effective Date, subject to confirmation of the Plan and the satisfaction or waiver of the conditions to conversion in the DIP ABL FILO Credit Agreement, the DIP ABL FILO Term Claims will be converted on a dollar-for-dollar basis into new term loans (“Exit FILO Loans”) under a new Exit ABL Facility of the Reorganized Company (the “Exit ABL Facility”) with a first lien on all ABL Priority Collateral and a second lien on all Non-ABL Collateral, which Exit ABL Facility shall be on terms and conditions set forth in the Exit ABL Facility Term Sheet attached to the DIP ABL FILO Credit Agreement and otherwise subject to the consent rights set forth in Section 2 of the RSA, and shall permit the incurrence of a “first-out” revolving credit facility in an amount set forth in the Exit Revolver/FILO Facility Term Sheet.

5

Other Secured Claims

On the Effective Date, except to the extent that such holder agrees to less favorable treatment, each allowed Other Secured Claim, at the option of the applicable Debtor with the reasonable consent of the Required Consenting Term Lenders, shall (i) be paid in full in Cash including the payment of any interest required to be paid under section 506(b) of the Bankruptcy Code, (ii) receive the collateral securing its allowed Other Secured Claim, (iii) receive any other treatment that would render such claim unimpaired.

Unimpaired – Presumed to Accept

Tranche B-2 Term Loan Claims

On the Effective Date, each holder of Tranche B-2 Term Loan Claims will receive, in full and final satisfaction of its Tranche B-2 Term Loan Claims, its pro rata share of (a) 100% of the common stock of the Reorganized Company issued on the Effective Date (the “New Common Shares”), subject to dilution by the MIP Shares (as defined below) and the New Warrants (as defined below), (b) $50 million in principal amount of Exit FLSO Loans, and (c) the Tranche B-2 Term Loan Deficiency Claims.

Impaired – Entitled to Vote

Convertible Notes Unsecured Claims; Tranche B-2 Term Loan Deficiency Claims; General Unsecured Claims

On the Effective Date:

(a)   if the class of Convertible Notes Unsecured Claims, Tranche B-2 Term Loan Deficiency Claims and allowed General Unsecured Claims votes to accept the Plan, each holder of Convertible Notes Unsecured Claims, Tranche B-2 Term Loan Deficiency Claims and allowed General Unsecured Claims will receive, in full and final satisfaction of its Convertible Notes Unsecured Claims, Tranche B-2 Term Loan Deficiency Claims and allowed General Unsecured Claims, its pro rata share of warrants to purchase 5% of the New Common Shares outstanding on the Effective Date with an exercise period of three years and an exercise price based on an equity value of the Reorganized Company that that would result in a recovery for the holders of Tranche B-2 Term Loan Claims of $411 million plus accrued interest on the Tranche B-2 Loans as of the Petition Date, subject to the ability of such holders to elect into a $250,000 cash convenience class; and

(b)   if the class of Convertible Notes Unsecured Claims, Tranche B-2 Term Loan Deficiency Claims and allowed General Unsecured Claims does not vote to accept the Plan, the Convertible Notes Unsecured Claims, Tranche B-2 Term Loan Deficiency Claims and allowed General Unsecured Claims will be cancelled, released, discharged and extinguished, as the case may be, and will be of no further force or effect, whether surrendered for cancellation or otherwise, and the holders thereof shall receive no recovery on account of such claims.

Impaired – Entitled to Vote

Intercompany Claims	Intercompany claims will receive no distribution under the Plan. All intercompany claims will be adjusted, reinstated, or discharged in the Company’s discretion. Unimpaired – Presumed to Accept

6

Existing Equity Interests/Subordinated Claims

On the Effective Date, Existing Equity Interests and Subordinated Claims, if any, will be cancelled, released, discharged and extinguished, as the case may be, and will be of no further force or effect, whether surrendered for cancellation or otherwise. Holders of Existing Equity Interests and Subordinated Claims shall receive no recovery on account of such Existing Equity Interests and Subordinated Claims.

Impaired – Deemed to Reject

OTHER MATERIAL PROVISIONS

Releases	The Plan shall contain debtor and third party releases consistent with the prevailing law of the District of Delaware, including a mutual release of all claims among the Debtors, the ABL Lenders, the FILO Lenders, the ABL Agent, the agent under the DIP ABL Credit Agreement, the Ad Hoc Groups and each of their members, the Term Loan Lenders, the Term Loan Agents, the DIP Agent, the Convertible Noteholders, the Convertible Notes Trustee, holders of General Unsecured Claims, any official unsecured creditors’ committee, if formed and approved by the Bankruptcy Court, and the members thereof in their capacity as such, in each case to the extent such party does not submit a voting ballot and affirmatively opt-out of the third party releases to be set forth in the Plan. Releases and exculpations included in the Plan shall otherwise be in form and substance reasonably satisfactory to the Company, the Required Consenting Term Lenders and the Required FILO Ad Hoc Group Members.

Corporate Governance	The Reorganized Company will be a private company. Corporate governance for the Reorganized Company following the Effective Date shall be in form and substance acceptable to the Required Consenting Term Lenders, subject to applicable law (including section 1123(a)(6) of the Bankruptcy Code, if applicable).

Management Incentive Plan	On the Effective Date, the board of directors of the Reorganized Company (the “New Board”) shall adopt a Management Incentive Plan (the “MIP”) that provides for the issuance of equity, options and/or other equity-based awards (collectively, “Awards”) to employees and directors of the Reorganized Company. Ten percent (10%) of the fully diluted New Common Shares of the Reorganized Company that are issued and outstanding on the Effective Date shall be reserved for issuance under the MIP. The amount of New Common Shares to be allocated and awarded under the MIP will be determined by the Debtors and the Required Consenting Term Lenders. The form of the Awards (i.e., stock options, restricted stock, appreciation rights, etc.), the participants in the MIP, the allocations of the Awards to such participants (including the amount of allocations and the timing of the grant of the Awards, subject to the immediately preceding sentence), and the terms and conditions of the Awards (including vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights and transferability) shall be determined by the New Board in its sole discretion.

NQDC Plan	In accordance with the Plan, on and after the Effective Date, the Reorganized Company will assume and continue to perform under the non-qualified deferred compensation plan for certain of the Debtors’ U.S. employees, the obligations of which are backed by company-owned life insurance policies held in a “rabbi” trust, which the Debtors will maintain pursuant to an approval order of the Bankruptcy Court (the “NQDC Plan”).

7

Indemnification	Under the Plan, all indemnification provisions currently in place (whether in the existing directors’ and officers’ liability insurance policies and runoff endorsements, the by-laws, certificates of incorporation, articles of limited partnership, board resolutions or employment contracts, or other organizational documents) for the current and former directors, officers, managers, employees, attorneys, other professionals and agents of each of the Debtors and such current and former directors’, officers’ and managers’ respective affiliates shall be continuing obligations of the Reorganized Company. The amended and restated bylaws, certificates of incorporation, articles of limited partnership and other organizational documents of the Reorganized Company adopted as of the Effective Date shall include provisions to give effect to the foregoing. All runoff endorsements will be assumed pursuant to the Plan.

Tax Structure	The parties shall cooperate in good faith to structure the Restructuring and related transactions in a tax-efficient manner as determined by the Required Consenting Term Lenders and the Required FILO Ad Hoc Group Members in consultation with the Company Entities, which structure will be in form and substance set forth in the Plan Supplement.

8

LIEN ATTACHMENT TO

GNC HOLDINGS, INC.

RESTRUCTURING TERM SHEET

In the event of any conflict in lien priority in this Lien Attachment and the Interim DIP Order, the Interim DIP Order shall control.

LIEN PRIORITY ON COLLATERAL	Term Priority Collateral	ABL Priority Collateral	Unencumbered Collateral (other than Avoidance Action Proceeds)	Avoidance Action Proceeds	Other Encumbered Collateral (not DIP ABL FILO Priority Collateral nor DIP Term Priority Collateral)
1	Carve-Out	Carve-Out	Carve-Out	Carve-Out	Other Liens

2	DIP Term Loan Facility Liens	DIP ABL FILO Term Loans Liens	DIP Term Loan Facility Liens	DIP Term Loan Facility Liens (to the extent of New Money DIP Term Claims)	Carve-Out

3	Tranche B-2 Term Loans Liens; Term Adequate Protection Liens	ABL FILO Term Loans Liens; ABL FILO Term Loans Adequate Protection Liens	Tranche B-2 Term Loans Adequate Protection Liens	DIP Term Loan Facility Liens (to the extent of Roll-Up DIP Term Claims) DIP ABL FILO Term Loans Liens	DIP Term Loan Facility Liens

4	DIP ABL FILO Term Loans Liens	DIP Term Loan Facility Liens	DIP ABL FILO Term Loans Liens	Tranche B-2 Term Loans Adequate Protection Liens ABL FILO Term Loans Adequate Protection Liens	DIP ABL FILO Term Loans Liens

9

5	ABL FILO Term Loans Liens; ABL FILO Adequate Protection Liens[1]	Tranche B-2 Term Loans Liens; Tranche B-2 Term Loans Adequate Protection Liens	ABL FILO Term Loans Adequate Protection Liens	Tranche B-2 Term Loans Adequate Protection Liens

6				ABL FILO Term Loans Adequate Protection Liens

Defined Terms (as such terms may be modified in the Interim DIP Order):

“Carve-Out” will have the meaning given to such term in the Interim DIP Order.

“Other Encumbered Collateral” means all assets and properties, in each case other than the Term Priority Collateral and the ABL Priority Collateral, that are subject to any validly perfected, enforceable and unavoidable security interest or lien in existence as of the Petition Date (and such security interests or liens, “Other Liens”).

“Unencumbered Collateral” means all assets that do not constitute Term Priority Collateral, ABL Priority Collateral or Other Encumbered Collateral.

[1]

The references herein to the ABL FILO Adequate Protection Liens are in the event the “roll-up” of Prepetition FILO Term Loans is successfully challenged or not effective. And any reference to the DIP ABL FILO Liens in the last two columns shall instead be a reference to the ABL FILO Adequate Protection Liens in the event the roll up is challenged or not effective. For the avoidance of doubt, if the repayment of the Prepetition ABL Loans are successfully challenged, the lien priority afforded under the ABL Intercreditor Agreement shall govern.

10

EXHIBIT B

Form of DIP Credit Agreement

[Filed Version]

DEBTOR-IN-POSSESSION TERM LOAN CREDIT AGREEMENT

dated as of June [●], 2020

among

GNC CORPORATION,

as Parent,

GENERAL NUTRITION CENTERS, INC.,

as Borrower,

The Several Lenders

from Time to Time Parties Hereto,

GLAS TRUST COMPANY LLC

as Collateral Agent

and

GLAS TRUST COMPANY LLC

as Administrative Agent

i

SECTION 3. REPRESENTATIONS AND WARRANTIES		55

3.1	Financial Condition	56
3.2	No Change	56
3.3	Corporate Existence; Compliance with Law	56
3.4	Organizational Power; Authorization; Enforceable Obligations	56
3.5	No Legal Bar	57
3.6	No Material Litigation	57
3.7	No Default	57
3.8	Ownership of Property; Liens	57
3.9	Intellectual Property	57
3.10	Taxes	58
3.11	Federal Regulations	58
3.12	ERISA	58
3.13	Investment Company Act	58
3.14	Subsidiaries	58
3.15	Purpose of Loans	59
3.16	Environmental Matters	59
3.17	Accuracy of Information, etc.	60
3.18	Security	60
3.19	Budget and Financial Plan	60
3.20	Patriot Act	60
3.21	Anti-Corruption Laws and Sanctions	60
3.22	EEA Financial Institution	61
3.23	Canadian Welfare and Pension Plans	61
3.24	Canadian Anti-Corruption and Canadian Anti-Money Laundering	61
3.25	Prepetition Obligations	61

SECTION 4. CONDITIONS PRECEDENT		61

4.1	Conditions to Closing Date and the Initial Extension of Credit	64
4.2	Conditions to Each Extension of Credit and each Withdrawal Date	65

SECTION 5. AFFIRMATIVE COVENANTS		65

5.1	Financial Statements, Budget	68
5.2	Certificates; Other Information	69
5.3	Payment of Obligations	69
5.4	Conduct of Business and Maintenance of Existence, etc.	70
5.5	Maintenance of Property; Insurance	70
5.6	Inspection of Property; Books and Records; Discussions	71
5.7	Notices	71
5.8	Environmental Laws	72
5.9	Opposition to Motions	72

ii

5.10	Additional Collateral, etc.	73
5.11	[Reserved]	73
5.12	Further Assurances	73
5.13	Maintenance of Ratings	73
5.14	Fiscal Period	73
5.15	[Reserved]	73
5.16	Anti-Corruption and Sanctions	74

SECTION 6. NEGATIVE COVENANTS		74

6.1	[Reserved]	74
6.2	Limitation on Indebtedness	76
6.3	Limitation on Liens	79
6.4	Limitation on Fundamental Changes	80
6.5	Limitation on Disposition of Property	82
6.6	Limitation on Restricted Payments	83
6.7	[Reserved]	83
6.8	Limitation on Investments	85
6.9	Prepayments of Indebtedness	86
6.10	Limitation on Modifications of Organizational Documents	86
6.11	Limitation on Transactions with Affiliates	86
6.12	Limitation on Sales and Leasebacks	86
6.13	[Reserved]	87
6.14	Limitation on Negative Pledge Clauses	87
6.15	Limitation on Restrictions on Restricted Subsidiary Distributions	88
6.16	Limitation on Lines of Business	88
6.17	[Reserved]	88
6.18	Canadian Pension Plans	88
6.19	Use of Proceeds	89
6.20	Chapter 11 Modifications	89
6.21	Operating Account	89
6.22	Right of Subrogation	89

SECTION 7. EVENTS OF DEFAULT		89

7.1	Events of Default	93

SECTION 8. THE AGENTS		93

8.1	Appointment	94
8.2	Delegation of Duties	94
8.3	Exculpatory Provisions	96
8.4	Reliance by the Agents	96

iii

8.5	Notice of Default	97
8.6	Non-Reliance on Agents and Other Lenders	97
8.7	Indemnification	97
8.8	Agent in Its Individual Capacity	98
8.9	Successor Administrative Agent	98
8.10	Effect of Resignation or Removal	99
8.11	Collateral and Guarantee Matters	100
8.12	Appointment of Borrower	100
8.13	Administrative Agent or Collateral Agent May File Proofs of Claim	101
8.14	Agent Duties	101

SECTION 9. MISCELLANEOUS		101

9.1	Notices	103
9.2	Waivers; Amendments	105
9.3	Expenses; Indemnity; Damage Waiver	106
9.4	Successors and Assigns	112
9.5	Survival	112
9.6	Counterparts; Integration	112
9.7	Severability	112
9.8	Right of Setoff	112
9.9	Governing Law; Jurisdiction; Consent to Service of Process	114
9.10	WAIVER OF JURY TRIAL	114
9.11	Headings	114
9.12	Confidentiality	115
9.13	USA PATRIOT Act	115
9.14	Release of Liens and Guarantees	116
9.15	Enforcement Matters	117
9.16	No Fiduciary Duty	117
9.17	Interest Rate Limitation	118
9.18	Canadian Anti-Money Laundering Legislation	118
9.19	Judgment Currency	119
9.20	Electronic Execution	119
9.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	120
9.22	Conflicts	120
9.23	Operating Account	120

SECTION 10. SECURITY AND PRIORITY		120

10.1	Collateral; Grant of Lien and Security Interest	120
10.2	Priority and Liens Applicable to Loan Parties	121
10.3	Grants, Rights and Remedies	121
10.4	No Filings Required	121
10.5	Survival	121

iv

SCHEDULES:

1.1(a)	Existing Letters of Credit

1.1(b)	Subsidiary Guarantors

2.1	Lenders

3.4	Consents, Authorizations, Filings and Notices

3.6	Material Litigation

3.14(a)	Subsidiaries

3.14(b)	Agreements Related to Capital Stock

6.11	Affiliate Transactions

EXHIBITS:

A	[Reserved]

B	Form of Closing Certificate

C	Form of Assignment and Assumption

D	Form of Term Note

E-1	Form of U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships)

E-2	Form of U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships)

E-3	Form of U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships)

E-4	Form of U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships)

F	Form of Borrowing Request

G	Election Joinder

H	Budget

I	Exit Term Loan Facility Term Sheet

J	Form of Interim DIP Order

K	Form of Withdrawal Request

v

DEBTOR-IN-POSSESSION TERM LOAN CREDIT AGREEMENT, dated as of June [●], 2020, among GNC CORPORATION, a Delaware corporation (“Parent”), GENERAL NUTRITION CENTERS, INC., a Delaware corporation (the “Borrower”), GNC Holdings, Inc., a Delaware corporation (“Holdings”), GNC Parent LLC, a Delaware limited liability company (“GNC Parent LLC”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), GLAS TRUST COMPANY LLC, as administrative agent (together with its successors in such capacity, the “Administrative Agent”) and GLAS TRUST COMPANY LLC, as collateral agent (together with its successors in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENTS

WHEREAS, the Loan Parties have commenced voluntary cases (the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and the Loan Parties continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, GNC Holdings, Inc., in its capacity as foreign representative on behalf of the Loan Parties, commenced a recognition proceeding under Part IV of the Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) to recognize in Canada the Chapter 11 Cases as “foreign main proceedings” (the “Recognition Proceedings”);

WHEREAS, in connection with the filing of the Chapter 11 Cases and the occurrence of the Interim DIP Order Entry Date, the Borrower, in its role as “ABL Administrative Borrower” under the Prepetition ABL Agreement, has terminated the “Revolving Credit Commitments” (as defined in the Prepetition ABL Agreement), repaid all Prepetition Revolving Loans, and cash collateralized the outstanding “Letters of Credit” (as defined in the Prepetition ABL Agreement) (such termination, repayment and cash collateralization, the “Revolver Termination”);

WHEREAS, the Borrower has requested that the Lenders extend post-petition loans and advances to the Borrower in the form of term loans in an aggregate principal amount of $200,000,000. The Lenders have severally, and not jointly, agreed to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth; and

WHEREAS, to provide security for the repayment of the Loans, and the payment of the other Obligations of the Loan Parties hereunder and under the other Loan Documents, the Loan Parties will grant to the Collateral Agent, for its benefit and the benefit of the Lenders, certain security interests, liens, and other rights and protections pursuant to the terms hereof and pursuant to Sections 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code, and super-priority administrative expense claims pursuant to Section 364(c)(1) of the Bankruptcy Code, all as more fully described herein.

The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABL Priority Collateral”: the “ABL Priority Collateral” (under and as defined in the Prepetition Intercreditor Agreement).

“ABR”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Ad Hoc Group of Crossover Lenders”: the group of ad hoc holders of the Prepetition Term Loans and Prepetition FILO Loans represented by Milbank LLP, Cassels Brock & Blackwell LLP and Houlihan Lokey, Inc.

“Ad Hoc Group Advisors”: Milbank LLP, Cassels Brock & Blackwell LLP and Houlihan Lokey, Inc.

“Adjusted LIBO Rate”: with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a)(i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate or (b) with respect to Eurodollar Loans, 1.00%.

“Administrative Agent”: as defined in the preamble hereto.

“Administrative Questionnaire”: an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Affiliated Lender”: any Affiliate of Parent other than (i) Parent or any Subsidiary of Parent and (ii) any natural Person.

“Agents”: the collective reference to the Administrative Agent and the Collateral Agent.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the aggregate then unpaid principal amount of such Lender’s Term Loans.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

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“Agreement”: this Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1%, (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% and (d) with respect to ABR Loans, 2.00%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the Screen Rate (or if the Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.17 hereof, then the Alternate Base Rate shall be the greatest of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Alternative Transaction” means any dissolution, winding up, liquidation, reorganization, recapitalization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership, sale of assets, financing (debt or equity), restructuring, repurchase, refinancing, extension or repayment of a material portion of the Borrower’s funded debt or similar transaction of or by any of the Loan Parties, other than the transactions contemplated by and in accordance with the Restructuring Support Agreement.

“Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin”: (i) 13.00% per annum for Eurodollar Loans and (ii) 12.00% per annum for ABR Loans.

“Approved Fund”: any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit as its primary activity and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Plan of Reorganization”: a Chapter 11 plan of reorganization, having the terms set forth in the Restructuring Support Agreement and otherwise in form and substance reasonably satisfactory to the Borrower and the Required Lenders, and filed by the Loan Parties with the Bankruptcy Court in connection with the Chapter 11 Cases, as may be amended, supplemented or otherwise modified from time to time.

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit C or any other form approved by the Administrative Agent and the Borrower.

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“Attributable Indebtedness”: when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Borrower’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi- annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Avoidance Actions”: all causes of action arising under Chapter 5 of the Bankruptcy Code and similar statutes of the relevant states.

“Backup Withholding Tax”: United States federal withholding Taxes imposed pursuant to Section 3406 of the Code, as in effect on the date of this Agreement, or any successor provision that is substantially the equivalent thereof, and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions).

“Backstop Commitment Letter”: the DIP Backstop Commitment Letter dated June [●], 2020 among the Borrower, each of the other Loan Parties party thereto and the Backstop Lenders party thereto.

“Backstop Lenders”: certain members of the Ad Hoc Group of Crossover Lenders that have (on a several, but not joint, basis) backstopped the full aggregate amount of the Facility by providing the commitments to participate in the Facility that are not assumed by the other Prepetition Term Loan Lenders.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code”: Title 11 of the United States Code, as amended from time to time.

“Bankruptcy Court”: as defined in the recitals hereto.

“Bankruptcy Court DIP Order”: the Interim DIP Order or the Final DIP Order, as applicable.

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“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, monitor, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board”: the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrower Materials”: as defined in Section 5.2.

“Borrowing”: Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request”: a request by the Borrower for a Borrowing substantially in the form of Exhibit F.

“Budget”: the 13-week statement of the Loan Parties’ anticipated cash receipts and Budget Disbursements for the first 13 weeks of the Chapter 11 Cases, set forth on a weekly basis, including the anticipated uses of the proceeds from the Facility for such period and attached hereto as Exhibit H, as updated pursuant to Section 5.1(B)(a) from time to time.

“Budget Disbursements”: in any period, the Loan Parties’ operating disbursements and Capital Expenditures (excluding Professional Fees and restructuring charges arising on account of the Chapter 11 Cases (including U.S. Trustee fees and professional fees and expenses incurred by any official committee appointed in the Chapter 11 Cases or the Agents, the Lenders and/or the Loan Parties or paid by the Loan Parties as adequate protection)).

“Budgeted Disbursements Test”: as defined in the definition of “Budget Event”.

“Budgeted Receipts Test”: as defined in the definition of “Budget Event”.

“Budget Event”: shall mean any of the following:

(a) the aggregate amount of actual receipts during any Budget Testing Period shall be less than the aggregate receipts in the Budget for such Budget Testing Period by an amount greater than the Permitted Variance (this clause (a), the “Budgeted Receipts Test”); or

(b) the aggregate amount of actual Budget Disbursements shall exceed the projected aggregate Budget Disbursements in the Budget for such Budget Testing Period by more than the Permitted Variance (this clause (b), the “Budgeted Disbursements Test”).

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“Budget Testing Date” means (a) in the case of the Budgeted Receipts Test, the Wednesday of each week after the Petition Date, commencing with Wednesday, July 22, 2020, and (b) in the case of the Budgeted Disbursements Test, the Wednesday of each week after the Petition Date, commencing with Wednesday, July 8, 2020.

“Budget Testing Period” shall mean:

(a) for the Budgeted Receipts Test, (i) with respect to the first Budget Testing Date, the period beginning on Saturday, June 20, 2020 and ending on the Friday prior to such first Budget Testing Date and (ii) with respect to each Budget Testing Date thereafter, the period beginning on the fifth prior Saturday to such Budget Testing Date and ending on the Friday prior to such Budget Testing Date; and

(b) for the Budgeted Disbursements Test, (i) with respect to the first Budget Testing Date, the period beginning on Saturday, June 20, 2020 and ending on the Friday prior to such first Budget Testing Date, (ii) with respect to the second Budget Testing Date, the period beginning on Saturday, June 20, 2020 and ending on the Friday prior to such second Budget Testing Date, (iii) with respect to the third Budget Testing Date, the period beginning on Saturday, June 20, 2020 and ending on the Friday prior to such third Budget Testing Date, and (iv) with respect to each Budget Testing Date thereafter, the period beginning on the fifth prior Saturday to such Budget Testing Date and ending on the Friday prior to such Budget Testing Date.

“Business Day”: any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, Pittsburgh, Pennsylvania or Toronto, Ontario are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Canadian Anti-Corruption Laws”: the Corruption of Foreign Public Officials Act (Canada), Special Economic Measures Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), Part of the Criminal Code (Canada) and the Export and Import Permits Act (Canada), and any related regulations.

“Canadian Anti-Money Laundering Legislation”: the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the United Nations Act (Canada), and any regulations thereunder.

“Canadian Defined Benefit Plan”: a Canadian Pension Plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Court”: as defined in the recitals hereto.

“Canadian Court DIP Recognition Order”: the Interim DIP Recognition Order and the Final DIP Recognition Order, as applicable.

“Canadian Dollars” and “C$”: lawful currency of Canada.

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“Canadian Guarantee and Collateral Agreement”: the Canadian Guarantee and Collateral Agreement, dated as of the Closing Date, executed and delivered by the Canadian Guarantor, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Canadian Guarantor”: General Nutrition Centres Company, an unlimited liability company organized under the laws of Nova Scotia.

“Canadian Pension Plan”: any pension plan maintained or sponsored by the Canadian Guarantor that is subject to the funding requirements of the Pension Benefits Act (Ontario), the Income Tax Act (Canada) or applicable pension benefits legislation in any other Canadian jurisdiction and is applicable to employees resident in Canada and to which the Canadian Guarantor is making or accruing an obligation to make contributions or has within the preceding five years made or accrued such contributions.

“Canadian Pension Termination Event”: (a) the withdrawal of the Canadian Guarantor from a Canadian Defined Benefit Plan which is “multi-employer pension plan”, as defined under applicable pension standards legislation, during a plan year, or (b) the filing of a notice of interest to terminate in whole or in part a Canadian Defined Benefit Plan or the filing of an amendment with the applicable Governmental Authority which terminates a Canadian Defined Benefit Plan, in whole or in part, or the treatment of an amendment as a termination or partial termination of a Canadian Defined Benefit Plan, (c) the institution of proceedings by any Governmental Authority to terminate a Canadian Defined Benefit Plan in whole or in part or have a replacement administrator or trustee appointed to administer a Canadian Defined Benefit Plan or (d) any other event or condition or declaration or application which might constitute grounds for the termination or winding up of a Canadian Defined Benefit Plan, in whole or in part, or the appointment by any Governmental Authority of a replacement administrator or trustee to administer a Canadian Defined Benefit Plan.

“Canadian Welfare Plan”: any medical, health, hospitalization, insurance or other employee benefit or welfare plan or arrangement of the Canadian Guarantor applicable to employees resident in Canada.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that are required to be capitalized under GAAP on a balance sheet of such Person, it being understood that Capital Expenditures do not include amounts expended to purchase assets constituting an on-going business.

“Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet (excluding the footnotes thereto) of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

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“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, including convertible securities but excluding debt securities convertible or exchangeable into any of the foregoing.

“Carve Out” has the meaning specified in the Bankruptcy Court DIP Order.

“Cash Equivalents”: (a) United States and Canadian dollars; (b) in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business and not for speculation; (c) securities and other obligations issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition; (d) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Lender or with any domestic or foreign bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia or any U.S. branch of a foreign bank having, capital and surplus of not less than $500,000,000; (e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) above or clause (g) below entered into with any financial institution meeting the qualifications specified in clause (d) above; (f) commercial paper rated at least P-2 by Moody’s Investor Service, Inc. or at least A-2 by Standard & Poor’s Rating Services (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, maturing within one year after the date of acquisition; (g) marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (h) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an investment grade rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of one year or less from the date of acquisition; (i) Investments with average maturities of one year or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (j) short-term obligations of, or fully guaranteed by, the government of Canada, (k) short-term obligations of, or fully guaranteed by, the government of a Province of Canada, in each case having a rating of “A-” (or the then equivalent grade) or better by a nationally recognized rating agency and (l) investment funds investing substantially all of their assets in Cash Equivalents of the kinds described in clauses (a) through (k) of this definition.

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In the case of Investments by the Canadian Guarantor or by any Foreign Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (l) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by the Canadian Guarantor or by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (l) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall also include amounts denominated in currencies other than those set forth in clause (a) above, provided that such amounts are converted into Dollars as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Management Order”: as defined in Section 4.1(k).

“Cash Management Services”: any treasury, depositary, pooling, netting, overdraft, stored value card, purchase card (including so-called “procurement cards” or “P-cards”), debit card, credit card, cash management and similar services and any automated clearing house transfer of funds.

“CCAA”: as defined in the recitals hereto.

“CFC”: a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law”: (a) the adoption of any law, rule or regulation after the date of this Agreement or, if later, the date on which the applicable Lender becomes a Lender hereunder (a “Later Date”), (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or, if later, the date on which the applicable Lender becomes a Lender hereunder, or (c) compliance by any Lender (or, for purposes of Section 2.18(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement or, if later, the date on which the applicable Lender becomes a Lender hereunder. Notwithstanding anything herein to the contrary (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control”: the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of Holdings or any of its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act),

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directly or indirectly, of Capital Stock representing more than 51% of the ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis but not giving effect to contingent voting rights which have not vested); (b) Parent shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Permitted Liens); or (c) Holdings shall cease to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly) and control, directly or indirectly, 100% of each class of outstanding Capital Stock of the Parent.

“Chapter 11 Cases”: the meaning specified in the recitals hereto.

“Closing Date”: the first date all the conditions in Section 4.1 have been satisfied or waived which shall not be later than three Business Days after the Interim DIP Order Entry Date.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement and the “DIP Collateral” as defined in the Bankruptcy Court DIP Orders. The term “Collateral” shall not include any Excluded Assets.

“Collateral Agent”: as defined in the preamble hereto.

“Commitment”: with respect to any Lender, such Lender’s New Money Commitment and/or such Lender’s Roll-up Loans Commitment.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Sections 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Company Intellectual Property”: as defined in Section 3.9.

“Confirmation Date”: the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

“Confirmation Order”: an order of the Bankruptcy Court, in form and substance acceptable to the Required Lenders, confirming the Approved Plan of Reorganization.

“Contractual Obligation”: with respect to any Person, any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Credit Party”: the Administrative Agent, the Collateral Agent or any Lender.

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“Debtor Relief Laws”: the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding Up and Restructuring Act (Canada), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect.

“Default”: any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: any Lender that (a) has failed, within three Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans (unless such Lender indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance reasonably satisfactory to the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or Bail-in Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“DIP Funding Account”: the account in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner reasonably satisfactory to the Administrative Agent in which the proceeds of the New Money Loans shall be deposited and held.

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“DIP Superpriority Claim”: allowed superpriority administrative expense claims granted by the Bankruptcy Court DIP Order to the Administrative Agent, on behalf of itself and the Lenders, pursuant to Bankruptcy Code sections 364(c)(1), as set forth in the Bankruptcy Court DIP Order (a) with priority over any and all administrative expense claims and unsecured claims against the Loan Parties or their estates in any of the Chapter 11 Cases or in any other proceedings superseding or related to any of the foregoing, at any time existing or arising, of any kind or nature whatsoever, including, without limitation, administrative expenses of the kinds specified in or ordered pursuant to sections 105, 326, 328, 330, 331, 364, 503(a), 503(b), 507(a), 507(b), 546(c), 546(d), 726, 1113, or 1114 of the Bankruptcy Code or any other provision of the Bankruptcy Code and (b) which shall at all times be senior to the rights of the Loan Parties and their estates, and any successor trustee or other estate representative to the extent permitted by law.

“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (excluding Liens); and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”: any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Capital Stock which is not otherwise Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Capital Stock which is not otherwise Disqualified Capital Stock), in whole or in part, (iii) provides for the scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is 91 days after the Maturity Date at the time of issuance, except, in the case of clauses (i) and (ii), if as a result of a change of control event or asset sale or other Disposition or casualty event, so long as any rights of the holders thereof to require the redemption thereof upon the occurrence of such a change of control event or asset sale or other Disposition or casualty event are subject to the prior payment in full of the Obligations; provided that if such Capital Stock is issued pursuant to a plan for the benefit of employees of Parent, the Borrower or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Parent, the Borrower or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institution”:

(1)

any Person that is or controls a competitor of the Borrower or any of its Subsidiaries and is identified by the Borrower in writing to the Administrative Agent from time to time prior to, on or after the Closing Date; or

(2)

any Affiliate of any of the foregoing Persons that is (i) reasonably identifiable solely on the basis of the similarity of such Affiliate’s name (but excluding any such Affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which such foregoing Person does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such Affiliate) or (ii) identified by the Borrower to the Administrative Agent in writing from time to time prior to, on or after the Closing Date.

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“Dollars” and “$”: lawful currency of the United States of America.

“Domestic Subsidiary”: a Restricted Subsidiary that is incorporated, organized or otherwise formed under the laws of the United States, any State thereof or the District of Columbia.

“EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Election Deadline”: 5:00 pm eastern time on the date that is ten (10) Business Days following the entry of the Interim DIP Order.

“Eligible Assignee”: (i) any Lender, any Affiliate of a Lender and any Approved Fund, (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) and which extends credit or buys loans in the ordinary course, and (iii) solely for the purpose of Section 10.6, any Loan Party that is a Wholly Owned Subsidiary and a Domestic Subsidiary and a disregarded entity for tax purposes.

“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, enforceable guidelines, codes, decrees, or other legally enforceable requirements of any international authority, foreign government, the United States or Canada, or any state, provincial, territorial, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct for protection of the environment or of human health, or employee health and safety (as it relates to exposure to Hazardous Materials).

“Environmental Liability”: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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“Environmental Permits”: any and all permits, licenses, approvals, registrations, and other authorizations of a Governmental Authority required under any Environmental Law.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Event” means (i) a Reportable Event with respect to any Single Employer Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Single Employer Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Single Employer Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Single Employer Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Borrower or Commonly Controlled Entity from any Single Employer Plan with two or more contributing sponsors or the termination of any such Single Employer Plan resulting in liability to any Borrower or Commonly Controlled Entity pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Single Employer Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan; (vi) the imposition of liability on any Borrower or Commonly Controlled Entity pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of any Borrower or Commonly Controlled Entity in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Borrower or Commonly Controlled Entity of notice from any Multiemployer Plan that it is in Insolvency, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 4068 of ERISA upon the property and rights to property belonging to any Borrower or Commonly Controlled Entity; or (ix) a Canadian Pension Termination Event.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default”: any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

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“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Excluded Assets”: the collective reference to:

(1) any licenses, franchises, charters and authorizations of a Governmental Authority to the extent a security interest therein under the Loan Documents is prohibited by or would require the consent, license or approval of any Governmental Authority (except to the extent such prohibition or restriction is ineffective under the Uniform Commercial Code, the Bankruptcy Court DIP Order or other applicable law notwithstanding such prohibition);

(2) any asset if the granting of a security interest under the Loan Documents in such asset would be prohibited by any (x) law, treaty, rule or regulation (including all applicable regulations and laws regarding assignments of and security interests in, government receivables) or a court or other Governmental Authority or would require the consent, license or approval of any Governmental Authority (other than proceeds thereof, to the extent the assignment of such proceeds is effective under the Uniform Commercial Code, the Bankruptcy Court DIP Order or other applicable law notwithstanding such prohibition and the assignment of such proceeds is not prohibited by applicable law and does not require the consent, license or approval of any Governmental Authority) or (y) contractual obligation (only to the extent such restriction is binding on such asset (i) on the Closing Date or (ii) on the date of the acquisition thereof and not entered into in contemplation thereof) (except to the extent such prohibition or restriction is ineffective under the Uniform Commercial Code, the Bankruptcy Court DIP Order or other applicable law notwithstanding such prohibition);

(3) any lease, license or other agreement to the extent that a grant of a security interest therein under the Loan Documents would violate or invalidate such lease, license or agreement (except any such lease, license or agreement among Holdings and its Wholly-Owned Subsidiaries and except to the extent such prohibition or restriction is ineffective under the Uniform Commercial Code, the Bankruptcy Court DIP Order or other applicable law notwithstanding such prohibition);

(4) Capital Stock (i) in any Person that is not a Wholly-Owned Subsidiary to the extent the pledge or other granting of a security interest under the Loan Documents in such Capital Stock would be prohibited by, or require a consent or approval under, organizational or governance documents or shareholders’ or similar agreements of or with respect to such Person (except to the extent such prohibition or restriction is ineffective under the Uniform Commercial Code, the Bankruptcy Court DIP Order, or other applicable law notwithstanding such prohibition) and (ii) in Unrestricted Subsidiaries, broker-dealer Subsidiaries, not-for-profit Subsidiaries and captive insurance Subsidiaries;

(5) any assets subject to a Lien permitted by Section 6.3(j) or 6.3(q) to the extent the documents governing such Lien prohibit, or require a consent or approval in order for, such assets to be subject to the Liens created by the Loan Documents (except to the extent such prohibition or restriction is ineffective under the Uniform Commercial Code, the Bankruptcy Court DIP order or other applicable law notwithstanding such prohibition);

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(6) any United States (or Canadian) intent-to-use application for registration of a trademark or service mark prior to the acceptance by the United States Patent and Trademark Office (or the Canadian Intellectual Property Office) of a statement of use or an amendment to allege use, to the extent and for so long as the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of, a Loan Party’s right, title or interest therein or any trademark or service mark registration issued therefrom;

(7) assets sold or otherwise disposed of to a Person who is not a Loan Party in compliance with Section 6.5;

(8) “margin stock” within the meaning of Regulation U;

(9) segregated trust fund accounts, payroll accounts, accounts used solely for making payments in respect of withholding taxes and employee benefits, trust accounts, escrow accounts for the benefit of unaffiliated third parties, and the cash collateral account established pursuant to the LC Cash Collateral Agreement (collectively, the “Excluded Accounts”);

(10) assets of broker-dealer Subsidiaries, not-for-profit Subsidiaries and captive insurance Subsidiaries;

(11) “consumer goods” (as defined in the PPSA);

(12) any Receivables for which the account debtor is incorporated or located in Iran; and

(13) any Avoidance Actions (other than the proceeds thereof);

provided that (a) in the case of clauses 2(y), (3) and (5), such exclusion shall not apply (i) to the extent the prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code, the Bankruptcy Code or other applicable law or (ii) to proceeds of the assets referred to in such clause, the assignment of which is expressly deemed effective under Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code, the Bankruptcy Code or other applicable law and (b) assets described above shall no longer be “Excluded Assets” upon termination of the applicable prohibition or restriction described above that caused such assets to be treated as “Excluded Assets”.

“Excluded Domestic Subsidiaries”: GNC Intermediate IP Holdings, LLC, GNC Intellectual Property Holdings, LLC, Nutra Insurance Company, GNC Newco Parent LLC and GNC Supply Purchaser, LLC.

“Excluded Subsidiary”: (a) [reserved], (b) [reserved], (c) [reserved], (d) [reserved], (e) the Excluded Domestic Subsidiaries, (f) any Restricted Subsidiary which is a limited partnership of which the Borrower or a Guarantor does not constitute the general partner, (g) [reserved], (h) any Subsidiary to the extent such Subsidiary’s guaranteeing any of the Obligations or otherwise becoming a Loan Party is prohibited or restricted by any Requirement of Law or requires the consent, approval, license or authorization of any Governmental Authority (unless such consent, approval, license or authorization has been obtained (it being agreed that

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the Borrower shall be under no obligation to seek the same)), (i) not-for-profit Subsidiaries, (j) any Subsidiary which is not a Wholly-Owned Subsidiary of Parent, (k) captive insurance Subsidiaries, (l) broker-dealer Subsidiaries, (m) special purpose receivables Subsidiaries, (n) [reserved], and (o) any Subsidiary with respect to which (i) the Administrative Agent and the Borrower reasonably agree that the cost or other consequences of providing a guarantee or granting Liens to secure the Obligations are likely to be excessive in relation to the value to be afforded thereby or (ii) in the case of any Person that becomes a Subsidiary after the Closing Date, providing such a guarantee or granting such Liens would reasonably be expected to result in material adverse tax consequences as determined in good faith by the Borrower and consented to by the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed); provided that any Subsidiary described above shall be deemed not to be an Excluded Subsidiary if the Borrower has notified the Administrative Agent in writing that such Subsidiary should not be treated as an Excluded Subsidiary (and solely for purposes of Section 5.10(c) and the Security Documents, such Subsidiary shall be deemed to have been acquired at the time such notice is received by the Administrative Agent).

“Excluded Taxes”: with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, (a) Taxes imposed on (or measured by) its overall net income (however denominated), franchise or similar Taxes imposed on it (in each case, in lieu of net income Taxes) and Backup Withholding Taxes imposed on it by (i) the United States of America, (ii) the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office or the office to which its interests, rights and obligations under this Agreement are assigned is located or (iii) any other jurisdictions (or any political subdivision thereof) as a result of a present or former connection between the Administrative Agent, such Lender or other recipient and such jurisdiction imposing such Tax other than a connection arising as a result of the execution or delivery of, receipt of any payments, exercise of any rights or performance of any obligations under, enforcement of or any transaction or other activities related to any Loan Document, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.22(b)), any United States federal withholding Tax that is in effect and would apply to amounts payable (including, for the avoidance of doubt, commitment fees and other consent, amendment and similar fees) to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.20(a), (d) any Taxes that are attributable to a Foreign Lender’s failure to comply with Section 2.20(e)(i), and (e) any Taxes imposed under, or as a result of the failure of such recipient to satisfy the applicable requirements under, FATCA.

“Existing Letters of Credit”: the letters of credit set forth on Schedule 1.1(a).

“Exit Conversion”: the meaning specified in Section 2.23(a).

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“Exit Term Loan Facility Credit Agreement”: the meaning specified in Section 2.23(b)(i).

“Exit Term Loan Facility Term Sheet”: the Term Sheet attached hereto as Exhibit I.

“Facility”: the Loans and Commitments made available to the Borrower under this Agreement.

“FATCA”: Sections 1471 through 1474 of the Code, as in effect on the date of this Agreement or any successor provision that is substantially the equivalent thereof, any current or future regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions and including any agreements entered into pursuant to Section 1471(b)(1) of the Code) and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“Final DIP Recognition Order”: an order of the Canadian Court in the Recognition Proceedings, in form and substance satisfactory to the Required Lenders in their sole discretion, recognizing and enforcing the Final DIP Order in Canada.

“Final DIP Order”: the final order of the Bankruptcy Court, approving the Facility on a final basis, in form and substance satisfactory to the Required Lenders, as the same may be amended, modified or supplemented from time to time with the express written consent of the Required Lenders.

“Final DIP Order Entry Date”: the date on which the Final DIP Order is entered on the docket of the Bankruptcy Court.

“Final Loan”: the Loan made on or after the Final DIP Order Entry Date.

“First-Lien First Out Loans”: as defined in the Exit Term Loan Facility Term Sheet.

“First-Lien Second Out Loans”: as defined in the Exit Term Loan Facility Term Sheet.

“Flood Insurance Laws”: collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

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“Foreign Lender”: any Lender that is organized under the laws of a jurisdiction other than that of the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary”: any Subsidiary of the Borrower (other than the Canadian Guarantor and other than GNC Puerto Rico LLC) that is not a Domestic Subsidiary.

“GAAP”: generally accepted accounting principles in the United States of America as in effect from time to time.

“GNC Parent LLC”: as defined in the preamble hereto.

“Governmental Authority”: any nation or government, any state, province, territory or other political subdivision thereof and any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

“Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement, dated as of the Closing Date, executed and delivered by Parent, the Borrower and each Subsidiary Guarantor (other than the Canadian Guarantor), as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Guarantee Obligation”: with respect to any Person (the “guaranteeing person”), any obligation of the guaranteeing person guaranteeing or having the economic effect of guaranteeing any Indebtedness, lease payments, dividend payments or other economic obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security for such primary obligation, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, in each case, so as to enable the primary obligor to pay such primary obligation, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation (or portion thereof) in respect of

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which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: the collective reference to Holdings, GNC Parent LLC, Parent, the Canadian Guarantor and the Subsidiary Guarantors.

“Hazardous Materials”: (i) petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and explosive or radioactive substances or (ii) any chemical, material, waste, substance or pollutant that is prohibited, limited or regulated pursuant to any Environmental Law.

“Hedge Agreements”: all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Borrower or its Restricted Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Holdings”: as defined in the preamble hereto.

“Impacted Interest Period”: as defined in the definition of “LIBO Rate”.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation unless such obligation is not paid after becoming due and payable or appears as a liability on the balance sheet of such Person and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), but limited to the lesser of the fair market value of such Property and the principal amount of such Indebtedness if recourse is solely to such Property, (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under bankers’ acceptances, letters of credit, surety bonds and similar instruments (except unsecured and unmatured reimbursement obligations in respect thereof obtained in the ordinary course of business to secure the performance of obligations that are not Indebtedness pursuant to another clause of this definition), (g) the liquidation value of all Disqualified Capital Stock of such Person, to the extent mandatorily redeemable in cash prior to the date which is the 91st day after the Maturity Date (other than in connection with change of control events and asset sales and other Disposition and casualty events to the extent that the terms of such Capital Stock provide that such Person may not redeem any such Capital Stock in connection with such change of control

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event or asset sale or other Disposition or casualty event unless such redemption is subject to the prior payment in full of the Obligations), (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations (but limited to the lesser of the fair market value of such Property and the principal amount of such obligations) and (j) the net obligations of such Person in respect of Hedge Agreements solely for the purposes of Section 6.2 and Section 7.

“Indemnified Taxes”: Taxes other than Excluded Taxes.

“Information Officer”: FTI Consulting Canada Inc., in its capacity as court-appointed information officer in connection with the Recognition Proceedings.

“Initial Recognition Order” means an order of the Canadian Court, in form and substance acceptable to the Required Lenders in their sole discretion, among other things, recognizing the Chapter 11 Cases as foreign main proceedings under Part IV of the CCAA.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, Canadian, state, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service marks, technology, know-how and processes, recipes, formulas, trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agreements”: the Prepetition Intercreditor Agreement and any other intercreditor agreement entered into by or among any Representatives and the Loan Parties, in each case as in effect from time to time.

“Interest Election Request”: a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.10.

“Interest Payment Date”: (a) with respect to any ABR Loan, the last day of each month, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and the Maturity Date of the Facility.

“Interest Period”: with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next

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succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim DIP Order”: the order of the Bankruptcy Court, approving the Facility on an interim basis, substantially in the form of Exhibit J hereto.

“Interim DIP Order Entry Date”: the date on which the Interim DIP Order is entered on the docket of the Bankruptcy Court.

“Interim DIP Recognition Order”: the order issued by the Canadian Court in form and substance acceptable to the Required Lenders in their sole discretion, which shall have been issued by the Canadian Court no later than three (3) Business Days after the entry of the Interim DIP Order and shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect without the written consent of the Required Lenders. For the avoidance of doubt the Interim DIP Recognition Order may be part of the Supplemental Order.

“Interim CCAA Order”: the order issued by the Canadian Court in form and substance acceptable to the Required Lenders in their sole discretion, which provides, among other things, an interim stay against the Loan Parties in Canada and which order shall have been entered by the Canadian Court as soon as practicable after the filing of the Chapter 11 Cases and before the “first day” hearing before the Bankruptcy Court.

“Interpolated Rate”: as defined in the definition of “LIBO Rate”.

“Investments”: as defined in Section 6.8.

“IRS”: the United States Internal Revenue Service.

“LC Cash Collateral Agreement”: the Cash Collateral Agreement, dated as of [•], 2020, between General Nutrition Centers, Inc. and JPMorgan Chase Bank, N.A.

“Lender Parties”: as defined in Section 9.16.

“Lenders”: the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

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“LIBO Rate”: with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on page LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the LIBO Rate shall be the Interpolated Rate at such time. “Interpolated Rate” means, at any time, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time.

“Lien”: any mortgage, pledge, hypothecation, security assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself constitute a Lien.

“Loan”: any loan made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Security Documents, the Prepetition Intercreditor Agreement, the Bankruptcy Court DIP Order, the Notes and any other agreement, instrument, report and other document evidencing or securing any Obligation.

“Loan Parties”: the Borrower and the Guarantors.

“Material Adverse Effect”: (a) a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Loan Parties and their Restricted Subsidiaries, taken as a whole, (b) a material and adverse effect on the rights and remedies of the Administrative Agent, the Collateral Agent and Lenders, taken as a whole, under the Loan Documents or (c) a material and adverse effect on the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents; provided that none of the following shall constitute a Material Adverse Effect under clause (a) hereof: (i) the COVID-19 pandemic and the direct and indirect effects of the COVID-19 pandemic upon the Loan Parties (provided that the exception in this clause (i) shall not apply to the extent that such pandemic and the direct and indirect effects thereof are disproportionately adverse to the Loan Parties, taken as whole, as compared to other companies in similar lines of business that the Loan Parties operate), (ii) the Chapter 11 Cases, Recognition Proceedings and/or the events and conditions related and/or leading up to or following the commencement of the Chapter 11 Cases and Recognition Proceedings, (iii) any defaults under agreements that are stayed under the

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Bankruptcy Code or CCAA, as applicable, as a result of the Chapter 11 Cases or Recognition Proceedings, (iv) reduction in payment terms by suppliers, reclamation claims, and any “going concern” or other qualification, exception or explanatory note in the Loan Parties’ audited financial statements, (v) any matters publicly disclosed prior to the Closing Date, (vi) any matters disclosed in the “first day orders” and “second day orders” entered by the Bankruptcy Court at the time of the commencement of the Chapter 11 Cases, and (vii) any matters disclosed in the Schedules hereto.

“Material Debt”: Indebtedness (other than Indebtedness constituting Obligations), or obligations in respect of one or more Hedge Agreements (other than to the extent constituting Obligations), of any one or more of Parent, the Borrower or any Restricted Subsidiary in an aggregate principal amount exceeding $2,000,000. For purposes of determining Material Debt, the “obligations” of Parent, the Borrower or any Restricted Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Parent, the Borrower or such Restricted Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.

“Maturity Date”: the earliest to occur of (i) [●]1, (ii) the date that is 35 days (or such later date as the Required Lenders may agree) after the Petition Date if the Final DIP Order has not been entered prior to the expiration of such 35-day period, (iii) the date the Bankruptcy Court orders the conversion of the Chapter 11 Cases to a Chapter 7 liquidation or the dismissal of the Chapter 11 Cases, (iv) the acceleration of the Loans and the termination of the Commitment under the Facility, (v) the sale of all or substantially all of the Loan Parties’ assets and (vi) the consummation of a Chapter 11 plan of reorganization for the Loan Parties; provided that if the Exit Conversion occurs, the Loans shall not be paid in cash and shall convert in accordance with the terms and conditions set forth in Section 2.23.

“Maximum Rate”: as defined in Section 9.17.

“Milestones”: the “DIP Term Milestones” as defined in the Bankruptcy Court DIP Order (which Milestones may be extended in writing by the Required Lenders).

“Moody’s”: Moody’s Investor Services, Inc.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Commonly Controlled Entity contributes or has an obligation to contribute or with respect to which the Borrower or any Commonly Controlled Entity has any liability (including if such liability was imposed pursuant to Section 4212(c) of ERISA).

“Net Cash Proceeds”: (a) in connection with any Recovery Event, the proceeds thereof received by the Loan Parties in the form of cash and Cash Equivalents of such Recovery Event, net of the sum of (i) out-of-pocket attorneys’ fees, accountants’ fees and investment banking and advisory fees incurred by the Loan Parties in connection with such Recovery Event, (ii) principal, premium or penalty, interest and other amounts required to be paid in respect of Indebtedness secured by the asset subject to such Recovery Event and that is required to be

[1]	To be date that is 6 months from Petition Date.

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repaid in connection with such Recovery Event (other than Indebtedness under the Loan Documents), (iii) other out-of-pocket fees and expenses actually incurred in connection therewith, (iv) taxes (and the amount of any distributions made pursuant to Section 6.6 to permit Parent or any direct or indirect parent company of the Parent to pay taxes) (including, without limitation, sales, transfer, deed or mortgage recording taxes) paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (v) in the case of any Recovery Event by a Restricted Subsidiary that is not a Wholly Owned Subsidiary, the pro-rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Restricted Subsidiary that is a Wholly Owned Subsidiary as a result thereof and (vi) any reserve established in accordance with GAAP; provided that such reserved amounts shall be Net Cash Proceeds to the extent and at the time of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any such reserve, and (b) in connection with any issuance or incurrence of any Indebtedness or Capital Stock, the cash proceeds received by the Loan Parties from such issuance or incurrence, net of attorneys’ fees, investment banking and advisory fees, accountants’ fees, underwriting discounts and commissions and other customary fees, costs and expenses actually incurred in connection therewith, any swap breakage costs and other termination costs related to Hedge Agreements and any other fees and expenses actually incurred in connection therewith), in each case as determined reasonably and in good faith by a Responsible Officer of the Borrower.

“New Money Commitment” means as to each Lender, its obligation to make a New Money Loan to Borrower hereunder, expressed as an amount representing the maximum principal amount of New Money Loans to be made by such Lender under this Agreement, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption or an election joinder in the form of Exhibit G. The amount of each Lender’s New Money Commitment is set forth on Schedule 2.1 under the caption “New Money Loans” or, otherwise, in the Assignment and Assumption or election joinder pursuant to which such Lender shall have assumed its New Money Commitment, as the case may be. The aggregate amount of the New Money Commitments on the Closing Date is $100,000,000.

“New Money Loans”: the Loans made pursuant to Section 2.1 under the New Money Commitment.

“Non-Consenting Lender”: as defined Section 2.22(c).

“Nonpublic Information”: information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Note”: any promissory note evidencing any Loan substantially in the form of Exhibit D hereto.

“NYFRB”: the Federal Reserve Bank of New York.

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“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that the NYFRB Rate shall in no event be determined for any day to be lower than the Federal Funds Effective Rate for such day (to the extent that the Federal Funds Effective Rate is published for such day or for the immediately preceding Business Day).

“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to the Administrative Agent, the Collateral Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Document, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, to the Collateral Agent or to any Lender that are required to be paid by the Borrower pursuant hereto).

“Operating Account”: the deposit account established by the Borrower for the purpose of receipt of the Withdrawals and proceeds of Collateral.

“Organizational Documents”: with respect to any Person, (i) in the case of any corporation, the certificate of incorporation or articles of incorporation and by-laws (or similar constitutive documents) of such Person, (ii) in the case of any limited liability company, the certificate or articles of formation or organization and operating agreement (or similar constitutive documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such Person, (v) in the case of any unlimited liability company, the memorandum of association, and (vi) in any other case, the functional equivalent of the foregoing.

“Other Taxes”: any and all present or future recording, stamp or documentary or any other excise or property Taxes, charges or similar levies imposed by any Governmental Authority arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

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“Parent”: as defined in the preamble hereto.

“Participant”: as defined in Section 9.4(c).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Liens”: Liens permitted by Section 6.3.

“Permitted Variance”: for purposes of testing whether a Budget Event has occurred, during any Budget Testing Period, a variance of, (a) with respect to the Budgeted Receipts Test, 15% and (b) with respect to the Budgeted Disbursements Test, 15% for the first two Budget Testing Periods and 10% for each subsequent Budget Testing Period.

“Person”: an individual, partnership, corporation, limited liability company, unlimited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Petition Date”: June [●], 2020.

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such Plan were terminated at such time, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 5.2.

“Pledged Capital Stock”: as defined in the Guarantee and Collateral Agreement.

“PPSA”: the Personal Property Security Act (Ontario) or the equivalent legislation (including the Civil Code (Quebec)) in any other applicable province or territory of Canada.

“Prepetition ABL Agent”: JPMorgan Chase Bank, N.A., in its capacity as administrative agent under any of the Prepetition ABL Loan Documents or any successor administrative agent.

“Prepetition ABL Agreement”: that certain ABL Credit Agreement, dated as of February 28, 2018 (the “Prepetition Credit Closing Date”) (as amended by that certain First Amendment, dated as of March 20, 2018, that certain Second Amendment, dated as of May 15, 2020, and that certain Third Amendment, dated as of June 12, 2020), among Parent, the Borrower, the Subsidiaries party thereto as borrowers, the several banks and other financial institutions or entities from time to time party thereto as lenders and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

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“Prepetition ABL Loan Documents”: the Prepetition ABL Agreement and the other “Loan Documents” under and as defined in the Prepetition ABL Agreement.

“Prepetition ABL Loan Indebtedness”: Indebtedness of Parent, the Borrower or any Guarantor outstanding, or secured, under the Prepetition ABL Loan Documents.

“Prepetition ABL/FILO Amendment and Restatement”: an amendment and restatement to the Prepetition ABL Agreement in form and substance satisfactory to the Required Lenders and providing for the rolling up of the Prepetition FILO Loans.

“Prepetition Agents”: the Prepetition Term Loan Agent and the Prepetition ABL Agent.

“Prepetition Convertible Notes Documents”: the Prepetition Convertible Notes Indenture and the other documents evidencing Indebtedness for borrowed money executed in connection therewith.

“Prepetition Convertible Notes Indenture”: as defined in the definition of “Prepetition Convertible Senior Notes”.

“Prepetition Convertible Senior Notes”: the 1.50% Convertible Senior Notes due August 15, 2020 issued under that certain indenture dated as of August 10, 2015, among Holdings, Parent, the Borrower and the other subsidiaries party thereto, and Bank of New York Mellon Trust Company, N.A., as trustee (such indenture, the “Prepetition Convertible Notes Indenture”).

“Prepetition Convertible Senior Note Indebtedness”: Indebtedness of Holdings, the Borrower or any Guarantor under the Prepetition Convertible Notes Documents.

“Prepetition Credit Closing Date”: as defined in the definition of “Prepetition ABL Agreement”.

“Prepetition FILO Lenders”: the lenders of the Prepetition FILO Loans.

“Prepetition FILO Loans”: the “FILO Term Loans” under and as defined in the Prepetition ABL Agreement.

“Prepetition Intercreditor Agreement”: the Intercreditor Agreement, dated as of February 28, 2018, by and among the Prepetition Term Loan Agent, the Prepetition Term Loan Collateral Agent, the Prepetition ABL Agent, Parent, the Borrower and its Restricted Subsidiaries parties thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Prepetition Lenders”: the Prepetition Term Loan Lenders, the Prepetition FILO Lenders and the Prepetition Revolving Lenders.

“Prepetition Loan Documents”: the Prepetition ABL Loan Documents, the Prepetition Term Loan Documents and the Prepetition Convertible Notes Documents.

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“Prepetition Obligations”: the Prepetition Term Loan Obligations, the Prepetition ABL Loan Indebtedness and the Prepetition Convertible Senior Note Indebtedness.

“Prepetition Revolving Lenders”: the lenders of the Prepetition Revolving Loans.

“Prepetition Revolving Loans”: the “Revolving Credit Loans” under and as defined in the Prepetition ABL Agreement.

“Prepetition Term Loan Agent”: JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Prepetition Term Loan Documents or any other successor administrative agent.

“Prepetition Term Loan Agreement”: that certain Amended and Restated Term Loan Credit Agreement, dated as of February 28, 2018 (as amended by that certain First Amendment, dated as of May 15, 2020, and that certain Second Amendment, dated as of June 12, 2020, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time), among Parent, the Borrower, the several banks and other financial institutions or entities from time to time party thereto as lenders, the Prepetition Term Loan Collateral Agent and the Prepetition Term Loan Agent.

“Prepetition Term Loan Collateral Agent”: GLAS Trust Company LLC, in its capacity as collateral agent under any of the Prepetition Term Loan Documents or any successor collateral agent.

“Prepetition Term Loan Documents”: the “Loan Documents” as defined in the Prepetition Term Loan Agreement.

“Prepetition Term Loan Lenders”: the lenders of the Prepetition Term Loans.

“Prepetition Term Loan Obligations”: the “Obligations” under and as defined in the Prepetition Term Loan Agreement.

“Prepetition Term Loans”: the “Loans” under and as defined in the Prepetition Term Loan Agreement.

“Primary Related Parties”: as defined in Section 9.3(b).

“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in its reasonable discretion) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

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“Professional Fees”: to the extent allowed at any time, whether by interim or final compensation order, all unpaid fees and expenses incurred by persons or firms retained by the Loan Parties pursuant to sections 327, 328, or 363 of the Bankruptcy Code.

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Capital Stock”: Capital Stock that is not Disqualified Capital Stock.

“Receivable”: as defined in the Guarantee and Collateral Agreement.

“Recognition Proceedings” has the meaning specified in the recitals hereto.

“Recovery Event”: any settlement of, or payment in respect of, any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Restricted Subsidiaries (other than assets consisting of ABL Priority Collateral or otherwise subject to a Permitted Lien).

“Register”: as defined in Section 9.4(b)(iv).

“Regulation FD”: Regulation FD as promulgated by the US Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate amount of Net Cash Proceeds received by the Borrower or any of its Restricted Subsidiaries in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.15(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”: any Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that the Borrower (or a Restricted Subsidiary) intends and expects to use all or a portion of the amount of Net Cash Proceeds of a Recovery Event to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in its or such Restricted Subsidiary’s business.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in the Borrower’s or a Restricted Subsidiary’s business.

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“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in the Borrower’s or the applicable Restricted Subsidiary’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Replacement Liens”: with respect to any Lien, any modification, replacement, renewal or extension of such Lien; provided that (i) such modification, replacement, renewal or extension of such Lien does not extend to any additional property other than (A) after-acquired property (to the extent such after-acquired property would have been subject to such Lien prior to such modification, replacement, renewal or extension) and (B) proceeds and products thereof, and (ii) any Indebtedness secured by such Liens is permitted by Section 6.2.

“Reportable Event”: any of the “reportable events” set forth in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Single Employer Plan, other than those events as to which notice is waived pursuant to PBGC Regulation § 4043 as in effect on the Closing Date (no matter how such notice requirement may be changed in the future).

“Representative”: with respect to Indebtedness permitted to be incurred pursuant to Section 6.2 (and permitted to be secured by all or any portion of the Collateral pursuant to Section 6.3), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Required Lenders”: at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Loans then outstanding.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Requirement of Tax Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority relating to Taxes, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Resignation Effective Date”: as defined in Section 8.9.

“Responsible Officer”: as to any Person, the chief executive officer, president, chief financial officer, chief accounting officer, comptroller, treasury manager, treasurer or assistant treasurer of such Person, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer, comptroller, treasurer or assistant treasurer of such Person. Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

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“Restricted Payments”: as defined in Section 6.6.

“Restricted Subsidiary”: any Subsidiary other than an Unrestricted Subsidiary.

“Restructuring Support Agreement”: that certain Restructuring Support Agreement dated as of June [●], 2020 among the Borrower, the other Loan Parties party thereto, and the Prepetition Term Loan Lenders and Prepetition FILO Lenders that are “Consenting Creditors” thereunder.

“Returns”: with respect to any Investment, any dividends, distributions, return of capital and other amounts received or realized in respect of such Investment.

“Revolver Termination”: as defined in the recitals hereto.

“Roll-up Lenders”: the Lenders with a Roll-up Loan Commitment as set forth on Schedule 2.1.

“Roll-up Loans”: the loans deemed made pursuant to Section 2.2 under the Roll-up Loans Commitment.

“Roll-up Loan Aggregate Commitment” means $100,000,000, which amount shall be (i) comprised of a roll-up and refinancing of the Prepetition Term Loans on the Final DIP Order Entry Date approved pursuant to the Final DIP Order and (ii) deemed funded on the Final DIP Order Entry Date approved pursuant to the Bankruptcy Court DIP Order as set forth in Section 2.2.

“Roll-up Loans Commitment” means, as to each Roll-up Lender, its obligation to be deemed to make a Roll-up Loan to the Borrower pursuant to Section 2.2 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Roll-up Loans Commitment” or in the election joinder, as applicable.

“Sale and Leaseback Transaction”: as defined in Section 6.12.

“Sales Report”: as defined in Section 5.1(B)(c).

“Sanctioned Country”: at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, for purposes of Sanctions imposed, administered or enforced by the U.S. government, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of “designated Persons” maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person listed in any Sanctions- related list of “designated Persons” maintained by the federal government of Canada, (c) any Person operating, organized or resident in a Sanctioned Country or (d) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a), (b) or (c).

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“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government or the Canadian government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“S&P”: Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Screen Rate”: as defined in the definition of “LIBO Rate”.

“SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Secured Parties”: collectively, the Administrative Agent, the Collateral Agent, the Lenders, and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to this Agreement.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Statutory Reserve Rate”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company, unlimited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

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“Subsidiary Guarantor”: as of the Closing Date, each Subsidiary of the Borrower listed on Schedule 1.1(b), together with each Subsidiary of the Borrower that becomes a Subsidiary Guarantor after the Closing Date pursuant to Section 5.10(c).

“Supplemental Order” means an order of the Canadian Court, in form and substance acceptable to the Required Lenders in their sole discretion, among other things, granting customary additional relief in the Recognition Proceedings.

“Taxes”: any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loans”: means, collectively, the New Money Loans and the Roll-up Loans.

“Type”: when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” or “Uniform Commercial Code”: the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Subsidiary”: each of GNC Intermediate IP Holdings, LLC, a Delaware limited liability company and GNC Intellectual Property Holdings, LLC, a Delaware limited liability company.

“Variance Report”: as defined in Section 5.1(B)(b).

“Variance Statement Period”: (I) with respect to the Variance Report delivered on July 1, 2020, the period beginning on Saturday, June 20, 2020 and ending on Friday, June 26, 2020, (II) with respect to the Variance Report delivered on July 8, 2020, the period beginning on Saturday, June 20, 2020 and ending on Friday, July 3, 2020, (III) with respect to the Variance Report delivered on July 15, 2020, the period beginning on Saturday, June 20, 2020 and ending on Friday, July 10, 2020, (IV) with respect to each Variance Report delivered thereafter, the period beginning on the fifth prior Saturday to the required date of delivery of such Variance Report and ending on the Friday prior to the required date of delivery of such Variance Report.

“Withdrawal”: a disbursement of funds from the DIP Funding Account, “Withdraw” and “Withdrawn” shall have correlative meanings thereto.

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“Withdrawal Amount”: the amount set forth in the Budget in the line item entitled “Withdrawal” for such week.

“Withdrawal Date”: the date of a Withdrawal.

“Withdrawal Liability”: the liability of a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withdrawal Request”: a request by the Borrower for a Withdrawal substantially in the form of Exhibit K.

“Withdrawal Cap”: (i) for the first four weeks after the Closing Date, an amount equal to the aggregate Withdrawal Amount for such 4-week period, (ii) for each week thereafter prior to adoption of a new Budget, the aggregate of the Withdrawal Amount for such week plus any unused amounts from previous weeks and (iii) upon a Proposed Budget becoming the new Budget as described in Section 5.1(B)(a) hereof, (a) for the first four weeks after the adoption of such new Budget, an amount equal to the aggregate Withdrawal Amount for such 4-week period and (b) for each week thereafter prior to adoption of a new Budget, the aggregate of the Withdrawal Amount for such week plus any unused amounts from previous weeks.

“Withholding Agent”: any Loan Party or the Administrative Agent, as applicable.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by any applicable Requirement of Law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write- down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, unless otherwise specified herein or in such other Loan Document:

(i) the words “hereof”, “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Documents as a whole and not to any particular provision of thereof;

(ii) Section, Schedule and Exhibit references refer to (A) the appropriate Section, Schedule or Exhibit in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears;

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(iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(v) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings);

(vi) unless the context requires otherwise, the word “or” shall be construed to mean “and/or”;

(vii) unless the context requires otherwise, (A) any reference to any Person shall be construed to include such Person’s legal successors and permitted assigns, (B) any reference to any law or regulation shall refer to such law or regulation as amended, modified or supplemented from time to time, and any successor law or regulation, (C) the words “asset” and “property” shall be construed to have the same meaning and effect, and (D) references to agreements (including this Agreement) or other Contractual Obligations shall be deemed to refer to such agreements or Contractual Obligations as amended, restated, amended and restated, supplemented or otherwise modified from time to time;

(viii) references to any direct or indirect parent company of the Parent shall refer to Holdings and any of its Wholly Owned Subsidiaries which are parent companies of the Parent; and

(ix) for purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (q) “personal property” shall be deemed to include “movable property”, (r) “real property” shall be deemed to include “immovable property”, (s) “tangible property” shall be deemed to include “corporeal property”, (t) “intangible property” shall be deemed to include “incorporeal property”, (u) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (v) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (w) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (x) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (y) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (z) an “agent” shall be deemed to include a “mandatary”.

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(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations (excluding contingent reimbursement and indemnification obligations that are not then due and payable).

1.3 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”) and as either New Money Loans or Roll-up Loans.

1.4 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time (provided that, notwithstanding anything to the contrary herein, (i) all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings or any Subsidiary at “fair value”, as defined therein, (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein shall be disregarded, and such Indebtedness shall at all times be valued at the full stated principal amount thereof), (iii) [reserved] and (iv) notwithstanding anything to the contrary herein, only those leases that would result or would have resulted in Capital Lease Obligations or Capital Expenditures under GAAP as in effect on the Prepetition Credit Closing Date (assuming for purposes hereof such leases were in existence on the Prepetition Credit Closing Date) will be considered capital leases and all calculations under this Agreement will be made in accordance therewith. In the event that any “Accounting Change” as defined below shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then upon the written request of the Borrower or the Administrative Agent, the Borrower, the Administrative Agent and the Lenders shall enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not occurred; provided that provisions of this Agreement in effect prior to the date of such Accounting Change shall remain in effect until the effective date of such amendment. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants.

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1.5 Agent Determinations. Any references in this Agreement to actions, determinations or decisions (but not calculations of interest, principal, fees or expenses) being made at the discretion (whether implied or expressly so stated) of (but not “sole” discretion of), or matters, calculations or documentation being satisfactory to, (or, in each case, any like or similar term) any Agent shall, unless otherwise expressly set forth in this Agreement, mean (or be deemed to mean) such Agent, as applicable, acting at the written direction, or with the written consent, of the Required Lenders or the Ad Hoc Group of Crossover Lenders (which written direction or consent may be provided via email).

1.6 Classification of Permitted Items For purposes of determining compliance at any time with Sections 6.2, 6.3, 6.5, 6.6, 6.8, 6.9, 6.14 or 6.15, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, Contractual Obligation, encumbrance or restriction or payment, prepayment, repurchase, redemption, defeasance or amendment, modification or other change in respect of Indebtedness meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such Sections 6.2, 6.3, 6.5, 6.6, 6.8, 6.9, 6.14 or 6.15, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion at such time of determination. For the avoidance of doubt, the Borrower may at any time classify and reclassify Indebtedness (or any portion thereof) incurred under Section 6.2 and Liens (or any portion thereof) incurred under Section 6.3 among applicable exceptions to such covenants.

1.7 Rounding Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.8 Currency Equivalents Generally.

(a) For purposes of determining compliance with Sections 6.2, 6.3, 6.8 and 6.9 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1 New Money Loans. Subject to the terms and conditions set forth herein and in the Bankruptcy Court DIP Order, each Lender severally agrees to make loans to the Borrower denominated in Dollars on the applicable borrowing date in an amount equal to such Lender’s New Money Commitment, if any. The Borrower may make only two borrowings on the New Money Commitments, the first of which will occur on the Closing Date in an aggregate principal amount of $30,000,000 and the second of which will constitute the Final Loan and will occur on or following the Final DIP Order Entry Date, as requested by the Borrower pursuant to Section 2.6, in an aggregate principal amount of $70,000,000. Amounts borrowed under this Section 2.1 and repaid or prepaid may not be reborrowed. Proceeds of the New Money Loans shall be deposited in the DIP Funding Account and used as permitted herein.

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2.2 Roll-up Loans. Subject to the terms and conditions set forth herein and in the Bankruptcy Court DIP Order, each Roll-up Lender severally and not jointly agrees to make Roll-up Loans on account of its Roll-up Loans Commitment to the Borrower, which loans in the aggregate shall equal and be made in accordance with the terms of the Roll-up Loan Aggregate Commitment. Only one Roll-up Loan shall be deemed made. The Roll-up Loans shall be deemed made following the Final DIP Order Entry Date in an aggregate principal amount of $100,000,000.

2.3 Election Option. Each Lender and the Borrower, hereby acknowledge and agree that each Prepetition Term Loan Lender that is not a Backstop Lender that is or becomes a party to the Restructuring Support Agreement may participate in providing both New Money Loans and Roll-up Loans in an amount equal to its pro rata proportion (determined on the basis of the principal amount of Prepetition Term Loans held by such Prepetition Term Loan Lender as compared to the principal amount of Prepetition Term Loans held by all Prepetition Term Loan Lenders under the Prepetition Term Loan Agreement on the Election Deadline) by executing an election joinder in the form of Exhibit G no later than the Election Deadline. Thereafter, (x) each such Person shall become a Lender on the next business day after the Election Deadline and (y) each existing Lender’s unused Commitment shall be reduced proportionally on such date.

2.4 [Reserved].

2.5 Loans and Borrowings. (a) The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

(b) Subject to Section 2.17, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Lender to make such Loan and the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the time each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date for such Borrowing.

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2.6 Request for Borrowing. To request a Borrowing of Term Loans, the Borrower shall (a) notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 A.M., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic transmission to the Administrative Agent of a written Borrowing Request signed by the Borrower. Such Borrowing Request shall specify the following information in compliance with Section 2.5:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

2.7 [Reserved].

2.8 Funding of Borrowings.

(a) Each Lender shall make each New Money Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the DIP Funding Account.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may (but shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

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2.9 Withdrawal. Subject to Section 4.2 , the Borrower may request disbursements from the DIP Funding Account by delivering to the Administrative Agent (with a copy to the Ad Hoc Group Advisors) a Withdrawal Request, not later than 12:00 p.m., New York City time, one Business Day before (or such shorter time as agreed by the Required Lenders) the proposed date of the applicable Withdrawal; provided that the amount that may be Withdrawn shall not exceed the Withdrawal Cap without the consent of the Required Lenders; provided further that the Borrower shall not withdraw amounts in excess of its expected upcoming needs for the upcoming week. Promptly upon the receipt of a Withdrawal Request and the satisfaction or waiver of the conditions set forth in Section 4.2, the Administrative Agent shall disburse funds from the DIP Funding Account to the Operating Account in an aggregate principal amount equal to the amount specified in such Withdrawal Request. All proceeds of the New Money Loans shall be held in the DIP Funding Account at all times until such proceeds are disbursed in accordance with this Section 2.9. Notwithstanding anything herein to the contrary, the Administrative Agent shall have no obligation to disburse any amount in excess of the amounts then held in the DIP Funding Account.

2.10 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(a) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.6 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic transmission to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(b) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.5:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

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(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

2.11 [Reserved].

2.12 Repayment of Loans; Evidence of Debt. (a) Except as otherwise set forth in Section 2.23 hereof, the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender in cash on the Maturity Date.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

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(c) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. To the extent any such accounts are inconsistent with the Register, the Register shall govern.

(d) Any Lender may request through the Administrative Agent that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in the form of Exhibit D hereto. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.

2.13 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to voluntarily prepay any Borrowing in whole but not in part, without premium or penalty (but subject to Section 2.19) subject to prior notice in accordance with paragraph (c) of this Section.

(a) Each prepayment of Term Loans pursuant to Section 2.13(a) shall be applied ratably to the Loans then outstanding.

(b) The Borrower shall notify the Administrative Agent by telephone (confirmed by written notice (which may be by email)) of any voluntary prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date; provided that any notice of prepayment of Term Loans may be conditioned upon the effectiveness of other credit facilities or any other financing or a sale transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.16. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing.

2.14 Premiums and Fees.

(a) The Borrower and each Lender agrees that on the date of each Borrowing, the Borrower shall receive proceeds from the New Money Loans based on a purchase price of 96% of the principal amount thereof.

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(b) On the date of the Exit Conversion, the Borrower shall pay to the Lenders an exit premium in the amount of 3.00% of the New Money Loans, payable upon the Exit Conversion.

(c) The Borrower shall pay to the Backstop Lenders the amounts and at the times agreed in the Backstop Commitment Letter.

(d) The Borrower agrees to pay to the Administrative Agent and to the Collateral Agent, for their own account, fees payable in the amounts and at the times separately agreed upon in the fee proposal dated June 7, 2020 between the Borrower and GLAS Trust Company LLC, as Administrative Agent and Collateral Agent.

2.15 Mandatory Prepayments. (a) If Indebtedness is incurred by a Loan Party (other than Indebtedness permitted under Section 6.2), then no later than two Business Days after the date of such issuance or incurrence, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied to the prepayment of the Term Loans as set forth in Section 2.15(d) together with accrued and unpaid interest thereon. The provisions of this Section do not constitute a consent to the incurrence of any Indebtedness by any Loan Party.

(a) If on any date a Loan Party shall receive Net Cash Proceeds from any Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, no later than three Business Days (or, if a Default or Event of Default has occurred and is continuing, one Business Day) after the date of receipt by such Loan Party of such Net Cash Proceeds, an amount equal to 100% of such Net Cash Proceeds shall be applied to the prepayment of the Term Loans as set forth in Section 2.15(d) together with accrued and unpaid interest thereon; provided that (i) notwithstanding the foregoing, on each Reinvestment Prepayment Date an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied to the prepayment of the Term Loans (together with accrued interest thereon), and (ii) if the Net Cash Proceeds from any Recovery Event exceed $1,000,000, then no Reinvestment Notice with respect thereto may be delivered without the consent of the Required Lenders; provided further that to the extent that the Net Cash Proceeds of any such Recovery Event result from any settlement of, or payment in respect of, any property or casualty insurance claim or any condemnation proceeding relating to ABL Priority Collateral, such Net Cash Proceeds shall first be applied as required pursuant to Section 2.15(b) of the Prepetition ABL/FILO Amendment and Restatement before being applied to the mandatory prepayment of the Term Loans pursuant to this Section 2.15(b).

(b) [Reserved].

(c) Amounts to be applied pursuant to this Section 2.15 shall be applied first to prepay outstanding ABR Loans and then to prepay Eurodollar Loans, and shall be applied ratably to the Loans then outstanding.

2.16 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

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(a) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(b) Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default pursuant to Section 7.1(a), any overdue amount payable by the Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2% plus the rate applicable to Term Loans that are ABR Loans as provided in paragraph (a) of this Section prior to giving effect to any increase in such rate pursuant to this paragraph (c).

(c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Notwithstanding the forgoing, solely for the purposes of the Interest Act (Canada) and disclosure under such Act, whenever interest to be paid under this Agreement is to be calculated on the basis of a year of 365 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 365 or such other period of time, as the case may be.

(e) Notwithstanding anything to the contrary herein, interest shall not accrue on the Roll-up Loans until the day they are deemed made pursuant to Section 2.2 hereof.

2.17 Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

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(a) If at any time the Administrative Agent (in consultation with the Required Lenders and the Borrower) determines (which determination shall be conclusive absent manifest error) that either (i) the circumstances set forth in clause (a)(i) of this Section 2.17 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) of this Section 2.17 have not arisen but the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent (in consultation with the Required Lenders) and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.2, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.17(b), only to the extent the Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

2.18 Increased Costs. (a) If any Change in Law shall:

(i) subject the Administrative Agent or any Lender to any Taxes (other than (A) Indemnified Taxes covered under Section 2.20, (B) Excluded Taxes or (C) Other Taxes) on its Loans, Commitments or other obligations hereunder, or its deposits, reserves or other liabilities or capital attributable thereto;

(ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (excluding any condition relating to Taxes) affecting this Agreement or Eurodollar Loans made by such Lender;

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and the result of any of the foregoing shall be to increase the cost to such Lender (or in the case of clause (i), to the Administrative Agent or such Lender) of making, converting to, continuing or maintaining any Eurodollar Loan (or in the case of clause (i), any Loan) (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by the Administrative Agent or such Lender hereunder (whether of principal, interest or otherwise), then, upon request of such Lender, the Borrower will pay to the Administrative Agent or such Lender, as the case may be, such additional amount or amounts as will compensate the Administrative Agent or such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital or liquidity requirements (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth in reasonable detail the matters giving rise to a claim under this Section 2.18 by such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) If any Lender reasonably determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the

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Borrower may at its option revoke any pending request for a borrowing of, conversion to or continuation of Eurodollar Loans and shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to ABR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

2.19 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.13(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.22(c), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of profit). Such loss, cost or expense to any Lender shall consist of an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. Absent manifest error in the determination of such amount, the Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

2.20 Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the applicable Withholding Agent shall be required by Requirement of Tax Law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased by the applicable Loan Party as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20(a)) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make or cause to be made such deductions and (iii) the applicable Withholding Agent shall pay or cause to be paid the full amount deducted to the relevant Governmental Authority in accordance with Requirement of Tax Law.

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(a) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with Requirement of Tax Law.

(b) The Loan Parties shall indemnify the Administrative Agent and each Lender within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto; provided that the Loan Parties shall not be obligated to make payment to the Administrative Agent or any Lender pursuant to this Section in respect of penalties, interest and other liabilities attributable to any Indemnified Taxes or Other Taxes if (i) written demand therefor has not been made by the Administrative Agent or such Lender within 30 days from the date on which the Administrative Agent or such Lender knew of the imposition of such Indemnified Taxes or Other Taxes by the relevant Governmental Authority, (ii) such penalties, interest and other liabilities have accrued after the Loan Parties have indemnified or paid any additional amount pursuant to this Section or (iii) such penalties, interest and other liabilities are attributable to the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Lender as determined by a court of competent jurisdiction by final and non-appealable judgment. A certificate setting forth in reasonable detail the basis for such claim and the calculation of the amount of any such payment or liability shall be delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, and shall be conclusive absent manifest error.

(c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) (i) Each Lender other than a Foreign Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly executed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal withholding tax. Each Foreign Lender shall deliver to the Borrower and the Administrative Agent (i) two properly completed and duly executed copies of IRS Form W-8BEN or Form W-8BEN-E, Form W-8ECI or, to the extent a Foreign Lender is not the beneficial owner, Form W-8IMY (together with any applicable underlying IRS forms), or any subsequent versions thereof or successors thereto, (ii) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a certificate in the form attached hereto as Exhibit E-1, E-2, E-3 or E-4, as applicable, and two properly completed and duly executed copies of the applicable IRS Form W-8BEN or Form W-8BEN-E, or any subsequent versions thereof or successors thereto, or (iii) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the deduction required to be made, in

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each case, certifying such Foreign Lender’s entitlement to an exemption from or a reduction in U.S. federal withholding tax with respect to payments of interest to be made hereunder or under any other Loan Documents. Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the Borrower or the Administrative Agent. In addition, each Lender shall promptly deliver such forms upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose). Any Lender, if requested by the Administrative Agent or the Borrower, shall deliver such other documentation prescribed by or reasonably requested by the Administrative Agent or the Borrower as will enable the Administrative Agent or the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(i) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed pursuant to FATCA if such Lender fails to comply with any requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Withholding Agent, on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the applicable Withholding Agent, such documentation prescribed by Requirement of Tax Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the applicable Withholding Agent as may be necessary for the applicable Withholding Agent to comply with its obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and to determine the amount to deduct and withhold from such payment. To the extent that the relevant documentation provided pursuant to this paragraph is rendered obsolete or inaccurate in any material respect as a result of changes in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by Requirement of Tax Law, deliver to the applicable Withholding Agent revised and/or updated documentation sufficient for the applicable Withholding Agent to confirm as to whether such Lender has complied with its respective obligations under FATCA. Solely for purposes of this clause (e)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding any other provision of this Section 2.20, a Lender shall not be required to deliver any form pursuant to this Section 2.20 that such Lender is not legally able to deliver.

(e) Each Lender shall indemnify the Administrative Agent for the full amount of any Taxes imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. Should the applicable Withholding Agent not deduct or

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withhold any Taxes imposed by FATCA from a payment under any Loan Document based on the documentation provided by a Lender pursuant to Section 2.20(e)(ii), any amounts subsequently determined by a Governmental Authority to be subject to U.S. federal withholding Tax imposed pursuant to FATCA (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) shall be indemnified by such Lender. A certificate as to the amount of such payment or liability delivered to any Lender by the Withholding Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent under this paragraph (f).

(f) Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471- 2(b)(2)(i).

(g) If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.20, it shall pay over such refund to the applicable Loan Party within a reasonable period (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.20 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party pursuant to this Section 2.20(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent or any Lender be required to pay any amount to a Loan Party pursuant to this paragraph (h) the payment of which would place the Administrative Agent or any Lender in a less favorable net after-Tax position than the such party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.20(h) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(h) Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

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2.21 Payments Generally; Pro rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or amounts payable under Section 2.18, 2.19 or 2.20 or otherwise) prior to the time expressly required hereunder for such payment (or if no such time is expressly required, prior to 2:00 p.m. New York City time), on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 3 Second Street, Suite 206, Jersey City, NJ 07311, except that payments pursuant to Sections 2.18, 2.19, 2.20 or 9.3 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under any Loan Document shall be made in Dollars. Any Term Loans paid or prepaid may not be reborrowed.

(a) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(b) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted under this Agreement. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

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(c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.8(b), 2.21(d) or 8.7, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

2.22 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.18 or 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented out-of- pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(a) If any Lender (or any Participant in the Loans held by such Lender) requests compensation under Section 2.18, or if the Borrower is required to pay any amount to any Lender (or its Participant) or any Governmental Authority for the account of any Lender pursuant to Section 2.20, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4 (provided that, if the required Assignment and Assumption is not executed and delivered by such Lender, such Lender will be unconditionally and irrevocably deemed to have executed and delivered such Assignment and Assumption as of the date such Lender receives payment in full of the amounts set forth in clause (i) below)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (but, for the avoidance of doubt, not any amounts in respect of contingent reimbursement and indemnification obligations which are not due and payable), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments in the future. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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(b) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.2 requires the consent of all of the Lenders or all affected Lenders, then the Borrower may (unless such Non-Consenting Lender grants such consent), at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4 (provided that, if the required Assignment and Assumption is not executed and delivered by such Non-Consenting Lender, such Non-Consenting Lender will be unconditionally and irrevocably deemed to have executed and delivered such Assignment and Assumption as of the date such Non-Consenting Lender receives payment in full of the amounts set forth in clause (i) below)), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (but, for the avoidance of doubt, not any amounts in respect of contingent reimbursement and indemnification obligations which are not due and payable), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination.

2.23 Conversion of Loans.

(a) Upon the consummation of an Approved Plan of Reorganization, subject to the satisfaction, or waiver, of the conditions set forth in the Exit Term Loan Facility Term Sheet and otherwise substantially in accordance with the terms set forth in the Exit Term Loan Facility Credit Agreement, the Borrower may exercise an option to continue or convert the Loans into an exit term facility financing on the effective date of such Approved Plan of Reorganization (the “Exit Conversion”).

(b) If the Borrower elects to exercise the Exit Conversion, subject to the satisfaction or waiver by the Required Lenders of the conditions contained in the Exit Term Loan Facility Term Sheet:

(i) each Lender, severally and not jointly, hereby agrees to continue its Loans hereunder outstanding on the effective date of the Approved Plan of Reorganization as set forth in the Exit Term Loan Facility Term Sheet under, and subject entirely and exclusively to the terms and provisions of, the definitive documentation to be mutually agreed (including a credit agreement governing the continuation and conversion of the Loans, the “Exit Term Loan Facility Credit Agreement”) and related documentation which documentation shall be substantially consistent with the Exit Term Loan Facility Term Sheet and is otherwise in form and substance reasonably satisfactory to the Required Lenders; and

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(ii) subject to Section 2.23(a), the Administrative Agent, the Lenders and the Loan Parties agree that, upon the effectiveness of the Exit Term Loan Facility Credit Agreement:

(A) the Borrower, in its capacity as reorganized Borrower, and each Guarantor that is a guarantor under the Prepetition Term Loan Agreement (subject to the Approved Plan of Reorganization), in its capacity as a reorganized Guarantor, shall assume all the Obligations hereunder with respect to the Loans and all other obligations in respect thereof in the manner set forth in the Exit Term Loan Facility Credit Agreement and related loan documents;

(B) the New Money Loans hereunder shall be continued as or converted to, as the case may be, First-Lien First Out Loans under the Exit Term Loan Facility Credit Agreement;

(C) each Lender hereunder shall be a lender under the Exit Term Loan Facility Credit Agreement in respect of its New Money Loans continued as, or converted to, as the case may be, First-Lien First Out Loans;

(D) the Roll-up Loans hereunder shall be continued as or converted to, as the case may be, First-Lien Second Out Loans under the Exit Term Loan Facility Credit Agreement;

(E) each Lender hereunder shall be a lender under the Exit Term Loan Facility Credit Agreement in respect of its Roll-up Loans continued as, or converted to, as the case may be, First-Lien Second Out Loans;

(F) unless the Borrower or the Required Lenders otherwise elect, GLAS Trust Company LLC shall be the administrative agent and collateral agent under the Exit Term Loan Facility Credit Agreement; and

(G) with respect to the Loans, this Agreement and all Obligations hereunder with respect thereto shall terminate and be superseded and replaced by the Exit Term Loan Facility Credit Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Agreement and to make the Loans Parent and the Borrower hereby jointly and severally represent and warrant to each Agent and each Lender on the Closing Date, on the date of each Borrowing and each Withdrawal Date that:

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3.1 Financial Condition. The audited consolidated balance sheets of Holdings as at December 31, 2019, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers, present fairly in all material respects the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Holdings as at March 31, 2020, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly in all material respects the consolidated financial condition of Holdings as at such date and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (unless otherwise noted therein) applied consistently throughout the periods involved (except as disclosed therein).

3.2 No Change. Since the Petition Date there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

3.3 Corporate Existence; Compliance with Law. As of the Petition Date, each of the Loan Parties (a) is duly organized, validly existing and in good standing or in full force and effect under the laws of the jurisdiction of its organization (to the extent such concepts exist in such jurisdictions), (b) subject to the entry and terms of the Bankruptcy Court DIP Order and other orders of the Bankruptcy Court, as applicable, has the organizational power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign organization and in good standing or in full force and effect under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) unless stayed by the Chapter 11 Cases, is in compliance with all Requirements of Law, except, in the case of the foregoing clauses (a) (solely with respect to Subsidiaries), (b), (c) and (d), as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.4 Organizational Power; Authorization; Enforceable Obligations. Subject to the entry and terms of the Bankruptcy Court DIP Order, each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Other than the Bankruptcy Court DIP Order, no material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, (ii) the consents, authorizations, filings and notices described in Schedule 3.4, (iii) the filings referred to in Section 3.18, (iv) filings necessary to create or perfect Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (v) those consents, authorizations, filings and notices the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. Subject to the entry and the terms of the Bankruptcy Court DIP Orders, this Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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3.5 No Legal Bar. Subject to the entry and terms of the Bankruptcy Court DIP Order, the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law applicable to, or any Contractual Obligation of, Parent, the Borrower or any of its Restricted Subsidiaries, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or any such Contractual Obligation (other than Permitted Liens).

3.6 No Material Litigation. As of the Petition Date, except as set forth on Schedule 3.6 and except for the Chapter 11 Cases (or matters arising therefrom) and Recognition Proceedings (or matters arising therefrom), no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Parent or the Borrower, threatened in writing against any Loan Party or against any of their respective properties or revenues (a) with respect to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect (after giving effect to indemnification from certain manufacturers and applicable insurance).

3.7 No Default. None of the Loan Parties is in default under or with respect to any of its post-petition material Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect.

3.8 Ownership of Property; Liens. As of the Petition Date, each of the Loan Parties has good title to, or a valid leasehold interest in, all real property and other Property material to the conduct of its business except where the failure to have such title or interests would not reasonably be expected to have a Material Adverse Effect. None of the Pledged Capital Stock is subject to any Lien except for Permitted Liens.

3.9 Intellectual Property. As of the Petition Date, except as would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of Parent and the Borrower, (i) each of the Loan Parties owns, or has a valid license to use, all Intellectual Property necessary for the conduct of its business as currently conducted (“Company Intellectual Property”); (ii) no claim has been asserted in writing and is pending by any Person challenging or questioning the use of any Company Intellectual Property or the validity or effectiveness of any Company Intellectual Property, nor does Parent or the Borrower know of any valid basis for any such claim; and (iii) the use of Company Intellectual Property by the Loan Parties does not infringe on the Intellectual Property rights of any Person.

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3.10 Taxes. As of the Petition Date , each of the Loan Parties has filed or caused to be filed all income and all other material tax returns that are required to be filed and has paid all income and all other material Taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets due and payable by it (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Loan Party, as the case may be) except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect. To the knowledge of Parent and the Borrower, no material written claim has been asserted with respect to any Taxes (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Loan Party, as the case may be, or the payment of which are stayed by the Chapter 11 Cases). No Loan Party is a party to any tax sharing, tax allocation or other similar agreement relating to taxes. No Loan Party has made an election pursuant to Section 965(h) of the Code.

3.11 Federal Regulations. No part of the proceeds of any Loans will be used by any Loan Party for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. On the Closing Date, no Loan Party owns any “margin stock”.

3.12 ERISA. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and (ii) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefits by a material amount.

3.13 Investment Company Act. No Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.14 Subsidiaries. (a) The Subsidiaries listed on Schedule 3.14(a) constitute all the direct and indirect Subsidiaries of Holdings as of the Closing Date. Schedule 3.14(a) sets forth as of the Closing Date the exact legal name (as reflected on the certificate of incorporation (or formation)) and jurisdiction of incorporation (or formation) of each Subsidiary of Parent and, as to each such Subsidiary, the percentage and number of each class of Capital Stock of such Subsidiary owned by Parent and its Subsidiaries.

(a) As of the Closing Date, except as set forth on Schedule 3.14(b), there are no outstanding subscriptions, options, warrants, calls or similar rights (other than stock options granted to employees, directors, managers and consultants and directors’ qualifying shares) relating to any Capital Stock of any Loan Party.

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3.15 Purpose of Loans. The proceeds of the Loans will be used in accordance in all material respects with the terms of the Bankruptcy Court DIP Order, the Loan Documents and the Budget (subject to the Permitted Variance), including, without limitation: (i) to pay Professional Fees and amounts due to the Ad Hoc Group Advisors and the Agents hereunder and professional fees and expenses (including legal, financial advisor, appraisal and valuation-related fees and expenses) incurred by the Ad Hoc Group Advisors and the Agents, including those incurred in connection with the preparation, negotiation, documentation and court approval of the transactions contemplated hereby and (ii) to provide working capital, and for other general corporate purposes of the Loan Parties, to fund intercompany advances to Excluded Subsidiaries to the extent permitted hereunder, and to pay administration costs of the Chapter 11 Cases and claims or amounts approved by the Bankruptcy Court.

3.16 Environmental Matters. Other than exceptions to any of the following that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) the Loan Parties (i) are in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits required for any of their current operations or for any property owned, leased, or otherwise operated by any of them; and (iii) are in compliance with all of their Environmental Permits;

(b) to the knowledge of any Loan Party, Hazardous Materials are not present at, on, under or in any real property now or formerly owned, leased or operated by any Loan Party, or, to the knowledge of any Loan Party, at any other location (including, without limitation, any location to which Hazardous Materials have been sent by any Loan Party for re-use or recycling or for treatment, storage, or disposal) which would reasonably be expected to (i) give rise to the imposition of Environmental Liabilities on any Loan Party, (ii) materially interfere with any Loan Party’s continued operations, or (iii) materially impair the fair saleable value of any real property owned or leased by any Loan Party;

(c) there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) pursuant to any Environmental Law to which any Loan Party is named as a party that is pending or, to the knowledge of any Loan Party, threatened in writing;

(d) none of the Loan Parties has received any written request for information, or been notified in writing that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law;

(e) no Loan Party has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with Environmental Law or Environmental Liability; and

(f) no Loan Party has assumed or retained by contract any Environmental Liability.

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3.17 Accuracy of Information, etc. No written statement or written information (other than projections and other forward-looking information and information of a general economic nature or general industry nature) contained in this Agreement, any other Loan Document or any other document, certificate or written statement furnished to the Agents or the Lenders or any of them, by or at the direction and on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole with all such other written statements, written information, documents and certificates, contained as of the date such written statement, written information, document or certificate was so dated or certified, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were delivered, contained herein or therein not materially misleading (after giving effect to all written updates thereto delivered by or on behalf of any Loan Party).

3.18 Security. The provisions of the Interim DIP Order, the Final DIP Order and the Canadian Court DIP Recognition Order, as applicable, are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest (subject, in the case of any Collateral, to Liens permitted by Section 6.3) on all right, title and interest of the respective Loan Parties in the Collateral described therein (with such priority as provided for in the Bankruptcy Court DIP Order or, with respect to the Canadian Guarantor, in the Canadian Court DIP Recognition Order). Except for the Interim DIP Order, the Final DIP Order and the Canadian Court DIP Recognition Order, as applicable, no filing or other action will be necessary to perfect the Liens on any Collateral under the Laws of the United States of America.

3.19 Budget and Financial Plan. The Budget was prepared in good faith based on assumptions believed by the Loan Parties to be reasonable at the time made and upon information believed by the management of the Borrower to have been accurate based upon the information available to the management of the Borrower at the time such Budget was furnished to the Administrative Agent. On and after the delivery of any Variance Report in accordance with this Agreement, such Variance Report shall be complete and correct in all material respects and fairly represent in all material respects the matters set forth therein for the period covered thereby.

3.20 Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Act”).

3.21 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, and the Borrower and its Subsidiaries, and to the knowledge of the Borrower, its directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower or any of its Subsidiaries or (b) to the knowledge of the Borrower, any director, officer, employee or agent of the Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

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3.22 EEA Financial Institution. No Loan Party is an EEA Financial Institution.

3.23 Canadian Welfare and Pension Plans. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Loan Party has adopted all Canadian Welfare Plans required pursuant to applicable Requirements of Law and each of such plans has been maintained and each Loan Party is in compliance with such laws in all material respects including, without limitation, all requirements relating to employee participation, funding, investment of funds, benefits and transactions with the Loan Parties and persons related to them, (ii) no Loan Party has a material contingent liability with respect to any post-retirement benefit under a Canadian Welfare Plan, (iii) with respect to Canadian Pension Plans: (a) no Canadian Pension Termination Event has occurred and no steps have been taken to terminate any Canadian Pension Plan (wholly or in part) which could result in any Loan Party being required to make a material additional contribution to any Canadian Pension Plan, (b) no contribution failure has occurred with respect to any Canadian Pension Plan sufficient to give rise to a lien or charge under any applicable pension benefits laws of any other jurisdiction (for certainty, not including payments in respect of contributions payable but not yet due), and (c) no condition exists and no event or transaction has occurred with respect to any Canadian Pension Plan which is reasonably likely to result in any Loan Party incurring any material liability, fine or penalty, (iv) each Canadian Pension Plan is in compliance (other than immaterial non- compliance) with all applicable pension benefits and tax laws, (v) all contributions (other than immaterial amounts) (including employee contributions made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agency in accordance with all applicable Requirements of Law (other than immaterial non-compliance) and the terms of each such Canadian Pension Plan have been made in accordance with all applicable Requirements of Law (other than immaterial non-compliance) and the terms of such Canadian Pension Plan (other than immaterial non-compliance), (vi) all liabilities under each Canadian Pension Plan are funded in accordance with the terms of the respective Canadian Pension Plans, the requirements of applicable pension benefits laws and of applicable regulatory authorities (other than immaterial non-compliance), (vii) no event has occurred and no conditions exist with respect to any Canadian Pension Plan that has resulted or could reasonably be expected to result in any such Canadian Pension Plan having its registration revoked or refused by any administration of any relevant pension benefits regulatory authority or being required to pay any taxes (other than taxes the amounts of which are immaterial) or penalties under any applicable pension benefits or tax laws and (viii) no Loan Party contributes to, sponsors or maintains, or has in the past 5 years contributed to, sponsored or maintained, a Canadian Defined Benefit Pension Plan.

3.24 Canadian Anti-Corruption and Canadian Anti-Money Laundering. The Canadian Guarantor has adopted and maintains adequate procedures designed to ensure that it is in compliance in all material respects with all Canadian Anti-Money Laundering Legislation and Canadian Anti-Corruption Laws.

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions to Closing Date and the Initial Extension of Credit. The obligations of each Lender to make Loans hereunder on the Closing Date are subject to the satisfaction of the following conditions on the Closing Date:

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(a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Parent and the Borrower, (ii) an executed signature page from each Lender party to this Agreement on the Closing Date and (iii) executed copies of the Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement;

(b) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit B hereto, with appropriate insertions and attachments;

(c) Other Certifications. The Administrative Agent shall have received the following:

(i) a copy of the charter or other similar organizational document of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial extension of credit) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized (or, with respect to the Canadian Guarantor, by a Responsible Officer) (other than with respect to General Nutrition Investment Company and GNC Canada Holdings, Inc.);

(ii) a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized, dated reasonably near the date of the initial extension of credit, listing the charter or other similar organizational document of such Loan Party and each amendment thereto on file in such office and, if available, certifying that (A) such amendments are the only amendments to such Person’s charter on file in such office and (B) such Person is duly organized and (to the extent such certificate exists in the relevant jurisdiction) in good standing or full force and effect under the laws of such jurisdiction (other than with respect to General Nutrition Investment Company, GNC Canada Holdings, Inc. and the Canadian Guarantor); and

(iii) a certificate of a duly authorized officer or director of each Loan Party, certifying (i) that the attached copies of such Loan Party’s organizational documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to the Loan Documents; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents;

(d) Filings, Registrations, Recordings and Searches. Each UCC and PPSA financing statement required by the Security Documents or under law to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation;

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(e) “Know-Your-Customer”. The Loan Parties shall have provided or caused to be provided the documentation and other information to the Administrative Agent required by United States and Canadian regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and Canadian Anti-Money Laundering Legislation, in each case, at least two Business Days prior to the Closing Date, to the extent reasonably requested in writing at least five Business Days prior to the Closing Date;

(f) Budget. The Administrative Agent shall have received the initial Budget, a monthly forecast for the period through the Maturity Date and an opening pro forma balance sheet for the Loan Parties;

(g) Commencement of Chapter 11 Cases. The Chapter 11 Cases shall have been commenced and all of the pleadings related to the “first day orders” and “second day orders” entered by the Bankruptcy Court at the time of the commencement of the Chapter 11 Cases and prior to the Interim DIP Order shall be in form and substance reasonably satisfactory to the Required Lenders;

(h) Commencement of Recognition Proceedings. The Recognition Proceedings shall have been commenced;

(i) Restructuring Support Agreement. Receipt of a Restructuring Support Agreement;

(j) Interim DIP Order. The Interim DIP Order, substantially in the form of Exhibit J hereto, shall have been entered by the Bankruptcy Court within three (3) Business Days after the Petition Date and the Administrative Agent shall have received a true and complete copy of such order, and such order shall be in full force and effect and shall not have been reversed, modified, amended, stayed or vacated absent prior written consent of the Required Lenders and such order shall not be subject to a stay pending appeal or motion for leave to appeal or other proceeding to set aside any such order or the challenge to the relief provided for in such order, except as consented to by the Required Lenders;

(k) Cash Management Order. An order entered by the Bankruptcy Court pertaining to the Loan Parties’ cash management system (“Cash Management Order”) and all motions and other documents filed with the Bankruptcy Court prior to the Closing Date in connection therewith, shall be in form and substance reasonably satisfactory to the Required Lenders;

(l) No Appointment of Trustee. No trustee or other disinterested person with expanded powers pursuant to Section 1104(c) of the Bankruptcy Code shall have been appointed or designated in any of the Chapter 11 Cases, and no motion shall be pending in the Bankruptcy Court seeking any such relief;

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(m) Adequate Protection. The Prepetition Term Loan Agent and the Prepetition Term Loan Lenders shall have each received adequate protection in respect of the Liens securing the Prepetition Term Loan Obligations as set forth in the Interim DIP Order;

(n) DIP Financing Protections. The Collateral Agent, for its benefit and the benefit of each Lender, shall have been granted a perfected, valid, enforceable Lien on, and security interest in, the Collateral, in addition to the DIP Superpriority Claim, on the terms and conditions set forth herein and in the Interim DIP Order;

(o) Prepetition ABL/FILO Amendment and Restatement. The Administrative Agent shall have received an executed copy of the Prepetition ABL/FILO Amendment and Restatement.

For purposes of determining whether the conditions specified in this Section 4.1 have been satisfied on the Closing Date, by executing this Agreement and/or funding any Loans hereunder, the Administrative Agent and each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.

4.2 Conditions to Each Extension of Credit and each Withdrawal Date. (x) The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) (other than a conversion of Loans to the other Type, or a continuation of Eurodollar Loans) and (y) the Borrower’s right to make a Withdrawal on any Withdrawal Date is subject to the satisfaction of, with respect to clause (x) above, all of the following conditions precedent, and with respect to clause (y) above, the conditions precedent in clauses (a) through (f) below:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (provided that, in each case, such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or Material Adverse Effect).

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date or the Withdrawal of proceeds on such date, as applicable.

(c) Borrowing Request. The Administrative Agent shall have received a Borrowing Request or a Withdrawal Request, as applicable.

(d) Compliance with Budget. The Administrative Agent and Ad Hoc Group Advisors shall have received all periodic updates required under the Budget pursuant to Section 5.1(B)(a) and any Variance Reports pursuant to Section 5.1(B)(b), in each case required to be delivered pursuant to such applicable Section prior to the delivery of the applicable Borrowing Request or Withdrawal Request.

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(e) [Reserved].

(f) Final DIP Order. With respect to the Final Loans, the Final DIP Order shall have been entered by the Bankruptcy Court and (i) the Administrative Agent shall have received a true and complete copy of such order, (ii) such order shall be in form and substance satisfactory to the Required Lenders in their sole discretion and (iii) such order shall be in full force and effect and shall not have been reversed, modified, amended, stayed or vacated in a manner inconsistent with the terms of this Agreement absent the prior written consent of the Required Lenders.

(g) Costs and Expenses. All reasonable and documented out-of-pocket costs, fees, expenses (including, without limitation, reasonable and documented legal fees and expenses) set forth in the Loan Documents or otherwise required pursuant to Section 2.14 to be paid to the Agents and the Lenders (and to counsel of the Agents and the Ad Hoc Group Advisors) on or before such date shall have been paid; provided that, legal fees shall be limited to the reasonable and documented fees and disbursements of one counsel for the Administrative Agent (which shall be Dorsey & Whitney LLP) and one lead U.S. counsel for the Ad Hoc Group of Crossover Lenders (which shall be Milbank LLP), one lead Canadian counsel for the Ad Hoc Group of Crossover Lenders (which shall be Cassels Brock & Blackwell LLP) and, in addition, one local counsel in each appropriate jurisdiction), including reasonable and documented out-of-pocket costs and expenses of (a) the Agents administering the Facility and (b) preparing all documents and enforcing any and all obligations relating to the Facility.

Each Borrowing Request and each Withdrawal Request submitted by the Borrower shall be deemed to be a representation and warranty that the applicable conditions specified in Section 4.2 have been satisfied on and as of the date of the applicable Borrowing or Withdrawal Date, as applicable.

SECTION 5. AFFIRMATIVE COVENANTS

Holdings, GNC Parent LLC, Parent and the Borrower each hereby jointly and severally agree that, so long as any Loan or other amount (excluding contingent reimbursement and indemnification obligations which are not due and payable) is owing to any Lender or any Agent hereunder, it shall and shall cause each of the Loan Parties that are Subsidiary Guarantors to:

5.1 Financial Statements, Budget.

(A) Financial Statements.

Furnish to the Administrative Agent for further delivery to each Lender:

(b) within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, all in reasonable detail and prepared in accordance with GAAP, by PricewaterhouseCoopers or other independent certified public accountants of nationally recognized standing;

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(c) within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, all in reasonable detail and certified by a Responsible Officer as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries in accordance with GAAP (subject to normal year end audit adjustments and the absence of footnotes); and

(d) within 30 days after the end of each month (other than the third fiscal month of any fiscal quarter), a copy of the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month.

(B) Budget and Other Information.

Furnish to the Administrative Agent for further delivery to each Lender:

(a) no later than Wednesday, July 22, 2020, and no later than the Wednesday of each fourth week thereafter, an updated 13-week statement of the Loan Parties’ anticipated cash receipts and Budget Disbursements for the subsequent 13-week period (a “Proposed Budget”). Unless the Administrative Agent or Required Lenders notifies the Loan Parties in writing (which may be by email) on or before the Wednesday of the week following the delivery of any Proposed Budget that such Proposed Budget is not in form and substance reasonably satisfactory to the Required Lenders, such Proposed Budget shall on such Wednesday become the “Budget” for all purposes. If the Administrative Agent or Required Lenders deliver such notice that such Proposed Budget is not in form and substance reasonably satisfactory to the Required Lenders, the Budget then in effect shall continue as the then-effective Budget;

(b) on each Wednesday following the Petition Date, commencing on July 1, 2020, (prior to 11:59 p.m.) (x) a report (each, a “Variance Report”) in form acceptable to the Required Lenders setting forth in reasonable detail the Borrower’s actual aggregate cash receipts and aggregate cash Budget Disbursements for the relevant Variance Statement Period as compared to the projected, aggregate cash receipts and Budget Disbursements provided by the then-current Budget for the same period and setting forth (a) the actual cash receipts and Budget Disbursements for the relevant Variance Statement Period and available cash on hand as of the end of such period, (b) the variance in dollar amounts of the actual aggregate receipts and aggregate cash Budget Disbursements for the relevant Variance Statement Period from those reflected for the corresponding period in the Budget and (c) a description of the nature of any material positive or negative variance in certain line items to be reasonably agreed and (y) a statement by a Responsible Officer of Holdings as to whether or not a Budget Event shall have occurred for the relevant Budget Testing Period, if applicable;

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(c) on Wednesday of each week (commencing after the first full week after the Petition Date), provide to the Administrative Agent and the Ad Hoc Group Advisors a report with respect to the immediately prior week setting forth sales and same-store sales (in Dollar amounts) broken down by (i) retail (domestic and franchise), (ii) e-commerce, (iii) U.S. retail segment, (iv) wholesale segment and (v) international segment (the “Sales Report”);

(d) within seven days after the start of each month commencing after the Petition Date, provide to the Administrative Agent and Ad Hoc Group Advisors the Sales Report with respect to the immediately prior month, accompanied by an analysis comparing the results in the Sales Report with the forecasted results that appeared in the Budget covering the corresponding period of time, for each month commencing June 2020;

(e) on Wednesday of each week (commencing after the first full week after the Petition Date), provide to the Administrative Agent and Ad Hoc Group Advisors a report setting forth, in Dollar amounts, sale proceeds and product margin achieved in the going-out-of-business sale with respect to the immediately prior week; and

(f) on Wednesday of each week (commencing after the first full week after the Petition Date), provide to the Administrative Agent and the Ad Hoc Group Advisors a report containing an update on negotiations with landlords, including a written summary of lease modifications and related savings.

The Borrower shall, to the extent requested by the Ad Hoc Group Advisors, weekly, at a time mutually agreed with the Administrative Agent that is promptly after the delivery of the information required pursuant to clause (B)(b) above, participate in a conference call for the Ad Hoc Group Advisors to discuss the financial condition and results of operations of the Loan Parties and the Budget and Variance Report. The Agents and the Lenders acknowledge that the content of such calls will include Nonpublic Information.

Notwithstanding the foregoing, the obligations in paragraphs (A)(a) and (A)(b) of this Section 5.1 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent company of the Borrower that directly or indirectly owns all of the Capital Stock of the Borrower or (B) the Borrower’s (or any direct or indirect parent company thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower and if requested by the Administrative Agent, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower (or such parent), on the one hand, and the information relating to the Borrower and the Subsidiaries on a standalone basis, on the other hand (which consolidating information shall be certified by a Responsible Officer of the Borrower as fairly presenting such information unless such consolidating information is contained in the financial statements included in a Form 10-K or 10-Q filed with the SEC), and (ii) to the extent such information is in lieu of information required to be provided under Section 5.1(A)(a), the consolidated financial statements included in the materials provided pursuant to the foregoing clause (A) or (B) are accompanied by a report of PricewaterhouseCoopers or other independent public accountants of recognized national standing.

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5.2 Certificates; Other Information. Furnish to the Administrative Agent in each case (other than in the case of clauses (c) and (h) below) for further delivery to each Lender or, in the case of clause (g) below, to the relevant Lender:

(a) [reserved];

(b) concurrently with the delivery of any financial statements pursuant to Sections 5.1(A)(a), 5.1(A)(b) and 5.1(A)(c), a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

(c) [reserved];

(d) to the extent that the Borrower (or a direct or indirect parent company of Borrower) is not otherwise required to file reports on form 10-K or 10-Q with the SEC, within 45 days after the end of each of the first three fiscal quarters of the Borrower in each fiscal year, or within 90 days after the fourth fiscal quarter of the Borrower in each fiscal year, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year;

(e) promptly after the furnishing thereof, copies of any material notices received by any Loan Party from, or material statement or material report furnished to, any holder (which is not an Affiliate of Parent) of Material Debt and not otherwise required to be furnished to the Administrative Agent or the Lenders pursuant to any other clause of this Section 5.2 (other than any such notices, statements or reports of an administrative or ministerial nature including, for the avoidance of doubt, with respect to any “Borrowing Base Certificate” (as defined in the Prepetition ABL/FILO Amendment and Restatement) and other notices with respect to the calculation of the “Borrowing Base” (as defined in the Prepetition ABL/FILO Amendment and Restatement));

(f) within ten days after the same are sent, copies of all reports that Parent or the Borrower or any of its Restricted Subsidiaries sends to the holders of (x) any Material Debt (other than any such reports of an administrative or ministerial nature including, for the avoidance of doubt, any “Borrowing Base Certificate” (as defined in the Prepetition ABL/FILO Amendment and Restatement) and other reports with respect to the calculation of the “Borrowing Base” (as defined in the ABL Credit Agreement)) or (y) any class of its public equity securities and, within ten days after the same are filed, copies of all reports that Parent or the Borrower or any of its Restricted Subsidiaries may make to, or file with, the SEC (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be furnished to the Administrative Agent or the Lenders pursuant to any other clause of this Section 5.2; in each case only to the extent such reports are of a type customarily delivered by borrowers to lenders in syndicated loan financings;

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(g) promptly, such additional financial and other information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary as the Administrative Agent may from time to time reasonably request (on its own behalf or on behalf of any Lender); and

(h) promptly after the same are available and to the extent feasible and reasonably practicable not later than three (3) days prior to the filing thereof with the Bankruptcy Court or the Canadian Court by or on behalf of the Loan Parties, proposed forms of the Bankruptcy Court DIP Order, all other proposed orders and pleadings related to the Facility, any plan of reorganization or liquidation, and any disclosure statement related to such plan.

Concurrently with the delivery of any document or notice required to be delivered pursuant to this Section 5.2 (collectively, the “Borrower Materials”), the Borrower shall indicate in writing whether such document or notice contains Nonpublic Information (which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof if such Borrower Materials may be distributed to “public-side” Lenders). Parent and the Borrower and each Lender acknowledge that certain of the Lenders may be “public- side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings, Parent, the Borrower, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.2 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that the Borrower has indicated contains Nonpublic Information shall not be posted on that portion of the Platform designated for such public-side Lenders. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “public side”. If the Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.2 contains Nonpublic Information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who do not wish to receive material nonpublic information with respect to Parent, the Borrower, its Subsidiaries and their securities.

5.3 Payment of Obligations. Subject to the Bankruptcy Court DIP Order, pay, discharge or otherwise satisfy before they become delinquent, as the case may be, all its material tax obligations, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Parent, the Borrower or its Restricted Subsidiaries, as the case may be or (b) where the failure to pay, discharge or otherwise satisfy the same would not reasonably be expected to have a Material Adverse Effect.

5.4 Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect its corporate or other organizational existence and (ii) take all reasonable action to maintain all rights, privileges, franchises, permits and licenses necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except (other than in the case of the preservation of existence of Parent and the Borrower) to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) to the extent not in conflict with this Agreement or the other Loan Documents, comply with all applicable Requirements of Law, except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws.

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5.5 Maintenance of Property; Insurance. (a) Except as would not reasonably be expected to have a Material Adverse Effect, keep all Property and systems necessary in its business (in the good faith belief of the Borrower) in good working order and condition, ordinary wear and tear excepted and (b)maintain with financially sound and reputable insurance companies insurance (or, with respect to inventory and equipment at the retail store level, a program of self-insurance) on all its Property meeting the requirements of Section 5.3 of the Guarantee and Collateral Agreement and in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same geographic regions by companies of similar size engaged in the same or a similar business and as would be carried under similar circumstances; provided that such insurance shall not be required to cover ephedra products or other products for which insurance is not available or is not available on commercially reasonable terms.

5.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records in conformity with GAAP and all material applicable Requirements of Law of all material dealings and transactions in relation to its business activities and (b) permit representatives of the Administrative Agent, at reasonable business times and upon reasonable prior notice, to visit and inspect any of its properties and examine and, at the Borrower’s expense, and make abstracts from any of its books and records as often as may reasonably be desired (subject to the immediately succeeding sentence) and to discuss the business, operations, properties and financial and other condition of Parent, the Borrower and its Restricted Subsidiaries with officers and employees of Parent, the Borrower and its Restricted Subsidiaries and with their respective independent certified public accountants (subject to such accountants’ policies and procedures). Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing (in which case there shall be no limits on such visits, inspections and examinations) such visits, inspections and examinations shall be limited to two per fiscal year (and, (x) so long as no Event of Default has occurred and is continuing, only one time at the Borrower’s expense and (y) following the occurrence and during the continuance of an Event of Default, not more than two times at the Borrower’s expense); provided, however, that unless an Event of Default exists, (i) such inspections for environmental matters shall be limited to no more than once per fiscal year and (ii) at all times such inspections for environmental matters shall be limited to non-intrusive and non-invasive visual observations. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 5.6, none of Parent, the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

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5.7 Notices. Promptly give notice to the Administrative Agent in each case for further delivery to the Collateral Agent and each Lender of:

(a) knowledge by the Borrower or Parent of the occurrence of any Default or Event of Default;

(b) any (i) default or event of default (or alleged default) under any Contractual Obligation (other than the Loan Documents) of any of the Loan Parties or (ii) litigation, investigation or proceeding which may exist at any time between any of the Loan Parties and any Governmental Authority, that in the case of either of clause (i) or (ii), would reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding against any of the Loan Parties (other than the Chapter 11 Cases and the Recognition Proceedings) that would reasonably be expected to have a Material Adverse Effect;

(d) the following events to the extent such events would reasonably be expected to have a Material Adverse Effect, as soon as possible and in any event within 15 days after the Borrower or any Commonly Controlled Entity knows or has reason to know thereof: (i) the occurrence of any ERISA Event or Canadian Pension Termination Event with respect to any Plan or Canadian Defined Benefit Plan, a failure to make any required contribution to a Single Employer Plan or Multiemployer Plan or a Canadian Pension Plan that would reasonably be expected to give rise to a Lien in favor of the PBGC, the Financial Services Commission of Ontario (or other like provincial entities) (“FSCO”) or a Single Employer Plan or Multiemployer Plan or Canadian Pension Plan, the creation of any Lien in favor of any Person including the PBGC, the FSCO or a Single Employer Plan or Multiemployer Plan or Canadian Pension Plan or any withdrawal from, or the termination or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the FSCO or the Borrower or any Loan Party or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination or Insolvency of, any Plan or Canadian Defined Benefit Plan;

(e) any event, occurrence, or circumstance in which a material portion of the Collateral is damaged, destroyed, or otherwise impaired or adversely affected, to the extent any of the foregoing would reasonably be expected to have a Material Adverse Effect; and

(f) any other development or event that results in or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action (if any) Parent, the Borrower or the relevant Loan Party proposes to take with respect thereto.

5.8 Environmental Laws. (a) Comply in all respects with all applicable Environmental Laws, and obtain, maintain and comply with any and all Environmental Permits, except to the extent the failure to so comply with Environmental Laws or obtain, maintain or comply with Environmental Permits would not reasonably be expected to have a Material Adverse Effect.

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(a) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other corrective actions required pursuant to Environmental Laws and promptly comply in all respects with all lawful orders and directives of all Governmental Authorities regarding any violation of or non- compliance with Environmental Laws and any release or threatened release of Hazardous Materials, except, in each case, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.9 Opposition to Motions. Promptly oppose (i) any motion filed by any third party in the Bankruptcy Court or Canadian Court to (x) lift the stay on the Collateral (other than motions filed by the Administrative Agent or the Lenders) or (y) terminate the exclusive ability of the Loan Parties to file a plan of reorganization, or (ii) any other motion that, if granted, could reasonably be expected to have a material adverse effect on the Administrative Agent or the Lenders or any Collateral.

5.10 Additional Collateral, etc. Subject to any applicable limitation in any Intercreditor Agreement:

(a) [Reserved].

(b) [Reserved].

(c) With respect to any new Subsidiary created or acquired after the Closing Date (other than Excluded Subsidiaries) by the Borrower or a Subsidiary Guarantor promptly cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions reasonably necessary to grant to the Collateral Agent for the benefit of the Secured Parties a perfected first priority security interest (subject to Permitted Liens) in the Collateral described in the Guarantee and Collateral Agreement with respect to such Subsidiary to the extent required under the Guarantee and Collateral Agreement, including, without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by applicable law.

(d) Notwithstanding the foregoing provisions of this Section 5.10 or any other provision hereof or of any other Loan Document, (i) the Borrower and Guarantors shall not be required to grant a security interest in any Excluded Assets, (ii) Liens required to be granted pursuant to this Section 5.10, and actions required to be taken, including to perfect such Liens, shall be subject to exceptions and limitations consistent with those set forth in the Security Documents on the Closing Date (or as created or amended after the Closing Date with the approval of the Borrower), (iii) other than with respect to (A) the Canadian Guarantor and (B) any other Foreign Subsidiary that becomes a Guarantor after the Closing Date, and in such instance, only with respect to the stock of such Foreign Subsidiary and subject to customary exceptions, limitations and restrictions imposed by local law, no Loan Party shall be required to take any actions outside the United States or under non-United States law to create or perfect any Liens on the Collateral (including, without limitation, any Intellectual Property registered or applied for registration in any jurisdiction outside the United States) and no Security Document shall be governed by the laws of any jurisdiction outside the United States, (iv) the Loan Parties shall not be required to deliver any landlord waivers, estoppels, collateral access agreements or bailee letters, (v) the Loan Parties shall not be required to deliver control agreements or

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otherwise deliver perfection by “control” (within the meaning of the Uniform Commercial Code or the Securities Transfer Act (Ontario) (or equivalent in any other province or territory)) (including with respect to deposit accounts, securities accounts and commodities accounts),, (vi) notices shall not be required to be sent by any Loan Party or any Subsidiary or permitted to be sent by any Secured Party to account debtors or other contractual third parties unless an Event of Default has occurred and is continuing, (vii) no perfection of security interests (except to the extent perfected by the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order or through the filing of UCC and PPSA financing statements) shall be required with respect to letter of credit rights and (viii) in no event shall perfection be required with respect to any Collateral by means other than (A) the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order and (B) filings of UCC and (with respect to the Canadian Guarantor) PPSA financing statements in the office of the secretary of state or provincial ministry (or similar central filing office) of the jurisdiction of formation or organization of such Loan Party.

5.11 [Reserved].

5.12 Further Assurances. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any right or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any United States or Canadian Governmental Authority, the Borrower will execute and deliver, or will cause its Subsidiaries to execute and deliver all applications, certifications, instruments and other documents that such Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization, subject to the terms of Section 5.10 and other than with respect to any Excluded Assets.

5.13 Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to obtain, within 45 days following the Closing Date, and if so obtained, will use commercially reasonable efforts to maintain thereafter a private rating (but not any specific rating) from either Moody’s or S&P for the Term Loans.

5.14 Fiscal Period. End the Fiscal Year of the Borrower on December 31 and maintain the Borrower’s method of determining fiscal quarters as such method is in effect on the Closing Date.

5.15 [Reserved].

5.16 Anti-Corruption and Sanctions. Use, and cause the respective directors, officers, employees and agents of the Borrower and its Subsidiaries to use, the proceeds of any Loan in a manner not (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Notwithstanding the foregoing, the covenants in this Section 5.16 shall not be made by nor apply to any Person that qualifies as a corporation that is registered or incorporated under the laws of Canada or any province thereof and that carries on business in whole or in part in Canada within the meaning of Section 2 of the Foreign Extraterritorial Measures (United States) Order, 1992 passed under the Foreign Extraterritorial Measures Act (Canada) in so far as such covenants would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada) or any similar law.

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SECTION 6. NEGATIVE COVENANTS

Holdings, GNC Parent LLC, Parent and the Borrower each agrees that, so long as any Loan or other amount (excluding Obligations in respect of contingent reimbursement and indemnification obligations which are not due and payable) is owing to any Lender or any Agent hereunder, it shall not, and shall not permit any of the Loan Parties that are Subsidiary Guarantors to:

6.1 [Reserved].

6.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of the Loan Parties under (i) the Loan Documents, (ii) the Prepetition Loan Documents in effect on the Petition Date, (iii) the Prepetition ABL/FILO Amendment and Restatement, (iv) the LC Cash Collateral Agreement and the Existing Letters of Credit, and (v) the Carve Out;

(b) Indebtedness of any Loan Party to any other Loan Party or any Restricted Subsidiary, so long as any such Indebtedness owed to a non-Loan Party is subordinated to the Obligations pursuant to the Bankruptcy Court DIP Order;

(c) Indebtedness (including intercompany Indebtedness) and Guarantee Obligations outstanding on the Closing Date;

(d) Guarantee Obligations by Holdings, the Borrower or any of the Guarantors in respect of Indebtedness of the Borrower or any of the Guarantors otherwise permitted hereunder;

(e) Indebtedness in respect of Cash Management Services in the ordinary course of business and Indebtedness arising from the endorsement of instruments or other payment items for deposit and the honoring by a bank or other financial institution of instruments or other payments items drawn against insufficient funds;

(f) to the extent constituting Indebtedness, indemnification, deferred purchase price adjustments, earn-outs or similar obligations, in each case, incurred or assumed in connection with the acquisition of any business or assets or any Investment permitted to be acquired or made hereunder or any Disposition permitted hereunder;

(g) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

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(h) Indebtedness in respect of Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against exposure to interest rates, commodity prices or foreign exchange rates;

(i) Indebtedness representing deferred compensation or similar obligations to employees of the Borrower and the Guarantors incurred in the ordinary course of business;

(j) Indebtedness incurred by the Borrower or any of the Guarantors in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement- type obligations regarding workers compensation claims; provided that upon the drawing of such letter of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 90 days (or such longer period as may be agreed upon by the Administrative Agent) unless the amount or validity of such obligations are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or the Guarantors, as the case may be; provided further that such Indebtedness shall not exceed $500,000 in the aggregate at any time outstanding;

(k) Indebtedness in respect of performance, bid, release, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Guarantors, in each case in the ordinary course of business;

(l) Indebtedness in respect of letters of credit issued for the account of the Borrower or any of the Guarantors to finance the purchase of inventory so long as (x) such Indebtedness is secured only by cash collateral and in accordance with the Budget and (y) the aggregate principal amount of such Indebtedness does not exceed $1,500,000 at any one time outstanding;

(m) Indebtedness incurred in the ordinary course of business with respect to customer deposits and other unsecured current liabilities not the result of borrowing and not evidenced by any note or other evidence of Indebtedness;

(n) unsecured Indebtedness of the Borrower or any of the Guarantors owing to the Borrower or any other Guarantors to the extent expressly contemplated in the Budget and constituting an Investment permitted by Section 6.8;

(o) Indebtedness in an aggregate principal amount not to exceed $625,000 at any one time outstanding; provided that no more than $250,000 of such Indebtedness may be in respect of borrowed money; and

(p) to the extent constituting Indebtedness, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in Section 6.2(a) through (o) above.

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For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus any undrawn commitments with respect thereto and the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

To the extent otherwise constituting Indebtedness, the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall be deemed not to be Indebtedness for purposes of this Section 6.2. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a) Liens for Taxes, assessments or governmental charges that are not required to be paid pursuant to Section 5.3 that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings (provided that adequate reserves with respect to such proceedings are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP);

(b) (i) carriers’, warehousemen’s, landlord’s, mechanics’, contractor’s, materialmen’s, repairmen’s or other like Liens imposed by law or arising in the ordinary course of business which secure amounts that are not overdue for a period of more than 60 days or if more than 60 days overdue, are unfiled and no action has been taken to enforce such Lien, or that are being contested in good faith by appropriate proceedings (provided that adequate reserves with respect to such proceedings are maintained in the books of the Borrower or the applicable Subsidiary, as the case may be, in conformity with GAAP), (ii) Liens of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods and (iii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;

(c) subject to the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order (i) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Loan Party or any Subsidiary;

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(d) deposits by or on behalf of any Loan Party or any of its Subsidiaries to secure the performance of bids, trade contracts and governmental contracts (other than Indebtedness for borrowed money), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and title defects that, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;

(f) Liens in existence on the Closing Date and Replacement Liens in respect thereof;

(g) Subject to the Bankruptcy Court DIP Order, Liens created pursuant to (i) the Loan Documents, (ii) the Prepetition Loan Documents in effect on the Petition Date, (iii) the Prepetition ABL/FILO Amendment and Restatement, (iv) the LC Cash Collateral Agreement and the Existing Letters of Credit, and (v) the Carve Out;

(h) any interest or title of a lessor or sublessor under any lease or sublease or real property license or sub-license entered into by the Borrower or any Guarantor in the ordinary course of its business and covering only the assets so leased, subleased, licensed or sub-licensed and any Liens on such lessor’s, sublessor’s, licensee’s or sub-licensee’s interest or title;

(i) Liens in connection with attachments or judgments or orders in circumstances not constituting an Event of Default under Section 7.1(f);

(j) Liens existing on property at the time of its acquisition or existing on the property of a Person which becomes a Subsidiary of the Borrower after the Closing Date; provided that (i) such Liens existed at the time such property was acquired or such Person became a Subsidiary of the Borrower, (ii) such Liens were not granted in connection with or in contemplation of the applicable acquisition or Investment, (iii) any Indebtedness secured thereby is permitted by Section 6.2 and (iv) such Liens are not expanded to cover additional Property (other than proceeds and products thereof); and Replacement Liens in respect thereof;

(k) Liens consistent with those arising by operation of law consisting of customary and ordinary course rights of setoff upon deposits of cash and Cash Equivalents in favor of banks or other financial or depository institutions in the ordinary course of business;

(l) Liens on insurance policies and the proceeds thereof securing insurance premium financing permitted hereunder;

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(m) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Guarantor in the ordinary course of business;

(n) (i) Liens of a collection bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) Liens attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (iii) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to accounts and cash and Cash Equivalents on deposit in accounts maintained by the Borrower or any Guarantor, in each case under this clause (iii) granted in the ordinary course of business in favor of the banks or other financial or depositary institution with which such accounts are maintained, securing amounts owing to such Person with respect to Cash Management Services (including, without limitation, operating account arrangements and those involving pooled accounts and netting arrangements); provided that, in the case of this clause (iii), unless such Liens arise by operation of applicable law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness for borrowed money;

(o) non-exclusive licenses and sub-licenses of Intellectual Property granted by the Borrower or any of the Guarantors in the ordinary course of business (and, to the extent in existence on the Closing Date or granted by the Borrower or any of the Guarantors in the ordinary course of business, exclusive licenses and sub-licenses of Intellectual Property within the confines of a particular jurisdiction or territory outside of the United States and Canada);

(p) UCC or PPSA financing statements or similar public filings that are filed as a precautionary measure in connection with operating leases or consignment of goods in the ordinary course of business;

(q) Liens on property purportedly rented to, or leased by, the Borrower or any of the Guarantors pursuant to a Sale and Leaseback Transaction; provided, that (i) such Sale and Leaseback Transaction is permitted by Section 6.12, (ii) such Liens do not encumber any other property of the Borrower or the Guarantors, and (iii) such Liens secure only the Attributable Indebtedness incurred in connection with such Sale and Leaseback Transaction;

(r) Liens on the assets of Foreign Subsidiaries that secure only Indebtedness permitted pursuant to Section 6.2 and related obligations of Foreign Subsidiaries;

(s) good faith earnest money deposits made in connection with an Investment (other than Investments under Section 6.8(r)) or letter of intent or purchase agreement permitted hereunder;

(t) Liens in favor of a Loan Party or a Restricted Subsidiary securing intercompany Indebtedness permitted hereunder; provided, that such intercompany Indebtedness, to the extent owed from a Loan Party to a non-Loan Party, shall be subordinated to the Obligations pursuant to the Bankruptcy Court DIP Order;

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(u) Liens (i) on an Investment permitted pursuant to Section 6.8 to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 6.5, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(v) Liens deemed to exist in connection with Investments in repurchase agreements under Section 6.8; provided such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;

(w) Liens that are customary contractual rights of setoff relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Subsidiaries in the ordinary course of business;

(x) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of the Guarantors are located;

(y) Liens or rights of setoff against credit balances of the Borrower or any of the Guarantors with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to the Borrower or any of the Guarantors in the ordinary course of business, to secure the obligations of the Borrower or any of the Guarantors to such credit card issuers and credit card processors as a result of fees and chargebacks;

(z) Liens with respect to Capital Stock in joint ventures that arise pursuant to the applicable underlying joint venture agreement;

(aa) Liens securing obligations in an amount not to exceed $625,000 at any one time outstanding; provided that no more than $250,000 of such secured obligations may be in respect of Indebtedness for borrowed money; and

(bb) Liens in favor of the Prepetition Lenders and Prepetition Agents granted pursuant to the Bankruptcy Court DIP Orders.

6.4 Limitation on Fundamental Changes. Consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself, or Dispose of all or substantially all of its Property or business, except that so long as no approval of the Bankruptcy Court is required (or such approval is required and shall have been received):

(a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) and any Subsidiary of the Borrower may be merged, consolidated or amalgamated with or into any Guarantor (provided that if a Guarantor is party thereto (i) a Guarantor shall be the continuing, surviving or resulting entity or (ii) simultaneously with such transaction, the continuing, surviving or resulting entity shall become a Guarantor and the Borrower shall comply with Section 5.10 in connection therewith);

(b) any Subsidiary of the Borrower may Dispose of all or substantially all of its Property or business (i) (upon liquidation, windup, dissolution or otherwise) to (x) if such Subsidiary is a Loan Party, the Borrower or any other Loan Party and (y) if such Subsidiary is not a Loan Party, the Borrower or any Subsidiary or (ii) pursuant to a Disposition permitted by Section 6.5;

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(c) any Foreign Subsidiary may (i) be merged or consolidated or amalgamated with or into any other Foreign Subsidiary, or (ii) Dispose of any or all of its assets to (upon voluntary liquidation, windup, dissolution or otherwise) any other Foreign Subsidiary;

(d) any merger, amalgamation or consolidation the sole purpose of which is to reincorporate or reorganize a Loan Party or Subsidiary in another jurisdiction; provided that (x) in the case of any such merger, amalgamation or consolidation involving a Loan Party, a Loan Party is the surviving, continuing or resulting Person (or simultaneously with such transaction, the continuing, surviving or resulting entity shall become a Subsidiary Guarantor) and the Borrower shall comply with Section 5.10 in connection therewith and (y) in the case of any such merger or consolidation involving a Loan Party or Subsidiary that is domiciled within the United States (or in the case of the Canadian Guarantor, Canada), the continuing, surviving or resulting entity shall be domiciled within the United States (or in the case of the Canadian Guarantor, Canada);

(e) any Investment permitted by Section 6.8 may be structured as a merger, consolidation or amalgamation; provided that in the case of any such merger, consolidation or amalgamation of a Loan Party, the surviving, continuing or resulting legal entity of such merger, consolidation or amalgamation is a Loan Party (or simultaneously with such transaction, the continuing, surviving or resulting entity shall become a Subsidiary Guarantor) and the Borrower shall comply with Section 5.10 in connection therewith; and

(f) any Loan Party (other than the Borrower) may dissolve, liquidate or wind up its affairs at any time if such dissolution, liquidation or winding up would not reasonably be expected to have a Material Adverse Effect.

6.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary of the Borrower, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of obsolete or worn out property in the ordinary course of business;

(b) the sale of inventory and equipment held for sale in the ordinary course of business or pursuant to a “going out of business” sale;

(c) Dispositions permitted by Section 6.4 (other than Section 6.4(b)(ii));

(d) the sale or issuance of any Loan Party’s or any Subsidiary’s Capital Stock to the Borrower or any other Loan Party or the sale or issuance of any Excluded Subsidiary’s Capital Stock to another Excluded Subsidiary; provided that any Guarantor’s ownership interest therein is not diluted;

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(e) the sale of assets in connection with the closure of stores and the Disposition of franchises and stores (and related assets) in the ordinary course of business or pursuant to a “going out of business sale”;

(f) the Disposition of cash or Cash Equivalents;

(g) (i) the non-exclusive license or sub-license of Intellectual Property in the ordinary course of business (and, to the extent in existence on the Closing Date or granted in the ordinary course of business, exclusive licenses and sub-licenses of Intellectual Property within the confines of a particular jurisdiction or territory outside of the United States and Canada) and (ii) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial Intellectual Property;

(h) the lease, sublease, license or sub-license of property which is described in Section 6.3(h);

(i) the Disposition of surplus or other property no longer used or useful in the business of the Borrower and its Subsidiaries in the ordinary course of business or pursuant to a “going out of business sale”;

(j) the Disposition of other assets having a fair market value not to exceed $250,000 in the aggregate in any fiscal year;

(k) the Disposition of assets subject to or in connection with any Recovery Event;

(l) Dispositions consisting of Restricted Payments permitted by Section 6.6;

(m) Dispositions consisting of Investments permitted by Section 6.8;

(n) Dispositions consisting of Liens permitted by Section 6.3;

(o) Dispositions of assets pursuant to Sale and Leaseback Transactions permitted pursuant to Section 6.12;

(p) Dispositions of property to a Loan Party or a Subsidiary; provided that if the transferor of such property is a Loan Party the transferee thereof must be a Loan Party;

(q) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r) Dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business (and not for financing purposes); and

(s) the unwinding of any Hedge Agreement.

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6.6 Limitation on Restricted Payments. Declare or pay any dividend on (other than dividends payable solely in Qualified Capital Stock of the Person making the dividend so long as the ownership interest of any Guarantor in such Person is not diluted), or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Loan Party, whether now or hereafter outstanding, or make any other distribution in respect thereof, whether in cash or property (collectively, “Restricted Payments”), except that:

(a) any Loan Party may make Restricted Payments to any other Loan Party;

(b) to the extent provided for in the Budget, any Loan Party may make Restricted Payments;

(c) the Borrower may pay dividends to permit Parent or any direct or indirect parent company of Parent to (i) pay operating costs and expenses and other corporate overhead costs and expenses (including, without limitation, directors’ fees and expenses and administrative, legal, accounting, filings and similar expenses and salary, bonus and other benefits payable to officers and employees of Parent or any direct or indirect parent company of Parent), in each case to the extent such costs, expenses, fees, salaries, bonuses and benefits are attributable to the ownership or operations of Parent, the Borrower and the Subsidiaries, are reasonable and incurred in the ordinary course of business, (ii) [reserved], (iii) pay taxes which are not determined by reference to income, but which are imposed on Parent or any direct or indirect parent company of Parent as a result of Parent’s or such parent company’s ownership of the equity of Parent or the Borrower or any direct or indirect parent company of Parent, as the case may be, but only if and to the extent that Parent or such parent company has not received cash or other property in connection with the events or transactions giving rise to such taxes, (iv) [reserved], (v) pay franchise taxes and other fees, taxes and expenses required to maintain its corporate existence, (vi) finance any Investment permitted to be made hereunder (so long as (A) such dividends are made substantially concurrently with the closing of such Investment and (B) immediately following the closing thereof (1) all property acquired (whether assets or Capital Stock) shall be contributed to the Borrower or a Subsidiary Guarantor or (2) the Person formed or acquired shall be merged into the Borrower or a Subsidiary Guarantor in order to consummate such Investment (and subject to the provisions of Sections 5.10 and 6.4)), (vii) pay costs, fees and expenses related to any unsuccessful equity or debt offering permitted by this Agreement (other than any such offering intended to benefit Subsidiaries of any such parent company other than the Borrower and its Subsidiaries) and (viii) make payments permitted under Section 6.11 (but only to the extent such payments have not been and are not expected to be made directly by the Borrower or a Subsidiary Guarantor); provided that dividends paid pursuant to this Section 6.6(c) (other than dividends paid pursuant to clause (ii), (iii), or (iv) above) are used by Parent or any direct or indirect parent holding company of Parent for such purpose within 60 days of the receipt of such dividends or are refunded to the Borrower;

(d) any non-Wholly Owned Subsidiary of the Borrower may declare and pay cash dividends to its equity holders generally so long as the Borrower or its respective Subsidiary which owns the equity interests in the Subsidiary paying such dividends receives at least its proportionate share thereof (based upon the relative holding of the equity interests in the Subsidiary paying such dividends);

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(e) repurchases of Capital Stock in any Loan Party deemed to occur upon exercise of stock options or warrants or similar rights if such Capital Stock represents a portion of the exercise price of such options or warrants or similar rights (as long as the Loan Parties make no payment in connection therewith that is not otherwise permitted hereunder);

(f) GNC Puerto Rico, LLC may make distributions to GNC Live Well Ireland in an aggregate amount not to exceed $300,000 per fiscal year;

(g) to the extent constituting Restricted Payments, the Borrower and the Subsidiaries may enter into and consummate transactions permitted by Section 6.4 and Section 6.8 (other than Section 6.8(p)); and

(h) the Borrower or any of the Restricted Subsidiaries may pay cash in lieu of fractional Capital Stock in connection with any dividend, split or combination thereof.

6.7 [Reserved].

6.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit or the holding of receivables in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(b) investments in cash and items that were Cash Equivalents at the time such Investment was made;

(c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 6.2(b), 6.2(c) and 6.2(d), to the extent constituting intercompany Indebtedness;

(d) loans and advances to employees, officers, directors, managers and consultants of Parent (or any direct or indirect parent company thereof to the extent relating to the business of Parent, the Borrower and the Subsidiaries), the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate principal amount not to exceed $100,000 at any one time outstanding;

(e) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 6.8(c)) by any Loan Party in any Person that, prior to or concurrently with such Investment, is or becomes a Loan Party (including any such Investment consisting of the contribution by any Loan Party of Capital Stock held by such Loan Party in any other Person (including a Loan Party));

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(f) Investments consisting of notes payable by franchisees to any Loan Party in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding;

(g) Investments received in connection with the bankruptcy or reorganization of, insolvency or liquidation of, or settlement of claims against and delinquent accounts of and disputes with, franchisees, customers and suppliers, or as security for any such claims, accounts and disputes, or upon the foreclosure with respect to any secured Investment;

(h) advances of payroll payments to employees, officers, directors and managers of Parent, the Borrower and the Subsidiaries in the ordinary course of business;

(i) Investments by any Loan Party in Excluded Subsidiaries and joint ventures in an aggregate amount not to exceed $100,000 at any time outstanding;

(j) Investments by any Loan Party in any Person that is a Foreign Subsidiary in an aggregate amount not to exceed $250,000;

(k) [reserved];

(l) Investments consisting of promissory notes and other deferred payment obligations and noncash consideration delivered as the purchase consideration for a Disposition permitted by Section 6.5;

(m) Investments existing on the Closing Date and any modification, replacement, renewal, reinvestment or extension thereof (provided that the amount of the original Investment is not increased except by the terms of such original Investment or as otherwise permitted by this Section 6.8);

(n) any Loan Party may endorse negotiable instruments and other payment items for collection or deposit in the ordinary course of business or make lease, utility and other similar deposits in the ordinary course of business;

(o) Investments consisting of obligations under Hedge Agreements permitted by Section 6.2;

(p) Investments consisting of Restricted Payments permitted by Section 6.6 (other than Section 6.6(e));

(q) Investments of any Person that becomes (or is merged or consolidated or amalgamated with) a Subsidiary of the Borrower on or after the Closing Date on the date such Person becomes (or is merged or consolidated or amalgamated with) a Subsidiary of the Borrower; provided that (i) such Investments exist at the time such Person becomes (or is merged or consolidated or amalgamated with) a Subsidiary, and (ii) such Investments are not made in anticipation or contemplation of such Person becoming (or merging or consolidating or amalgamated with) a Subsidiary;

(r) Investments consisting of good faith deposits made in accordance with Section 6.3(s);

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(s) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases or in connection with bidding on government contracts;

(t) advances in connection with purchases of goods or services in the ordinary course of business;

(u) Guarantee Obligations permitted under Section 6.2 and, to the extent not constituting Indebtedness, other Guarantee Obligations entered into in the ordinary course of business;

(v) Investments consisting of Liens permitted under Section 6.3;

(w) Investments consisting of transactions permitted under Section 6.4;

(x) Investments in assets useful in the business of the Borrower and its Restricted Subsidiaries made by the Borrower or any of its Restricted Subsidiaries with the proceeds of any Reinvestment Deferred Amount; provided that if the underlying Recovery Event was with respect to a Loan Party, then such Investment shall be consummated by the Borrower or a Subsidiary Guarantor;

(y) Investments by any Loan Party in any Foreign Subsidiary of such Loan Party to the extent each such Investment is made using assets received by such Loan Party as a distribution from a Foreign Subsidiary of such Loan Party; and

(z) Investments in an aggregate amount not to exceed $250,000 at any time outstanding.

For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of all Returns on such Investment up to the original amount of such Investment.

6.9 Prepayments of Indebtedness. (a) Make any payment of principal or interest or otherwise on account of any Prepetition Obligations or payables under the Prepetition Loan Documents, other than (i) payments made in compliance in all material respects with the Budget (subject to Permitted Variances), (ii) the Revolver Termination, (iii) letter of credit reimbursement payments pursuant to the LC Cash Collateral Agreement in connection with draws under the Existing Letters of Credit, (iv) payments agreed to in writing by the Required Lenders and (v) payments authorized and approved by the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order, including adequate protection payments set forth therein or (b) amend or modify the terms of the Prepetition Loan Documents (other than amendments or modifications not materially adverse to the Agent or the Lenders or their rights and remedies under the Loan Documents or which would not have any material and adverse impact on the Collateral) unless consented to in writing by the Administrative Agent.

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6.10 Limitation on Modifications of Organizational Documents. Amend, modify or otherwise change (pursuant to a waiver or otherwise), any of the terms of any Organizational Document, other than any such amendment, modification or other change which does not adversely affect the Lenders in any material respect.

6.11 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any Loan Party, any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such transaction) unless such transaction is otherwise permitted under this Agreement and upon fair and reasonable terms no less favorable to the Borrower and its Subsidiaries than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the Borrower and its Subsidiaries may (a) [reserved], (b) enter into and consummate the transactions existing on the Closing Date and, to the extent exceeding $500,000 in amount, listed on Schedule 6.11, (c) make Restricted Payments permitted pursuant to Section 6.6 and repayments and prepayments of Indebtedness permitted pursuant to Section 6.9, (d) make Investments permitted by Section 6.8, (e) [reserved], (f) enter into employment and severance arrangements with officers, directors, managers and employees of the Parent, the Borrower and the Subsidiaries and, to the extent relating to services performed for Parent, the Borrower and the Subsidiaries, pay director, officer and employee compensation (including, without limitation, bonuses) and other benefits (including, without limitation, retirement, health, stock option and other benefit plans) and indemnification and expense reimbursement arrangements; provided that any purchase of Capital Stock of Parent (or any direct or indirect holding company of Parent) in connection with the foregoing shall be subject to Section 6.6, and (g) license on a non-exclusive basis Intellectual Property in the ordinary course of business (and, to the extent in existence on the Closing Date or granted in the ordinary course of business, exclusive licenses and sub-licenses of Intellectual Property within the confines of a particular jurisdiction or territory outside of the United States and Canada) (1) on an arm’s length basis to permit the commercial exploitation of such Intellectual Property between or among Affiliates of the Borrower and (2) to parent companies of the Parent in connection with their ownership of the Parent.

6.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Loan Party of real or personal property which has been or is to be sold or transferred by such Loan Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Loan Party (a “Sale and Leaseback Transaction”) unless (i) the sale of such property is made for cash consideration in an amount not less than the fair market value of such property, (ii) the Sale and Leaseback Transaction is permitted by Section 6.5 and is consummated within 180 days after the date on which such property is sold or transferred, (iii) any Liens arising in connection with its use of the property are permitted by Section 6.3(q), (iv) the Sale and Leaseback Transaction would be permitted under Section 6.2, assuming the Attributable Indebtedness with respect to the Sale and Leaseback Transaction constituted Indebtedness under Section 6.2.

6.13 [Reserved].

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6.14 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of the Guarantors to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, the Prepetition Loan Documents in effect on the Petition Date, the Prepetition ABL/FILO Amendment and Restatement, the LC Cash Collateral Agreement and the Existing Letters of Credit, and the Carve Out, (b) customary provisions in joint venture agreements and similar agreements that restrict transfer of or liens on assets of, or equity interests in, joint ventures, (c) non-exclusive licenses or sub-licenses by any Loan Party of Intellectual Property in the ordinary course of business (and, to the extent in existence on the Closing Date or granted by any Loan Party in the ordinary course of business, exclusive licenses and sub-licenses of Intellectual Property within the confines of a particular jurisdiction or territory outside of the United States, Canada or Puerto Rico) (in which case any prohibition or limitation shall only be effective against the Intellectual Property subject thereto), (d) (x) prohibitions and limitations in effect on the Closing Date and (y) to the extent such prohibitions and limitations described in clause (x) are set forth in an agreement evidencing Indebtedness, prohibitions and limitations set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such prohibitions and limitations, (e) customary provisions in leases, subleases, licenses and sub-licenses that restrict the transfer thereof or the transfer of the assets subject thereto by the lessee, sublessee, licensee or sub-licensee, (f) prohibitions and limitations arising by operation of law, (g) customary restrictions that arise in connection with any Disposition permitted by Section 6.5 applicable pending such Disposition solely to the assets subject to such Disposition, (h) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.2 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness and the proceeds and products thereof (other than Indebtedness constituting any unsecured Debt) as long as such pledges and restrictions do not restrict or impair the ability of the Parent, the Borrower and the Restricted Subsidiaries to comply with their obligations under the Loan Documents, (i) customary provisions contained in an agreement restricting assignment of such agreement entered into in the ordinary course of business and (j) customary restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

6.15 Limitation on Restrictions on Restricted Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay or subordinate any Indebtedness owed to, Parent, the Borrower or any other Restricted Subsidiary, (b) make Investments in the Borrower or any other Restricted Subsidiary or (c) transfer any of its assets to the Borrower or any other Restricted Subsidiary, except in each case for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions existing under the Prepetition Loan Documents in effect on the Petition Date, the Prepetition ABL/FILO Amendment and Restatement, the LC Cash Collateral Agreement and the Existing Letters of Credit, and the Carve Out, (iii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, (iv)

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customary net worth provisions contained in real property leases entered into by the Borrower or any of its Subsidiaries so long as such net worth provisions would not reasonably be expected to impair materially the ability of the Loan Parties to meet their ongoing obligations under this Agreement or any of the other Loan Documents, (v) any restriction with respect to Excluded Subsidiaries in connection with Indebtedness not prohibited hereunder, (vi) to the extent not otherwise permitted under this Section 6.15, agreements, restrictions and limitations described in clauses (a)-(j) of Section 6.14, (v) restrictions with respect to the transfer of any asset (or the interest in any Person) contained in an agreement that has been entered into in connection with the disposition of such asset (or interest in such Person) permitted hereunder and (vii) prohibitions and limitations arising by operation of law.

6.16 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related or ancillary thereto or reasonable extensions thereof.

6.17 [Reserved].

6.18 Canadian Pension Plans. Canadian Guarantor shall not, without the consent of the Administrative Agent, maintain, administer, contribute or have any liability in respect of any Canadian Defined Benefit Plan (governed by the province of Ontario) or acquire an interest in any Person if such Person sponsors, maintains, administers or contributes to, or has any liability in respect of any Canadian Defined Benefit Plan (governed by the province of Ontario).

6.19 Use of Proceeds. No portion of the proceeds of the New Money Loans, the Collateral, or the Carve Out may be used:

(a) for any purpose that is prohibited under the Bankruptcy Code or the Bankruptcy Court DIP Order;

(b) to finance in any way: any contested matter, adversary proceeding, suit, arbitration, application, motion or other litigation of any type adverse to the interests of any or all of the Administrative Agent, the Lenders, the Prepetition Agents or the Prepetition Lenders or their respective rights and remedies under the Loan Documents, the Bankruptcy Court DIP Order, the Canadian Court DIP Recognition Order or the Prepetition Loan Documents;

(c) for the payment of fees, expenses, interest or principal under the Prepetition Loan Documents (other than permitted adequate protection payments);

(d) unless the Exit Conversion occurs, to make any distribution under a plan of reorganization confirmed in the Chapter 11 Cases that does not provide for the indefeasible payment of the Loans in full and in cash on the effective date of such plan; and

(e) to make any payment in excess of $500,000 in the aggregate in settlement of any claim, action or proceeding before any court, arbitrator or other governmental body without the prior written consent of the Administrative Agent acting at the direction of the Required Lenders;

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provided that, notwithstanding the foregoing, advisors to the official unsecured creditors’ committee, if one is appointed, may investigate the liens granted pursuant to, or any claims under or causes of action with respect to, the Prepetition Loan Documents at an aggregate expense for such investigation not to exceed $75,000, provided that no portion of such amount may be used to prosecute any claims.

Subject to the Restructuring Support Agreement, nothing herein shall in any way prejudice or prevent the Administrative Agent or the Lenders from objecting, for any reason, to any requests, motions, or applications made in the Bankruptcy Court, including any application of final allowances of compensation for services rendered or reimbursement of expenses incurred under Sections 105(a), 330 or 331 of the Bankruptcy Code, by any party in interest.

6.20 Chapter 11 Modifications. Except as permitted pursuant to the terms of this Agreement and the Bankruptcy Court DIP Order or otherwise consented to by the Required Lenders, make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to the Bankruptcy Court DIP Orders.

6.21 Operating Account. Create, incur, assume or suffer to exist any Lien upon the Operating Account other than (i) the first priority Lien created in favor of the Secured Parties under the Loan Documents and (ii) rights of setoff and Liens arising as a matter of law, including bankers’ Liens and other similar Liens.

6.22 Right of Subrogation. Assert any right of subrogation or contribution against any other Loan Party until all amounts under this Facility are paid in full in cash and the Commitments are terminated or upon an Exit Conversion.

Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, any disbursements, Indebtedness, Liens, Investments or other transactions restricted by this Section 6 shall nevertheless be permitted hereunder to the extent set forth with specificity in the Budget.

SECTION 7. EVENTS OF DEFAULT

7.1 Events of Default. If any of the following events shall occur and be continuing:

(a) (i) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or (ii) the Borrower shall fail to pay any interest on any Loan, or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement required to be furnished by it at any time under this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished (provided that, in each case such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality); or

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(c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) of Section 5.4(a) (with respect to Parent and the Borrower only), Section 5.7(a) or Section 6; or

(d) Any Loan Party shall default in the observance or performance of any covenant or other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of fifteen (15) Business Days following delivery of written notice thereof to the Borrower by the Administrative Agent; or

(e) (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan (other than any “prohibited transaction” for which a statutory or administrative exemption is available) that results in liability of the Borrower or any Commonly Controlled Entity, (ii) any ERISA Event shall occur, or (iii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(f) One or more final judgments or decrees for the payment of money shall be entered against Parent, the Borrower or any of its Restricted Subsidiaries involving for Parent, the Borrower and its Restricted Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage in writing) of $2,000,000 or more, and all such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(g) The Interim DIP Order, Interim DIP Recognition Order, and the Final DIP Order or Final DIP Recognition Order, as applicable, together with the Loan Documents shall cease to create a valid and perfected Lien with such priority required by this Agreement; or

(h) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to the provisions of the Loan Documents), to be in full force and effect or any Loan Party shall so assert in writing (other than by reason of the express release thereof pursuant to the provisions of the Loan Documents); or

(i) Any Change of Control shall occur; or

(j) The occurrence of a Canadian Pension Plan Termination Event, or any Lien arises (save for contribution amounts not yet due) in connection with any Canadian Pension Plan, that would reasonably be expected to have a Material Adverse Effect; or

(k) The proceeds of any Loan shall have been expended in a manner which is not in accordance in all material respects with the Budget (subject to Permitted Variances), absent the consent of the Required Lenders; or

(l) There occurs any Budget Event; or

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(m) Any Loan Party shall file a motion in the Chapter 11 Cases without the express written consent of Required Lenders, to obtain additional financing from a party other than Lenders under Section 364(d) of the Bankruptcy Code that does not provide for the payment of the Obligations in full in cash upon the incurrence of such additional financing; or

(n) Any Loan Party shall file a motion seeking, or the Bankruptcy Court shall enter, an order (i) approving payment of any prepetition claim in excess of $500,000 in the aggregate other than (x) as provided for in the “first day” or “second day” orders, (y) as contemplated by the Budget (including Permitted Variances), or (z) otherwise as consented to by the Required Lenders in writing, (ii) granting relief from the automatic stay under Section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure on any assets having a book value in excess of $500,000 in the aggregate, or (iii) except with respect to the Prepetition Obligations as provided in the Bankruptcy Court DIP Orders, approving any settlement or other stipulation in excess of $500,000 in the aggregate not approved by the Required Lenders and not included in the Budget with any secured creditor of any Loan Party providing for payments as adequate protection or otherwise to such secured creditor; or

(o) An order is entered in any of the Chapter 11 Cases appointing, or any Loan Party, or any Restricted Subsidiary of a Loan Party shall file an application for an order seeking the appointment of, (i) a trustee under Section 1104, or (ii) an examiner with enlarged powers relating to the operation of the Loan Parties’ business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; provided that, for the avoidance of doubt, the appointment of a fee examiner shall not constitute an Event of Default; or

(p) An order shall be entered by the Bankruptcy Court dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, in each case, which does not contain a provision for termination of the Commitment, and payment in full in cash of all Obligations (other than contingent Obligations not due and owing) of the Loan Parties hereunder and under the other Loan Documents upon entry thereof; or

(q) An order is entered by the Bankruptcy Court in any of the Chapter 11 Cases without the express prior written consent of the Required Lenders (i) to revoke, reverse, stay, modify, supplement or amend the Bankruptcy Court DIP Order in a manner that is inconsistent with this Agreement that is not otherwise consented to by the Required Lenders, (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to the Loan Parties equal or superior to the priority of the DIP Superpriority Claim, (iii) to grant or permit the grant of a Lien on the Collateral (other than Liens permitted under Section 6.3); or

(r) At any time after the Final DIP Order Entry Date, an application for any of the orders described in clauses 7.1(n), (o), (p), (q) and (s) shall be made by a Person other than the Loan Parties and such application is not contested by the Loan Parties in good faith or any Person obtains a final order under § 506(c) of the Bankruptcy Code against the Administrative Agent or obtains a final order adverse to the Administrative Agent or the Lenders or any of their respective rights and remedies under the Loan Documents or in the Collateral; or

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(s) The entry of an order by the Bankruptcy Court terminating or modifying the exclusive right of any Loan Party to file a Chapter 11 plan pursuant to Section 1121 of the Bankruptcy Code, without the prior written consent of the Required Lenders; or

(t) At any time after the Final DIP Order Entry Date, (i) any Loan Party shall attempt to invalidate, reduce or otherwise impair the Liens or security interests of the Secured Parties, or to subject any Collateral to assessment pursuant to Section 506(c) of the Bankruptcy Code, (ii) the Lien or security interest created by Security Documents or the Bankruptcy Court DIP Orders with respect to the Collateral shall, for any reason, cease to be valid or (iii) any action is commenced by the Loan Parties which contests the validity, perfection or enforceability of any of the Liens and security interests of the Secured Parties created by any of the Bankruptcy Court DIP Order, Canadian Court DIP Recognition Order, this Agreement, or any Security Document; or

(u) Any Loan Party shall seek to, or shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or Canadian Court) any other Person’s motion to, disallow in whole or in part the Lenders’ claim in respect of the Obligations or contest any material provision of any Loan Document or any material provision of any Loan Document shall cease to be effective (other than in accordance with its terms); or

(v) (i) The Approved Plan of Reorganization or the Confirmation Order is withdrawn, amended, supplemented or otherwise modified in a manner that materially adversely affects the rights and duties of the Lenders and/or the Administrative Agent without the prior written consent of the Required Lenders, (ii) any plan of reorganization other than an Approved Plan of Reorganization is consummated without the Required Lenders’ consent, (iii) any plan of reorganization is filed that does not provide for repayment in full in cash of the Facility without the Required Lenders’ consent except to the extent otherwise provided in the Approved Plan of Reorganization or (iv) the Loan Parties publicly announce, or execute a definitive written agreement with respect, to an Alternative Transaction without the consent of the Required Lenders; or

(w) any Subsidiary of a Loan Party that is not subject to the Chapter 11 Cases becomes subject to an insolvency proceeding without the consent of the Required Lenders, other than GNC Holdings, Inc. in connection with the Recognition Proceeding; or

(x) The Bankruptcy Court denies entry of the Confirmation Order and such order remains in effect for seven (7) Business Days after entry of such order, provided, that if the Loan Parties subsequently obtain an order of the Bankruptcy Court approving a plan of reorganization and a subsequent recognition order of the Canadian Court recognizing such order, that are in form and substance substantially similar to the Approved Plan of Reorganization or otherwise approved by the Required Lenders, such Event of Default shall be deemed cured or not to have occurred; or

(y) The termination of the Restructuring Support Agreement in accordance with its terms due to the action or omission, as applicable, of the Loan Parties; or

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(z) The failure to meet any of the Milestones by the applicable date for such Milestone set forth in the Bankruptcy Court DIP Order;

then, and in any such event, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent (and for the avoidance of doubt no other Person) shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, subject to the Bankruptcy Court DIP Order and the Canadian Court DIP Order.

SECTION 8. THE AGENTS

8.1 Appointment. Each Lender hereby irrevocably designates, appoints and authorizes the Administrative Agent and the Collateral Agent as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent and the Collateral Agent, in such capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender hereby authorizes the Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto and to enter into each Security Document, the Intercreditor Agreements and any other intercreditor or subordination agreements contemplated hereby on behalf of and for the benefit of the Lenders and the other Secured Parties and agrees to be bound by the terms thereof. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Notwithstanding anything to the contrary herein or in any other Loan Document, the Collateral Agent is authorized to take direction from the Administrative Agent.

Without limiting the powers of the Collateral Agent, for the purposes of holding any hypothec granted to the Attorney (as defined below) pursuant to the laws of the Province of Québec to secure the prompt payment and performance of any and all Obligations by any Loan Party, each of the Lenders hereby irrevocably appoints and authorizes the Collateral Agent and, to the extent necessary, ratifies the appointment and authorization of the Collateral Agent, to act as the hypothecary representative of the creditors as contemplated under Article 2692 of the Civil Code of Québec (in such capacity, the “Attorney”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any related deed of hypothec. The Attorney shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such

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deed of hypothec and applicable law, and (b) benefit from and be subject to all provisions hereof with respect to the Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders and the Loan Parties. Any person who becomes a Lender shall, by its execution of an Assignment and Assumption Agreement, be deemed to have consented to and confirmed the Attorney as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Attorney in such capacity. The substitution of the Collateral Agent pursuant to the provisions of this Section 8 also constitute the substitution of the Attorney.

8.2 Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement and the other Loan Documents by or through sub-agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No such Agent shall be responsible for the negligence or misconduct of any such sub-agents or attorneys-in-fact selected by it with reasonable care. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as such Agent. No such Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

8.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be:

(a) liable to any other Credit Party for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (i) with the consent or at the request of the Ad Hoc Group of Crossover Lenders, the Required Lenders (or such other number or percentage of the Lenders as shall be necessary) or (in the case of the Collateral Agent) the Administrative Agent, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to such Agent by the Borrower or a Lender;

(b) responsible in any manner to any other Credit Party for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any other Credit Party to ascertain or to inquire as to the observance or performance of any of the covenants or agreements

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contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. Neither the Administrative Agent nor the Collateral Agent shall be under any obligation to any other Credit Party to ascertain or to inquire as to the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, the value or the sufficiency of any Collateral, or the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent;

(c) subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(d) subject to any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) or (in the case of the Collateral Agent) the Administrative Agent, provided that such Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(e) subject to a duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent or any of their respective Affiliates in any capacity, except as expressly set forth herein and in the other Loan Documents;

(f) obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it;

(g) responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created hereunder or pursuant to any other Loan Document nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other Loan Document; or

(h) responsible or liable for any failure or delay in the performance of its obligations hereunder or under any other Loan Document arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

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8.4 Reliance by the Agents. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying and shall not incur any liability for relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile or email message, statement, order, telephonic or electronic notices or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by such Agent. Each of the Administrative Agent and the Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all affected Lenders) or (in the case of the Collateral Agent) the Administrative Agent as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Ad Hoc Group of Crossover Lenders or the Required Lenders (or, if so specified by this Agreement, all affected Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. In determining compliance with any condition hereunder to the making of a Loan or a Withdrawal that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or Withdrawal. Each of the Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.5 Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received notice from a Lender, Parent or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent or the Collateral Agent receives such a notice, such Agent shall give notice thereof to the Lenders and the other such Agent. Each of the Administrative Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all affected Lenders) or (in the case of the Collateral Agent) the Administrative Agent; provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

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8.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that none of the Agents nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.

8.7 Indemnification. The Lenders agree to indemnify each Agent and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Loan Parties and without limiting any obligation of the Loan Parties to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

8.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, own securities of, act as the financial advisor of or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as though such Agent were not an Agent and without any duty to account therefor to the Lenders or provide notice to or consent of the Lenders with respect thereto. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

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8.9 Successor Administrative Agent. Either of the Agents may resign as Agent upon 10 days’ notice to the Lenders and the Borrower. If either Agent shall resign , then the Borrower and the Required Lenders (or, if an Event of Default has occurred and is continuing under Section 7.1(a), the Required Lenders) shall appoint a successor agent for the Lenders, which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States, whereupon such successor agent shall succeed to the rights, powers and duties of such Agent, and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Administrative Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has been appointed as Administrative Agent or Collateral Agent, as applicable, by the date that is 10 days following a retiring Agent’s notice of resignation (or such earlier date as shall be agreed by the Borrower and the Required Lenders) (the “Resignation Effective Date”), the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Borrower and Required Lenders (or, if an Event of Default has occurred and is continuing under Section 7.1(a), the Required Lenders as set forth above) shall appoint a successor agent as provided for above; provided that in no event shall any successor Agent be a Defaulting Lender or a Disqualified Institution. After any retiring Agent’s resignation as Administrative Agent, the provisions of this Section 8 and of Section 9.3 shall continue to inure to its benefit.

8.10 Effect of Resignation or Removal. With effect from the Resignation Effective Date (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Borrower (or, if an Event of Default has occurred and is continuing under Section 7.1(a), the Required Lenders as set forth above) shall appoint a successor agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than any rights to indemnity payments or other amounts owed to the retiring Agent as of the Resignation Effective Date), and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the

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provisions of this Section 8 and Section 9.3 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring Agent was acting as Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity (other than in its capacity as a Lender) hereunder or under the other Loan Documents, including, without limitation, (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties and (B) in respect of any actions taken in connection with transferring the agency to any successor Agent.

8.11 Collateral and Guarantee Matters. The Administrative Agent and the Collateral Agent agree:

(a) to take such action and execute such documents as may be reasonably requested by the Loan Parties pursuant to Section 9.14 to release any Lien on any property granted to or held by the Collateral Agent on behalf of the Secured Parties under any Loan Document (i) upon the payment in full of the Obligations (other than Obligations in respect of contingent reimbursement and indemnification obligations) and termination of all Commitments, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, (iii) that is or becomes an Excluded Asset or (iv) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.2;

(b) to subordinate any Lien on any property granted to or held by the Collateral Agent on behalf of the Secured Parties under any Loan Document as set forth in the applicable Intercreditor Agreement; and

(c) to take such action and execute such documents as may be reasonably requested by any of the Loan Parties pursuant to Section 9.14 to release any Guarantor from its Guarantee Obligations and other obligations under the Loan Documents, and to release any Liens granted by it under the Loan Documents, if such Person ceases to be a Subsidiary or is or becomes an Excluded Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Ad Hoc Group of Crossover Lenders or the Required Lenders will confirm in writing the Administrative Agent’s and the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantee Obligations or Liens pursuant to this Section 8.11. In each case as specified in this Section 8.11, the Administrative Agent and the Collateral Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement and to release the Liens granted by such Guarantor under the Loan Documents, in each case in accordance with the terms of this Section 8.11.

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Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral, any security interests of the Administrative Agent or the Collateral Agent therein or any filings, registrations, or recordings made with respect thereto. Neither the Collateral Agent nor the Administrative Agent shall have any obligation whatsoever to any Lender or any other person to investigate, confirm or assure that the Collateral exists or is owned by any Loan Party or is insured or has been encumbered, or that the liens and security interests granted to the Collateral Agent pursuant hereto or any of the Loan Documents or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.

8.12 Appointment of Borrower. Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent, or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

8.13 Administrative Agent or Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, including during the pendency of the Chapter 11 Cases, each of the Administrative Agent and Collateral Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent or Collateral Agent shall have made any demand on the Loan Parties) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, Administrative Agent and Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, Administrative Agent, Collateral Agent and their respective agents and counsel and all other amounts due Lenders, Administrative Agent and Collateral Agent hereunder) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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(c) and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to pay to Administrative Agent or Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent, Collateral Agent and their respective agents and counsel, and any other amounts due Administrative Agent or Collateral Agent hereunder. To the extent that the payment of any such compensation, expenses, disbursements and advances of Administrative Agent, Collateral Agent and their respective agents and counsel, and any other amounts due Administrative Agent or Collateral Agent under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

8.14 Agent Duties. If any of the rights, responsibilities or duties of the Agents conflict with such Agents’ rights, responsibilities or duties under the Prepetition Term Loan Agreement, this Agreement shall supersede the Prepetition Term Loan Agreement.

SECTION 9. MISCELLANEOUS

9.1 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent electronically or by facsimile, as follows:

(i)	if to Parent or the Borrower, to it at:

General Nutrition Centers, Inc.

300 Sixth Avenue

Pittsburgh, PA 15222

Attention: Tricia Tolivar

Telephone: (412) 288-2029

Email: Tricia-Tolivar@gnc-hq.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention: Michèle Penzer

Telephone: (212) 906-1245

Email: michele.penzer@lw.com

and

Latham & Watkins LLP

330 North Wabash, Suite 2800

Chicago, IL 60611

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Attention: Rick Levy and Caroline Reckler

Telephone: (312) 876-7692 (Rick Levy); (312) 876-7663 (Caroline Reckler)

Email: Richard.Levy @lw.com; Caroline.Reckler@lw.com

(ii)	if to the Administrative Agent:

GLAS Trust Company LLC

3 Second Street, 10th Floor

Jersey City, New Jersey 07311

Attention: Administrator for GNC

Facsimile: 212-202-6246

Email: clientservices.Americas@glas.agency

if to the Collateral Agent:

GLAS Trust Company LLC

230 Park Avenue, 10th Floor

New York, New York 10169

Attention: Administrator for GNC

Facsimile: 212-202-6246

Email: clientservices.Americas@glas.agency

with a copy to:

Dorsey & Whitney LLP

51 West 52nd Street

New York, New York 10019

Attn: Sam Kohn and Erin Trigg

Telephone: (212) 415-9205 (Sam Kohn); (212) 415-9392 (Erin Trigg)

Email: kohn.sam@dorsey.com; trigg.erin@dorsey.com

if to any other Lender, to it at its address (or facsimile number or email address) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent, the Collateral Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

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(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, other than for direct or actual damages to the extent resulting from the gross negligence, bad faith or willful misconduct of such party or its Related Parties as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(e) The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party in accordance with Section 9.3. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

9.2 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Collateral Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Parent or the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

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(a) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.1, Section 4.2 or the waiver of any Default, mandatory prepayment or mandatory reduction of Commitments shall not constitute an increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)), (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.1 or Section 4.2 or the waiver of any Default, mandatory prepayment or mandatory reduction of Commitments shall not constitute a postponement of the scheduled date of expiration of any Commitment of any Lender), (iv) change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby, or (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or grant any consent hereunder, or release all or substantially all of the Collateral or release Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement representing all or substantially all of the value of such guarantees, taken as a whole, in each case, without the written consent of each Lender directly and adversely affected thereby; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder in a manner adverse to such Agent without the prior written consent of such Agent.

(b) Notwithstanding anything to the contrary contained in this Section 9.2, the Administrative Agent and the Borrower, in their sole discretion, may amend, modify or supplement any provision of this Agreement or any other Loan Document to (i) amend, modify or supplement such provision or cure any ambiguity, omission, mistake, error, defect or inconsistency, so long as such amendment, modification or supplement does not directly and adversely affect the rights or obligations of any Lender, (ii) to permit additional affiliates of the Borrower to guarantee the Obligations and/or provide Collateral therefor and (iii) to add covenants and other terms for the benefit of the Lenders as provided herein. Such amendments shall become effective without any further action or consent of any other party to any Loan Document.

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(c) Notwithstanding anything to the contrary contained in this Section 9.2 or any other Loan Document, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Requirements of Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement or any other Loan Documents.

9.3 Expenses; Indemnity; Damage Waiver. (a)The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Agent and its Affiliates, including the reasonable and documented out-of-pocket fees, charges and disbursements of legal counsel for the Administrative Agent and the other Agents, the Ad Hoc Group Advisors in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent, or all Lenders collectively, including the reasonable and documented out-of-pocket fees, charges and disbursements of legal counsel, the Ad Hoc Group Advisors, the Administrative Agent and the Collateral Agent, or all Lenders collectively, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided that the Borrower’s obligations under this Section 9.3(a) for fees and expenses of legal counsel shall be limited to fees and expenses of (x) one outside legal counsel for all Indemnitees described in clauses (i) and (ii) above, taken as a whole (plus one separate outside legal counsel for each of the Collateral Agent and the Administrative Agent), (y) in the case of any conflict of interest, one outside legal counsel for such affected Indemnitee or group of Indemnitees and (z) if necessary, one local or foreign legal counsel in each relevant jurisdiction.

(a) The Borrower shall indemnify the Ad Hoc Committee, the Administrative Agent, each other Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses (including the reasonable and documented out- of-pocket fees, charges and disbursements of (i) one outside legal counsel to each of the Administrative Agent and the Collateral Agent and one outside legal counsel to the other Indemnitees taken as a whole, (ii) in the case of any conflict of interest, one outside legal counsel for the affected Lender or group of Lenders and (iii) if necessary, one local or foreign legal counsel in each relevant jurisdiction), which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee arising out of, in connection with, or as a result of (w) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or any other transactions contemplated hereby, (x) any Loan or the use of the proceeds therefrom, (y) any actual or alleged presence or release of Hazardous Materials at, on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability of the Borrower or any of its Subsidiaries, or (z) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims,

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damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or (except with respect to the Agents) material breach of its obligations under the Loan Documents or willful misconduct of such Indemnitee or its Primary Related Parties, (2) arise out of any claim, litigation, investigation or proceeding that does not involve an act or omission by the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (provided that in the event of such a claim, litigation, investigation or proceeding involving a claim or proceeding brought by or against the Administrative Agent (in its capacity as such) or the Collateral Agent (in its capacity as such) by other Indemnitees, the Administrative Agent (in its capacity as such) or the Collateral Agent (in its capacity as such) shall be entitled (subject to the other limitations and exceptions set forth above) to the benefit of the indemnities set forth above) or (3) are in respect of indemnification payments made pursuant to Section 8.7, to the extent the Borrower would not have been or was not required to make such indemnification payments directly pursuant to the provisions of this Section 9.3(b). This Section 9.3 shall not apply to Taxes, except any Taxes that represent losses, claims, damages or liabilities arising from a non-Tax claim. As used herein, the “Primary Related Parties” of an Indemnitee are its Affiliates with direct involvement in the negotiation of the Facilities under this Agreement and such Indemnitee’s and Affiliates’ respective directors, officers and employees.

(b) To the extent permitted by applicable law, none of Parent, the Borrower nor any Indemnitee shall assert, and Parent, the Borrower and each Indemnitee hereby waives, any claim against Parent, the Borrower or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and, to the extent permitted by applicable law, Parent and Borrower and each Indemnitee hereby waive, release and agree not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that nothing contained in this paragraph shall limit the obligations of the Borrower under Section 9.3(b) in respect of any such damages claimed against the Indemnitees by Persons other than Indemnitees.

(c) All amounts due under this Section shall be payable not later than thirty days after written demand therefor.

9.4 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) subject to Section 6.4, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(a) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or, if an Event of Default has occurred and is continuing under Section 7.1(a), any other Eligible Assignee; and provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall have objected thereto by written notice to the Administrative Agent not later than the fifth Business Day following the date the Borrower acknowledges its receipt of notice of the proposed assignment; and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender, or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (and shall be in integral multiples of $1,000,000 in excess thereof) unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.1(a) has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with (unless waived by the Administrative Agent in its sole discretion, or unless such assignment is to an Affiliate or an Approved Fund of such assignor) a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

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(E) no such assignment shall be made to a natural person; and

(F) such assignment does not violate Section 9.4(e).

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.4(c).

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount and stated interest of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, and, if an Event of Default has occurred and is continuing, any Lender (but only with respect to the entries related to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section (unless waived by the Administrative Agent in its sole discretion) and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.8(b), 2.21(d) or 8.7, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

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(vi) On or after the Final DIP Order Entry Date, the New Money Loans on the one hand, and the Roll-up Loans, on the other hand, may be assigned or transferred separately and such Loans are not “stapled to” each other. Prior to the Final DIP Order Entry Date, the right to receive Roll-up Loans is on account of such Lender’s New Money Loans and New Money Loan Commitment.

(b) (i) Subject to compliance with Section 9.4(e), any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that (1) requires the consent of each Lender or each directly and adversely affected Lender and (2) directly and adversely affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.21(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans, or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) and Proposed Section 1.163-5(b) (and any amended or successor version) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The portion of the Participant Register relating to any Participant requesting payment from the Borrower under the Loan Documents shall be made available to the Borrower upon request.

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(i) A Participant shall not be entitled to receive any greater payment under Section 2.18, 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (A) the Borrower is notified of the participation sold to such Participant and the sale of the participation to such Participant is made with the Borrower’s prior written consent or (B) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.20 unless such Participant agrees, for the benefit of the Borrower, to comply (and actually complies) with Section 2.20(e) as though it were a Lender.

(ii) No participation may be sold to an Affiliated Lender.

(c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(d) (i) No assignment or participation shall be made to any Person that is a Disqualified Institution to the extent the list thereof has been provided to any Lender requesting the same as of the date (the “Trade Date”) on which such Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any Assignee that becomes a Disqualified Institution after the applicable Trade Date, (x) such Assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Acceptance with respect to such Assignee will not by itself result in such Assignee no longer being considered a Disqualified Institution. Any assignment in violation of this paragraph (e) shall not be void, but the other provisions of this paragraph (e) shall apply.

(ii) If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (e)(i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) purchase or prepay the outstanding Term Loans of such Disqualified Institution by paying the lower of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.4), all of its interest, rights and obligations under this Agreement to one or more Assignees at the lower of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations.

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(iii) Notwithstanding anything to the contrary contained in this Agreement, (A) Disqualified Institutions will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, any other Loan Party, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Institutions to each Lender requesting the same and to post such list to the Platform. Each Lender shall have the right, and the Borrower hereby authorizes each Lender, to provide the list of Disqualified Institutions to any of such Lender’s actual or prospective transferees (including any actual or prospective assignee or participant).

(v) The Administrative Agent, in its capacity as such, shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions;

provided that without limiting the generality of the foregoing, the Administrative Agent, in its capacity as such, shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (b) have any liability with respect to or arising out of any assignment or participation of loans, or disclosure of confidential information in connection therewith, to any Disqualified Institution; it being agreed that the foregoing shall not relieve the Administrative Agent, to the extent constituting a Lender, from its obligations in respect of Disqualified Institutions in connection with assignments and participations, and disclosure of confidential information in connection therewith, by it.

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9.5 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement (excluding Obligations in respect of contingent reimbursement and indemnification obligations that are not then due and payable at the time all other Obligations hereunder are discharged) is outstanding and unpaid. The provisions of Sections 2.18, 2.19, 2.20 and 9.3 and Section 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

9.6 Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

9.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.8 Right of Setoff. Subject to the terms of the Bankruptcy Court DIP Order, the Canadian Court DIP Recognition Order and the Carve Out, if an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time with the prior written consent of the Administrative Agent, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (excluding payroll, tax withholding and trust accounts maintained in the ordinary course of business) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have but subject to the terms of the Bankruptcy Court DIP Order, the Canadian Court DIP Recognition Order and the Carve Out. Each Lender shall notify the Administrative Agent and the Borrower promptly after any such setoff.

9.9 Governing Law; Jurisdiction; Consent to Service of Process. (a) EXCEPT TO THE EXTENT SUPERSEDED BY THE BANKRUPTCY CODE, THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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(a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE BANKRUPTCY COURT, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE BANKRUPTCY COURT. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE BANKRUPTCY COURT AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH HEREIN. THE LOAN PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(b) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.12 Confidentiality. (a) Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority claiming jurisdiction over it, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that the applicable Agent or such Lender, as applicable, shall notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority claiming jurisdiction over it) unless such notification is prohibited by applicable law, rule or regulation), (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) to any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 9.12 or other provisions at least as restrictive as this Section 9.12), (vii) with the prior written consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 9.12 or (B) becomes available other than as a result of a breach of this Section 9.12 to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any of its Affiliates. For the purposes of this Section, “Information” means all information received from Parent, the Borrower or any of their Affiliates relating to Parent or the Borrower or any of its Subsidiaries or businesses, other than any such information that is available other than as a result of a breach of this Section 9.12 to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information which shall in no event be less than commercially reasonable care. To the extent the list of Disqualified Institutions has been provided to any Lender requesting the same, Information shall not be disclosed to a Disqualified Institution that constitutes a Disqualified Institution at the time of such disclosure without the Borrower’s prior written consent.

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(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS AND WARRANTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

9.13 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Administrative Agent and the Collateral Agent (in each case for themselves and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Act, it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or such Agent, as applicable, to identify the Borrower in accordance with the Act.

9.14 Release of Liens and Guarantees. (a) In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise Disposes of all or any portion of any of the Capital Stock or assets of any Loan Party to a Person that is not (and is not required hereunder to become) a Loan Party in a transaction permitted under this Agreement, the Liens created by the Loan Documents in respect of such Capital Stock or assets shall automatically terminate and be released without the requirement for any further action by any Person, and the Collateral Agent shall promptly (and the Lenders hereby authorize the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by Parent or the Borrower and at the Borrower’s expense to further document and evidence such termination and release of Liens created by any Loan Document in respect of such Capital Stock or assets, and, in the case of a transaction permitted under this Agreement the result of which is that a Loan Party would cease to be a Subsidiary or would become an Excluded Subsidiary, the Guarantee Obligations created

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by the Loan Documents in respect of such Loan Party (and all security interests granted by such Guarantor under the Loan Documents) shall automatically terminate and be released without the requirement for any further action by any Person, and the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by Parent or the Borrower and at the Borrower’s expense to further document and evidence such termination and release of such security interests and such Loan Party’s Guarantee Obligations in respect of the Obligations (including, without limitation, its Guarantee Obligations under the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement). Any representation, warranty or covenant contained in any Loan Document relating to any such Capital Stock, asset or subsidiary of any Loan Party shall no longer be deemed to be made with respect thereto once such Capital Stock or asset or Subsidiary is so conveyed, sold, leased, assigned, transferred or disposed of.

(a) Upon the payment in full of the Obligations (excluding contingent reimbursement and indemnification obligations that are not then due and payable), all Liens created by the Loan Documents shall automatically terminate and be released without the requirement for any further action by any Person, and the Collateral Agent shall promptly (and the Lenders hereby authorize the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by Parent or the Borrower and at the Borrower’s expense to further document and evidence such termination and release of Liens created by the Loan Documents, and the Guarantee Obligations created by the Loan Documents in respect of the Guarantors shall automatically terminate and be released without the requirement for any further action by any Person, and the Collateral Agent shall promptly (and the Lenders hereby authorize the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by Parent or the Borrower and at the Borrower’s expense to further document and evidence such termination and release of the Guarantors’ Guarantee Obligations in respect of the Obligations (including, without limitation, the Guarantee Obligations under the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement).

9.15 Enforcement Matters. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against Parent, the Borrower, any of its Restricted Subsidiaries or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7.1 for the benefit of the Required Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Collateral Agent) hereunder and under the other Loan Documents (c) any Lender from exercising setoff rights in accordance with Section 9.8 (subject to the terms of Section 2.21(c)), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then the Required Lenders (and no other Person) shall have the rights otherwise ascribed to the Administrative Agent at the instruction of the Required Lenders pursuant to Section 7.1.

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9.16 No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”) may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Parties, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Parties have assumed any advisory, agent (other than to the extent set forth in Section 9.4(b)(iv)) or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Parties have advised, are currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents, (y) the Administrative Agent, the Collateral Agent, their respective Affiliates and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Collateral Agent, any of their respective Affiliates nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates and (z) the Lender Parties are acting solely as principals and not as the agents or fiduciaries of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate, that it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that the Lender Parties have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Collateral Agent, any of their respective Affiliates or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

9.17 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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9.18 Canadian Anti-Money Laundering Legislation. (a) Each Loan Party acknowledges that, pursuant to Canadian Anti-Money Laundering Legislation and other applicable anti-money laundering, anti- terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders may be required to obtain, verify and record information regarding the Loan Parties and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of a Lender or any Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(a) If the Administrative Agent has ascertained the identity of any Loan Party or any authorized signatories of the Loan Parties for the purposes of applicable AML Legislation, then the Administrative Agent:

(i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of the applicable AML Legislation; and

(ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that neither the Administrative Agent nor any other Agent has any obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so.

9.19 Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase, in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. The Borrower agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Administrative Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if

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the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, the Borrower agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Administrative Agent against such loss; and if the amount of the Original Currency so purchased or could have been so purchased is greater than the amount originally due in the Original Currency, the Administrative Agent agrees to remit such excess amount to the Borrower. The term “rate of exchange” in this Section 9.19 means the spot rate at which the Administrative Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

9.20 Electronic Execution. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided further, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

9.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including (without limitation), if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

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(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

9.22 Conflicts. If any provision in this Agreement or any other Loan Document expressly conflicts with any provision in the Interim DIP Order or Final DIP Order, the provisions in the Bankruptcy Court DIP Order shall govern and control.

9.23 Operating Account. The parties hereto acknowledge and agree that the Operating Account does not constitute (a) ABL Priority Collateral or (b) collateral for the Prepetition ABL Agreement or the Prepetition ABL/FILO Amendment and Restatement.

SECTION 10. SECURITY AND PRIORITY

10.1 Collateral; Grant of Lien and Security Interest.

(a) Pursuant to, and otherwise subject to the terms of, the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order and in accordance with the terms thereof and subject to the Carve Out, as security for the full and timely payment and performance of all of the Obligations, the Loan Parties hereby pledge and grant to the Collateral Agent (for the benefit of the Secured Parties), a security interest in and to, and a Lien on, all of the Collateral.

(b) Notwithstanding anything herein to the contrary (i) all proceeds received by the Collateral Agent and the Lenders from the Collateral subject to the Liens granted in this Section 10.1 and in each other Loan Document and by the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order shall be subject in all respects to the Carve Out and (ii) no Person entitled to amounts in respect of the Carve Out shall be entitled to sell or otherwise dispose, or seek or object to the sale or other disposition, of any Collateral.

10.2 Priority and Liens Applicable to Loan Parties.

(a) Upon entry of the Interim DIP Order or Final DIP Order and subject to the terms thereof, as the case may be, the Obligations, Liens and security interests in favor of the Secured Parties shall, subject in all respects to the Carve Out, at all times, pursuant to the Bankruptcy Code, be secured by a perfected Lien on and security interest in all of the Collateral of the Loan Parties.

(b) The relative priorities of the Liens with respect to the Collateral shall be as set forth in the Interim DIP Order (and, when entered, the Final DIP Order) and each party hereto consents to such relative priorities of the Liens.

(c) Each Loan Party hereby confirms and acknowledges that, pursuant to the Interim DIP Order (and, when entered, the Final DIP Order), the Liens in favor of the Collateral Agent on behalf of and for the benefit of the Secured Parties in all of the Collateral shall be created and perfected, to the maximum extent permitted by law, without the execution or the recordation or filing in any land records or filing offices of, any mortgage, assignment, security agreements, mortgages, control agreements, pledge agreements, financing statements or other similar documents, or the possession or control by the Collateral Agent of, or over, any Collateral, as set forth in the Interim DIP Order (and, when entered, the Final DIP Order).

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10.3 Grants, Rights and Remedies. The Liens and security interests granted pursuant to Section 10.1 hereof and the administrative claim priority and lien priority granted pursuant to Section 10.2 hereof may be independently granted in the Loan Documents. This Agreement, the Bankruptcy Court DIP Order and such other Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Agents and the Lenders hereunder and thereunder are cumulative; provided that to the extent of conflict the Bankruptcy Court DIP Order controls.

10.4 No Filings Required. The Liens and security interests referred to herein shall be deemed valid and perfected by entry of the Interim DIP Order or the Final DIP Order, as the case may be, and entry of the Interim DIP Order shall have occurred on or before the date of the initial Borrowing hereunder. The Collateral Agent shall not be required to file any financing statements, mortgages, notices of Lien or similar instruments in any jurisdiction or filing office, take possession or control of any Collateral, or take any other action in order to validate or perfect the Lien and security interest granted by or pursuant to this Agreement, the Interim DIP Order or the Final DIP Order, as the case may be, or any other Loan Document.

10.5 Survival. Except as set forth in the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order, the Liens, lien priority, administrative priorities and other rights and remedies granted to the Collateral Agent and the Lenders pursuant to this Agreement, the Bankruptcy Court DIP Orders, and the Canadian Court DIP Recognition Order and the other Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by the Borrower (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Chapter 11 Cases, or by any other act or omission whatsoever.

10.6 Amendment of Prepetition Term Loan Agreement and Agreement Regarding Method of Issuance of Roll Up Loans. The parties hereto, acting in their capacities as Parent under the Prepetition Term Loan Agreement, Borrower under the Prepetition Term Loan Agreement, Prepetition Term Loan Lenders, Prepetition Term Loan Agent and Prepetition Collateral Agent hereby amend the definition of “Eligible Assignee” in the Prepetition Term Loan Agreement by adding the following at the end thereof: Eligible Assignee shall also include any Loan Party that is a Wholly Owned Subsidiary and a Domestic Subsidiary and a disregarded entity for tax purposes. Roll-up Loans shall be initially issued to such Loan Party in escrow, which will thereupon assign such Roll-up Loan to the corresponding Roll-up Lender in consideration of assignment by such Roll-up Lender to such Loan Party of an equal amount of Prepetition Term Loans. All Prepetition Term Loans so assigned to such Loan Party shall be automatically extinguished upon completion of the assignment and assumption transactions described in this Section 10.6.

(signature pages follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

GNC CORPORATION

By:
Name:
Title:

GENERAL NUTRITION CENTERS, INC.

By:
Name:
Title:

GNC HOLDINGS, INC.

By:
Name:
Title

GNC PARENT LLC

By:
Name:
Title

[Signature Page to Debtor-in-Possession Term Loan Credit Agreement]

GLAS TRUST COMPANY LLC, as Administrative Agent

By:
Name:
Title:

GLAS TRUST COMPANY LLC, as Collateral Agent

By:
Name:
Title:

[Signature Page to Debtor-in-Possession Term Loan Credit Agreement]

[______________], as Lender

By:
Name:
Title:

[Signature Page to Debtor-in-Possession Term Loan Credit Agreement]

EXHIBIT C

Form of DIP ABL FILO Credit Agreement

[Filing Version]

DEBTOR-IN-POSSESSION

AMENDED AND RESTATED ABL CREDIT AGREEMENT

dated as of June [•], 2020

among

GNC CORPORATION,

as Parent,

GENERAL NUTRITION CENTERS, INC.,

as Borrower,

The Several Lenders

from Time to Time Parties Hereto,

and

JPMORGAN CHASE BANK, N.A.

as Administrative Agent and Collateral Agent

(amending and restating the ABL Credit Agreement dated as of February 28, 2018, as amended)

JPMORGAN CHASE BANK, N.A.

as Sole Lead Arranger and Bookrunner

3.5	No Legal Bar	69
3.6	No Material Litigation	69
3.7	No Default	70
3.8	Ownership of Property; Liens	70
3.9	Intellectual Property	70
3.10	Taxes	70
3.11	Federal Regulations	70
3.12	ERISA	71
3.13	Investment Company Act	71
3.14	Subsidiaries	71
3.15	[Reserved]	71
3.16	Environmental Matters	71
3.17	Accuracy of Information, etc.	72
3.18	Security	72
3.20	Budget and Financial Plan	73
3.21	Patriot Act	73
3.22	Anti-Corruption Laws and Sanctions	73
3.23	EEA Financial Institution	73
3.24	Canadian Welfare and Pension Plans	74
3.25	Canadian Anti-Corruption and Canadian Anti-Money Laundering	74
3.26	Borrowing Base Certificate	74
3.27	Prepetition Obligations	74

SECTION 4. CONDITIONS PRECEDENT		74

4.1	Conditions to the Closing Date	74

SECTION 5. AFFIRMATIVE COVENANTS		77

5.1	Financial Statements; Budget	77
5.2	Certificates; Other Information	79
5.3	Payment of Obligations	81
5.4	Conduct of Business and Maintenance of Existence, etc.	81
5.5	Maintenance of Property; Insurance	81
5.6	Inspection of Property; Books and Records; Discussions	81
5.7	Notices	82
5.8	Environmental Laws	83
5.9	Borrowing Base Certificates	84
5.10	Opposition to Motions	84
5.11	Additional Collateral, etc.	84
5.12	[Reserved]	85
5.13	Further Assurances	85
5.14	Maintenance of Ratings	85
5.15	Fiscal Period	85
5.16	[Reserved]	85
5.17	Anti-Corruption and Sanctions	85
5.18	[Reserved]	85

SECTION 6. NEGATIVE COVENANTS		86

6.1	[Reserved]	86
6.2	Limitation on Indebtedness	86
6.3	Limitation on Liens	88
6.4	Limitation on Fundamental Changes	91
6.5	Limitation on Disposition of Property	92
6.6	Limitation on Restricted Payments	94
6.7	[Reserved]	95
6.8	Limitation on Investments	95
6.9	Prepayments of Indebtedness	98
6.10	Limitation on Modifications of Organizational Documents	98
6.11	Limitation on Transactions with Affiliates	98
6.12	Limitation on Sales and Leasebacks	98
6.13	[Reserved]	99
6.14	Limitation on Negative Pledge Clauses	99
6.15	Limitation on Restrictions on Restricted Subsidiary Distributions	100
6.16	Limitation on Lines of Business	100
6.17	[Reserved]	100
6.18	Canadian Pension Plans	100
6.19	Use of Proceeds	100
6.20	Chapter 11 Modifications	101
6.21	Operating Account	101
6.22	Right of Subrogation	101

SECTION 7. EVENTS OF DEFAULT		102

7.1	Events of Default	102

SECTION 8. THE AGENTS		105

8.1	Appointment	105
8.2	Delegation of Duties	106
8.3	Exculpatory Provisions	106
8.4	Reliance by Administrative Agent	108
8.5	Notice of Default	109
8.6	Non-Reliance on Agents and Other Lenders	109
8.7	Indemnification	110
8.8	Agent in Its Individual Capacity	110
8.9	Successor Administrative Agent	110
8.10	Effect of Resignation or Removal	111
8.11	Collateral and Guarantee Matters	111
8.12	Appointment of Borrower	113
8.13	Administrative Agent or Collateral Agent May File Proofs of Claim	113
8.14	Agent Duties	114

SECTION 9. MISCELLANEOUS		114

9.1	Notices	114
9.2	Waivers; Amendments	116
9.3	Expenses; Indemnity; Damage Waiver	118
9.4	Successors and Assigns	120
9.5	Survival	125
9.6	Counterparts; Integration	125
9.7	Severability	127
9.8	Right of Setoff	127
9.9	Governing Law; Jurisdiction; Consent to Service of Process	127
9.10	WAIVER OF JURY TRIAL	128
9.11	Headings	128
9.12	Confidentiality	129
9.13	USA PATRIOT Act	130
9.14	Release of Liens and Guarantees	130
9.15	Enforcement Matters	131
9.16	No Fiduciary Duty	131
9.17	Interest Rate Limitation	132
9.18	Security Documents and Intercreditor Agreements	132
9.19	Canadian Anti-Money Laundering Legislation	133
9.20	Judgment Currency	133
9.21	Electronic Execution	134
9.22	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	134
9.23	Conflicts	135
9.24	Revolver Termination. The parties hereto acknowledge and agree that the Revolver Termination has been consummated notwithstanding that the Borrower provided fewer than the three Business Days’ notice specified for termination of commitments and prepayment of loans in Sections 2.11 and 2.13 of the Prepetition ABL Agreement.	135

SCHEDULES:

1.1(a)	Existing Letters of Credit
1.1(b)	Subsidiary Guarantors
1.1(c)	Reserve Categories
2.1	Lenders
3.4	Consents, Authorizations, Filings and Notices
3.6	Material Litigation
3.14(a)	Subsidiaries
3.14(b)	Agreements Related to Capital Stock
6.11	Affiliate Transactions

EXHIBITS:

A	[Reserved]
B	Form of Closing Certificate
C	Form of Assignment and Assumption
D	Form of FILO Term Loan Note
E-1	Form of U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships)
E-2	Form of U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships)
E-3	Form of U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships)
E-4	Form of U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships)
F	Form of Borrowing Request
G	[Reserved]
H	Borrowing Base Certificate
I	Budget
J	Exit ABL Term Sheet
K	Form of Interim DIP Order

v

DEBTOR-IN-POSSESSION AMENDED AND RESTATED ABL CREDIT AGREEMENT, dated as of June [ 🌑 ], 2020, among GNC CORPORATION, a Delaware corporation (“Parent”), GENERAL NUTRITION CENTERS, INC., a Delaware corporation (the “Borrower”), GNC Holdings, Inc., a Delaware corporation (“Holdings”), GNC Parent LLC, a Delaware limited liability company (“GNC Parent LLC”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent (together with its successors in such capacity, the “Administrative Agent”) and as collateral agent (together with its successors in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Loan Parties have commenced voluntary cases (the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and the Loan Parties continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, GNC Holdings, Inc., in its capacity as foreign representative on behalf of the Loan Parties, commenced a recognition proceeding under Part IV of the Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) to recognize in Canada the Chapter 11 Cases as “foreign main proceedings” (the “Recognition Proceedings”);

WHEREAS, in connection with the filing of the Chapter 11 Cases and the occurrence of the Interim DIP Order Entry Date, the Borrower, in its role as “ABL Administrative Borrower” under the Prepetition ABL Agreement, has terminated the “Revolving Credit Commitments” (as defined in the Prepetition ABL Agreement), repaid all Prepetition Revolving Loans, and cash collateralized the outstanding “Letters of Credit” (as defined in the Prepetition ABL Agreement) (such termination, repayment and cash collateralization, the “Revolver Termination”);

WHEREAS, the Borrower and the Lenders have agreed that Prepetition FILO Loans in an aggregate principal amount of $275,000,000 shall be “rolled up” pursuant to Section 2.1 hereof through an amendment and restatement the Prepetition ABL Agreement pursuant to this Agreement. All indebtedness, Obligations and liabilities outstanding under the Prepetition ABL Agreement after giving effect to the Revolver Termination, as amended and restated hereby, and all Liens existing under the Prepetition ABL Agreement and the other Loan Documents (as defined in the Prepetition ABL Agreement) will continue in full force and effect, uninterrupted and unimpaired, as amended as set forth herein and in the Loan Documents delivered or otherwise continued in connection herewith; and

WHEREAS, to provide security for the repayment of the Loans, and the payment of the other Obligations of the Loan Parties hereunder and under the other Loan Documents, the Loan Parties will grant to the Collateral Agent, for its benefit and the benefit of the Lenders, certain security interests, liens, and other rights and protections pursuant to the terms hereof and pursuant to Sections 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code, and super-priority administrative expense claims pursuant to Section 364(c)(1) of the Bankruptcy Code, all as more fully described herein.

The Lenders are willing to amend and restate the Prepetition ABL Agreement on the terms and subject to the conditions set forth herein. Accordingly, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree to amend and restate the Prepetition ABL Agreement as follows:

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABL Priority Collateral”: the “ABL Priority Collateral” as defined in the Prepetition Intercreditor Agreement.

“ABR”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Appraiser”: Tiger Valuation Services, LLC or any other experienced and reputable appraiser reasonably acceptable to the Borrower (it being understood that the Borrower’s consent shall not be unreasonably withheld, delayed or conditioned) and the Administrative Agent.

“Account”: with respect to a Person, any of such Person’s now owned and hereafter acquired or arising (1) accounts (as defined in the UCC and/or the PPSA) and, whether or not constituting “accounts” (as defined in the UCC and/or the PPSA), any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance or arising out of the use of a credit or charge card or information contained on or used with such card (and whether same is an “Account” (as defined in the UCC and/or the PPSA) or “General Intangible” or “Intangible” (as defined in the UCC or the PPSA, respectively)), (2) all Credit Card Processor Accounts, and (3) all Gift Card Accounts.

“Account Debtor”: any Person who is obligated on an Account, chattel paper, or a “General Intangible” or “Intangible” (as defined in the UCC or the PPSA, respectively).

“Acquired Asset ABL Priority Collateral”: any Accounts, Inventory, Borrowing Base Cash and/or Acquired Asset Borrowing Base Cash acquired by any Loan Party in a Qualifying Acquisition; provided that the Acquired Asset ABL Priority Collateral shall at no time comprise more than 10.0% of the Borrowing Base.

“Acquired Asset Borrowing Base Calculation”: 66 2⁄3% of the applicable advance rates set forth in the definitions of “Borrowing Base” with respect to the relevant Acquired Asset ABL Priority Collateral, calculated against the book value (or, with respect to Inventory, of the Net Orderly Liquidation Value (based on the Net Orderly Liquidation Value for comparable Inventory pursuant to the most recent Appraisal if inventory appraisals therefor do not exist)) of the relevant Acquired Asset ABL Priority Collateral as set forth in the consolidated balance sheets of the relevant acquired entities (or, in the case of an asset acquisition, the seller’s balance sheet) as of the date with respect to which the most recent Borrowing Base Certificate has been delivered, and applying eligibility and reserve criteria consistent with those applied to Accounts, Inventory and Borrowing Base Cash included in the Borrowing Base, until the delivery to the Administrative Agent of an appraisal and field examination in respect thereof that, in each case, is reasonably satisfactory to the Administrative Agent and addressed to the Administrative Agent.

“Acquired Asset Borrowing Base Cash”: Unrestricted Cash that is (i) acquired by any Loan Party in any Qualifying Acquisition and (ii) held by the Loan Parties, in each case (A) in deposit accounts or securities accounts with the Administrative Agent or (B) if JPMorgan Chase Bank, N.A. is no longer the Administrative Agent, held in deposit accounts or securities accounts with any national bank reasonably acceptable to Required Lenders which are subject in each case to a control agreement in form and substance reasonably satisfactory to the Administrative Agent, and (iii) not subject to any other Liens other than non-consensual Liens, Liens permitted by Section 6.3(m) and (q) and Liens that are junior in priority to the Liens securing the Obligations, in each case, permitted under Section 6.3.

“Ad Hoc Committee”: collectively, the groups of ad hoc holders of the Prepetition FILO Loans represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP and AlixPartners, on the one hand, and Milbank LLP and Houlihan Lokey, on the other hand.

“Ad Hoc Committee Advisors”: Paul, Weiss, Rifkind, Wharton & Garrison LLP, AlixPartners, Milbank LLP and Houlihan Lokey.

“Adjusted LIBO Rate”: with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a)(i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate, and (b) with respect to Eurodollar Loans, 1.00%.

“Administrative Agent”: as defined in the preamble hereto.

“Administrative Questionnaire”: an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents”: the collective reference to the Administrative Agent and the Collateral Agent.

“Agreement”: this Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1%, (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1% and (d) with respect to ABR Loans, 2.00%; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the Screen Rate (or if the Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 am London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.17 hereof, then the Alternate Base Rate shall be the greatest of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin”: (i)for FILO Term Loans that are Eurodollar Loans, 9.00% per annum, and (ii) for FILO Term Loans that are ABR Loans, 8.00% per annum.

“Approved Fund”: any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit as its primary activity and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Plan of Reorganization”: a Chapter 11 plan of reorganization, having the terms set forth in the Restructuring Support Agreement and otherwise in form and substance reasonably satisfactory to the Borrower and to Lenders holding at least 66 2⁄3% of the aggregate amount of the FILO Term Loans and filed by the Loan Parties with the Bankruptcy Court in connection with the Chapter 11 Cases, as may be amended, supplemented or otherwise modified from time to time.

“Arranger”: JPMorgan Chase Bank, N.A.

“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit C or any other form approved by the Administrative Agent and the Borrower.

“Attributable Indebtedness”: when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Borrower’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Avoidance Actions”: all causes of action arising under Chapter 5 of the Bankruptcy Code and similar statutes of the relevant states.

“Backup Withholding Tax”: United States federal withholding Taxes imposed pursuant to Section 3406 of the Code, as in effect on the date of this Agreement, or any successor provision that is substantially the equivalent thereof, and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions).

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code”: Title 11 of the United States Code, as amended from time to time.

“Bankruptcy Court”: as defined in the recitals hereto.

“Bankruptcy Court DIP Order”: the Interim DIP Order or the Final DIP Order, as applicable.

“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, monitor, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board”: the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrower Materials”: as defined in Section 5.2.

“Borrowing”: Loans of the same Type, made, deemed made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base”: at any time as set forth in the most recently delivered Borrowing Base Certificate, the sum of:

1. 93% of the value of Eligible Credit Card Receivables held by the Loan Parties; plus

2. 88% of the book value of Eligible Accounts Receivable held by the Loan Parties attributable to wholesale accounts receivable; plus

3. 88% of the book value of Eligible Accounts Receivable held by the Loan Parties attributable to domestic franchisees; provided that at any time the amount of the Borrowing Base consisting of Eligible Accounts Receivable attributable to domestic and foreign franchisees shall not exceed 20% of the Borrowing Base in the aggregate; plus

4. 88% of the book value of Eligible Accounts Receivable held by the Loan Parties attributable to foreign franchisees in each case backed by a letter of credit reasonably acceptable to the Administrative Agent; provided that at any time (i) the amount of the Borrowing Base consisting of Eligible Accounts Receivable attributable to foreign franchisees shall not exceed 15% of the Borrowing Base in the aggregate and (ii) the amount of the Borrowing Base consisting of Eligible Accounts Receivable attributable to domestic (as set out in clause (3) above) and foreign franchisees shall not exceed 20% of the Borrowing Base in the aggregate; plus

5. 98% of the Net Orderly Liquidation Value of Eligible Inventory held by the Loan Parties consisting of finished goods and bulk Eligible Inventory; plus

6. 98% of the Net Orderly Liquidation Value of Eligible Inventory held by the Loan Parties consisting of raw materials Eligible Inventory; plus

7. 100% of the Borrowing Base Cash held by the Loan Parties; plus

8. Upon the occurrence of the Roll-Up Effective Time, an amount equal to $17,500,000; less

9. Reserves.

Notwithstanding anything to the contrary contained herein, any Acquired Asset ABL Priority Collateral held by a Loan Party will immediately be included in the Borrowing Base at a value equal to the Acquired Asset Borrowing Base Calculation thereof; provided that if the Loan Parties have not delivered, at their expense, a customary field examination and inventory appraisal reasonably acceptable to Administrative Agent within 90 days of the acquisition of such Acquired Asset ABL Priority Collateral (or such longer period as the Administrative Agent may reasonably agree), such Acquired Asset ABL Priority Collateral will cease to be eligible for inclusion in the Borrowing Base until completion of a customary field examination and inventory appraisal reasonably acceptable to Administrative Agent.

“Borrowing Base Cash”: Unrestricted Cash held by the Loan Parties, in each case that is (i) (A) held in deposit accounts or securities accounts with the Administrative Agent or (B) if JPMorgan Chase Bank, N.A. is no longer the Administrative Agent, held in deposit accounts or securities accounts with any national bank reasonably acceptable to Required Lenders which are in each case subject to a control agreement in form and substance reasonably satisfactory to the Administrative Agent and (ii) not subject to any other Liens other than non-consensual Liens, Liens permitted by Section 6.3(m) and (q) and Liens that are junior in priority to the Liens securing the Obligations, in each case, permitted under Section 6.3; provided that, prior to withdrawing Borrowing Base Cash from any account described above in an amount in excess of $5,000,000 in the aggregate for all withdrawals since the most recent delivery of a Borrowing Base Certificate, the Loan Parties shall deliver an updated Borrowing Base Certificate as of the date of such withdrawal and giving pro forma effect to such withdrawal.

“Borrowing Base Certificate”: a certificate by a Responsible Officer of the Borrower, substantially in the form of Exhibit H (or another form acceptable to the Administrative Agent and the Borrower) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof (including Reserves), all in such detail as is reasonably satisfactory to the Administrative Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate will be made by the Borrower and certified to the Administrative Agent.

“Borrowing Request”: a request by the Borrower for a Borrowing substantially in the form of Exhibit F.

“Budget”: the 13-week statement of the Loan Parties’ anticipated cash receipts and Budget Disbursements for the first 13 weeks of the Chapter 11 Cases, set forth on a weekly basis, including the anticipated uses of the proceeds from the Facility for such period and attached hereto as Exhibit I, as updated pursuant to Section 5.1(B)(a) from time to time.

“Budget Disbursements”: in any period, the Loan Parties’ operating disbursements and Capital Expenditures (excluding Professional Fees and restructuring charges arising on account of the Chapter 11 Cases (including U.S. Trustee fees and professional fees and expenses incurred by any official committee appointed in the Chapter 11 Cases or the Agents, the Lenders and/or the Loan Parties or paid by the Loan Parties as adequate protection)).

“Business Day”: any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Pittsburgh, Pennsylvania or Toronto, Ontario are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Canadian Anti-Corruption Laws”: the Corruption of Foreign Public Officials Act (Canada), Special Economic Measures Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code (Canada) and the Export and Import Permits Act (Canada), and any related regulations.

“Canadian Anti-Money Laundering Legislation”: the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the United Nations Act (Canada), and any regulations thereunder.

“Canadian Defined Benefit Plan”: a Canadian Pension Plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Court”: as defined in the recitals hereto.

“Canadian Court DIP Recognition Order”: the Interim DIP Recognition Order and the Final DIP Recognition Order, as applicable.

“Canadian Dollars” and “C$”: lawful currency of Canada.

“Canadian Guarantee and Collateral Agreement”: the Amended and Restated Canadian Guarantee and Collateral Agreement, dated as of the Closing Date, executed and delivered by the Canadian Guarantor, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Canadian Guarantor”: General Nutrition Centres Company, an unlimited liability company organized under the laws of Nova Scotia.

“Canadian Pension Plan”: any pension plan maintained or sponsored by the Canadian Guarantor that is subject to the funding requirements of the Pension Benefits Act (Ontario), the Income Tax Act (Canada) or applicable pension benefits legislation in any other Canadian jurisdiction and is applicable to employees resident in Canada and to which the Canadian Guarantor is making or accruing an obligation to make contributions or has within the preceding five years made or accrued such contributions.

“Canadian Pension Termination Event”: (a) the withdrawal of the Canadian Guarantor from a Canadian Defined Benefit Plan which is “multi-employer pension plan”, as defined under applicable pension standards legislation, during a plan year, or (b) the filing of a notice of interest to terminate in whole or in part a Canadian Defined Benefit Plan or the filing of an amendment with the applicable Governmental Authority which terminates a Canadian Defined Benefit Plan, in whole or in part, or the treatment of an amendment as a termination or partial termination of a Canadian Defined Benefit Plan, (c) the institution of proceedings by any Governmental Authority to terminate a Canadian Defined Benefit Plan in whole or in part or have a replacement administrator or trustee appointed to administer a Canadian Defined Benefit Plan or (d) any other event or condition or declaration or application which might constitute grounds for the termination or winding up of a Canadian Defined Benefit Plan, in whole or in part, or the appointment by any Governmental Authority of a replacement administrator or trustee to administer a Canadian Defined Benefit Plan.

“Canadian Welfare Plan”: any medical, health, hospitalization, insurance or other employee benefit or welfare plan or arrangement of the Canadian Guarantor applicable to employees resident in Canada.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that are required to be capitalized under GAAP on a balance sheet of such Person, it being understood that Capital Expenditures do not include amounts expended to purchase assets constituting an on-going business.

“Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet (excluding the footnotes thereto) of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, including convertible securities but excluding debt securities convertible or exchangeable into any of the foregoing.

“Carve Out” has the meaning specified in the Bankruptcy Court DIP Order.

“Cash Equivalents”: (a) United States and Canadian dollars; (b) in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business and not for speculation; (c) securities and other obligations issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition; (d) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Lender or with any domestic or foreign bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia or any U.S. branch of a foreign bank having, capital and surplus of not less than $500,000,000; (e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) above or clause (g) below entered into with any financial institution meeting the qualifications specified in clause (d) above; (f) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, maturing within one year after the date of acquisition; (g) marketable short-term money market and similar highly liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (h) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an investment grade rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) with maturities of one year or less from the date of acquisition; (i) Investments with average maturities of one year or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (j) short-term obligations of, or fully guaranteed by, the government of Canada, (k) short-term obligations of, or fully guaranteed by, the government of a Province of Canada, in each case having a rating of “A-” (or the then equivalent grade) or better by a nationally recognized rating agency and (l) investment funds investing substantially all of their assets in Cash Equivalents of the kinds described in clauses (a) through (k) of this definition.

In the case of Investments by the Canadian Guarantor or by any Foreign Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (i) investments of the type and maturity described in clauses (a) through (l) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (ii) other short-term investments utilized by the Canadian Guarantor or by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (l) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall also include amounts denominated in currencies other than those set forth in clause (a) above, provided that such amounts are converted into Dollars as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Management Obligations”: obligations owed by any Loan Party to any Qualified Counterparty in respect of or in connection with Cash Management Services and designated by the Qualified Counterparty and the Borrower in writing to the Administrative Agent as “Cash Management Obligations” and includes any and all Cash Management Obligations in respect of or in connection with Cash Management Services that were so designated in accordance with the Prepetition ABL Agreement.

“Cash Management Order”: as defined in Section 4.1(j).

“Cash Management Services”: any treasury, depositary, pooling, netting, overdraft, stored value card, purchase card (including so-called “procurement cards” or “P-cards”), debit card, credit card, cash management and similar services and any automated clearing house transfer of funds.

“CCAA”: as defined in the recitals hereto.

“CFC”: a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law”: (a) the adoption of any law, rule or regulation after the date of this Agreement or, if later, the date on which the applicable Lender becomes a Lender hereunder (a “Later Date”), (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or, if later, the date on which the applicable Lender becomes a Lender hereunder, or (c) compliance by any Lender (or, for purposes of Section 2.18(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement or, if later, the date on which the applicable Lender becomes a Lender hereunder. Notwithstanding anything herein to the contrary (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control”: the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of Holdings or any of its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) shall become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Capital Stock representing more than 51% of the ordinary voting power for the election of directors of Holdings (determined on a fully diluted basis but not giving effect to contingent voting rights which have not vested); (b) Parent shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Permitted Liens); or (c) Holdings shall cease to beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly) and control, directly or indirectly, 100% of each class of outstanding Capital Stock of the Parent.

“Chapter 11 Cases”: as defined in the recitals hereto.

“Closing Date”: the first date all the conditions in Section 4.1 have been satisfied or waived, which shall not be later than three Business Days after the Interim DIP Order Entry Date.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement and the “DIP Collateral” as defined in the Bankruptcy Court DIP Orders. The term “Collateral” shall not include any Excluded Assets.

“Collateral Account”: as defined in Section 2.15(k).

“Collateral Agent”: as defined in the preamble hereto.

“Commitment”: with respect to any Lender, such Lender’s FILO Term Loan Commitment.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Sections 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Company Intellectual Property”: as defined in Section 3.9.

“Confirmation Date”: the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

“Confirmation Order”: an order of the Bankruptcy Court, in form and substance acceptable to the Required Lenders, confirming the Approved Plan of Reorganization.

“Contractual Obligation”: with respect to any Person, any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Cost”: the calculated cost of purchases, based upon the Borrower’s accounting practices as reflected in the most recent financial statements delivered pursuant to Section 5.1(a).

“Credit Card Processor”: any Person (other than a Loan Party or any Affiliate of any Loan Party) who issues or whose members or Affiliates issue credit or debit cards, including MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club and Carte Blanche.

“Credit Card Processor Accounts”: accounts, receivables and/or payment intangibles owing to a Loan Party from a Credit Card Processor, which shall include in any event payments owing to any Loan Party from a Credit Card Processor that constitute proceeds from the sale or disposition of Inventory of the Loan Parties in the ordinary course of business.

“Credit Party”: the Administrative Agent or any other Lender.

“Crossover Ad Hoc Group”: the ad hoc group of holders of the FILO Term Loans represented by Milbank LLP.

“Customs Broker Agreement”: an agreement, in form reasonably satisfactory to the Administrative Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Administrative Agent and agrees, upon notice from the Administrative Agent, to hold and dispose of such Inventory solely as directed by the Administrative Agent.

“Debtor Relief Laws”: the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding Up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect.

“Default”: any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: any Lender that (a) has failed, within three Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans (unless such Lender indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance reasonably satisfactory to the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or Bail-in Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Designated Disbursement Account”: as defined in Section 5.17(c).

“DIP Superpriority Claim”: allowed superpriority administrative expense claims granted by the Bankruptcy Court DIP Order to the Administrative Agent, on behalf of itself and the Lenders, pursuant to Bankruptcy Code sections 364(c)(1), as set forth in the Bankruptcy Court DIP Order (a) with priority over any and all administrative expense claims and unsecured claims against the Loan Parties or their estates in any of the Chapter 11 Cases or in any other proceedings superseding or related to any of the foregoing, at any time existing or arising, of any kind or nature whatsoever, including, without limitation, administrative expenses of the kinds specified in or ordered pursuant to sections 105, 326, 328, 330, 331, 364, 503(a), 503(b), 507(a), 507(b), 546(c), 546(d), 726, 1113, or 1114 of the Bankruptcy Code or any other provision of the Bankruptcy Code and (b) which shall at all times be senior to the rights of the Loan Parties and their estates, and any successor trustee or other estate representative to the extent permitted by law.

“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (excluding Liens); and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”: any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Capital Stock which is not otherwise Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Capital Stock which is not otherwise Disqualified Capital Stock), in whole or in part, (iii) provides for the scheduled payments or dividends in cash, or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is 91 days after the Maturity Date at the time of issuance, except, in the case of clauses (i) and (ii), if as a result of a change of control event or asset sale or other Disposition or casualty event, so long as any rights of the holders thereof to require the redemption thereof upon the occurrence of such a change of control event or asset sale or other Disposition or casualty event are subject to the prior payment in full of the Obligations; provided that if such Capital Stock is issued pursuant to a plan for the benefit of employees of Parent, the Borrower or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Parent, the Borrower or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Institution”:

(a) any Person that is or controls a competitor of the Borrower or any of its Subsidiaries and is identified by the Borrower in writing to the Administrative Agent from time to time prior to, on or after the Closing Date; or

(b) any Affiliate of any of the foregoing Persons that is (i) reasonably identifiable solely on the basis of the similarity of such Affiliate’s name (but excluding any such Affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which such foregoing Person does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such Affiliate) or (ii) identified by the Borrower to the Administrative Agent in writing from time to time prior to, on or after the Closing Date;

provided that any updates, modifications, deletions and/or supplements to the list of Disqualified Institutions, including the designation of any Disqualified Institution after the Closing Date pursuant to clause (a) or clause (b) above, (x) shall not apply retroactively to disqualify any Lender that has previously acquired an assignment or participation interest in any FILO Term Loan (or that is a party to a pending assignment or participation as of the date of such designation), (y) shall be delivered by the Borrower to JPMDQ_Contact@jpmorgan.com (and failure to so deliver any such update, modification, deletion and/or supplement shall render such update, modification, deletion and/or supplement not received and ineffective) and (z) shall become effective three Business Days after such update, modification, deletion and/or supplement is delivered in accordance with the foregoing clause (y).

“Dollars” and “$”: lawful currency of the United States of America.

“Domestic Subsidiary”: a Restricted Subsidiary that is incorporated, organized or otherwise formed under the laws of the United States, any State thereof or the District of Columbia.

“EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution

“Electronic Signature”: an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Accounts Receivable”: all Accounts (other than Credit Card Processor Accounts and Gift Card Accounts) of the Loan Parties that constitute proceeds from the sale or disposition of Inventory (net of volume rebates) in the ordinary course of business and that are reflected in the most recent Borrowing Base Certificate, except that no Account will be an Eligible Account Receivable if:

(1) such Account has been outstanding for more than 90 days after the original invoice date or more than 60 days after the original due date relating to such invoice;

(2) such Account is owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (1) above;

(3) such Account is owed by an Account Debtor that is an Affiliate of any Loan Party or an employee or agent of any Loan Party or any Affiliate of any Loan Party;

(4) such Account is owed by an Account Debtor who is either (i) the United States or any department, agency, or instrumentality of the United States or the federal government of Canada or any department, agency, crown corporation or instrumentality thereof (exclusive, however, of Accounts with respect to which Loan Parties have complied, to the reasonable satisfaction of the Administrative Agent, with the Assignment of Claims Act, 31 USC §3727 or the Financial Administration Act (Canada), as applicable), or (ii) any state of the United States or province or territory of Canada or any other Governmental Authority not covered by the preceding clause (i) (exclusive, however, of Accounts with respect to which (x) the Loan Parties have complied with any applicable State, provincial or local laws comparable to the foregoing) or (y) provincial or local law does not restrict or render ineffective assignment of such Accounts;

(5) such Account is owed by an Account Debtor whose total obligations together with those of its Affiliates owing to Loan Parties exceed 15% of all Eligible Accounts Receivable, to the extent of the obligations owing by such Account Debtor and its Affiliates in excess of such percentage; provided, that in each case, the amount of Eligible Accounts Receivable that are excluded because they exceed the foregoing percentage shall be determined by Administrative Agent based on all of the otherwise Eligible Accounts Receivable of all types prior to giving effect to any eliminations based upon the foregoing concentration limit;

(6) such Account is not subject to the first priority (other than a Lien permitted under Section 6.3(a), 6.3(b), 6.3(h), 6.3(i), 6.3(k), 6.3(w) or 6.3(y)), valid and perfected Lien of the Administrative Agent as to such Account;

(7) a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than (a) Liens granted to the Administrative Agent, for its own benefit and the benefit of the other Secured Parties pursuant to the Security Documents, (b) a Lien permitted under Section 6.3(a), 6.3(b), 6.3(h), 6.3(i), 6.3(k), 6.3(w) or 6.3(y) or other Permitted Lien arising by operation of law, or (c) a Lien that is permitted under Section 6.3(g), 6.3(n)(iii), 6.3(p), 6.3(x) or 6.3(aa) and, in each case, junior in priority to the Liens securing the Obligations);

(8) (i) such Account does not constitute the legal, valid and binding obligation of the applicable Account Debtor enforceable in accordance with its terms or (ii) such Account arises in a transaction wherein the goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional;

(9) such Account is owing by a supplier or creditor or is otherwise disputed, or a claim, counterclaim, discount, deduction, reserve, allowance, recoupment or offset has been asserted with respect thereto by the applicable Account Debtor (in each case, only to the extent of the relevant dispute, claim, counterclaim, discount, deduction, reserve, allowance, recoupment or offset);

(10) such Account is owed by an Account Debtor that is subject to a bankruptcy proceeding of the type specified in Section 7.1(f) of the Prepetition ABL Agreement or that is liquidating, dissolving or winding up its affairs or otherwise deemed not creditworthy by the Administrative Agent in its Permitted Discretion;

(11) such Account does not conform with a covenant or representation contained in this Agreement or the Guarantee and Collateral Agreement as to such Account;

(12) such Account is evidenced by Chattel Paper or an Instrument (each as defined in the Guarantee and Collateral Agreement) of any kind, or has been reduced to judgment;

(13) such Account includes a billing for interest, fees or late charges, but ineligibility will be limited to the extent thereof;

(14) such Account arises out of the Pfizer prepaid customer stability program (for so long as the revenue related thereto constitutes deferred revenue);

(15) such Account is owed by an Account Debtor which is owed sums by the Borrower and its Restricted Subsidiaries (with ineligibility limited to the amount owed to such Account Debtor by the Borrower and its Restricted Subsidiaries);

(16) such Account is owed by a franchisee which is in default under its franchise agreement;

(17) such Account represents amounts owed by the national advertising fund related to marketing activities of the Borrower and its Subsidiaries;

(18) such Account represents interest, principal or finance charges owed by franchisees;

(19) such Account represents rent due from franchisees;

(20) such Account is owed by an Account Debtor that is a Sanctioned Person or on any specially designated nationals list maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or a similar list maintained by the Government of Canada, or, to the knowledge of the Borrower or the applicable Guarantor is not able to bring suit or enforce remedies against the Account Debtor through judicial or arbitral process;

(21) such Account is owed by an Account Debtor that is organized outside of the United States or Canada, unless (x) such Account is supported by a letter of credit (delivered to and directly drawable by the Administrative Agent) reasonably satisfactory to the Administrative Agent, or (y) the billing in respect of such Account is made to a branch or office of such Account Debtor that is located in the United States or Canada;

(22) the goods giving rise to such Account have not been delivered to the Account Debtor or to a third party (to the extent title passes to the Account Debtor upon delivery to such third party), the goods giving rise to such Account have been returned by the Account Debtor, or it otherwise does not represent a final sale (it being understood that the returnability of good will not give rise to a transaction not representing a final sale) or title to the goods has not passed to the Account Debtor;

(23) its payment has been extended beyond the terms set forth in the invoice related thereto (and in any event if its payment has been extended beyond 90 days after the original invoice date or 60 days after the original due date relating to such invoice);

(24) such Account is an Account in respect of which there are unapplied collections (with ineligibility limited to the amount of such unapplied collections);

(25) such Account is owed by an Account Debtor with respect to which return reserves are maintained (with ineligibility limited to the amount of such reserve); or

(26) such account has been or is required to be charged or written off as uncollectible in accordance with GAAP.

If any Account at any time ceases to be an Eligible Accounts Receivable, then such Account will promptly be excluded from the calculation of the Borrowing Base.

Notwithstanding anything to the contrary herein, Eligible Accounts Receivable shall include Eligible Gift Card Receivables after the delivery to the Administrative Agent of a field examination in respect thereof that is reasonably satisfactory to the Administrative Agent and addressed to the Administrative Agent (and, for the avoidance of doubt, Eligible Accounts Receivable shall not include Eligible Gift Card Receivables at any time prior to the delivery of such field examination).

“Eligible Assignee”: (i) any Lender, any Affiliate of a Lender and any Approved Fund and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933) and which extends credit or buys loans in the ordinary course, other than, in each case, a natural person, a Defaulting Lender or a Disqualified Institution. For the avoidance of doubt, (x) Disqualified Institutions shall be subject to Section 9.4(h) and (y) in no event shall Parent, the Borrower or any of their Subsidiaries or Affiliates be an Eligible Assignee.

“Eligible Credit Card Receivables”: all Credit Card Processor Accounts (net of all associated fees) of the Loan Parties that constitute proceeds from the sale or disposition of Inventory in the ordinary course of business and that are reflected in the most recent Borrowing Base Certificate, except that no Credit Card Processor Account will be an Eligible Credit Card Receivable if:

(1) such Credit Card Processor Account has been outstanding for more than five Business Days from the date of sale;

(2) such Credit Card Processor Account is not subject to the first priority (other than a Lien permitted under Section 6.3(a), 6.3(b), 6.3(h), 6.3(i), 6.3(k), 6.3(w) or 6.3(y)), valid and perfected Lien of the Collateral Agent as to such Credit Card Processor Account;

(3) a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than (a) Liens granted to the Administrative Agent, for its own benefit and the benefit of the other Secured Parties pursuant to the Security Documents, (b) a Lien permitted under Section 6.3(a), 6.3(b), 6.3(h) 6.3(i), 6.3(k), 6.3(w) or 6.3(y) or other Permitted Lien arising by operation of law, or (c) a Lien that is permitted under Section 6.3(g), 6.3(n)(iii), 6.3(p), 6.3(x) or 6.3(aa) and, in each case, junior in priority to the Liens securing the Obligations);

(4) such Credit Card Processor Account does not constitute the legal, valid and binding obligation of the applicable Credit Card Processor enforceable in accordance with its terms;

(5) such Credit Card Processor Account is disputed, or a claim, counterclaim, discount, deduction, reserve, allowance, recoupment, offset or chargeback has been asserted with respect thereto by the applicable Credit Card Processor (but only to the extent of such dispute, claim, counterclaim, discount, deduction, reserve, allowance, recoupment, offset or chargeback);

(6) such Credit Card Processor Account is owed by a Credit Card Processor that is subject to a bankruptcy proceeding of the type specified in Section 7.1(f) of the Prepetition ABL Agreement or that is liquidating, dissolving or winding up its affairs or otherwise deemed not creditworthy by the Administrative Agent in its Permitted Discretion;

(7) such Credit Card Processor Account does not conform with a covenant or representation contained in this Agreement or the Guarantee and Collateral Agreement as to such Credit Card Processor Account;

(8) such Credit Card Processor Account is evidenced by Chattel Paper or an Instrument (each as defined in the Guarantee and Collateral Agreement) of any kind, or has been reduced to judgment;

(9) such Credit Card Processor Account includes a billing for interest, fees or late charges, but ineligibility will be limited to the extent thereof;

(10) such Credit Card Processor Account is owed by a Credit Card Processor that is organized outside of the U.S. or Canada; or

(11) such Credit Card Processor Account has been or is required to be charged or written off as uncollectible in accordance with GAAP.

Anything contained herein to the contrary notwithstanding, for purposes of determining the amount of Eligible Credit Card Receivables in the Borrowing Base at any time, any Credit Card Processor Account that otherwise meets the requirements for Eligible Credit Card Receivables may be included in such calculation even though the same does not constitute proceeds from the sale or disposition of Inventory; provided that such amount will be subject to adjustment as may be required by the Administrative Agent at any time and from time to time to reflect such fact. To the extent requested by the Administrative Agent, a notice reasonably satisfactory to the Administrative Agent and the Borrower shall be sent to each Credit Card Processor with respect to the Liens created under the Security Documents.

If any Credit Card Processor Account at any time ceases to be an Eligible Credit Card Receivable, then such Credit Card Processor Account will promptly be excluded from the calculation of the Borrowing Base.

“Eligible Gift Card Receivables”: all Gift Card Accounts of the Loan Parties that constitute proceeds from the sale or disposition of Loan Party gift cards pursuant to a Gift Card Agreement and that are reflected in the most recent Borrowing Base Certificate, except that no Gift Card Account will be an Eligible Gift Card Receivable if:

1. such Gift Card Account has been outstanding for more than 90 days from the date of sale of the relevant gift cards;

2. such Gift Card Account is not subject to the first priority (subject to a Lien permitted under Section 6.3(a), 6.3(b), 6.3(h), 6.3(i), 6.3(k), 6.3(w) or 6.3(y)), valid and perfected Lien of the Collateral Agent as to such Account;

3. a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than (a) Liens granted to the Collateral Agent, for its own benefit and the benefit of the other Secured Parties pursuant to the Security Documents, (b) a Lien permitted under Section 6.3(a), 6.3(b), 6.3(h), 6.3(i), 6.3(k), 6.3(w) or 6.3(y), or other Permitted Lien arising by operation of law, or (c) a Lien that is permitted under Section 6.3(g), 6.3(n)(iii), 6.3(p), 6.3(x) or 6.3(aa) and, in each case, junior in priority to the Liens securing the Obligations);

4. such Gift Card Account does not constitute the legal, valid and binding obligation of the applicable Gift Card Administrator enforceable in accordance with its terms;

5. such Gift Card Account is disputed, or a claim, counterclaim, discount, deduction, reserve, allowance, recoupment, offset or chargeback has been asserted with respect thereto by the applicable Gift Card Administrator (but only to the extent of such dispute, claim, counterclaim, discount, deduction, reserve, allowance, recoupment, offset or chargeback);

6. such Gift Card Account is owed by a Gift Card Administrator that is subject to a bankruptcy proceeding of the type specified in Section 7.1(f) of the Prepetition ABL Agreement or that is liquidating, dissolving or winding up its affairs or otherwise deemed not creditworthy by the Administrative Agent in its Permitted Discretion;

7. such Gift Card Account does not conform with a covenant or representation contained in this Agreement or the Guarantee and Collateral Agreement as to such Gift Card Account;

8. such Gift Card Account is evidenced by Chattel Paper or an Instrument (each as defined in the Guarantee and Collateral Agreement) of any kind, or has been reduced to judgment;

9. such Gift Card Account includes a billing for interest, fees or late charges, but ineligibility will be limited to the extent thereof; or

10. which the Administrative Agent otherwise determines is unacceptable for any reason whatsoever.

If any Gift Card Account at any time ceases to be an Eligible Gift Card Receivable, then such Gift Card Account will promptly be excluded from the calculation of the Borrowing Base.

“Eligible Inventory”: all Inventory of a Loan Party reflected in the most recent Borrowing Base Certificate, except that no item of Inventory will be Eligible Inventory if such item:

(1) is not subject to the first priority (other than a Lien permitted under Section 6.3(a), 6.3(b), 6.3(h), 6.3(i), 6.3(k), 6.3(w) or 6.3(y)), valid and perfected Lien of the Collateral Agent as to such Inventory;

(2) a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien (other than (a) Liens granted to the Collateral Agent, for its own benefit and the benefit of the other Secured Parties pursuant to the Security Documents, (b) a Lien permitted under Section 6.3(a), 6.3(b), 6.3(h), 6.3(i), 6.3(k), 6.3(w) or 6.3(y) or other Permitted Lien arising by operation of law, or (c) a Lien that is permitted under Section 6.3(g), 6.3(n)(iii), 6.3(p), 6.3(x) or 6.3(aa) and, in each case, junior in priority to the Liens securing the Obligations);

(3) is slow moving (other than Inventory located at a clearance center that has been appropriately priced consistent with the Loan Parties’ customary practices), obsolete, unmerchantable, defective, used or unfit for sale;

(4) does not conform in all material respects to the representations and warranties contained in this Agreement or the Guarantee and Collateral Agreement;

(5) is not owned only by one or more Loan Parties;

(6) is not finished goods or bulk inventory or raw materials, or which constitutes work-in-process, packaging and shipping material, supplies, samples, prototypes, bags, displays or display items, bill-and-hold goods, goods that are returned or marked for return (but not held for resale), or which constitutes goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(7) is not located in the United States or Canada (other than to the extent that it is in-transit to the United States or Canada and is not deemed ineligible in accordance with clause (12) of this definition);

(8) [reserved];

(9) [reserved];

(10) is being processed offsite at a third-party location or outside processor, or is in-transit to or from said third party location or outside processor;

(11) is the subject of a consignment by any Loan Party as consignor;

(12) is in transit, except that Inventory in transit will not be deemed ineligible if:

(a) it has been shipped (i) from a foreign location (other than Canada or the United States) for receipt by any Loan Party in Canada or the United States within forty-five (45) days of the date of shipment (and such shipment has not been delayed beyond such forty-five (45) day delivery time), or (ii) from a Canadian or United States location for receipt by any Loan Party in Canada or the United States within fifteen (15) days of the date of shipment (and such shipment has not been delayed beyond such fifteen (15) day delivery time), but, in either case, which has not yet been delivered to such Loan Party;

(b) it has been paid for in advance of shipment or is not being shipped by a carrier owned by or affiliated with the vendor;

(c) legal ownership thereof has passed to the applicable Loan Party or the Canadian Guarantor (or is retained by the applicable Loan Party) as evidenced by customary documents of title and such Inventory is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against such Inventory, or with respect to whom any Loan Party is in default of any obligations;

(d) either (i) such Inventory is subject to a negotiable document of title, in form reasonably satisfactory to the Administrative Agent, which shall, except as otherwise agreed by the Administrative Agent in its Permitted Discretion, have been endorsed to the Administrative Agent or an agent acting on its behalf or (ii) such Inventory is evidenced by a non-negotiable document of title, seaway bill, airway bill or other bill of lading in form reasonably acceptable to the Administrative Agent, or other shipping document reasonably acceptable to the Administrative Agent, which names the Administrative Agent as consignee (and/or if requested by the Administrative Agent, a Customs Broker Agreement shall have been delivered to Administrative Agent with respect thereto);

(e) it is insured to the reasonable satisfaction of the Administrative Agent; and

(f) it will be subject to the valid and perfected Lien of the Collateral Agent upon delivery to the applicable Loan Party.

(13) constitutes operating supplies, repair parts, labels or miscellaneous spare parts or other such materials not considered for sale in the ordinary course of business;

(14) is not reflected in a current perpetual inventory report (other than in transit Inventory that is otherwise Eligible Inventory) of the Loan Parties;

(15) is located at a closed store location;

(16) has an expiration date that has passed or that is estimated by the Borrower to occur within 30 days after the date of the applicable Borrowing Base Certificate;

(17) represents warehouse and merchandising supplies located at a distribution center;

(18) consists of loyalty program membership cards and media;

(19) constitutes promotional goods not intended for resale; or

(20) has been acquired from a Sanctioned Person on any specially designated nationals list maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or a similar list maintained by the Government of Canada.

If any Inventory at any time ceases to be Eligible Inventory, such Inventory will promptly be excluded from the calculation of the Borrowing Base.

“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, enforceable guidelines, codes, decrees, or other legally enforceable requirements of any international authority, foreign government, the United States or Canada, or any state, provincial, territorial, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct for protection of the environment or of human health, or employee health and safety (as it relates to exposure to Hazardous Materials).

“Environmental Liability”: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits”: any and all permits, licenses, approvals, registrations, and other authorizations of a Governmental Authority required under any Environmental Law.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Event” means (i) a Reportable Event with respect to any Single Employer Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Single Employer Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Single Employer Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Single Employer Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any Loan Party or Commonly Controlled Entity from any Single Employer Plan with two or more contributing sponsors or the termination of any such Single Employer Plan resulting in liability to any Loan Party or Commonly Controlled Entity pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Single Employer Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan; (vi) the imposition of liability on any Loan Party or Commonly Controlled Entity pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of any Loan Party or Commonly Controlled Entity in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by any Loan Party or Commonly Controlled Entity of notice from any Multiemployer Plan that it is insolvent, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 4068 of ERISA upon the property and rights to property belonging to any Loan Party or Commonly Controlled Entity; or (ix) a Canadian Pension Termination Event.

“Equivalent Amount”: as defined in Section 1.8(c).

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default”: any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Excluded Accounts”: as defined in the definition of “Excluded Assets”.

“Excluded Assets”: the collective reference to:

1. any licenses, franchises, charters and authorizations of a Governmental Authority to the extent a security interest therein under the Loan Documents is prohibited by or would require the consent, license or approval of any Governmental Authority (except to the extent such prohibition or restriction is ineffective under the Uniform Commercial Code, the Bankruptcy Court DIP Order or other applicable law notwithstanding such prohibition);

2. any asset if the granting of a security interest under the Loan Documents in such asset would be prohibited by any (x) law, treaty, rule or regulation (including all applicable regulations and laws regarding assignments of and security interests in, government receivables) or a court or other Governmental Authority or would require the consent, license or approval of any Governmental Authority (other than proceeds thereof, to the extent the assignment of such proceeds is effective under the Uniform Commercial Code, the Bankruptcy Court DIP Order or other applicable law notwithstanding such prohibition and the assignment of such proceeds is not prohibited by applicable law and does not require the consent, license or approval of any Governmental Authority) or (y) contractual obligation (only to the extent such restriction is binding on such asset (i) on the Closing Date or (ii) on the date of the acquisition thereof and not entered into in contemplation thereof) (except to the extent such prohibition or restriction is ineffective under the Uniform Commercial Code, the Bankruptcy Court DIP Order or other applicable law notwithstanding such prohibition);

3. any lease, license or other agreement to the extent that a grant of a security interest therein under the Loan Documents would violate or invalidate such lease, license or agreement (except any such lease, license or agreement among Holdings and its Wholly-Owned Subsidiaries and except to the extent such prohibition or restriction is ineffective under the Uniform Commercial Code, the Bankruptcy Court DIP Order or other applicable law notwithstanding such prohibition);

4. Capital Stock (i) in any Person that is not a Wholly-Owned Subsidiary to the extent the pledge or other granting of a security interest under the Loan Documents in such Capital Stock would be prohibited by, or require a consent or approval under, organizational or governance documents or shareholders’ or similar agreements of or with respect to such Person (except to the extent such prohibition or restriction is ineffective under the Uniform Commercial Code, the Bankruptcy Court DIP Order, or other applicable law notwithstanding such prohibition) (ii) in Unrestricted Subsidiaries, broker-dealer Subsidiaries, not-for-profit Subsidiaries and captive insurance Subsidiaries;

5. any assets subject to a Lien permitted by Section 6.3(j) or 6.3(q) to the extent the documents governing such Lien prohibit, or require a consent or approval in order for, such assets to be subject to the Liens created by the Loan Documents (except to the extent such prohibition or restriction is ineffective under the Uniform Commercial Code, the Bankruptcy Court DIP order or other applicable law notwithstanding such prohibition);

6. any United States (or Canadian) intent-to-use application for registration of a trademark or service mark prior to the acceptance by the United States Patent and Trademark Office (or the Canadian Intellectual Property Office) of a statement of use or an amendment to allege use, to the extent and for so long as the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of, a Loan Party’s right, title or interest therein or any trademark or service mark registration issued therefrom;

7. assets sold or otherwise disposed of to a Person who is not a Loan Party in compliance with Section 6.5;

8. “margin stock” within the meaning of Regulation U;

9. segregated trust fund accounts, payroll accounts, accounts used solely for making payments in respect of withholding taxes and employee benefits, trust accounts, and escrow accounts for the benefit of unaffiliated third parties, the “Operating Account” (as defined in the Term Loan DIP Credit Agreement), and the cash collateral account established pursuant to the LC Cash Collateral Agreement (collectively, the “Excluded Accounts”);

10. assets of broker-dealer Subsidiaries, not-for-profit Subsidiaries and captive insurance Subsidiaries;

11. “consumer goods” (as defined in the PPSA);

12. any Receivables for which the account debtor is incorporated or located in Iran; and

13. any Avoidance Actions (other than the proceeds thereof);

provided that (a) in the case of clauses 2(y), (3) and (5), such exclusion shall not apply (i) to the extent the prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code, the Bankruptcy Code or other applicable law or (ii) to proceeds of the assets referred to in such clause, the assignment of which is expressly deemed effective under Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code, the Bankruptcy Code or other applicable law and (b) assets described above shall no longer be “Excluded Assets” upon termination of the applicable prohibition or restriction described above that caused such assets to be treated as “Excluded Assets”; provided further that, Cash Equivalents shall not constitute Excluded Assets.

“Excluded Domestic Subsidiaries”: GNC Intermediate IP Holdings, LLC, GNC Intellectual Property Holdings, LLC, Nutra Insurance Company, GNC Newco Parent LLC and GNC Supply Purchaser, LLC.

“Excluded Subsidiary”: (a) [reserved], (b) [reserved], (c) [reserved], (d) [reserved], (e) the Excluded Domestic Subsidiaries, (f) any Restricted Subsidiary which is a limited partnership of which any Loan Party does not constitute the general partner, (g) [reserved], (h) any Subsidiary to the extent such Subsidiary’s guaranteeing any of the Obligations or otherwise becoming a Loan Party is prohibited or restricted by any Requirement of Law or requires the consent, approval, license or authorization of any Governmental Authority (unless such consent, approval, license or authorization has been obtained (it being agreed that no Loan Party shall be under any obligation to seek the same)), (i) not-for-profit Subsidiaries, (j) any Subsidiary which is not a Wholly-Owned Subsidiary of Parent, (k) captive insurance Subsidiaries, (l) broker-dealer Subsidiaries, (m) special purpose receivables Subsidiaries, (n) [reserved], and (o) any Subsidiary with respect to which (i) the Administrative Agent and the Borrower reasonably agree that the cost or other consequences of providing a guarantee or granting Liens to secure the Obligations are likely to be excessive in relation to the value to be afforded thereby or (ii) in the case of any Person that becomes a Subsidiary after the Closing Date, providing such a guarantee or granting such Liens would reasonably be expected to result in material adverse tax consequences as determined in good faith by the Borrower and consented to by the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed); provided that any Subsidiary described above shall be deemed not to be an Excluded Subsidiary if the Borrower has notified the Administrative Agent in writing that such Subsidiary should not be treated as an Excluded Subsidiary (and solely for purposes of Section 5.10(c) and the Security Documents, such Subsidiary shall be deemed to have been acquired at the time such notice is received by the Administrative Agent).

“Excluded Taxes”: with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, (a) Taxes imposed on (or measured by) its overall net income (however denominated), franchise or similar Taxes imposed on it (in each case, in lieu of net income Taxes) and Backup Withholding Taxes imposed on it by (i) the United States of America, (ii) the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office or the office to which its interests, rights and obligations under this Agreement are assigned is located or (iii) any other jurisdictions (or any political subdivision thereof) as a result of a present or former connection between the Administrative Agent, such Lender or other recipient and such jurisdiction imposing such Tax other than a connection arising as a result of the execution or delivery of, receipt of any payments, exercise of any rights or performance of any obligations under, enforcement of or any transaction or other activities related to any Loan Document, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.22(b)), any United States federal withholding Tax that is in effect and would apply to amounts payable (including, for the avoidance of doubt, commitment fees and other consent, amendment and similar fees) to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.20(a), (d) any Taxes that are attributable to a Foreign Lender’s failure to comply with Section 2.20(e)(i) and (e) any Taxes imposed under, or as a result of the failure of such recipient to satisfy the applicable requirements under, FATCA.

“Existing Credit Agreement”: as defined in the recitals hereto.

“Existing Letters of Credit”: the letters of credit set forth on Schedule 1.1(a).

“Exit Conversion”: as defined in Section 2.24(a).

“Exit ABL Credit Agreement”: as defined in Section 2.24(b)(i).

“Exit FILO Loans”: the loans under the Exit ABL Facility Credit Agreement.

“Exit ABL Term Sheet”: the Term Sheet attached hereto as Exhibit I.

“Facility”: the Loans and Commitments made or deemed made to the Borrower under this Agreement.

“FATCA”: Sections 1471 through 1474 of the Code, as in effect on the date of this Agreement or any successor provision that is substantially the equivalent thereof, any current or future regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the Internal Revenue Service thereunder as a precondition to relief or exemption from Taxes under such provisions and including any agreements entered into pursuant to Section 1471(b)(1) of the Code) and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

“FILO Ad Hoc Group”: the ad hoc group of holders of the FILO Term Loans represented by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

“FILO Term Loan Commitment”: as to any FILO Term Loan Lender, the obligation of such Lender, if any, to make FILO Term Loans in an aggregate principal amount not to exceed the amount set forth under the heading “FILO Term Loan Commitment” opposite such Lender’s name on Schedule 2.1, or otherwise as set forth in or referred to on Schedule 2.1. The original aggregate amount of the total FILO Term Loan Commitments on the Closing Date is $275,000,000, the entire amount of which consists of Rolled-Up Commitments.

“FILO Term Loan Lender”: prior to the Closing Date, each Lender that has a FILO Term Loan Commitment and, after the Closing Date, each Lender that is the holder of FILO Term Loans.

“FILO Term Loans”: Loans deemed made by any Lender pursuant to Section 2.1.

“Final DIP Recognition Order”: an order of the Canadian Court in the Recognition Proceedings, in form and substance satisfactory to the Required Lenders in their sole discretion, recognizing and enforcing the Final DIP Order in Canada.

“Final DIP Order”: the final order of the Bankruptcy Court, approving the Facility on a final basis, in form and substance satisfactory to the Required Lenders and subject to Required FILO Ad Hoc Group Approval, in each case as the same may be amended, modified or supplemented from time to time with the express written consent of the Required Lenders and subject to Required FILO Ad Hoc Group Approval.

“Final DIP Order Entry Date”: the date on which the Final DIP Order is entered on the docket of the Bankruptcy Court.

“Flood Insurance Laws”: collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender”: any Lender that is organized under the laws of a jurisdiction other than that of the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary”: any Subsidiary of the Borrower (other than the Canadian Guarantor and other than GNC Puerto Rico LLC) that is not a Domestic Subsidiary.

“GAAP”: generally accepted accounting principles in the United States of America as in effect from time to time.

“GNC Parent LLC”: as defined in the preamble hereto.

“Gift Card Accounts”: accounts, receivables and/or payment intangibles owing to a Loan Party from a Gift Card Administrator pursuant to a Gift Card Agreement.

“Gift Card Administrator”: any Person (other than a Loan Party or any Affiliate of any Loan Party) who offers, sells, administers and/or distributes gift cards of one or more of the Loan Parties.

“Gift Card Agreement”: a gift card agreement between a Loan Party and a Gift Card Administrator.

“Governmental Authority”: any nation or government, any state, province, territory or other political subdivision thereof and any other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

“Guarantee and Collateral Agreement”: the Amended and Restated Guarantee and Collateral Agreement, dated as of the Closing Date executed and delivered by Parent and each Loan Party (other than the Canadian Guarantor), as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Guarantee Obligation”: with respect to any Person (the “guaranteeing person”), any obligation of the guaranteeing person guaranteeing or having the economic effect of guaranteeing any Indebtedness, lease payments, dividend payments or other economic obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security for such primary obligation, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, in each case, so as to enable the primary obligor to pay such primary obligation, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term

Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation (or portion thereof) in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: the collective reference to Holdings, GNC Parent LLC, Parent, the Canadian Guarantor, the Borrower (solely with respect to Cash Management Obligations between Qualified Counterparties and its Restricted Subsidiaries) and the Subsidiary Guarantors.

“Hazardous Materials”: (i) petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and explosive or radioactive substances or (ii) any chemical, material, waste, substance or pollutant that is prohibited, limited or regulated pursuant to any Environmental Law.

“Hedge Agreements”: all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Borrower or its Restricted Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Holdings”: as defined in the preamble hereto.

“Impacted Interest Period”: as defined in the definition of “LIBO Rate”.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation unless such obligation is not paid after becoming due and payable or appears as a liability on the balance sheet of such Person and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), but limited to the lesser of the fair market value of such Property and the principal amount of such Indebtedness if recourse is solely to such Property, (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under bankers’ acceptances, letters of credit, surety bonds and similar instruments (except unsecured and unmatured reimbursement obligations in respect thereof obtained in the ordinary course of business to secure the performance of obligations that are not Indebtedness pursuant to another clause of this definition), (g) the liquidation value of all Disqualified Capital Stock of such Person, to the extent mandatorily redeemable in cash prior to the date which is the 91st day after the Maturity Date (other than in connection with change of control events and asset sales and other Disposition and casualty events to the extent that the terms of such Capital Stock provide that such Person may not redeem any such Capital Stock in connection with such change of control event or asset sale or other Disposition or casualty event unless such redemption is subject to the prior payment in full of the Obligations), (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations (but limited to the lesser of the fair market value of such Property and the principal amount of such obligations) and (j) the net obligations of such Person in respect of Hedge Agreements solely for the purposes of Section 6.2 and Section 7.

“Indemnified Taxes”: Taxes other than Excluded Taxes.

“Initial Recognition Order” means an order of the Canadian Court, in form and substance acceptable to the Required Lenders in their sole discretion, among other things, recognizing the Chapter 11 Cases as foreign main proceedings under Part IV of the CCAA.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, Canadian, state, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, service marks, technology, know-how and processes, recipes, formulas, trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agreements”: the Prepetition Intercreditor Agreement and any other intercreditor agreement entered into by or among any Representatives and the Loan Parties, in each case as in effect from time to time.

“Interest Election Request”: a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.10.

“Interest Payment Date”: (a) with respect to any ABR Loan, the last day of each month, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and the Maturity Date of the Facility.

“Interest Period”: with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim CCAA Order”: the order issued by the Canadian Court in form and substance acceptable to the Required Lenders in their sole discretion, which provides, among other things, an interim stay against the Loan Parties in Canada and which order shall have been entered by the Canadian Court as soon as practicable after the filing of the Chapter 11 Cases and before the “first day” hearing before the Bankruptcy Court.

“Interim DIP Order”: the order of the Bankruptcy Court, approving the Facility on an interim basis, substantially in the form of Exhibit J hereto.

“Interim DIP Order Entry Date”: the date on which the Interim DIP Order is entered on the docket of the Bankruptcy Court.

“Interim DIP Recognition Order” the order issued by the Canadian Court in form and substance acceptable to the Required Lenders in their sole discretion, which shall have been issued by the Canadian Court no later than three (3) Business Days after the entry of the Interim DIP Order and shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect without the written consent of the Required Lenders. For the avoidance of doubt the Interim DIP Recognition Order may be part of the Supplemental Order.

“Interpolated Rate”: as defined in the definition of “LIBO Rate”.

“Inventory”: with respect to a Person, all of such Person’s now owned and hereafter acquired inventory (as defined in the UCC and/or the PPSA), goods and merchandise, wherever located, in each case, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials, and supplies of any kind, nature or description which are used or consumed in such Person’s business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise and other property, and all documents of title or other documents representing the foregoing.

“Investments”: as defined in Section 6.8.

“IRS”: the United States Internal Revenue Service.

“LC Cash Collateral Agreement”: the Cash Collateral Agreement, dated as of [ 🌑 ], 2020 between General Nutrition Centers, Inc. and JPMorgan Chase Bank, N.A.

“Lender Parties”: as defined in Section 9.16.

“Lenders”: the Persons listed on Schedule 2.1 and any other Person that rolled up its Prepetition FILO Loans pursuant to Section 2.1, provided a FILO Term Loan Commitment or shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate”: with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on page LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further that, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the LIBO Rate shall be the Interpolated Rate at such time. “Interpolated Rate” means, at any time, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time.

“Lien”: any mortgage, pledge, hypothecation, security assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself constitute a Lien.

“Loan”: any FILO Term Loan deemed made by any Lender pursuant to this Agreement.

“Loan Documents”: this Agreement, the Security Documents, the Prepetition Intercreditor Agreement and the Notes.

“Loan Parties”: the Borrower and the Guarantors.

“Material Adverse Effect”: (a) a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Loan Parties and their Restricted Subsidiaries, taken as a whole, (b) a material and adverse effect on the rights and remedies of the Administrative Agent, the Collateral Agent and Lenders, taken as a whole, under the Loan Documents or (c) a material and adverse effect on the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents; provided that the Lenders agree that none of the following shall constitute a Material Adverse Effect under clause (a) hereof: (i) the COVID-19 pandemic and the direct and indirect effects of the COVID-19 pandemic upon the Loan Parties (provided that the exception in this clause (i) shall not apply to the extent that such pandemic and the direct and indirect effects thereof are disproportionately adverse to the Loan Parties, taken as whole, as compared to other companies in similar lines of business that the Loan Parties operate), (ii) the Chapter 11 Cases, Recognition Proceedings and/or the events and conditions related and/or leading up to or following the commencement of the Chapter 11 Cases and Recognition Proceedings, (iii) any defaults under agreements that are stayed under the Bankruptcy Code or CCAA, as applicable, as a result of the Chapter 11 Cases or Recognition Proceedings, (iv) reduction in payment terms by suppliers, reclamation claims, and any “going concern” or other qualification, exception or explanatory note in the Loan Parties’ audited financial statements, (iv) any matters publicly disclosed prior to the Closing Date, (v) any matters disclosed in the “first day orders” and “second day orders” entered by the Bankruptcy Court at the time of the commencement of the Chapter 11 Cases, and (vi) any matters disclosed in the Schedules hereto.

“Material Debt”: Indebtedness (other than Indebtedness constituting Obligations), or obligations in respect of one or more Hedge Agreements (other than to the extent constituting Obligations), of any one or more of Parent, the Borrower or any Restricted Subsidiary in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Debt, the “obligations” of Parent, the Borrower or any Restricted Subsidiary in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Parent, the Borrower or such Restricted Subsidiary would be required to pay if such Hedge Agreement were terminated at such time.

“Maturity Date”: the earliest to occur of (i) [●]1, (ii) the date that is 35 days (or such later date as the Required Lenders may agree) after the Petition Date if the Final DIP Order has not been entered prior to the expiration of such 35-day period, (iii) the date the Bankruptcy Court orders the conversion of the Chapter 11 Cases to a Chapter 7 liquidation or the dismissal of the Chapter 11 Cases, (iv) the acceleration of the Loans and the termination of the Commitment under the Facility, (v) the sale of all or substantially all of the Loan Parties’ assets and (vi) the consummation of a Chapter 11 plan of reorganization for the Loan Parties; provided that if the Exit Conversion occurs, the Loans shall not be paid in cash and shall convert in accordance with the terms and conditions set forth in Section 2.23.

“Maximum Rate”: as defined in Section 9.17.

[1]	To be date that is 6 months from Petition Date.

“Milestones”: the “DIP Term Milestones” as defined in the Bankruptcy Court DIP Order (which Milestones may be extended in writing by the Required Lenders).

“Moody’s”: Moody’s Investor Services, Inc.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Commonly Controlled Entity contributes or has an obligation to contribute or with respect to which the Borrower or any Commonly Controlled Entity has any liability (including if such liability was imposed pursuant to Section 4212(c) of ERISA).

“Net Cash Proceeds”: (a) in connection with any Recovery Event, the proceeds thereof received by the Loan Parties in the form of cash and Cash Equivalents of such Recovery Event, net of the sum of (i) out-of-pocket attorneys’ fees, accountants’ fees and investment banking and advisory fees incurred by the Loan Parties in connection with such Recovery Event, (ii) principal, premium or penalty, interest and other amounts required to be paid in respect of Indebtedness secured by the asset subject to such Recovery Event and that is required to be repaid in connection with such Recovery Event (other than Indebtedness under the Loan Documents), (iii) other out-of-pocket fees and expenses actually incurred in connection therewith, (iv) taxes (and the amount of any distributions made pursuant to Section 6.6 to permit Parent or any direct or indirect parent company of the Parent to pay taxes) (including, without limitation, sales, transfer, deed or mortgage recording taxes) paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (v) in the case of any Recovery Event by a Restricted Subsidiary that is not a Wholly Owned Subsidiary, the pro-rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a Restricted Subsidiary that is a Wholly Owned Subsidiary as a result thereof and (vi) any reserve established in accordance with GAAP; provided that such reserved amounts shall be Net Cash Proceeds to the extent and at the time of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any such reserve, and (b) in connection with any issuance or incurrence of any Indebtedness or Capital Stock, the cash proceeds received by the Loan Parties from such issuance or incurrence, net of attorneys’ fees, investment banking and advisory fees, accountants’ fees, underwriting discounts and commissions and other customary fees, costs and expenses actually incurred in connection therewith, any swap breakage costs and other termination costs related to Hedge Agreements and any other fees and expenses actually incurred in connection therewith), in each case as determined reasonably and in good faith by a Responsible Officer of the Borrower.

“Net Orderly Liquidation Value”: with respect to Eligible Inventory, the net appraised liquidation value thereof (expressed as a percentage of the Cost of such Inventory) as determined from time to time by an Acceptable Appraiser in accordance with Section 5.6.

“Non-Consenting Lender”: as defined Section 2.22(c).

“Nonpublic Information”: information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Note”: any promissory note evidencing any FILO Term Loan substantially in the form of Exhibit D.

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, that the NYFRB Rate shall in no event be determined for any day to be lower than the Federal Funds Effective Rate for such day (to the extent that the Federal Funds Effective Rate is published for such day or for the immediately preceding Business Day).

“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any other Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans (including, without limitation, the Rolled-Up Obligations) and all other obligations and liabilities of the Loan Parties to the Administrative Agent, the Collateral Agent or to any Lender, any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred or deemed incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Document, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Arranger, to the Administrative Agent, to the Collateral Agent or to any Lender that are required to be paid by the Borrower or any other Loan Party pursuant hereto), and any Cash Management Obligations; provided, that (i) obligations of the Borrower or any Restricted Subsidiary under any Cash Management Obligations shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement or any Security Document shall not require the consent of holders of any Cash Management Obligations.

“Operating Account”: the deposit account at JPMorgan Chase Bank, N.A. maintained by the Borrower (as the “Borrower” under the Term Loan DIP Credit Agreement) as the “Operating Account” under the Term Loan DIP Credit Agreement and having an account number with the last four digits 9152.

“Organizational Documents”: with respect to any Person, (i) in the case of any corporation, the certificate of incorporation or articles of incorporation and by-laws (or similar constitutive documents) of such Person, (ii) in the case of any limited liability company, the certificate or articles of formation or organization and operating agreement (or similar constitutive documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such Person, (v) in the case of any unlimited liability company, the memorandum of association, and (vi) in any other case, the functional equivalent of the foregoing.

“Other Taxes”: any and all present or future recording, stamp or documentary or any other excise or property Taxes, charges or similar levies imposed by any Governmental Authority arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent”: as defined in the preamble hereto.

“Participant”: as defined in Section 9.4(b)(vi).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Discretion”: the reasonable credit judgment in good faith and in accordance with customary business practices for comparable asset-based lending transactions, and as it relates to the modification of eligibility standards and criteria shall require that (a) such modification after the Closing Date be based on the analysis of facts or events (i) first occurring or first discovered by the Administrative Agent after the Closing Date or (ii) that are materially different from the facts or events occurring or known to the Administrative Agent on the Closing Date, unless the Borrower and the Administrative Agent otherwise agree in writing, and (b) the effect of any adjustment or imposition of exclusionary criteria be a reasonable quantification (as reasonably determined by the Administrative Agent) of the incremental dilution of the applicable Borrowing Base attributable to such contributing factors.

“Permitted Liens”: Liens permitted by Section 6.3.

“Person”: an individual, partnership, corporation, limited liability company, unlimited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Petition Date”: [ ● ], 2020.

“Plan”: at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such Plan were terminated at such time, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 5.2.

“Pledged Capital Stock”: as defined in the Guarantee and Collateral Agreement.

“PPSA”: the Personal Property Security Act (Ontario) or the equivalent legislation (including the Civil Code (Quebec)) in any other applicable province or territory of Canada.

“Prepetition ABL Agent”: JPMorgan Chase Bank, N.A., in its capacity as administrative agent under any of the Prepetition ABL Loan Documents or any successor administrative agent.

“Prepetition ABL Agreement”: that certain ABL Credit Agreement, dated as of February 28, 2018 (the “Prepetition Credit Closing Date”) (as amended by that certain First Amendment, dated as of March 20, 2018, that certain Second Amendment, dated as of May 15, 2020, and that certain Third Amendment, dated as of June 12, 2020), among Parent, the Borrower, the Subsidiaries party thereto as borrowers, the several banks and other financial institutions or entities from time to time party thereto as lenders and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

“Prepetition ABL Loan Documents”: the Prepetition ABL Agreement and the other “Loan Documents” under and as defined in the Prepetition ABL Agreement.

“Prepetition ABL Loan Indebtedness”: Indebtedness of Parent, the Borrower or any Guarantor outstanding, or secured, under the Prepetition ABL Loan Documents.

“Prepetition Agents”: the Prepetition Term Loan Agent and the Prepetition ABL Agent.

“Prepetition Borrowing Base Certificate”: the “Borrowing Base Certificate” (as defined in the Prepetition ABL Agreement) most recently delivered by the Borrower under the Prepetition ABL Agreement prior to the Petition Date.

“Prepetition Convertible Notes Documents”: the Prepetition Convertible Notes Indenture and the other documents evidencing Indebtedness for borrowed money executed in connection therewith.

“Prepetition Convertible Notes Indenture”: as defined in the definition of “Prepetition Convertible Senior Notes”.

“Prepetition Convertible Senior Notes”: the 1.50% Convertible Senior Notes due August 15, 2020 issued under that certain indenture dated as of August 10, 2015, among Holdings, Parent, the Borrower and the other subsidiaries party thereto, and Bank of New York Mellon Trust Company, N.A., as trustee (such indenture, the “Prepetition Convertible Notes Indenture”).

“Prepetition Convertible Senior Note Indebtedness”: Indebtedness of Holdings, the Borrower or any Guarantor under the Prepetition Convertible Notes Documents.

“Prepetition Credit Closing Date”: as defined in the definition of “Prepetition ABL Agreement”.

“Prepetition FILO Lenders”: the lenders of the Prepetition FILO Loans.

“Prepetition FILO Loans”: the “FILO Term Loans” under and as defined in the Prepetition ABL Agreement.

“Prepetition Intercreditor Agreement”: the Intercreditor Agreement, dated as of February 28, 2018, by and among the Prepetition Term Loan Agent, the Prepetition Term Loan Collateral Agent, the Prepetition ABL Agent, Parent, the Borrower and its Restricted Subsidiaries parties thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Prepetition Lenders”: the Prepetition Term Loan Lenders, the Prepetition FILO Lenders and the Prepetition Revolving Lenders.

“Prepetition Loan Documents”: the Prepetition ABL Loan Documents, the Prepetition Term Loan Documents and the Prepetition Convertible Notes Documents.

“Prepetition Obligations”: the Prepetition Term Loan Obligations, the Prepetition ABL Loan Indebtedness and the Prepetition Convertible Senior Note Indebtedness.

“Prepetition Revolving Lenders”: the lenders of the Prepetition Revolving Loans.

“Prepetition Revolving Loans”: the “Revolving Credit Loans” under and as defined in the Prepetition ABL Agreement.

“Prepetition Term Loan Agent”: JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Prepetition Term Loan Documents or any other successor administrative agent.

“Prepetition Term Loan Agreement”: that certain Amended and Restated Term Loan Credit Agreement, dated as of February 28, 2018 (as amended by that certain First Amendment, dated as of May 15, 2020, and that certain Second Amendment, dated as of June 12, 2020, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time), among Parent, the Borrower, the several banks and other financial institutions or entities from time to time party thereto as lenders, the Prepetition Term Loan Collateral Agent and the Prepetition Term Loan Agent.

“Prepetition Term Loan Collateral Agent”: GLAS Trust Company LLC, in its capacity as collateral agent under any of the Prepetition Term Loan Documents or any successor collateral agent.

“Prepetition Term Loan Documents”: the “Loan Documents” as defined in the Prepetition Term Loan Agreement.

“Prepetition Term Loan Lenders”: the lenders of the Prepetition Term Loans.

“Prepetition Term Loan Obligations”: the “Obligations” under and as defined in the Prepetition Term Loan Agreement.

“Prepetition Term Loans”: the “Loans” under and as defined in the Prepetition Term Loan Agreement.

“Primary Related Party”: as defined in Section 9.3(b).

“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in its reasonable discretion) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Counterparty”: with respect to any Cash Management Obligations, (i) each counterparty that constituted a “Qualified Counterparty” under and as defined in the Prepetition ABL Agreement as of the Petition Date and (ii) any counterparty thereto that, at the time such Cash Management Obligations were entered into or on the Closing Date, was a Lender or an affiliate of a Lender.

“Qualified Capital Stock”: Capital Stock that is not Disqualified Capital Stock.

“Qualifying Acquisition”: any acquisition of all or substantially all assets of a Person, a line of business, or other bulk purchase transaction not prohibited under this Agreement so long as such acquisition or bulk purchase transaction is in respect of the same or like businesses (or a generally related or ancillary line of business or a reasonable extension thereof) as those carried on by a Loan Party as of the Closing Date.

“Receivable”: as defined in the Guarantee and Collateral Agreement.

“Recognition Proceedings” has the meaning specified in the recitals hereto.

“Recovery Event”: any settlement of, or payment in respect of, any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Restricted Subsidiaries (other than assets consisting of Term Priority Collateral or otherwise subject to a Permitted Lien).

“Register”: as defined in Section 9.4(b)(iv).

“Regulation FD”: Regulation FD as promulgated by the US Securities and Exchange Commission under the Securities Act and Exchange Act as in effect from time to time.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate amount of Net Cash Proceeds received by the Borrower or any of its Restricted Subsidiaries in connection therewith that are not applied to prepay the Loans pursuant to Section 2.15(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”: any Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that the Borrower (or a Restricted Subsidiary) intends and expects to use all or a portion of the amount of Net Cash Proceeds of a Recovery Event to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in its or such Restricted Subsidiary’s business.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in the Borrower’s or a Restricted Subsidiary’s business.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, restore, rebuild, repair, construct, improve, replace or otherwise acquire assets useful in the Borrower’s or the applicable Restricted Subsidiary’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Replacement Liens”: with respect to any Lien, any modification, replacement, renewal or extension of such Lien; provided that (i) such modification, replacement, renewal or extension of such Lien does not extend to any additional property other than (A) after-acquired property (to the extent such after-acquired property would have been subject to such Lien prior to such modification, replacement, renewal or extension) and (B) proceeds and products thereof, and (ii) any Indebtedness secured by such Liens is permitted by Section 6.2.

“Reportable Event”: any of the “reportable events” set forth in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Single Employer Plan, other than those events as to which notice is waived pursuant to PBGC Regulation § 4043 as in effect on the Closing Date (no matter how such notice requirement may be changed in the future).

“Representative”: with respect to Indebtedness permitted to be incurred pursuant to Section 6.2 (and permitted to be secured by all or any portion of the Collateral pursuant to Section 6.3), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Required FILO Ad Hoc Group Approval”: as defined in Section 1.9.

“Required Lender Representative”: as defined in Section 1.5.

“Required Lenders”: at any time, the holders of more than 50% of the aggregate unpaid principal amount of the FILO Term Loans then outstanding; provided that at no time will FILO Term Loans held by Defaulting Lenders be included in determining whether the “Required Lenders” threshold is met.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Requirement of Tax Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority relating to Taxes, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Reserves”: reserves against the Borrowing Base consisting of, and limited to, one or more of the categories of “Reserves” set forth in the Prepetition ABL Agreement. On or before the date of delivery of each Borrowing Base Certificate, the Borrower and the Required Lender Representative shall establish in good faith the amount in Dollars corresponding to each such category of Reserves to be set forth in such Borrowing Base Certificate (i) employing methodology and criteria consistent with that employed by the Prepetition ABL Agent in establishing the reserves set forth in the Prepetition Borrowing Base Certificate and (ii) based upon information provided to the Required Lender Representative by the Borrower; provided that (x) imposition of Reserves in categories that are not listed on Schedule 1.1(c)2 shall require the written consent of Lenders holding at least 66 2⁄3% of the aggregate amount of the FILO Term Loans, (y) amounts of “Landlord Lien Reserves” and “Collateral Access Reserves” may only increase from the respective amounts set forth for such Reserves in the Prepetition Borrowing Base Certificate with the written consent of Lenders holding at least 66 2⁄3% of the aggregate

[2]

NTD: Such categories to consist of Landlord Lien Reserve, Collateral Access Reserve, Gift Cards (50% of G/L Liability), Customer Deposits (100% of G/L Liability), Canadian Sales Tax (in USD), Canadian Priority Payroll – WEPPA (in USD), Canadian 3PL, Royalties on Licensed Product, Designated Hedging Reserves (i.e., if company obtains swaps in the future), Reserves for any judgment Liens that encumber Collateral included in the Borrowing Bases not to exceed the amount of such judgment.

amount of the FILO Term Loans, and (z) any reduction in the amounts of “Landlord Lien Reserves” and “Collateral Access Reserves” shall be made only by written request from the Borrower to the Required Lender Representative and shall require the written consent of Lenders holding at least 66 2⁄3% of the aggregate amount of the FILO Term Loans. The amount of any Reserve or change in any Reserve shall have a reasonable relationship to the event, condition or other matter that is the basis for such Reserve or such change. No Reserves or changes in Reserves shall be duplicative of Reserves or changes already accounted for through exclusions in the definitions of Eligible Accounts Receivable, Eligible Inventory, Eligible Gift Card Receivables and Eligible Credit Card Receivables (including advance rates) or shall constitute a general reserve applicable to all Eligible Inventory, all Eligible Accounts Receivable, Eligible Gift Card Receivables and/or all Eligible Credit Card Receivables that is the functional equivalent of a decrease in advance rates. In the event of a dispute between the Borrower and the Required Lender Representative regarding the amount of any such Reserve, the Borrower shall submit such dispute to the Bankruptcy Court for determination, and a Reserve shall be established in the amount (if any) so determined by the Bankruptcy Court. At any time that no Required Lender Representative has been appointed, each reference to the Required Lender Representative in this defined term shall be deemed to refer to the Required Lenders, which shall be deemed to have agreed to the amount of each category of fluctuating Reserves so established by the Borrower in the applicable Borrowing Base Certificate unless objected to by the Required Lenders in writing within three (3) Business Days following delivery of such Borrowing Base Certificate to the Lenders and (to the extent named in Section 9.1) the Ad Hoc Committee Advisors).

“Resignation Effective Date”: as defined in Section 8.9.

“Responsible Officer”: as to any Person, the chief executive officer, president, chief financial officer, chief accounting officer, comptroller, treasury manager, treasurer or assistant treasurer of such Person, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer, comptroller, treasurer or assistant treasurer of such Person. Unless otherwise qualified, all references to a “Responsible Officer” shall refer to a Responsible Officer of the Borrower.

“Restricted Payments”: as defined in Section 6.6.

“Restricted Subsidiary”: any Subsidiary other than an Unrestricted Subsidiary

“Restructuring Support Agreement”: that certain Restructuring Support Agreement dated as of June [●], 2020 among the Borrower, the other Loan Parties party thereto, and the Prepetition Term Loan Lenders and Prepetition FILO Lenders that are “Consenting FILO Lenders” thereunder.

“Returns”: with respect to any Investment, any dividends, distributions, return of capital and other amounts received or realized in respect of such Investment.

“Revolver Termination”: as defined in the recitals hereto.

“Roll-Up Effective Time”: the moment in time immediately following the entry by the Bankruptcy Court of the Bankruptcy Court DIP Order approving the roll-up of the Prepetition FILO Loans pursuant to Section 2.1.

“Rolled-Up Commitments”: as defined in Section 2.1.

“Rolled-Up Obligations”: as defined in Section 2.1.

“Sale and Leaseback Transaction”: as defined in Section 6.11.

“Sales Report”: as defined in Section 5.1(B)(c).

“Sanctioned Country”: at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, for purposes of Sanctions imposed, administered or enforced by the U.S. government, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of “designated Persons” maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person listed in any Sanctions-related list of “designated Persons” maintained by the federal government of Canada, (c) any Person operating, organized or resident in a Sanctioned Country or (d) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a), (b) or (c).

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government or the Canadian government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“S&P”: Standard & Poor’s Financial Services LLC.

“Screen Rate”: as defined in the definition of “LIBO Rate”.

“SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

“Secured Parties”: as defined in the Guarantee and Collateral Agreement.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Specified Event of Default”: (i) any Event of Default pursuant to Section 7.1(a) or (ii) any Event of Default pursuant to Section 7.1(k).

“Statutory Reserve Rate”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company, unlimited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”: as of the Closing Date, each Subsidiary of the Borrower listed on Schedule 1.1(b), together with each Restricted Subsidiary of the Borrower that becomes a Subsidiary Guarantor after the Closing Date pursuant to Section 5.11(c).

“Supplemental Order” means an order of the Canadian Court, in form and substance acceptable to the Required Lenders in their sole discretion, among other things, granting customary additional relief in the Recognition Proceedings.

“Taxes”: any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Administrative Agent”: as defined in the definition of “Term Loan DIP Credit Agreement”.

“Term Loan Collateral Agent”: as defined in the definition of “Term Loan DIP Credit Agreement”.

“Term Loan DIP Credit Agreement”: that certain Debtor-in-Possession Credit Agreement, dated as of June [ ● ], 2020, among Holdings, GNC Parent LLC, Parent, the Borrower, JPMorgan Chase Bank, N.A. as administrative agent (in such capacity, together with any successor thereto, the “Term Loan Administrative Agent”) on behalf of itself and the lenders party thereto and GLAS Trust Company LLC as collateral agent (in such capacity, together with any successor thereto, the “Term Loan Collateral Agent”).

“Term Loan Documents”: the Term Loan DIP Credit Agreement and the other “Loan Documents” under and as defined in the Term Loan DIP Credit Agreement.

“Term Loan Lender”: each “Lender” as defined in the Term Loan DIP Credit Agreement.

“Term Loan Obligations”: the “Obligations” (under and as defined in the Term Loan DIP Credit Agreement).

“Term Priority Collateral”: the “Term Priority Collateral” (under and as defined in the Prepetition Intercreditor Agreement).

“Term Loans”: any term loans made or deemed made (by the Bankruptcy Court DIP Order) pursuant to the Term Loan DIP Credit Agreement.

“Type”: when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” or “Uniform Commercial Code”: the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Cash”: cash or Cash Equivalents of the Loan Parties that are not subject to any express contractual restrictions on the application thereof (it being expressly understood and agreed that, for the avoidance of doubt, affirmative and negative covenants and events of default that do not expressly restrict the application of such cash or Cash Equivalents shall not constitute express contractual restrictions for purposes of this definition) and not subject to any Lien (other than (i) Liens created by the Loan Documents, the Bankruptcy Court DIP Order, or the Prepetition Loan Documents in effect on the Petition Date, (ii) Liens securing the Term Loan DIP Credit Agreement, the LC Cash Collateral Agreement, the Existing Letters of Credit, or the Carve Out, (iii) non-consensual Liens permitted by Section 6.3, and (iv) Liens (whether or not consensual) permitted by Sections 6.3(k) or 6.3(n)).

“Unrestricted Subsidiary”: each of GNC Intermediate IP Holdings, LLC, a Delaware limited liability company and GNC Intellectual Property Holdings, LLC, a Delaware limited liability company.

“Variance Report”: as defined in Section 5.1(B)(b).

“Withdrawal Liability”: the liability of a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent”: any Loan Party or the Administrative Agent, as applicable.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by any applicable Requirement of Law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, unless otherwise specified herein or in such other Loan Document:

(i) the words “hereof”, “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Documents as a whole and not to any particular provision of thereof;

(ii) Section, Schedule and Exhibit references refer to (A) the appropriate Section, Schedule or Exhibit in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears;

(iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(iv) the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(v) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings);

(vi) unless the context requires otherwise, the word “or” shall be construed to mean “and/or”;

(vii) unless the context requires otherwise, (A) any reference to any Person shall be construed to include such Person’s legal successors and permitted assigns, (B) any reference to any law or regulation shall refer to such law or regulation as amended, modified or supplemented from time to time, and any successor law or regulation, (C) the words “asset” and “property” shall be construed to have the same meaning and effect, and (D) references to agreements (including this Agreement) or other Contractual Obligations shall be deemed to refer to such agreements or Contractual Obligations as amended, restated, amended and restated, supplemented or otherwise modified from time to time;

(viii) references to any direct or indirect parent company of the Parent shall refer to Holdings and any of its Wholly Owned Subsidiaries which are parent companies of the Parent; and

(ix) for purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (q) “personal property” shall be deemed to include “movable property”, (r) “real property” shall be deemed to include “immovable property”, (s) “tangible property” shall be deemed to include “corporeal property”, (t) “intangible property” shall be deemed to include “incorporeal property”, (u) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (v) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (w) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (x) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (y) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (z) an “agent” shall be deemed to include a “mandatary”.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations (excluding Obligations in respect of any Cash Management Obligations and contingent reimbursement and indemnification obligations that are not then due and payable).

1.3 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”).

1.4 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time (provided that, notwithstanding anything to the contrary herein, (i) all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under

Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings or any Subsidiary at “fair value”, as defined therein, (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein shall be disregarded, and such Indebtedness shall at all times be valued at the full stated principal amount thereof), (iii) [reserved] and (iv) notwithstanding anything to the contrary herein, only those leases that would result or would have resulted in Capital Lease Obligations or Capital Expenditures under GAAP as in effect on the Prepetition Credit Closing Date (assuming for purposes hereof such leases were in existence on the Prepetition Credit Closing Date) will be considered capital leases and all calculations under this Agreement will be made in accordance therewith. In the event that any “Accounting Change” as defined below shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then upon the written request of the Borrower or the Administrative Agent, the Borrower, the Administrative Agent and the Lenders shall enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not occurred; provided that provisions of this Agreement in effect prior to the date of such Accounting Change shall remain in effect until the effective date of such amendment. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants.

1.5 Required Lender Representative; Agent Determinations. (a) On or prior to the date that is ten (10) Business Days after the Closing Date (or such later date as agreed by the Administrative Agent in its sole discretion), Lenders holding at least 66 2⁄3% of the aggregate amount of the FILO Term Loans shall appoint a representative (which may consist of more than one entity, but not more than three entities, and which shall be reasonably acceptable to the Borrower) to act as set forth in in this Section 1.5 (such representative(s) collectively, together with their respective successors in such capacity, the “Required Lender Representative”) and agree that the Required Lender Representative may provide such directions and consents as expressly set forth in this Agreement and the other Loan Documents (including, without limitation, as set forth in Section 1.5(b) below) as the Required Lender Representative on instruction of Required Lenders deems appropriate and the Lenders shall be obligated by the terms of any such direction or consent. Any Required Lender Representative may resign upon prior written notice delivered to the Borrower, each Agent and the Lenders; provided that Lenders holding at least 66 2⁄3% of the aggregate amount of FILO Term Loans shall appoint a successor Required Lender Representative as soon as possible, and in no event later than ten (10) Business Days (or such later date as agreed to by the Administrative Agent in its sole discretion), after the date such notice of resignation is delivered; provided further that such resignation shall become effective ten (10) Business Days after the date such notice of resignation is delivered if a successor Required Lender Representative is not appointed on or prior to the date that is ten (10) Business Days after the date such notice of resignation is delivered; provided further that so long as at least one Required Lender Representative remains appointed after giving effect to any such resignation of a Required Lender Representative, Lenders holding at least 66 2⁄3% of the aggregate amount of FILO Term Loans may elect not to appoint a successor for such resigning Required Lender Representative by providing written notice to the Administrative Agent and the Borrower on or prior to the date that is ten (10) Business Days after the date such notice of resignation is delivered.

(b) Any express references in this Agreement or any other Loan Document to actions, requests, determinations or decisions being made at the Permitted Discretion of or at the discretion of (or any like or similar term, but not “sole” discretion of an Agent) any Agent shall, in each case, mean (or be deemed to mean) such Agent acting at the written direction of, or with the written consent of, the Required Lender Representative (which written direction or consent may be provided via email); provided that if at any time no Required Lender Representative has been appointed, any such reference described in the foregoing provisions of this Section 1.5(b) shall, in each case, mean (or be deemed to mean) such Agent acting at the written direction of, or with the written consent of, the Required Lenders (which written direction or consent may be provided via email and shall be deemed given if the Required Lenders do not object thereto within three (3) Business Days of notice thereof to the Lenders and (to the extent named in Section 9.1) the Ad Hoc Committee Advisors (or if the Bankruptcy Court shall have so approved the matter in question)); provided further that if there is more than one Required Lender Representative and the Required Lender Representatives provide conflicting direction or consent to any Agent, (i) at any time that there are three Required Lender Representatives and a majority of the Required Lender Representatives provide the same direction or consent, such Agent shall act based on the direction or consent provided by such majority of the Required Lender Representatives and (ii) at all other times, such Agent shall not be required to take or make any such action, request, determination or decision without the written direction of, or with the written consent of, the Required Lenders (which written direction or consent may be provided via email and shall be deemed given if the Required Lenders do not object thereto within three (3) Business Days of notice thereof to the Lenders and (to the extent named in Section 9.1) the Ad Hoc Committee Advisors (or if the Bankruptcy Court shall have so approved the matter in question)). The Lenders agree that each Agent may accept, and be permitted to rely on, any direction or consent provided by the Required Lender Representative or the Required Lenders, as applicable, pursuant to this Section 1.5(b) without any obligation or duty to ascertain or to inquire as to the validity, enforceability, effectiveness or genuineness of any such direction or consent provided by the Required Lender Representative.

(c) Any references in this Agreement to matters, calculations or documentation being satisfactory or acceptable (or any like or similar term) to any Agent shall mean (or be deemed to mean) such Agent, as applicable, acting at the written direction of, or with the written consent of, the Required Lenders; provided that the Required Lenders shall be deemed to be satisfied with or to have accepted (or any like or similar term) any such matter, calculation or documentation unless objected to by the Required Lenders in writing within three (3) Business Days after notice of such matter, calculation or documentation is delivered to the Lenders and (to the extent named in Section 9.1) the Ad Hoc Committee Advisors. The Lenders agree that each Agent may accept, and be permitted to rely on, any direction or consent provided by the Required Lenders pursuant to this Section 1.5(b) without any obligation or duty to ascertain or to inquire as to the validity, enforceability, effectiveness or genuineness of any such direction or consent provided by the Required Lenders.

(d) The provisions of this Agreement in respect of the Required Lender Representative shall apply only during such time as JPMorgan Chase Bank, N.A. shall be an Agent hereunder unless otherwise agreed to by the Borrower and the Required Lenders.

1.6 Classification of Permitted Items. For purposes of determining compliance at any time with Sections 6.2, 6.3, 6.5, 6.6, 6.8, 6.9, 6.14 or 6.15, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, Contractual Obligation, encumbrance or restriction or payment, prepayment, repurchase, redemption, defeasance or amendment, modification or other change in respect of Indebtedness meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such Sections 6.2, 6.3, 6.5, 6.6, 6.8, 6.9, 6.14 or 6.15, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion at such time of determination. For the avoidance of doubt, the Borrower may at any time classify and reclassify Indebtedness (or any portion thereof) incurred under Section 6.2 and Liens (or any portion thereof) incurred under Section 6.3 among applicable exceptions to such covenants.

1.7 Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.8 Currency Equivalents Generally.

(a) For purposes of determining compliance with Sections 6.2, 6.3, 6.8 and 6.9 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).

(b) [Reserved]

(c) Principal, interest, reimbursement obligations, fees, and all other amounts payable under this Agreement and the other Loan Documents to Agents and the Lenders shall be payable in the currency in which such Obligations are denominated. Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement shall be made in Dollars. For the purpose of such calculations, comparisons, measurements or determinations, amounts or proceeds denominated in other currencies shall be converted to the Equivalent Amount (as defined below) of Dollars on the date of calculation, comparison, measurement or determination. In particular, without limitation, for purposes of valuations or computations under Section 2, Section 3, Section 5, Section 6 and Section 7 and calculating the Borrowing Base, eligibility criteria including Eligible Accounts Receivable, Eligible Inventory, Eligible Credit Card Receivables, or Eligible Gift Card Receivables, unless expressly provided otherwise, where a reference is made to a Dollar amount, the amount is to be considered as the amount in Dollars and, therefore, each other currency shall be converted into the Equivalent Amount thereof in Dollars. As used herein, “Equivalent Amount” means, on any date, the amount of Dollars into which an amount of any foreign currency may be converted at the Administrative Agent’s spot buying rate in New York City as at approximately 12:00 noon (New York City time) on such date.

1.9 FILO Ad Hoc Group. The terms of the Interim DIP Order, the Final DIP Order, the Interim DIP Recognition Order and the Final DIP Recognition Order, including any amendment, modification, waiver, forbearance, or supplement thereto, shall, to the extent such orders, or any amendments, modification, waivers, forbearances, or supplements thereto, relate to the this Agreement and are adverse to the Lenders, be subject to the approval of the Required FILO Ad Hoc Group Members (as defined in the Restructuring Support Agreement), such approval not to be unreasonably withheld, delayed or conditioned (such approval right, the “Required FILO Ad Hoc Group Approval”).

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1 FILO Term Loan Roll-Up. Effective upon the occurrence of the Roll-Up Effective Time, without any further action by any party to this Agreement, the Bankruptcy Court or any other Person, to the extent set forth in the Bankruptcy Court DIP Order, (a) all Prepetition FILO Loans owing to each Lender in its capacity as a “FILO Term Loan Lender” under the Prepetition ABL Agreement (the “Rolled-Up Obligations” and such loans, the “FILO Term Loans”, and such commitments, the “Rolled-Up Commitments”) shall be deemed made hereunder and shall constitute a portion of the outstanding amount of the Obligations owing to the Lenders hereunder. The principal amount of each Lender’s FILO Term Loans is set forth on Schedule 2.1. The aggregate principal amount of FILO Term Loans is $275,000,000.

2.2 [Reserved].

2.3 Repayment of FILO Term Loans. The FILO Term Loans of each FILO Term Loan Lender shall mature and be payable in full on the Maturity Date, and the principal amount of the FILO Term Loans repaid on the Maturity Date shall be, in any event, an amount equal to the aggregate principal amount of all FILO Term Loans outstanding on such date. The FILO Term Loans will not amortize.

2.4 [Reserved].

2.5 Loans and Borrowings. (a) The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

(b) Subject to Section 2.17, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Lender to make such Loan and the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,500,000. At the time each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Eurodollar Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Maturity Date for such Borrowing.

2.6 [Reserved].

2.7 [Reserved].

2.8 [Reserved].

2.9 [Reserved].

2.10 Interest Elections. (a) Each Borrowing initially shall be of the Type specified by the Borrower to the Administrative Agent prior to the Roll-Up Effective Time and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such notice. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone not later than 11:00 a.m., New York City time, on the day of a conversion to or continuation of ABR Loans or 11:00 a.m., New York City time, three Business Days before the day of a conversion to or continuation of Eurodollar Loans. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic transmission to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (x) no such outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (y) unless repaid, each such Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

2.11 [Reserved].

2.12 Repayment of Loans; Evidence of Debt. (a) Except as otherwise set forth in Section 2.24 hereof, the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date either in cash or as set forth in Section 2.24.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. To the extent any such accounts are inconsistent with the Register, the Register shall govern.

(e) Any Lender may request through the Administrative Agent that Loans deemed made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in the form of Exhibit D. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.4) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.

2.13 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.19) subject to prior notice in accordance with paragraph (c) of this Section.

(b) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (c) of this Section.

(c) The Borrower shall notify the Administrative Agent by telephone (confirmed by written notice (which may be by email)) of any voluntary prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, any notice of prepayment of FILO Term Loans may be conditioned upon the effectiveness of other credit facilities or any other financing or a sale transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial voluntary prepayment pursuant to Section 2.13(a) of any Borrowing shall be in an integral multiple of $500,000 and not less than $2,500,000 (or, if less, the remaining outstanding amount of such Borrowing). Prepayments shall be accompanied by accrued interest to the extent required by Section 2.16. Each prepayment of FILO Term Loans pursuant to Section 2.13(a), shall be applied ratably to the FILO Term Loans then outstanding. In the event the Borrower fails to specify the Borrowings to which any voluntary prepayment shall be applied, such prepayment shall be applied to prepay FILO Term Loans ratably.

2.14 Fees. (a) [Reserved].

(b) [Reserved]

(c) The Borrower agrees to pay to the Administrative Agent and to the Collateral Agent, for their own account, fees payable in the amounts and at the times separately agreed upon between Parent and each of the Administrative Agent and the Collateral Agent.

2.15 Mandatory Prepayments. (a) If Indebtedness is incurred by a Loan Party (other than Indebtedness permitted under Section 6.2), then no later than two Business Days after the date of such issuance or incurrence, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied to the prepayment of the FILO Term Loans as set forth in Section 2.15(d) together with accrued and unpaid interest thereon. The provisions of this Section do not constitute a consent to the incurrence of any Indebtedness by any Loan Party.

(b) If on any date a Loan Party shall receive Net Cash Proceeds from any Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, no later than three Business Days (or, if a Default or Event of Default has occurred and is continuing, one Business Day) after the date of receipt by such Loan Party of such Net Cash Proceeds, an amount equal to 100% of such Net Cash Proceeds shall be applied to the prepayment of the Term Loans as set forth in Section 2.15(d) together with accrued and unpaid interest thereon; provided that (i) notwithstanding the foregoing, on each Reinvestment Prepayment Date an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied to the prepayment of the FILO Term Loans (together with accrued interest thereon), and (ii) if the Net Cash Proceeds from any Recovery Event exceed $1,000,000, then no Reinvestment Notice with respect thereto may be delivered without the consent of the Required Lenders; provided further that to the extent that the Net Cash Proceeds of any such Recovery Event result from any settlement of, or payment in respect of, any property or casualty insurance claim or any condemnation proceeding relating to Term Priority Collateral, such Net Cash Proceeds shall first be applied as required pursuant to Section 2.15(d) of the Term Loan DIP Credit Agreement before being applied to the mandatory prepayment of the FILO Term Loans pursuant to this Section 2.15(a).

(c) In the event the aggregate amount of outstanding FILO Term Loans exceeds the Borrowing Base, then the Borrower will immediately repay outstanding FILO Term Loans in an aggregate amount equal to such excess.

(d) Amounts to be applied pursuant to this Section 2.15 shall be applied first to prepay outstanding ABR Loans and then to prepay Eurodollar Loans, and shall be applied ratably to the Loans then outstanding.

2.16 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default pursuant to Section 7.1(a), any overdue amount payable by the Borrower hereunder shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2% plus the rate applicable to FILO Term Loans that are ABR Loans as provided in paragraph (a) of this Section prior to giving effect to any increase in such rate pursuant to this paragraph (c).

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Notwithstanding the forgoing, solely for the purposes of the Interest Act (Canada) and disclosure under such Act, whenever interest to be paid under this Agreement is to be calculated on the basis of a year of 365 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 365 or such other period of time, as the case may be.

2.17 Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means (including, without limitation, by means of an Interpolated Rate) do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the Screen Rate is not available or published on a current basis), for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(b) If at any time the Administrative Agent (in consultation with the Required Lenders and the Borrower) determines (which determination shall be conclusive absent manifest error) that either (i) the circumstances set forth in clause (a)(i) of this Section 2.17 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) of this Section 2.17 have not arisen but the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent (in consultation with the Required Lenders) and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.2, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.17(b), only to the extent the Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

2.18 Increased Costs. (a) If any Change in Law shall:

(i) subject the Administrative Agent or any Lender to any Taxes (other than (A) Indemnified Taxes covered under Section 2.20, (B) Excluded Taxes or (C) Other Taxes) on its Loans Commitments or other obligations hereunder, or its deposits, reserves or other liabilities or capital attributable thereto;

(ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (excluding any condition relating to Taxes) affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to (x) increase the cost to such Lender (or in the case of clause (i), to the Administrative Agent or such Lender) of making, converting to, continuing or maintaining any Eurodollar Loan (or in the case of clause (i), any Loan) (or of maintaining its obligation to make any such Loan) or (y) reduce the amount of any sum received or receivable by the Administrative Agent or such Lender hereunder (whether of principal, interest or otherwise), then, upon request of such Lender, the Borrower will pay to the Administrative Agent or such Lender, as the case may be, such additional amount or amounts as will compensate the Administrative Agent or such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital or liquidity requirements (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth in reasonable detail the matters giving rise to a claim under this Section 2.18 by such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) If any Lender reasonably determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower may at its option revoke any pending request for a borrowing of, conversion to or continuation of Eurodollar Loans and shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to

ABR Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

2.19 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.13(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.22(c), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of profit). Such loss, cost or expense to any Lender shall consist of an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. Absent manifest error in the determination of such amount, the Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

2.20 Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the applicable Withholding Agent shall be required by Requirement of Tax Law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased by the applicable Loan Party as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20(a)) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make or cause to be made such deductions and (iii) the applicable Withholding Agent shall pay or cause to be paid the full amount deducted to the relevant Governmental Authority in accordance with Requirement of Tax Law.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with Requirement of Tax Law.

(c) The Loan Parties shall indemnify the Administrative Agent and each Lender within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto; provided that the Loan Parties shall not be obligated to make payment to the Administrative Agent or any Lender pursuant to this Section in respect of penalties, interest and other liabilities attributable to any Indemnified Taxes or Other Taxes if (i) written demand therefor has not been made by the Administrative Agent or such Lender within 30 days from the date on which the Administrative Agent or such Lender knew of the imposition of such Indemnified Taxes or Other Taxes by the relevant Governmental Authority, (ii) such penalties, interest and other liabilities have accrued after the Loan Parties have indemnified or paid any additional amount pursuant to this Section or (iii) such penalties, interest and other liabilities are attributable to the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Lender as determined by a court of competent jurisdiction by final and non-appealable judgment. A certificate setting forth in reasonable detail the basis for such claim and the calculation of the amount of any such payment or liability shall be delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, and shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) (i) Each Lender other than a Foreign Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly executed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal withholding tax. Each Foreign Lender shall deliver to the Borrower and the Administrative Agent (i) two properly completed and duly executed copies of IRS Form W-8BEN or Form W-8BEN-E, Form W-8ECI or, to the extent a Foreign Lender is not the beneficial owner, Form W-8IMY (together with any applicable underlying IRS forms), or any subsequent versions thereof or successors thereto, (ii) in the case of a Foreign Lender claiming exemption from United States Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a certificate in the form attached hereto as Exhibit E-1, E-2, E-3 or E-4, as applicable, and two properly completed and duly executed copies of the applicable IRS Form W-8BEN or Form W-8BEN-E, or any subsequent versions thereof or successors thereto, or (iii) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the deduction required to be made, in each case, certifying such Foreign Lender’s entitlement to an exemption from or a reduction in United States Federal withholding tax with respect to payments of interest to be made hereunder or under any other Loan Documents. Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the Borrower or the Administrative Agent. In addition, each Lender shall promptly deliver such forms upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States taxing authorities for such purpose). Any Lender, if requested by the Administrative Agent or the Borrower, shall deliver such other documentation prescribed by or reasonably requested by the Administrative Agent or the Borrower as will enable the Administrative Agent or the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed pursuant to FATCA if such Lender fails to comply with any requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Withholding Agent, on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the applicable Withholding Agent, such documentation prescribed by Requirement of Tax Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the applicable Withholding Agent as may be necessary for the applicable Withholding Agent to comply with its obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and to determine the amount to deduct and withhold from such payment. To the extent that the relevant documentation provided pursuant to this paragraph is rendered obsolete or inaccurate in any material respect as a result of changes in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by Requirement of Tax Law, deliver to the applicable Withholding Agent revised and/or updated documentation sufficient for the applicable Withholding Agent to confirm as to whether such Lender has complied with its respective obligations under FATCA. Solely for purposes of this clause (e)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding any other provision of this Section 2.20, a Lender shall not be required to deliver any form pursuant to this Section 2.20 that such Lender is not legally able to deliver.

(f) Each Lender shall indemnify the Administrative Agent for the full amount of any Taxes imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. Should the applicable Withholding Agent not deduct or withhold any Taxes imposed by FATCA from a payment under any Loan Document based on the documentation provided by a Lender pursuant to Section 2.20(e)(ii), any amounts subsequently determined by a Governmental Authority to be subject to United States Federal withholding Tax imposed pursuant to FATCA (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) shall be indemnified by such Lender. A certificate as to the amount of such payment or liability delivered to any Lender by the Withholding Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent under this paragraph (f).

(g) Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471- 2(b)(2)(i).

(h) If the Administrative Agent, or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.20, it shall pay over such refund to the applicable Loan Party within a reasonable period (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.20 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party pursuant to this Section 2.20(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent or any Lender be required to pay any amount to a Loan Party pursuant to this paragraph (h) the payment of which would place the Administrative Agent or any Lender in a less favorable net after-Tax position than the such party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.20(h) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(i) Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

2.21 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or amounts payable under Section 2.18, 2.19 or 2.20 or otherwise) prior to the time expressly required hereunder for such payment (or if no such time is expressly required, prior to 2:00 p.m. New York City time), on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.18, 2.19, 2.20 or 9.3 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under any Loan Document shall be made in Dollars. Any FILO Term Loans paid or prepaid may not be reborrowed.

(b) If at any time (x) insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees and other Obligations then due hereunder, or (y) during the continuation of an Event of Default and the enforcement of remedies in connection therewith in accordance with Section 7.1, the Administrative Agent or the Collateral Agent receives proceeds of Collateral pledged by the Loan Parties, such funds will be applied,

(1) first, toward payment of any expenses, fees and indemnities due to the Administrative Agent or the Collateral Agent hereunder;

(2) second, on a pro rata basis toward payment of any outstanding obligations owed to Cash Management Banks under any Cash Management Obligations ratably among the parties entitled thereto in accordance with the amounts of such Cash Management Obligations then due to such parties;

(3) third, toward payment of interest, expenses and fees then due from the Borrower hereunder with respect to any FILO Term Loan (including amounts due under Section 9.3), ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties;

(4) fourth, on a pro rata basis, toward payment of principal then due from the Borrower hereunder with respect to any FILO Term Loans, ratably among the parties entitled thereto in accordance with the amounts of such principal then due to such parties;

(5) fifth, to payment of all other Obligations of the Borrower and the Loan Parties then due and payable, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties; and

(6) sixth, to the Borrower or as otherwise required pursuant to any Intercreditor Agreement;

provided that the application of such proceeds at all times will be subject to the application of proceeds provisions contained in the Intercreditor Agreements.

(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted under this Agreement. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.21(d) or 8.7, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

2.22 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.18 or 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender (or any Participant in the Loans held by such Lender) requests compensation under Section 2.18, or if the Borrower is required to pay any amount to any Lender (or its Participant) or any Governmental Authority for the account of any Lender pursuant to Section 2.20, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4 (provided that, if the required Assignment and Assumption is not executed and delivered by such Lender, such Lender will be unconditionally and irrevocably deemed to have executed and delivered such Assignment and Assumption as of the date such Lender receives payment in full of the amounts set forth in clause (i) below)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees, and all other amounts payable to it hereunder (but, for the avoidance of doubt, not any amounts in respect of contingent reimbursement and indemnification obligations which are not due and payable), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments in the future. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.2 requires the consent of all of the Lenders or all affected Lenders, then the Borrower may (unless such Non-Consenting Lender grants such consent), at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.4 (provided that, if the required Assignment and Assumption is not executed and delivered by such Non-Consenting Lender, such Non-Consenting Lender will be unconditionally and irrevocably deemed to have executed and delivered such Assignment and Assumption as of the date such Non-Consenting Lender receives payment in full of the amounts set forth in clause (i) below)), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (but, for the avoidance of doubt, not any amounts in respect of contingent reimbursement and indemnification obligations which are not due and payable), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination.

2.23 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then for so long as such Lender is a Defaulting Lender, the FILO Term Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.2); provided, that this clause (a) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby if such amendment, waiver or modification would adversely affect such Defaulting Lender compared to other similarly affected Lenders; provided further that no amendment, waiver or modification that would require the consent of a Defaulting Lender under clause (i), (ii) or (iii) of the first proviso of Section 9.2(b) may be made without the consent of such Defaulting Lender.

2.24 Conversion of Loans. (a) Upon the consummation of an Approved Plan of Reorganization, subject to the satisfaction, or waiver, of the conditions set forth in the Exit ABL Term Sheet and otherwise substantially in accordance with the terms set forth in the Exit ABL Credit Agreement, the Borrower may exercise an option to continue or convert the Loans into an exit FILO term facility financing on the effective date of such Approved Plan of Reorganization (the “Exit Conversion”).

(b) If the Borrower elects to exercise the Exit Conversion, subject to the satisfaction or waiver of the conditions contained in the Exit ABL Term Sheet by Lenders holding at least 66 2⁄3% of the aggregate amount of the FILO Term Loans:

(i) each Lender, severally and not jointly, hereby agrees to continue its Loans hereunder outstanding on the effective date of the Approved Plan of Reorganization as Exit FILO Loans under, and subject entirely and exclusively to the terms and provisions of, the definitive documentation to be mutually agreed (including a credit agreement governing the continuation and conversion of the Loans, the “Exit ABL Credit Agreement”) and related documentation which documentation shall be substantially consistent with the Exit ABL Facility Term Sheet and is otherwise in form and substance reasonably satisfactory to Lenders holding at least 66 2⁄3% of the aggregate amount of the FILO Term Loans; and

(ii) subject to Section 2.24(a), the Administrative Agent, the Lenders and the Loan Parties agree that, upon the effectiveness of the Exit ABL Credit Agreement:

(A) the Borrower, in its capacity as reorganized “Borrower” and each Guarantor that is a guarantor under the Prepetition Term Loan Agreement (subject to the Approved Plan of Reorganization), in its capacity as a reorganized Guarantor, shall assume all the Obligations hereunder with respect to the Loans and all other obligations in respect thereof in the manner set forth in the Exit ABL Credit Agreement and related loan documents;

(B) the Loans hereunder shall be continued as or converted to, as the case may be, Exit FILO Loans under the Exit ABL Credit Agreement;

(C) each Lender hereunder shall be a lender under the Exit ABL Credit Agreement in respect of its Loans continued as or converted to, as the case may be, Exit FILO Loans;

(D) the administrative agent and collateral agent under the Exit ABL Credit Agreement shall be selected by the Required Lenders and the Borrower reasonably in advance of the Exit Conversion; and

(E) with respect to the Loans, this Agreement and all Obligations hereunder with respect thereto shall terminate and be superseded and replaced by the Exit ABL Credit Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Agents and the Lenders to enter into this Agreement, Parent and the Borrower hereby jointly and severally represent and warrant to Agent and each Lender that:

3.1 Financial Condition. The audited consolidated balance sheets of Holdings as at December 31, 2019, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers, present fairly in all material respects the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Holdings as at March 31, 2020, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly in all material respects the consolidated financial condition of Holdings as at such date and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (unless otherwise noted therein) applied consistently throughout the periods involved (except as disclosed therein).

3.2 No Change. Since the Petition Date there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

3.3 Corporate Existence; Compliance with Law. As of the Petition Date, each of the Loan Parties (a) is duly organized, validly existing and in good standing or in full force and effect under the laws of the jurisdiction of its organization (to the extent such concepts exist in such jurisdictions), (b) subject to the entry and terms of the Bankruptcy Court DIP Order and other orders of the Bankruptcy Court, as applicable, has the organizational power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign organization and in good standing or in full force and effect under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) unless stayed by the Chapter 11 Cases, is in compliance with all Requirements of Law, except, in the case of the foregoing clauses (a) (solely with respect to Subsidiaries), (b), (c) and (d), as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.4 Organizational Power; Authorization; Enforceable Obligations. Subject to the entry and terms of the Bankruptcy Court DIP Order, each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Other than the Bankruptcy Court DIP Order, no material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, (ii) the consents, authorizations, filings and notices described in Schedule 3.4, (iii) the filings referred to in Section 3.18, (iv) filings necessary to create or perfect Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (v) those consents, authorizations, filings and notices the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. Subject to the entry and the terms of the Bankruptcy Court DIP Order, this Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5 No Legal Bar. Subject to the entry and terms of the Bankruptcy Court DIP Order, the execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law applicable to, or any Contractual Obligation of, Parent, the Borrower or any of its Restricted Subsidiaries, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or any such Contractual Obligation (other than Permitted Liens).

3.6 No Material Litigation. As of the Petition Date, except as set forth on Schedule 3.6 and except for the Chapter 11 Cases (or matters arising therefrom) and Recognition Proceedings (or matters arising therefrom), no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Parent or the Borrower, threatened in writing against any Loan Party or against any of their respective properties or revenues (a) with respect to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that would reasonably be expected to have a Material Adverse Effect (after giving effect to indemnification from certain manufacturers and applicable insurance).

3.7 No Default. None of the Loan Parties is in default under or with respect to any of its post-petition material Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect.

3.8 Ownership of Property; Liens. As of the Petition Date, each of the Loan Parties has good title to, or a valid leasehold interest in, all real property and other Property material to the conduct of its business except where the failure to have such title or interests would not reasonably be expected to have a Material Adverse Effect. None of the Pledged Capital Stock is subject to any Lien except for Permitted Liens.

3.9 Intellectual Property. As of the Petition Date, except as would not reasonably be expected to result in a Material Adverse Effect, to the knowledge of Parent and the Borrower, (i) each of the Loan Parties owns, or has a valid license to use, all Intellectual Property necessary for the conduct of its business as currently conducted (“Company Intellectual Property”); (ii) no claim has been asserted in writing and is pending by any Person challenging or questioning the use of any Company Intellectual Property or the validity or effectiveness of any Company Intellectual Property, nor does Parent or the Borrower know of any valid basis for any such claim; and (iii) the use of Company Intellectual Property by the Loan Parties does not infringe on the Intellectual Property rights of any Person.

3.10 Taxes. As of the Petition Date, each of the Loan Parties has filed or caused to be filed all income and all other material tax returns that are required to be filed and has paid all income and all other material Taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets due and payable by it (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Loan Party, as the case may be) except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect. To the knowledge of Parent and the Borrower, no material written claim has been asserted with respect to any Taxes (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the applicable Loan Party, as the case may be, or the payment of which are stayed by the Chapter 11 Cases). No Loan Party is a party to any tax sharing, tax allocation or other similar agreement relating to taxes. No Loan Party has made an election pursuant to Section 965(h) of the Code.

3.11 Federal Regulations. No part of the proceeds of any Loans will be used by any Loan Party for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. On the Closing Date, no Loan Party owns any “margin stock”.

3.12 ERISA. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and (ii) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Single Employer Plan allocable to such accrued benefits by a material amount.

3.13 Investment Company Act. No Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.14 Subsidiaries. (a) The Subsidiaries listed on Schedule 3.14(a) constitute all the direct and indirect Subsidiaries of Holdings as of the Closing Date. Schedule 3.14(a) sets forth as of the Closing Date the exact legal name (as reflected on the certificate of incorporation (or formation)) and jurisdiction of incorporation (or formation) of each Subsidiary of Parent and, as to each such Subsidiary, the percentage and number of each class of Capital Stock of such Subsidiary owned by Parent and its Subsidiaries.

(a) As of the Closing Date, except as set forth on Schedule 3.14(b), there are no outstanding subscriptions, options, warrants, calls or similar rights (other than stock options granted to employees, directors, managers and consultants and directors’ qualifying shares) relating to any Capital Stock of any Loan Party.

3.15 [Reserved].

3.16 Environmental Matters. Other than exceptions to any of the following that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a) the Loan Parties (i) are in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits required for any of their current operations or for any property owned, leased, or otherwise operated by any of them; and (iii) are in compliance with all of their Environmental Permits;

(b) to the knowledge of any Loan Party, Hazardous Materials are not present at, on, under or in any real property now or formerly owned, leased or operated by any Loan Party, or, to the knowledge of any Loan Party, at any other location (including, without limitation, any location to which Hazardous Materials have been sent by any Loan Party for re-use or recycling or for treatment, storage, or disposal) which would reasonably be expected to (i) give rise to the imposition of Environmental Liabilities on any Loan Party, (ii) materially interfere with any Loan Party’s continued operations, or (iii) materially impair the fair saleable value of any real property owned or leased by any Loan Party;

(c) there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) pursuant to any Environmental Law to which any Loan Party is named as a party that is pending or, to the knowledge of any Loan Party, threatened in writing;

(d) none of the Loan Parties has received any written request for information, or been notified in writing that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law;

(e) no Loan Party has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with Environmental Law or Environmental Liability; and

(f) no Loan Party has assumed or retained by contract any Environmental Liability.

3.17 Accuracy of Information, etc. No written statement or written information (other than projections and other forward-looking information and information of a general economic nature or general industry nature) contained in this Agreement, any other Loan Document or any other document, certificate or written statement furnished to the Arranger, the Agents or the Lenders or any of them, by or at the direction and on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole with all such other written statements, written information, documents and certificates, contained as of the date such written statement, written information, document or certificate was so dated or certified, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were delivered, contained herein or therein not materially misleading (after giving effect to all written updates thereto delivered by or on behalf of any Loan Party).

3.18 Security. The provisions of the Interim DIP Order, the Final DIP Order, and the Canadian Court DIP Recognition Order, as applicable, are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest (subject, in the case of any Collateral, to Liens permitted by Section 6.3) on all right, title and interest of the respective Loan Parties in the Collateral described therein (with such priority as provided for in the Bankruptcy Court DIP Order (or, with respect to the Canadian Guarantor, in the Canadian Court DIP Recognition Order)). Except for the Interim DIP Order, the Final DIP Order and the Canadian Court DIP Recognition Order, as applicable, no filing or other action will be necessary to perfect the Liens on any Collateral under the Laws of the United States of America or Canada.

3.19 Budget and Financial Plan. The Budget was prepared in good faith based on assumptions believed by the Loan Parties to be reasonable at the time made and upon information believed by the management of the Borrower to have been accurate based upon the information available to the management of the Borrower at the time such Budget was furnished to the Administrative Agent. On and after the delivery of any Variance Report in accordance with this Agreement, such Variance Report shall be complete and correct in all material respects and fairly represent in all material respects the matters set forth therein for the period covered thereby.

3.20 Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Act”).

3.21 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, and the Borrower and its Subsidiaries, and to the knowledge of the Borrower, its directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower or any of its Subsidiaries or (b) to the knowledge of the Borrower, any director, officer, employee or agent of the Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

3.22 EEA Financial Institution. No Loan Party is an EEA Financial Institution.

3.23 Canadian Welfare and Pension Plans Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Loan Party has adopted all Canadian Welfare Plans required pursuant to applicable Requirements of Law and each of such plans has been maintained and each Loan Party is in compliance with such laws in all material respects including, without limitation, all requirements relating to employee participation, funding, investment of funds, benefits and transactions with the Loan Parties and persons related to them, (ii) no Loan Party has a material contingent liability with respect to any post-retirement benefit under a Canadian Welfare Plan, (iii) with respect to Canadian Pension Plans: (a) no Canadian Pension Termination Event has occurred and no steps have been taken to terminate any Canadian Pension Plan (wholly or in part) which could result in any Loan Party being required to make a material additional contribution to any Canadian Pension Plan, (b) no contribution failure has occurred with respect to any Canadian Pension Plan sufficient to give rise to a lien or charge under any applicable pension benefits laws of any other jurisdiction (for certainty, not including payments in respect of contributions payable but not yet due), and (c) no condition exists and no event or transaction has occurred with respect to any Canadian Pension Plan which is reasonably likely to result in any Loan Party incurring any material liability, fine or penalty, (iv) each Canadian Pension Plan is in compliance (other than immaterial non-compliance) with all applicable pension benefits and tax laws, (v) all contributions (other than immaterial amounts) (including employee contributions made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agency in accordance with all applicable Requirements of Law (other than immaterial non-compliance) and the terms of each such Canadian Pension Plan have been made in accordance with all applicable Requirements of Law (other than immaterial non-compliance) and the terms of such Canadian Pension Plan (other than immaterial non-compliance), (vi) all liabilities under each Canadian Pension Plan are funded in accordance with the terms of the respective Canadian Pension Plans, the requirements of applicable pension benefits laws and of applicable regulatory authorities (other than immaterial non-compliance), (vii) no event has occurred and no conditions exist with respect to any Canadian Pension Plan that has resulted or could reasonably be expected to result in any such Canadian Pension Plan having its registration revoked or refused by any administration of any relevant pension benefits regulatory authority or being required to pay any taxes (other than taxes the amounts of which are immaterial) or penalties under any applicable pension benefits or tax laws and (viii) no Loan Party contributes to, sponsors or maintains, or has in the past 5 years contributed to, sponsored or maintained, a Canadian Defined Benefit Pension Plan.

3.24 Canadian Anti-Corruption and Canadian Anti-Money Laundering. The Canadian Guarantor has adopted and maintains adequate procedures designed to ensure that it is in compliance in all material respects with all Canadian Anti-Money Laundering Legislation and Canadian Anti-Corruption Laws.

3.25 Borrowing Base Certificate. At the time of delivery of each Borrowing Base Certificate, assuming that any eligibility criteria that requires the approval or satisfaction of the Administrative Agent has been approved by or is satisfactory to the Administrative Agent, each material Account reflected therein as eligible for inclusion in the Borrowing Base is an Eligible Accounts Receivable, an Eligible Credit Card Receivable or an Eligible Gift Card Receivable, the material Inventory reflected therein as eligible for inclusion in the Borrowing Base constitutes Eligible Inventory and the cash and Cash Equivalents reflected therein as eligible for inclusion in the Borrowing Base constitute Borrowing Base Cash.

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions to the Closing Date. The effectiveness of this Agreement is subject to the satisfaction of the following conditions on the Closing Date:

(a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Parent and the Borrower, (ii) an executed signature page from each Lender party to this Agreement on the Closing Date, and (iii) executed copies of the Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement.

(b) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit B hereto, with appropriate insertions and attachments as called for in such Exhibit B.

(c) Other Certifications. The Administrative Agent shall have received the following:

(i) if available, a copy of the charter or other similar organizational document of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial extension of credit) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized (or, with respect to the Canadian Guarantor, by a Responsible Officer);

(ii) for Loan Parties other than the Canadian Guarantor, a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized, dated reasonably near the date of the initial extension of credit, listing the charter or other similar organizational document of such Loan Party and each amendment thereto on file in such office and, if available, certifying that (A) such amendments are the only amendments to such Person’s charter on file in such office and (B) such Person is duly organized and (to the extent such certificate exists in the relevant jurisdiction) in good standing or full force and effect under the laws of such jurisdiction; and

(iii) a certificate of a duly authorized officer or director of each Loan Party certifying (i) that the attached copies of such Loan Party’s organizational documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to the Loan Documents; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.

(d) [Reserved].

(e) “Know-Your-Customer”. The Loan Parties shall have provided or caused to be provided the documentation and other information to the Administrative Agent required by United States and Canadian regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and Canadian Anti-Money Laundering Legislation, in each case, at least two Business Days prior to the Closing Date, to the extent reasonably requested in writing at least five Business Days prior to the Closing Date.

(f) Budget. The Administrative Agent shall have received the initial Budget, a monthly forecast for the period through the Maturity Date and an opening pro forma balance sheet for the Loan Parties.

(g) Term Loan DIP Credit Agreement. The Administrative Agent shall have received an executed copy of the Term Loan DIP Credit Agreement, and the Interim DIP Order shall have approved the funding to the Borrower by the Term Loan Lenders of at least $30,000,000 in Term Loans.

(h) Commencement of Chapter 11 Cases. The Chapter 11 Cases shall have been commenced and all of the pleadings related to the “first day orders” and “second day orders” entered by the Bankruptcy Court at the time of the commencement of the Chapter 11 Cases and prior to the Interim DIP Order shall be in form and substance reasonably satisfactory to the Required Lenders.

(i) Commencement of Recognition Proceedings. The Recognition Proceedings shall have been commenced.

(j) Interim DIP Order. The Interim DIP Order, substantially in the form of Exhibit J hereto, shall have been entered by the Bankruptcy Court within three (3) Business Days after the Petition Date, subject to the discretion of the Bankruptcy Court, and the Administrative Agent shall have received a true and complete copy of such order, and such order shall be in full force and effect and shall not have been reversed, modified, amended, stayed or vacated absent prior written consent of the Required Lenders and subject to Required FILO Ad Hoc Group Approval and such order shall not be subject to a stay pending appeal or motion for leave to appeal or other proceeding to set aside any such order or the challenge to the relief provided for in such order, except as consented to by the Required Lenders and subject to Required FILO Ad Hoc Group Approval;

(k) Cash Management Order. An order entered by the Bankruptcy Court pertaining to the Loan Parties’ cash management system (“Cash Management Order”) and all motions and other documents filed with the Bankruptcy Court prior to the Closing Date in connection therewith shall be in form and substance reasonably satisfactory to the Required Lenders;

(l) No Appointment of Trustee. No trustee or other disinterested person with expanded powers pursuant to Section 1104(c) of the Bankruptcy Code shall have been appointed or designated in any of the Chapter 11 Cases, and no motion shall be pending in the Bankruptcy Court seeking any such relief;

(m) Adequate Protection. The Prepetition ABL Agent and the Prepetition FILO Lenders shall have each received adequate protection in respect of the Liens securing the Prepetition FILO Loans as set forth in the Interim DIP Order;

(n) DIP Financing Protections. The Collateral Agent, for its benefit and the benefit of each Lender, shall have been granted a perfected, valid, enforceable Lien on, and security interest in, the Collateral, in addition to the DIP Superpriority Claim, on the terms and conditions set forth herein and in the Interim DIP Order;

(o) Representations and Warranties. Each of the representations and warranties made by any Loan Party in the Loan Documents shall be true and correct in all material respects on and as of the Closing Date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (provided that, in each case, such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or Material Adverse Effect);

(p) No Default. No Default or Event of Default shall have occurred and be continuing on the Roll-Up Effective Time or after giving effect to the roll-up of Prepetition FILO Loans on the Roll-Up Effective Time;

(q) Costs and Expenses. All reasonable and documented out-of-pocket costs, fees, expenses (including, without limitation, reasonable and documented legal fees and expenses) set forth in the Loan Documents and required to be paid to the Administrative Agent and the Lenders (and to counsel of the Administrative Agent and the Ad Hoc Committee Advisors) on or before such date shall have been paid; provided that, legal fees shall be limited to the reasonable and documented fees and disbursements of one U.S. counsel for the Administrative Agent (which shall be Simpson Thacher & Bartlett LLP), one Canadian counsel for the Administrative Agent (which shall be Norton Rose Fulbright Canada LLP), one lead U.S. counsel for the Crossover Ad Hoc Group (which shall be Milbank LLP), one lead Canadian counsel for the Crossover Ad Hoc Group (which shall be Cassels Brock & Blackwell LLP), and one lead U.S. counsel for the FILO Ad Hoc Group (which shall be Paul, Weiss, Rifkind, Wharton & Garrison LLP) including reasonable and documented out-of-pocket costs and expenses of the Agents (including in connection with preparing all documents and enforcing any and all obligations relating to the Facility); and

(r) Responsible Officer Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying compliance with the conditions set forth in clauses (o) and (p) above as of the Closing Date.

For purposes of determining whether the conditions specified in this Section 4.1 have been satisfied on the Closing Date, by executing this Agreement, the Administrative Agent and each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.

SECTION 5. AFFIRMATIVE COVENANTS

Holdings, GNC Parent LLC, Parent and the Borrower each hereby jointly and severally agree that, so long as Loan or other amount (excluding Obligations in respect of Cash Management Obligations and contingent reimbursement and indemnification obligations which are not due and payable) is owing to any Lender or any Agent hereunder, it shall and shall cause each of the Loan Parties that are Subsidiary Guarantors to:

5.1 Financial Statements; Budget.

(A) Financial Statements.

Furnish to the Administrative Agent for further delivery to each Lender:

(a) within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, all in reasonable detail and prepared in accordance with GAAP, reported on by PricewaterhouseCoopers or other independent certified public accountants of nationally recognized standing;

(b) within 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, all in reasonable detail and certified by a Responsible Officer as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its consolidated Subsidiaries in accordance with GAAP (subject to normal year end audit adjustments and the absence of footnotes); and

(c) within 30 days after the end of each month (other than the third fiscal month of any fiscal quarter), a copy of the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month.

(B) Budget and Other Information.

Furnish to the Administrative Agent for further delivery to each Lender:

(a) concurrently with delivery thereof under the Term Loan DIP Credit Agreement, an updated 13-week statement of the Loan Parties’ anticipated cash receipts and Budget Disbursements for the subsequent 13-week period (a “Proposed Budget”). Such Proposed Budget shall on such Wednesday become the “Budget” for all purposes unless the Borrower notifies the Administrative Agent that, in accordance with the terms of the Term Loan DIP Credit Agreement, the Budget then in effect shall continue as the then-effective Budget;

(b) concurrently with delivery thereof under the Term Loan DIP Credit Agreement, a report (each, a “Variance Report”) setting forth in reasonable detail (a) the Borrower’s actual aggregate cash receipts and aggregate cash Budget Disbursements for the relevant Variance Statement Period (as defined in the Term Loan DIP Credit Agreement) and available cash on hand as of the end of such period and (b) the variance in dollar amounts of the actual aggregate receipts and aggregate cash Budget Disbursements for the relevant Variance Statement Period from those reflected for the corresponding period in the Budget;

(c) on Wednesday of each week (commencing after the first full week after the Petition Date), provide to the Administrative Agent and the Ad Hoc Committee Advisors a report with respect to the immediately prior week setting forth sales and same-store sales (in Dollar amounts) broken down by (i) retail (domestic and franchise), (ii) e-commerce, (iii) U.S. retail segment, (iv) wholesale segment and (v) international segment (“Sales Report”);

(d) within seven days after the start of each month commencing after the Petition Date, provide to the Administrative Agent and Ad Hoc Committee Advisors the Sales Report with respect to the immediately prior month;

(e) on Wednesday of each week (commencing after the first full week after the Petition Date), provide to the Administrative Agent and Ad Hoc Committee Advisors a report setting forth, in Dollar amounts, sale proceeds and product margin achieved in the going-out-of-business sale with respect to the immediately prior week; and

(f) on Wednesday of every second week after the Petition Date (commencing after the second full week after the Petition Date), provide to the Administrative Agent and the Ad Hoc Committee Advisors a report containing an update on negotiations with landlords, including a written summary of lease modifications and related savings.

The Borrower shall, to the extent requested by the Ad Hoc Committee Advisors, weekly, at a time mutually agreed with the Administrative Agent that is promptly after the delivery of the information required pursuant to clause (B)(b) above, participate in a conference call for the Ad Hoc Committee Advisors to discuss the financial condition and results of operations of the Loan Parties and the Budget and Variance Report. The Agents and the Lenders acknowledge that the content of such calls will include Nonpublic Information.

Notwithstanding the foregoing, the obligations in paragraphs (A)(a) and (A)(b) of this Section 5.1 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent company of the Borrower that directly or indirectly owns all of the Capital Stock of the Borrower or (B) the Borrower’s (or any direct or indirect parent company thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to a parent of the Borrower and if requested by the Administrative Agent, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Borrower (or such parent), on the one hand, and the information relating to the Borrower and the Subsidiaries on a standalone basis, on the other hand (which consolidating information shall be certified by a Responsible Officer of the Borrower as fairly presenting such information unless such consolidating information is contained in the financial statements included in a Form 10-K or 10-Q filed with the SEC), and (ii) to the extent such information is in lieu of information required to be provided under Section 5.1(A)(a), the consolidated financial statements included in the materials provided pursuant to the foregoing clause (A) or (B) are accompanied by a report of PricewaterhouseCoopers or other independent public accountants of recognized national standing.

5.2 Certificates; Other Information. Furnish to the Administrative Agent in each case (other than in the case of clauses (c) and (h) below) for further delivery to each Lender, or, in the case of clause (g) below, to the relevant Lender:

(a) [reserved];

(b) concurrently with the delivery of any financial statements pursuant to Sections 5.1(A)(a), 5.1(A)(b) and 5.1(A)(c), a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

(c) [reserved];

(d) to the extent that the Borrower (or a direct or indirect parent company of Borrower) is not otherwise required to file reports on form 10-K or 10-Q with the SEC, within 45 days after the end of each of the first three fiscal quarters of the Borrower in each fiscal year, or within 90 days after the fourth fiscal quarter of the Borrower in each fiscal year, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year;

(e) promptly after the furnishing thereof, copies of any material notices received by any Loan Party from, or material statement or material report furnished to, any holder (which is not an Affiliate of Parent) of Material Debt and not otherwise required to be furnished to the Administrative Agent or the Lenders pursuant to any other clause of this Section 5.2;

(f) within ten days after the same are sent, copies of all reports that Parent or the Borrower or any of its Restricted Subsidiaries sends to the holders of (x) any Material Debt or (y) any class of its public equity securities and, within ten days after the same are filed, copies of all reports that Parent or the Borrower or any of its Restricted Subsidiaries may make to, or file with, the SEC (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8), and in any case not otherwise required to be furnished to the Administrative Agent or the Lenders pursuant to any other clause of this Section 5.2; in each case only to the extent such reports are of a type customarily delivered by borrowers to lenders in syndicated loan financings;

(g) promptly, such additional financial and other information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary as the Administrative Agent may from time to time reasonably request (on its own behalf or on behalf of any Lender); and

(h) promptly after the same are available and to the extent feasible and reasonably practicable not later than three (3) days prior to the filing thereof with the Bankruptcy Court or the Canadian Court by or on behalf of the Loan Parties, proposed forms of the Bankruptcy Court DIP Order, all other proposed orders and pleadings related to the Facility, any plan of reorganization or liquidation, and any disclosure statement related to such plan.

Concurrently with the delivery of any document or notice required to be delivered pursuant to this Section 5.2 (collectively, the “Borrower Materials”), the Borrower shall indicate in writing whether such document or notice contains Nonpublic Information (which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof if such Borrower Materials may be distributed to “public-side” Lenders). Parent and the Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings, Parent, the Borrower, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.2 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that the Borrower has indicated contains Nonpublic Information shall not be posted on that portion of the Platform designated for such public-side Lenders. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “public side”. If the Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.2 contains Nonpublic Information, the Administrative Agent shall post such document or notice solely on that portion of the Platform designated for Lenders who do not wish to receive material nonpublic information with respect to Parent, the Borrower, its Subsidiaries and their securities.

5.3 Payment of Obligations. Subject to the Bankruptcy Court DIP Order, pay, discharge or otherwise satisfy before they become delinquent, as the case may be, all its material tax obligations, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Parent, the Borrower or its Restricted Subsidiaries, as the case may be or (b) where the failure to pay, discharge or otherwise satisfy the same would not reasonably be expected to have a Material Adverse Effect.

5.4 Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect its corporate or other organizational existence and (ii) take all reasonable action to maintain all rights, privileges, franchises, permits and licenses necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except (other than in the case of the preservation of existence of Parent and the Borrower) to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) to the extent not in conflict with this Agreement or the other Loan Documents, comply with all applicable Requirements of Law, except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws.

5.5 Maintenance of Property; Insurance. (a) Except as would not reasonably be expected to have a Material Adverse Effect, keep all Property and systems necessary in its business (in the good faith belief of the Borrower) in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance (or, with respect to inventory and equipment at the retail store level, a program of self-insurance) on all its Property meeting the requirements of Section 5.3 of the Guarantee and Collateral Agreement and in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same geographic regions by companies of similar size engaged in the same or a similar business and as would be carried under similar circumstances; provided that such insurance shall not be required to cover ephedra products or other products for which insurance is not available or is not available on commercially reasonable terms.

5.6 Inspection of Property; Books and Records; Discussions. (a) (i) Keep proper books of records in conformity with GAAP and all material applicable Requirements of Law of all material dealings and transactions in relation to its business activities and (ii) permit representatives of the Administrative Agent, at reasonable business times and upon reasonable prior notice, to visit and inspect any of its properties and examine and, at the Borrower’s expense, and make abstracts from any of its books and records as often as may reasonably be desired (subject to the immediately succeeding sentence) and to discuss the business, operations, properties and financial and other condition of Parent, the Borrower and its Restricted Subsidiaries with officers and employees of Parent, the Borrower and its Restricted Subsidiaries and with their respective independent certified public accountants (subject to such accountants’ policies and procedures). Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing (in which case there shall be no limits on such visits, inspections and examinations) such visits, inspections and examinations shall be limited to two per fiscal year

(and, (x) so long as no Event of Default has occurred and is continuing, only one time at the Borrower’s expense and (y) following the occurrence and during the continuance of an Event of Default, not more than two times at the Borrower’s expense); provided, however, that unless an Event of Default exists, (i) such inspections for environmental matters shall be limited to no more than once per fiscal year and (ii) at all times such inspections for environmental matters shall be limited to non-intrusive and non-invasive visual observations. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 5.6, none of Parent, the Borrower or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

(a) At the Administrative Agent’s discretion, no more frequently than once per fiscal year, the Loan Parties will, at their expense and upon the Administrative Agent’s request, permit any Persons designated by the Administrative Agent and reasonably satisfactory to the Borrower to conduct a field examination and an inventory appraisal, in each case with respect to Collateral contained in the Borrowing Base, at a reasonable business time and upon reasonable prior notice to the Borrower, and with respect to such inventory appraisal, to be conducted by an Acceptable Appraiser. The Loan Parties will reasonably cooperate with the Administrative Agent and such Persons in the conduct of such field examination and inventory appraisal. The Administrative Agent shall provide a copy of any field examination and/or inventory appraisal prepared after the Closing Date to any Lender upon such Lender’s request. Notwithstanding the foregoing, at any time during the continuance of a Specified Event of Default, additional field examinations and inventory appraisals shall be permitted at the request of the Administrative Agent, in each case at the Borrower’s expense. The Administrative Agent shall have the right, but not the obligation, from time to time at the Borrower’s request and expense, to periodically update the inventory appraisal. With respect to each inventory appraisal made pursuant to this Section 5.6(b), (i) the Administrative Agent and the Loan Parties will each be given a reasonable amount of time to review and comment on a draft form of the inventory appraisal prior to its finalization and (ii) any adjustments to the Net Orderly Liquidation Value or the Borrowing Base hereunder as a result of such inventory appraisal shall be reflected in the Borrowing Base Certificate delivered immediately succeeding such inventory appraisal.

5.7 Notices. Promptly give notice to the Administrative Agent in each case for further delivery to the Collateral Agent and each Lender of:

(a) knowledge by the Borrower or Parent of the occurrence of any Default or Event of Default;

(b) any (i) default or event of default (or alleged default) under any Contractual Obligation (other than the Loan Documents) of any of the Loan Parties or (ii) litigation, investigation or proceeding which may exist at any time between any of the Loan Parties and any Governmental Authority, that in the case of either of clause (i) or (ii), would reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding against any of the Loan Parties (other than the Chapter 11 Cases and the Recognition Proceedings) that would reasonably be expected to have a Material Adverse Effect;

(d) the following events to the extent such events would reasonably be expected to have a Material Adverse Effect, as soon as possible and in any event within 30 days after the Borrower or any Commonly Controlled Entity knows or has reason to know thereof: (i) the occurrence of any ERISA Event or Canadian Pension Termination Event with respect to any Plan or Canadian Defined Benefit Plan, a failure to make any required contribution to a Single Employer Plan or Multiemployer Plan or a Canadian Pension Plan that would reasonably be expected to give rise to a Lien in favor of the PBGC, the Financial Services Commission of Ontario (or other like provincial entities) (“FSCO”) or a Single Employer Plan or Multiemployer Plan or Canadian Pension Plan, the creation of any Lien in favor of any Person including the PBGC, the FSCO or a Single Employer Plan or Multiemployer Plan or Canadian Pension Plan or any withdrawal from, or the termination or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the FSCO or the Borrower or any Loan Party or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination or Insolvency of, any Plan or Canadian Defined Benefit Plan; and

(e) any other development or event that results in or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action (if any) Parent, the Borrower or the relevant Loan Party proposes to take with respect thereto.

5.8 Environmental Laws. (a) Comply in all respects with all applicable Environmental Laws, and obtain, maintain and comply with any and all Environmental Permits, except to the extent the failure to so comply with Environmental Laws or obtain, maintain or comply with Environmental Permits would not reasonably be expected to have a Material Adverse Effect.

(a) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other corrective actions required pursuant to Environmental Laws and promptly comply in all respects with all lawful orders and directives of all Governmental Authorities regarding any violation of or non-compliance with Environmental Laws and any release or threatened release of Hazardous Materials, except, in each case, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.9 Borrowing Base Certificates. On the Closing Date and on the immediately following Wednesday after the end of each consecutive two-calendar-week period, commencing with Wednesday, July 8 (or, promptly following the Disposition of ABL Priority Collateral or the release of a Loan Party owning ABL Priority Collateral, in either case, constituting $7,500,000 or more for Collateral other than Borrowing Base Cash in the aggregate in any 30 day period, or $5,000,000 in the case of Borrowing Base Cash as provided in the definition thereof), deliver a Borrowing Base Certificate to the Administrative Agent as of the close of business on Saturday of the immediately preceding week, and covering the period consisting of the two weeks ended on such Saturday (or if delivered pursuant to the preceding parenthetical, update the most recently-delivered Borrowing Base Certificate solely to give pro forma effect to such Disposition or release). Notwithstanding the foregoing, the Borrower may elect to deliver a Borrowing Base Certificate more frequently than every two weeks; provided that, if the Borrower makes such an election, the Borrower shall continue to deliver a Borrowing Base Certificate on such more frequent basis for at least 60 days.

5.10 Opposition to Motions. Promptly oppose (i) any motion filed by any third party in the Bankruptcy Court or Canadian Court to (x) lift the stay on the Collateral (other than motions filed by the Administrative Agent or the Lenders) or (y) terminate the exclusive ability of the Loan Parties to file a plan of reorganization, or (ii) any other motion that, if granted, could reasonably be expected to have a material adverse effect on the Administrative Agent or the Lenders or any Collateral.

5.11 Additional Collateral, etc.. Subject to any applicable limitation in any Intercreditor Agreement:

(a) [reserved].

(b) [reserved].

(c) With respect to any new Subsidiary created or acquired after the Closing Date (other than Excluded Subsidiaries) by the Borrower or a Subsidiary Guarantor promptly cause such new Subsidiary to become a party to the Guarantee and Collateral Agreement.

(d) Notwithstanding the foregoing provisions of this Section 5.11 or any other provision hereof or of any other Loan Document, (i) the Borrower and Guarantors shall not be required to grant a security interest in any Excluded Assets, (ii) Liens required to be granted pursuant to this Section 5.11, and actions required to be taken, including to perfect such Liens, shall be subject to exceptions and limitations consistent with those set forth in the Security Documents on the Closing Date (or as created or amended after the Closing Date with the approval of the Borrower), (iii) other than with respect to (A) the Canadian Guarantor and (B) any other Foreign Subsidiary that becomes a Guarantor after the Closing Date, and in such instance, only with respect to the stock of such Foreign Subsidiary and subject to customary exceptions, limitations and restrictions imposed by local law, no Loan Party shall be required to take any actions outside the United States or under non-United States law to create or perfect any Liens on the Collateral (including, without limitation, any Intellectual Property registered or applied for registration in any jurisdiction outside the United States) and no Security Document shall be governed by the laws of any jurisdiction outside the United States, (iv) the Loan Parties shall not be required to deliver any landlord waivers, estoppels, collateral access agreements or bailee letters, (v) the Loan Parties shall not be required to deliver control agreements or otherwise deliver perfection by “control” (within the meaning of the Uniform Commercial Code or the Securities Transfer Act (Ontario) (or equivalent in any other province or territory))

(including with respect to deposit accounts, securities accounts and commodities accounts), (vi) notices shall not be required to be sent by any Loan Party or any Subsidiary or permitted to be sent by any Secured Party to account debtors or other contractual third parties unless an Event of Default has occurred and is continuing, (vii) no perfection of security interests (except to the extent perfected by the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order) shall be required with respect to letter of credit rights and (viii) in no event shall perfection be required with respect to any Collateral by means other than the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order.

5.12 [Reserved].

5.13 Further Assurances. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any right or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any United States or Canadian Governmental Authority, the Borrower will execute and deliver, or will cause its Restricted Subsidiaries to execute and deliver all applications, certifications, instruments and other documents that such Agent or such Lender may be required to obtain from the Borrower or any of its Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization, subject to the terms of Section 5.10 and other than with respect to any Excluded Assets.

5.14 Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to obtain, within 90 days following the Closing Date, and if so obtained, will use commercially reasonable efforts to maintain thereafter a private rating (but not any specific rating) from either Moody’s or S&P for the FILO Term Loans.

5.15 Fiscal Period. End the Fiscal Year of the Borrower on December 31 and maintain the Borrower’s method of determining fiscal quarters as such method is in effect on the Closing Date.

5.16 [Reserved](a) .

5.17 Anti-Corruption and Sanctions. Use, and cause the respective directors, officers, employees and agents of the Borrower and its Subsidiaries to use, the proceeds of any Loan in a manner not (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Notwithstanding the foregoing, the covenants in this Section 5.16 shall not be made by nor apply to any Person that qualifies as a corporation that is registered or incorporated under the laws of Canada or any province thereof and that carries on business in whole or in part in Canada within the meaning of Section 2 of the Foreign Extraterritorial Measures (United States) Order, 1992 passed under the Foreign Extraterritorial Measures Act (Canada) in so far as such covenants would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada) or any similar law.

SECTION 6. NEGATIVE COVENANTS

Holdings, GNC Parent LLC, Parent and the Borrower each agree that, so long as any Loan or other amount (excluding Obligations in respect of Cash Management Obligations and contingent reimbursement and indemnification obligations which are not due and payable) is owing to any Lender or any Agent hereunder, it shall not, and shall not permit any of the Loan Parties that are Subsidiary Guarantors to:

6.1 [Reserved].

6.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of the Loan Parties under (i) the Loan Documents, (ii) the Prepetition Loan Documents in effect on the Petition Date, (iii) the Term Loan DIP Credit Agreement, (iv) the LC Cash Collateral Agreement and the Existing Letters of Credit and (v) the Carve Out;

(b) Indebtedness of any Loan Party to any other Loan Party or any Restricted Subsidiary, so long as any such Indebtedness owed to a non-Loan Party is subordinated to the Obligations pursuant to the Bankruptcy Court DIP Order;

(c) Indebtedness (including intercompany Indebtedness) and Guarantee Obligations outstanding on the Closing Date;

(d) Guarantee Obligations by Holdings, the Borrower or any of the Guarantors in respect of Indebtedness of the Borrower or any of the Guarantors otherwise permitted hereunder;

(e) Indebtedness in respect of Cash Management Services in the ordinary course of business and Indebtedness arising from the endorsement of instruments or other payment items for deposit and the honoring by a bank or other financial institution of instruments or other payments items drawn against insufficient funds;

(f) to the extent constituting Indebtedness, indemnification, deferred purchase price adjustments, earn-outs or similar obligations, in each case, incurred or assumed in connection with the acquisition of any business or assets or any Investment permitted to be acquired or made hereunder or any Disposition permitted hereunder;

(g) [reserved];

(h) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(i) Indebtedness in respect of Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against exposure to interest rates, commodity prices or foreign exchange rates;

(j) Indebtedness representing deferred compensation or similar obligations to employees of the Borrower and the Guarantors incurred in the ordinary course of business;

(k) Indebtedness incurred by the Borrower or any of the Guarantors in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that upon the drawing of such letter of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 90 days (or such longer period as may be agreed upon by the Administrative Agent) unless the amount or validity of such obligations are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or the Guarantors, as the case may be; provided further that such Indebtedness shall not exceed $500,000 in the aggregate at any time outstanding;

(l) Indebtedness in respect of performance, bid, release, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Guarantors, in each case in the ordinary course of business;

(m) Indebtedness in respect of letters of credit issued for the account of the Borrower or any of the Guarantors to finance the purchase of inventory so long as (x) such Indebtedness is secured only by cash collateral and in accordance with the Budget and (y) the aggregate principal amount of such Indebtedness does not exceed $1,500,000 at any one time outstanding;

(n) Indebtedness incurred in the ordinary course of business with respect to customer deposits and other unsecured current liabilities not the result of borrowing and not evidenced by any note or other evidence of Indebtedness;

(o) unsecured Indebtedness of the Borrower or any of the Guarantors owing to the Borrower or any other Guarantors to the extent expressly contemplated in the Budget and constituting an Investment permitted by Section 6.8;

(p) Indebtedness in an aggregate principal amount not to exceed $2,000,000 at any one time outstanding; and

(q) to the extent constituting Indebtedness, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in Section 6.2 (a) through (p) above; and

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus any undrawn commitments with respect thereto and the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

To the extent otherwise constituting Indebtedness, the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall be deemed not to be Indebtedness for purposes of this Section 6.2. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a) Liens for Taxes, assessments or governmental charges that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings (provided that adequate reserves with respect to such proceedings are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP);

(b) (i) carriers’, warehousemen’s, landlord’s, mechanics’, contractor’s, materialmen’s, repairmen’s or other like Liens imposed by law or arising in the ordinary course of business which secure amounts that are not overdue for a period of more than 60 days or if more than 60 days overdue, are unfiled and no action has been taken to enforce such Lien, or that are being contested in good faith by appropriate proceedings (provided that adequate reserves with respect to such proceedings are maintained in the books of the Borrower or the applicable Subsidiary, as the case may be, in conformity with GAAP), (ii) Liens of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods and (iii) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods in the ordinary course of business;

(c) subject to the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order (i) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Loan Party or any Subsidiary;

(d) deposits by or on behalf of any Loan Party or any of its Subsidiaries to secure the performance of bids, trade contracts and governmental contracts (other than Indebtedness for borrowed money), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and title defects that, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;

(f) Liens in existence on the Closing Date and Replacement Liens in respect thereof;

(g) Liens created pursuant to (i) the Loan Documents, (ii) the Prepetition Loan Documents in effect on the Petition Date, (iii) the Term Loan DIP Credit Agreement, (iv) the LC Cash Collateral Agreement and the Existing Letters of Credit, and (v) the Carve Out;

(h) any interest or title of a lessor or sublessor under any lease or sublease or real property license or sub-license entered into by the Borrower or any Guarantor in the ordinary course of its business and covering only the assets so leased, subleased, licensed or sub-licensed and any Liens on such lessor’s, sublessor’s, licensee’s or sub-licensee’s interest or title;

(i) Liens in connection with attachments or judgments or orders in circumstances not constituting an Event of Default under Section 7.1(f);

(j) Liens existing on property at the time of its acquisition or existing on the property of a Person which becomes a Subsidiary of the Borrower after the Closing Date; provided that (i) such Liens existed at the time such property was acquired or such Person became a Subsidiary of the Borrower, (ii) such Liens were not granted in connection with or in contemplation of the applicable acquisition or Investment, (iii) any Indebtedness secured thereby is permitted by Section 6.2 and (iv) such Liens are not expanded to cover additional Property (other than proceeds and products thereof); and Replacement Liens in respect thereof;

(k) Liens consistent with those arising by operation of law consisting of customary and ordinary course rights of setoff upon deposits of cash and Cash Equivalents in favor of banks or other financial or depository institutions in the ordinary course of business;

(l) Liens on insurance policies and the proceeds thereof securing insurance premium financing permitted hereunder;

(m) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any Guarantor in the ordinary course of business;

(n) (i) Liens of a collection bank arising under Section 4-208 or 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) Liens attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (iii) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to accounts and cash and Cash Equivalents on deposit in accounts maintained by the Borrower or any Guarantor, in each case under this clause (iii) granted in the ordinary course of business in favor of the banks or other financial or depositary institution with which such accounts are maintained, securing amounts owing to such Person with respect to Cash Management Services (including, without limitation, operating account arrangements and those involving pooled accounts and netting arrangements); provided that, in the case of this clause (iii), unless such Liens arise by operation of applicable law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness for borrowed money;

(o) non-exclusive licenses and sub-licenses of Intellectual Property granted by the Borrower or any of the Guarantors in the ordinary course of business (and, to the extent in existence on the Closing Date or granted by the Borrower or any of the Guarantors in the ordinary course of business, exclusive licenses and sub-licenses of Intellectual Property within the confines of a particular jurisdiction or territory outside of the United States and Canada);

(p) UCC or PPSA financing statements or similar public filings that are filed as a precautionary measure in connection with operating leases or consignment of goods in the ordinary course of business;

(q) Liens on property purportedly rented to, or leased by, the Borrower or any of the Guarantors pursuant to a Sale and Leaseback Transaction; provided, that (i) such Sale and Leaseback Transaction is permitted by Section 6.12, (ii) such Liens do not encumber any other property of the Borrower or the Guarantors, and (iii) such Liens secure only the Attributable Indebtedness incurred in connection with such Sale and Leaseback Transaction;

(r) Liens on the assets of Foreign Subsidiaries that secure only Indebtedness permitted pursuant to Section 6.2 and related obligations of Foreign Subsidiaries;

(s) good faith earnest money deposits made in connection with an Investment (other than Investments under Section 6.8(r)) or letter of intent or purchase agreement permitted hereunder;

(t) Liens in favor of a Loan Party or a Restricted Subsidiary securing intercompany Indebtedness permitted hereunder; provided, that such intercompany Indebtedness, to the extent owed from a Loan Party to a non-Loan Party, shall be subordinated to the Obligations pursuant to the Bankruptcy Court DIP Order;

(u) Liens (i) on an Investment permitted pursuant to Section 6.8 to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 6.5, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(v) Liens deemed to exist in connection with Investments in repurchase agreements under Section 6.8; provided such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;

(w) Liens that are customary contractual rights of setoff relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Subsidiaries in the ordinary course of business;

(x) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(y) Liens or rights of setoff against credit balances of the Borrower or any of the Guarantors with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to the Borrower or any of the Guarantors in the ordinary course of business, to secure the obligations of the Borrower or any of the Guarantors to such credit card issuers and credit card processors as a result of fees and chargebacks;

(z) Liens with respect to Capital Stock in joint ventures that arise pursuant to the applicable underlying joint venture agreement;

(aa) Liens securing obligations in an amount not to exceed $2,000,000 at any one time outstanding; and

(bb) Liens in favor of the Prepetition Lenders and Prepetition Agents granted pursuant to the Bankruptcy Court DIP Orders;

provided that, notwithstanding anything to the contrary contained herein, no Liens on ABL Priority Collateral that are senior to or pari passu with the Liens securing the Obligations shall be permitted under this Section 6.3 (other than any Lien permitted under Section 6.3(a), 6.3(b), 6.3(c), 6.3(d), 6.3(g) (other than with respect to Prepetition Term Loan Documents), 6.3(h), 6.3(i), 6.3(j), 6.3(k), 6.3(l), 6.3(m) (but only as to such acquired goods), 6.3(n), 6.3(q), 6.3(s), 6.3(u), 6.3(v), 6.3(w) or 6.3(y)).

6.4 Limitation on Fundamental Changes. Consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself, or Dispose of all or substantially all of its Property or business, except that so long as no approval of the Bankruptcy Court is required (or such approval is required and shall have been received):

(a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) and any Subsidiary of the Borrower may be merged, consolidated or amalgamated with or into any Guarantor (provided that if a Guarantor is a party thereto (i) a Guarantor shall be the continuing, surviving or resulting entity or (ii) simultaneously with such transaction, the continuing, surviving or resulting entity shall become a Guarantor and the Borrower shall comply with Section 5.10 in connection therewith);

(b) any Subsidiary of the Borrower may Dispose of all or substantially all of its Property or business (i) (upon liquidation, windup, dissolution or otherwise) to (x) if such Subsidiary is a Loan Party, the Borrower or any other Loan Party and (y) if such Subsidiary is not a Loan Party, the Borrower or any Subsidiary or (ii) pursuant to a Disposition permitted by Section 6.5;

(c) any Foreign Subsidiary may (i) be merged or consolidated or amalgamated with or into any other Foreign Subsidiary, or (ii) Dispose of any or all of its assets to (upon voluntary liquidation, windup, dissolution or otherwise) any other Foreign Subsidiary;

(d) any merger, amalgamation or consolidation the sole purpose of which is to reincorporate or reorganize a Loan Party or Subsidiary in another jurisdiction; provided that (x) in the case of any such merger, amalgamation or consolidation involving a Loan Party, a Loan Party is the surviving, continuing or resulting Person (or simultaneously with such transaction, the continuing, surviving or resulting entity shall become a Subsidiary Guarantor) and the Borrower shall comply with Section 5.10 in connection therewith and (y) in the case of any such merger or consolidation involving a Loan Party or Subsidiary that is domiciled within the United States (or in the case of the Canadian Guarantor, Canada), the continuing, surviving or resulting entity shall be domiciled within the United States (or in the case of the Canadian Guarantor, Canada);

(e) any Investment permitted by Section 6.8 may be structured as a merger, consolidation or amalgamation; provided that in the case of any such merger, consolidation or amalgamation of a Loan Party, the surviving, continuing or resulting legal entity of such merger, consolidation or amalgamation is a Loan Party (or simultaneously with such transaction, the continuing, surviving or resulting entity shall become a Subsidiary Guarantor) and the Borrower shall comply with Section 5.10 in connection therewith; and

(f) any Loan Party (other than the Borrower) may dissolve, liquidate or wind up its affairs at any time if such dissolution, liquidation or winding up would not reasonably be expected to have a Material Adverse Effect.

6.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary of the Borrower, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of obsolete or worn out property in the ordinary course of business;

(b) the sale of inventory and equipment held for sale in the ordinary course of business or pursuant to a “going out of business” sale;

(c) Dispositions permitted by Section 6.4 (other than Section 6.4(b)(ii));

(d) the sale or issuance of any Loan Party’s or any Subsidiary’s Capital Stock to the Borrower or any other Loan Party or the sale or issuance of any Excluded Subsidiary’s Capital Stock to another Excluded Subsidiary; provided that any Guarantor’s ownership interest therein is not diluted;

(e) the sale of assets in connection with the closure of stores and the Disposition of franchises and stores (and related assets) in the ordinary course of business or pursuant to a “going out of business” sale;

(f) the Disposition of cash or Cash Equivalents;

(g) (i) the non-exclusive license or sub-license of Intellectual Property in the ordinary course of business (and, to the extent in existence on the Closing Date or granted in the ordinary course of business, exclusive licenses and sub-licenses of Intellectual Property within the confines of a particular jurisdiction or territory outside of the United States and Canada) and (ii) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial Intellectual Property;

(h) the lease, sublease, license or sublicense of property which is described in Section 6.3(h);

(i) the Disposition of surplus or other property no longer used or useful in the business of the Borrower and its Subsidiaries in the ordinary course of business or pursuant to a “going out of business” sale;

(j) the Disposition of other assets having a fair market value not to exceed $2,000,000 in the aggregate; provided that to the extent all or a portion of such Disposition is composed of Eligible Accounts Receivable, Eligible Inventory, Eligible Gift Card Receivables, Eligible Credit Card Receivables, Borrowing Base Cash or Acquired Asset Borrowing Base Cash constituting $750,000 or more for Collateral in the aggregate in any 30 day period, then as a condition precedent to such Disposition, the Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate reflecting such Disposition (recalculating the Borrowing Base after giving effect to solely such Disposition);

(k) the Disposition of assets subject to or in connection with any Recovery Event;

(l) Dispositions consisting of Restricted Payments permitted by Section 6.6;

(m) Dispositions consisting of Investments permitted by Section 6.8;

(n) Dispositions consisting of Liens permitted by Section 6.3;

(o) Dispositions of assets pursuant to Sale and Leaseback Transactions permitted pursuant to Section 6.12;

(p) Dispositions of property to a Loan Party or a Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.8;

(q) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r) Dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business (and not for financing purposes); provided that to the extent all or a portion of such Disposition is composed of Eligible Accounts Receivable, Eligible Gift Card Receivables or Eligible Credit Card Receivables in an aggregate amount exceeding $7,500,000 or more for Collateral other than Borrowing Base Cash and Acquired Asset Borrowing Base Cash in the aggregate in any 30 day period, or $5,000,000 in the case of Borrowing Base Cash and/or Acquired Asset Borrowing Base Cash, as provided in the definition of Borrowing Base Cash, then as a condition precedent to such Disposition, the Borrower shall deliver to the Administrative Agent a Borrowing Base Certificate reflecting such Disposition (recalculating the Borrowing Base after giving effect to solely such Disposition); and

(s) the unwinding of any Hedge Agreement.

6.6 Limitation on Restricted Payments. Declare or pay any dividend on (other than dividends payable solely in Qualified Capital Stock of the Person making the dividend so long as the ownership interest of any Guarantor in such Person is not diluted), or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Loan Party, whether now or hereafter outstanding, or make any other distribution in respect thereof, whether in cash or property (collectively, “Restricted Payments”), except that:

(a) any Loan Party may make Restricted Payments to any other Loan Party;

(b) to the extent provided for in the Budget, any Loan Party may make Restricted Payments;

(c) the Borrower may pay dividends to permit Parent or any direct or indirect parent company of Parent to (i) pay operating costs and expenses and other corporate overhead costs and expenses (including, without limitation, directors’ fees and expenses and administrative, legal, accounting, filings and similar expenses and salary, bonus and other benefits payable to officers and employees of Parent or any direct or indirect parent company of Parent), in each case to the extent such costs, expenses, fees, salaries, bonuses and benefits are attributable to the ownership or operations of Parent, the Borrower and the Subsidiaries, are reasonable and incurred in the ordinary course of business, (ii) [reserved], (iii) pay taxes which are not determined by reference to income, but which are imposed on Parent or any direct or indirect parent company of Parent as a result of Parent’s or such parent company’s ownership of the equity of Parent or the Borrower or any direct or indirect parent company of Parent, as the case may be, but only if and to the extent that Parent or such parent company has not received cash or other property in connection with the events or transactions giving rise to such taxes, (iv) [Reserved], (v) pay franchise taxes and other fees, taxes and expenses required to maintain its corporate existence, (vi) finance any Investment permitted to be made hereunder (so long as (A) such dividends are made substantially concurrently with the closing of such Investment and (B) immediately following the closing thereof (1) all property acquired (whether assets or Capital Stock) shall be contributed to the Borrower or a Subsidiary Guarantor or (2) the Person formed or acquired shall be merged into the Borrower or a Subsidiary Guarantor in order to consummate such Investment (and subject to the provisions of Sections 5.10 and 6.4)), (vii) pay costs, fees and expenses related to any unsuccessful equity or debt offering permitted by this Agreement (other than any such offering intended to benefit Subsidiaries of any such parent company other than the Borrower and its Subsidiaries) and (viii) make payments permitted under Section 6.11

(but only to the extent such payments have not been and are not expected to be made directly by the Borrower or a Subsidiary Guarantor); provided that dividends paid pursuant to this Section 6.6(c) (other than dividends paid pursuant to clause (ii), (iii), or (iv) above) are used by Parent or any direct or indirect parent holding company of Parent for such purpose within 60 days of the receipt of such dividends or are refunded to the Borrower;

(d) any non-Wholly Owned Subsidiary of the Borrower may declare and pay cash dividends to its equity holders generally so long as the Borrower or its respective Subsidiary which owns the equity interests in the Subsidiary paying such dividends receives at least its proportionate share thereof (based upon the relative holding of the equity interests in the Subsidiary paying such dividends);

(e) repurchases of Capital Stock in any Loan Party deemed to occur upon exercise of stock options or warrants or similar rights if such Capital Stock represents a portion of the exercise price of such options or warrants or similar rights (as long as the Loan Parties make no payment in connection therewith that is not otherwise permitted hereunder);

(f) GNC Puerto Rico, LLC may make distributions to GNC Live Well Ireland in an aggregate amount not to exceed $300,000 per fiscal year;

(g) to the extent constituting Restricted Payments, the Borrower and the Subsidiaries may enter into and consummate transactions permitted by Section 6.4 and Section 6.8 (other than Section 6.8(p)); and

(h) the Borrower or any of the Restricted Subsidiaries may pay cash in lieu of fractional Capital Stock in connection with any dividend, split or combination thereof.

6.7 [Reserved].

6.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit or the holding of receivables in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(b) investments in cash and items that were Cash Equivalents at the time such Investment was made;

(c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 6.2(b), 6.2(c) and 6.2(d), to the extent constituting intercompany Indebtedness;

(d) loans and advances to employees, officers, directors, managers and consultants of Parent (or any direct or indirect parent company thereof to the extent relating to the business of Parent, the Borrower and the Subsidiaries), the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding;

(e) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 6.8(c)) by any Loan Party in any Person that, prior to or concurrently with such Investment, is or becomes a Loan Party (including any such Investment consisting of the contribution by any Loan Party of Capital Stock held by such Loan Party in any other Person (including a Loan Party));

(f) Investments consisting of notes payable by franchisees to any Loan Party in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding;

(g) Investments received in connection with the bankruptcy or reorganization of, insolvency or liquidation of, or settlement of claims against and delinquent accounts of and disputes with, franchisees, customers and suppliers, or as security for any such claims, accounts and disputes, or upon the foreclosure with respect to any secured Investment;

(h) advances of payroll payments to employees, officers, directors and managers of Parent, the Borrower and the Subsidiaries in the ordinary course of business;

(i) Investments by the any Loan Party in Excluded Subsidiaries and joint ventures in an aggregate amount not to exceed $2,500,000 at any time outstanding;

(j) Investments by any Loan Party in any Person that is a Foreign Subsidiary in an aggregate amount not to exceed $2,500,000;

(k) [Reserved];

(l) Investments consisting of promissory notes and other deferred payment obligations and noncash consideration delivered as the purchase consideration for a Disposition permitted by Section 6.5;

(m) Investments existing on the Closing Date and any modification, replacement, renewal, reinvestment or extension thereof (provided that the amount of the original Investment is not increased except by the terms of such original Investment or as otherwise permitted by this Section 6.8);

(n) any Loan Party may endorse negotiable instruments and other payment items for collection or deposit in the ordinary course of business or make lease, utility and other similar deposits in the ordinary course of business;

(o) Investments consisting of obligations under Hedge Agreements permitted by Section 6.2;

(p) Investments consisting of Restricted Payments permitted by Section 6.6 (other than Section 6.6(e));

(q) Investments of any Person that becomes (or is merged or consolidated or amalgamated with) a Subsidiary of the Borrower on or after the Closing Date on the date such Person becomes (or is merged or consolidated or amalgamated with) a Subsidiary of the Borrower; provided that (i) such Investments exist at the time such Person becomes (or is merged or consolidated or amalgamated with) a Subsidiary, and (ii) such Investments are not made in anticipation or contemplation of such Person becoming (or merging or consolidating or amalgamated with) a Subsidiary;

(r) Investments consisting of good faith deposits made in accordance with Section 6.3(s);

(s) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases or in connection with bidding on government contracts;

(t) advances in connection with purchases of goods or services in the ordinary course of business;

(u) Guarantee Obligations permitted under Section 6.2 and, to the extent not constituting Indebtedness, other Guarantee Obligations entered into in the ordinary course of business;

(v) Investments consisting of Liens permitted under Section 6.3;

(w) Investments consisting of transactions permitted under Section 6.4;

(x) Investments in assets useful in the business of the Borrower and its Restricted Subsidiaries made by the Borrower or any of its Restricted Subsidiaries with the proceeds of any Reinvestment Deferred Amount; provided that if the underlying Recovery Event was with respect to a Loan Party, then such Investment shall be consummated by the Borrower or a Subsidiary Guarantor;

(y) Investments by any Loan Party in any Foreign Subsidiary of such Loan Party to the extent each such Investment is made using assets received by such Loan Party as a distribution from a Foreign Subsidiary of such Loan Party; and

(z) Investments in an aggregate amount not to exceed $2,000,000 at any time outstanding.

For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of all Returns on such Investment up to the original amount of such Investment.

6.9 Prepayments of Indebtedness. Make any payment of principal or interest or otherwise on account of any Prepetition Obligations or payables under the Prepetition Loan Documents, other than (i) payments made in compliance in all material respects with the Budget (subject to Permitted Variances (as defined in the Term Loan DIP Credit Agreement)), (ii) the Revolver Termination, (iii) letter of credit reimbursement payments pursuant to the LC Cash Collateral Agreement in connection with draws under the Existing Letters of Credit, (iv) payments agreed to in writing by the Required Lenders and (v) payments authorized and approved by the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order, including adequate protection payments set forth therein.

6.10 Limitation on Modifications of Organizational Documents. Amend, modify or otherwise change (pursuant to a waiver or otherwise), any of the terms of any Organizational Document, other than any such amendment, modification or other change which does not adversely affect the Lenders in any material respect.

6.11 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any Loan Party, any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such transaction) unless such transaction is otherwise permitted under this Agreement and upon fair and reasonable terms no less favorable to the Borrower and its Subsidiaries than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the Borrower and its Subsidiaries may (a) [reserved], (b) enter into and consummate the transactions existing on the Closing Date and, to the extent exceeding $1,000,000 in amount, listed on Schedule 6.11, (c) make Restricted Payments permitted pursuant to Section 6.6 and repayments and prepayments of Indebtedness permitted pursuant to Section 6.9, (d) make Investments permitted by Section 6.8, (e) [reserved], (f) enter into employment and severance arrangements with officers, directors, managers and employees of the Parent, the Borrower and the Subsidiaries and, to the extent relating to services performed for Parent, the Borrower and the Subsidiaries, pay director, officer and employee compensation (including, without limitation, bonuses) and other benefits (including, without limitation, retirement, health, stock option and other benefit plans) and indemnification and expense reimbursement arrangements; provided that any purchase of Capital Stock of Parent (or any direct or indirect holding company of Parent) in connection with the foregoing shall be subject to Section 6.6, and (g) license on a non-exclusive basis Intellectual Property in the ordinary course of business (and, to the extent in existence on the Closing Date or granted in the ordinary course of business, exclusive licenses and sub-licenses of Intellectual Property within the confines of a particular jurisdiction or territory outside of the United States and Canada) (1) on an arm’s length basis to permit the commercial exploitation of such Intellectual Property between or among Affiliates of the Borrower and (2) to parent companies of the Parent in connection with their ownership of the Parent.

6.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Loan Party of real or personal property which has been or is to be sold or transferred by such Loan Party to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Loan Party (a “Sale and Leaseback Transaction”) unless (i) the sale of such property is made for cash consideration in an amount not less than the fair market value of such property, (ii) the Sale and Leaseback Transaction is permitted by Section 6.5 and is consummated within 180 days after the date on which such property is sold or transferred, (iii) any Liens arising in connection with its use of the property are permitted by Section 6.3(q), (iv) the Sale and Leaseback Transaction would be permitted under Section 6.2, assuming the Attributable Indebtedness with respect to the Sale and Leaseback Transaction constituted Indebtedness under Section 6.2.

6.13 [Reserved].

6.14 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of the Guarantors to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, the Prepetition Loan Documents in effect on the Petition Date, the Term Loan DIP Credit Agreement, the LC Cash Collateral Agreement and the Existing Letters of Credit and the Carve Out (b) customary provisions in joint venture agreements and similar agreements that restrict transfer of or liens on assets of, or equity interests in, joint ventures, (c) non-exclusive licenses or sub-licenses by any Loan Party of Intellectual Property in the ordinary course of business (and, to the extent in existence on the Closing Date or granted by any Loan Party in the ordinary course of business, exclusive licenses and sub-licenses of Intellectual Property within the confines of a particular jurisdiction or territory outside of the United States, Canada and Puerto Rico) (in which case any prohibition or limitation shall only be effective against the Intellectual Property subject thereto), (d) (x) prohibitions and limitations in effect on the Closing Date and (y) to the extent such prohibitions and limitations described in clause (x) are set forth in an agreement evidencing Indebtedness, prohibitions and limitations set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such prohibitions and limitations, (e) customary provisions in leases, subleases, licenses and sublicenses that restrict the transfer thereof or the transfer of the assets subject thereto by the lessee, sublessee, licensee or sublicensee, (f) prohibitions and limitations arising by operation of law, (g) customary restrictions that arise in connection with any Disposition permitted by Section 6.5 applicable pending such Disposition solely to the assets subject to such Disposition, (h) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.2 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness and the proceeds and products thereof (other than Indebtedness constituting any unsecured Debt) as long as such pledges and restrictions do not restrict or impair the ability of the Parent, the Borrower and the Restricted Subsidiaries to comply with their obligations under the Loan Documents, (i) customary provisions contained in an agreement restricting assignment of such agreement entered into in the ordinary course of business, and (j) customary restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

6.15 Limitation on Restrictions on Restricted Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay or subordinate any Indebtedness owed to, Parent, the Borrower or any other Restricted Subsidiary, (b) make Investments in the Borrower or any other Restricted Subsidiary or (c) transfer any of its assets to the Borrower or any other Restricted Subsidiary, except in each case for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions existing under the Term Loan DIP Credit Agreement, Prepetition Loan Documents in effect on the Petition Date, the LC Cash Collateral Agreement and the Existing Letters of Credit, and the Carve Out, (iii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, (iv) customary net worth provisions contained in real property leases entered into by the Borrower or any of its Subsidiaries so long as such net worth provisions would not reasonably be expected to impair materially the ability of the Loan Parties to meet their ongoing obligations under this Agreement or any of the other Loan Documents, (v) any restriction with respect to Excluded Subsidiaries in connection with Indebtedness not prohibited hereunder, (vi) to the extent not otherwise permitted under this Section 6.15, agreements, restrictions and limitations described in clauses (a)-(j) of Section 6.14, (vii) restrictions with respect to the transfer of any asset (or the interest in any Person) contained in an agreement that has been entered into in connection with the disposition of such asset (or interest in such Person) permitted hereunder and (viii) prohibitions and limitations arising by operation of law.

6.16 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related or ancillary thereto or reasonable extensions thereof.

6.17 [Reserved].

6.18 Canadian Pension Plans. Canadian Guarantor shall not, without the consent of the Administrative Agent, maintain, administer, contribute or have any liability in respect of any Canadian Defined Benefit Plan (governed by the province of Ontario) or acquire an interest in any Person if such Person sponsors, maintains, administers or contributes to, or has any liability in respect of any Canadian Defined Benefit Plan (governed by the province of Ontario).

6.19 Use of Proceeds. No portion of the proceeds of the Loans, the Collateral, or the Carve Out may be used:

(a) for any purpose that is prohibited under the Bankruptcy Code or the Bankruptcy Court DIP Order;

(b) subject to the terms of the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order, to finance in any way: any contested matter, adversary proceeding, suit, arbitration, application, motion or other litigation of any type adverse to the interests of any or all of the Administrative Agent, the Lenders, the Prepetition Agents or the Prepetition Lenders or their respective rights and remedies under the Loan Documents, the Bankruptcy Court DIP Order, the Canadian Court DIP Recognition Order or the Prepetition Loan Documents;

(c) subject to the terms of the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order, for the payment of fees, expenses, interest or principal under the Prepetition Loan Documents (other than permitted adequate protection payments);

(d) unless the Exit Conversion occurs, to make any distribution under a plan of reorganization confirmed in the Chapter 11 Cases that does not provide for the indefeasible payment of the Loans in full and in cash on the effective date of such plan; and

(e) to make any payment in excess of $1,000,000 in the aggregate in settlement of any claim, action or proceeding before any court, arbitrator or other governmental body without the prior written consent of the Administrative Agent acting at the direction of the Required Lenders;

provided that notwithstanding the foregoing, advisors to the official unsecured creditors’ committee, if one is appointed, may investigate the liens granted pursuant to, or any claims under or causes of action with respect to, the Prepetition Loan Documents at an aggregate expense for such investigation not to exceed $75,000, provided that no portion of such amount may be used to prosecute any claims.

Subject to the Restructuring Support Agreement, nothing herein shall in any way prejudice or prevent the Administrative Agent or the Lenders from objecting, for any reason, to any requests, motions, or applications made in the Bankruptcy Court, including any application of final allowances of compensation for services rendered or reimbursement of expenses incurred under Sections 105(a), 330 or 331 of the Bankruptcy Code, by any party in interest.

6.20 Chapter 11 Modifications. Except as permitted pursuant to the terms of this Agreement and the Bankruptcy Court DIP Order or otherwise consented to by the Required Lenders, make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to the Bankruptcy Court DIP Orders.

6.21 Operating Account. Create, incur, assume or suffer to exist any Lien upon the Operating Account other than (i) the first priority Lien created in favor of the Secured Parties under the Loan Documents and (ii) rights of setoff and Liens arising as a matter of law, including bankers’ Liens and other similar Liens.

6.22 Right of Subrogation. Assert any right of subrogation or contribution against any other Loan Party until all amounts under this Facility are paid in full in cash and the Commitments are terminated or upon an Exit Conversion.

Notwithstanding anything to the contrary in this Agreement, or in any other Loan Document, any disbursements, Indebtedness, Liens, Investments or other transactions restricted by this Section 6 shall nevertheless be permitted hereunder to the extent set forth in the Budget.

SECTION 7. EVENTS OF DEFAULT

7.1 Events of Default. If any of the following events shall occur and be continuing:

(a) (i) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or (ii) the Borrower shall fail to pay any interest on any Loan, or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

(b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement required to be furnished by it at any time under this Agreement (other than a Borrowing Base Certificate) or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished (provided that, in each case such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality); or

(c) Any Loan Party shall default in the observance or performance of any covenant contained in clause (i) of Section 5.4(a) (with respect to Parent and the Borrower only), Section 5.7(a) or Section 6; or

(d) Any Loan Party shall default in the observance or performance of any covenant or other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) and (k) of this Section), and such default shall continue unremedied for a period of thirty (30) days following delivery of written notice thereof to the Borrower by the Administrative Agent; or

(e) (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan (other than any “prohibited transaction” for which a statutory or administrative exemption is available) that results in liability of the Borrower or any Commonly Controlled Entity, (ii) any ERISA Event shall occur or (iii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(f) One or more final judgments or decrees for the payment of money shall be entered against Parent, the Borrower or any of its Restricted Subsidiaries involving for Parent, the Borrower and its Restricted Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage in writing) of $5,000,000 or more, and all such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(g) The Interim DIP Order, Interim DIP Recognition Order, and the Final DIP Order or Final DIP Recognition Order, as applicable, together with the Loan Documents shall cease to create a valid and perfected Lien with such priority required by this Agreement; or

(h) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to the provisions of the Loan Documents), to be in full force and effect or any Loan Party shall so assert in writing (other than by reason of the express release thereof pursuant to the provisions of the Loan Documents); or

(i) Any Change of Control shall occur; or

(j) The occurrence of a Canadian Pension Plan Termination Event, or any Lien arises (save for contribution amounts not yet due) in connection with any Canadian Pension Plan, that would reasonably be expected to have a Material Adverse Effect; or

(k) The Borrower shall (i) make a material misrepresentation in any Borrowing Base Certificate delivered to the Administrative Agent or (ii) shall fail to deliver any Borrowing Base Certificate within five Business Days of such Borrowing Base Certificate becoming due; or

(l) Any Loan Party shall file a motion in the Chapter 11 Cases without the express written consent of Required Lenders, to obtain additional financing from a party other than Lenders under Section 364(d) of the Bankruptcy Code that does not provide for the payment of the Obligations in full in cash upon the incurrence of such additional financing; or

(m) Any Loan Party shall file a motion seeking, or the Bankruptcy Court shall enter, an order (i) approving payment of any prepetition claim in excess of $1,000,000 in the aggregate other than (x) as provided for in the “first day” or “second day” orders, (y) as contemplated by the Budget (including Permitted Variances), or (z) otherwise as consented to by the Required Lenders in writing, (ii) granting relief from the automatic stay under Section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure on any assets having a book value in excess of $1,000,000 in the aggregate, or (iii) except with respect to the Prepetition Obligations as provided in the Bankruptcy Court DIP Orders, approving any settlement or other stipulation in excess of $1,000,000 in the aggregate not approved by the Required Lenders and not included in the Budget with any secured creditor of any Loan Party providing for payments as adequate protection or otherwise to such secured creditor; or

(n) An order is entered in any of the Chapter 11 Cases appointing, or any Loan Party, or any Restricted Subsidiary of a Loan Party shall file an application for an order seeking the appointment of, (i) a trustee under Section 1104, or (ii) an examiner with enlarged powers relating to the operation of the Loan Parties’ business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; provided that, for the avoidance of doubt, the appointment of a fee examiner shall not constitute an Event of Default; or

(o) An order shall be entered by the Bankruptcy Court dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, in each case, which does not contain a provision for termination of the Commitment, and payment in full in cash of all Obligations (other than contingent Obligations not due and owing) of the Loan Parties hereunder and under the other Loan Documents upon entry thereof; or

(p) Other than as set forth in the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order, an order is entered by the Bankruptcy Court in any of the Chapter 11 Cases without the express prior written consent of the Required Lenders (i) to revoke, reverse, stay, modify, supplement or amend the Bankruptcy Court DIP Order in a manner that is inconsistent with this Agreement that adversely affects, and is not otherwise consented to by, the Required Lenders, (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to the Loan Parties equal or superior to the priority of the DIP Superpriority Claim, (iii) to grant or permit the grant of a Lien on the Collateral (other than Liens permitted under Section 6.3); or

(q) At any time after the Final DIP Order Entry Date, an application for any of the orders described in clauses 7.1(m), (n), (o), (p) and (r) shall be made by a Person other than the Loan Parties and such application is not contested by the Loan Parties in good faith or any Person obtains a final order under § 506(c) of the Bankruptcy Code adverse in any material respect to the Administrative Agent or obtains a final order adverse in any material respect to the Administrative Agent or the Lenders or any of their respective rights and remedies under the Loan Documents or in the Collateral; or

(r) The entry of an order by the Bankruptcy Court terminating or modifying the exclusive right of any Loan Party to file a Chapter 11 plan pursuant to Section 1121 of the Bankruptcy Code, without the prior written consent of the Required Lenders; or

(s) At any time after the Final DIP Order Entry Date (i) any Loan Party shall attempt to invalidate, reduce or otherwise impair the Liens or security interests of the Secured Parties, or to subject any Collateral to assessment pursuant to Section 506(c) of the Bankruptcy Code, (ii) the Lien or security interest created by Security Documents or the Bankruptcy Court DIP Orders with respect to the Collateral shall, for any reason, cease to be valid or (iii) any action is commenced by the Loan Parties which contests the validity, perfection or enforceability of any of the Liens and security interests of the Collateral Agent created by any of the Bankruptcy Court DIP Order, Canadian Court DIP Recognition Order, this Agreement, or any Security Document; or

(t) Any Loan Party shall seek to, or shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or Canadian Court), any other Person’s motion to, disallow in whole or in part the Lenders’ claim in respect of the Obligations or contest any material provision of any Loan Document or any material provision of any Loan Document shall cease to be effective (other than in accordance with its terms); or

(u) (i) The Approved Plan of Reorganization or the Confirmation Order is withdrawn, amended, supplemented or otherwise modified in a manner that materially adversely affects the rights and duties of the Lenders and/or the Administrative Agent without the prior written consent of the Required Lenders or (ii) any plan of reorganization other than an Approved Plan of Reorganization is consummated without the Required Lenders’ consent; or

(v) Any Restricted Subsidiary of a Loan Party that is not subject to the Chapter 11 Cases becomes subject to an insolvency proceeding without the consent of the Required Lenders, other than GNC Holdings, Inc. in connection with the Recognition Proceeding; or

(w) The Bankruptcy Court denies entry of the Confirmation Order and such order remains in effect for seven (7) Business Days after entry of such order, provided, that if the Loan Parties subsequently obtain an order of the Bankruptcy Court approving a plan of reorganization and a subsequent recognition order of the Canadian Court recognizing such order, that are in form and substance substantially similar to the Approved Plan of Reorganization or otherwise approved by the Required Lenders, such Event of Default shall be deemed cured or not to have occurred; or

(x) [Reserved]; or

(y) The failure to meet any of the Milestones by the applicable date for such Milestone set forth in the Bankruptcy Court DIP Order.

then, and in any such event, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent (and for the avoidance of doubt no other Person) shall, by notice to the Borrower, declare the FILO Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, subject to the Bankruptcy Court DIP Order, and the Canadian Court DIP Recognition Order.

SECTION 8. THE AGENTS

8.1 Appointment. Each Lender hereby irrevocably designates, appoints and authorizes the Administrative Agent and the Collateral Agent as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent and the Collateral Agent, in such capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender hereby authorizes the Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto and to enter into each Security Document, the Intercreditor Agreements and any other intercreditor or subordination agreements contemplated hereby on behalf of and for the benefit of the Lenders and the other Secured Parties and agrees to be bound by the terms thereof. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Notwithstanding anything to the contrary herein or in any other Loan Document, (i) each Agent is authorized to take direction from the Required Lender Representative to the extent set forth in Section 1.5(b), (ii) each Agent is authorized to take direction from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.2) and (iii) the Collateral Agent is authorized to take direction from the Administrative Agent.

Without limiting the powers of the Administrative Agent, for the purposes of holding any hypothec granted to the Attorney (as defined below) pursuant to the laws of the Province of Québec to secure the prompt payment and performance of any and all Obligations by any Loan Party, each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent and, to the extent necessary, ratifies the appointment and authorization of the Administrative Agent, to act as the hypothecary representative of the creditors as contemplated under Article 2692 of the Civil Code of Québec (in such capacity, the “Attorney”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any related deed of hypothec. The Attorney shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such deed of hypothec and applicable law, and (b) benefit from and be subject to all provisions hereof with respect to the Administrative Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders and the Loan Parties. Any person who becomes a Lender shall, by its execution of an Assignment and Assumption Agreement, be deemed to have consented to and confirmed the Attorney as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Attorney in such capacity. The substitution of the Administrative Agent pursuant to the provisions of this Section 8 also constitute the substitution of the Attorney.

8.2 Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement and the other Loan Documents by or through sub-agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No such Agent shall be responsible for the negligence or misconduct of any such sub-agents or attorneys-in-fact selected by it with reasonable care. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each such Agent and any such sub-agent, and shall apply to their respective activities as Arranger and as such Agent. No such Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

8.3 Exculpatory Provisions. Neither any Agent, Arranger, nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be:

(a) liable to any other Credit Party for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (i) with the consent or at the request of the Required Lender Representative in accordance with Section 1.5, the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to such Agent by the Borrower or a Lender;

(b) responsible in any manner to any other Credit Party for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents or the Arranger under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of any Loan Party party thereto to perform its obligations hereunder or thereunder. The Agents and the Arranger shall not be under any obligation to any other Credit Party to ascertain or to inquire as to the observance or performance of any of the covenants or agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. Neither the Administrative Agent nor the Collateral Agent nor the Arranger shall be under any obligation to any other Credit Party to ascertain or to inquire as to the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), or the creation, perfection or priority of any Lien purported to be created by the Security Documents, the value or the sufficiency of any Collateral, or the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent or the Arranger, as applicable;

(c) subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(d) subject to any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent is required to exercise as directed in writing by the Required Lender Representative or the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that such Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(e) subject to a duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent, an Arranger or any of their respective Affiliates in any capacity, except as expressly set forth herein and in the other Loan Documents;

(f) obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it;

(g) responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created hereunder or pursuant to any other Loan Document nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other Loan Document; or

(h) responsible or liable for any failure or delay in the performance of its obligations hereunder or under any other Loan Document arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

8.4 Reliance by Administrative Agent. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying and shall not incur any liability for relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile or email message, statement, order, telephonic or electronic notices or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by such Agent. Each of the Administrative Agent and the Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lender Representative in accordance with Section 1.5 or the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents or, if so specified by this Agreement, all affected Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lender Representative in accordance with Section 1.5, the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents or, if so specified by this Agreement, all affected Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans. In determining compliance with any condition hereunder to the occurrence of the Closing Date that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the occurrence of the Closing Date. The Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

8.5 Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received notice from a Lender, Parent or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent or the Collateral Agent receives such a notice, such Agent shall give notice thereof to the Lenders and the other such Agent. Each of the Administrative Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents or, if so specified by this Agreement, all affected Lenders); provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6 Non-Reliance on Agents, Arranger and Other Lenders. Each Lender expressly acknowledges that none of the Agents, the Arranger nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent or Arranger hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent or Arranger to any Lender. Each Lender represents to the Agents and the Arrangers that it has, independently and without reliance upon any Agent, Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent, Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or Arranger or any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.

8.7 Indemnification. The Lenders agree to indemnify each Agent and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Loan Parties and without limiting any obligation of the Loan Parties to do so), ratably according to their respective outstanding FILO Term Loans in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such outstanding FILO Term Loans immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, the FILO Term Loans, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence, bad faith or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

8.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, own securities of, act as the financial advisor of or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as though such Agent were not an Agent and without any duty to account therefor to the Lenders or provide notice to or consent of the Lenders with respect thereto. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

8.9 Successor Administrative Agent. Either of the Agents may resign as Agent upon 10 days’ notice to the Lenders and the Borrower. The Borrower and the Required Lenders, after consultation with the Agent (it being understood that the consent of the Agent shall not be required), may upon 10 days’ prior notice remove either or both Agents. If either Agent shall resign or be removed, then the Borrower and the Required Lenders (or, if an Event of Default has occurred and is continuing under Section 7.1(a), the Required Lenders) shall appoint a successor agent for the Lenders, which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States, whereupon such successor agent shall succeed to the rights, powers and duties of such Agent, and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Administrative Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has been appointed as Administrative Agent or Collateral Agent, as applicable, by the date that is 10 days following a retiring Agent’s notice of resignation or the delivery of such removal notice (or such earlier date as shall be agreed by the Borrower and the Required Lenders) (the “Resignation Effective Date”), the retiring Agent’s resignation or removal, as the case may be, shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Borrower and the Required Lenders (or, if an Event of Default has occurred and is continuing under Section 7.1(a), the Required Lenders as set forth above) shall appoint a successor agent as provided for above; provided that in no event shall any successor Agent be a Defaulting Lender or a Disqualified Institution. After any retiring Agent’s resignation or removal as Administrative Agent, the provisions of this Section 8 and of Section 9.3 shall continue to inure to its benefit.

8.10 Effect of Resignation or Removal. With effect from the Resignation Effective Date (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent (or its agent or bailee for such purpose) on behalf of the Lenders under any of the Loan Documents, the retiring or removed Collateral Agent (or its agent or bailee for such purpose) shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Borrower (or, if an Event of Default has occurred and is continuing under Section 7.1(a), the Required Lenders as set forth above) shall appoint a successor agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 8 and Section 9.3 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Agent was acting as Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity (other than in its capacity as a Lender) hereunder or under the other Loan Documents, including, without limitation, (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties and (B) in respect of any actions taken in connection with transferring the agency to any successor Agent.

8.11 Collateral and Guarantee Matters. Each of the Lenders hereby irrevocably authorizes the Administrative Agent and the Collateral Agent to, and the Administrative Agent and the Collateral hereby agree:

(a) to take such action and execute such documents as may be reasonably requested by any of the Loan Parties pursuant to Section 9.14 to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon the payment in full of the Obligations (other than Obligations in respect of Cash Management Obligations and contingent reimbursement and indemnification obligations) and termination of all Commitments, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, (iii) that is or becomes an Excluded Asset or (iv) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.2;

(b) to subordinate any Lien on any property granted to or held by the Collateral Agent on behalf of the Secured Parties under any Loan Document as set forth in the applicable Intercreditor Agreement; and

(c) to take such action and execute such documents as may be reasonably requested by any of the Loan Parties pursuant to Section 9.14 to release any Guarantor from its Guarantee Obligations and other obligations under the Loan Documents, and to release any Liens granted by it under the Loan Documents, if such Person ceases to be a Subsidiary or is or becomes an Excluded Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s and the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantee Obligations or Liens pursuant to this Section 8.11. In each case as specified in this Section 8.11, the Administrative Agent and the Collateral Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement and to release the Liens granted by such Guarantor under the Loan Documents, in each case in accordance with the terms of this Section 8.11.

Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral, any security interests of the Administrative Agent or the Collateral Agent therein or any filings, registrations, or recordings made with respect thereto. Neither the Collateral Agent nor the Administrative Agent shall have any obligation whatsoever to any Lender or any other person to investigate, confirm or assure that the Collateral exists or is owned by any Loan Party or is insured or has been encumbered, or that the liens and security interests granted to the Collateral Agent pursuant hereto or any of the Loan Documents or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.

8.12 Appointment of Borrower. Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent, or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

8.13 Administrative Agent or Collateral Agent May File Proofs of Claim1.2 . In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, including during the pendency of the Chapter 11 Cases, each of the Administrative Agent and Collateral Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent or Collateral Agent shall have made any demand on the Loan Parties) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, Administrative Agent and Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, Administrative Agent, Collateral Agent and their respective agents and counsel and all other amounts due Lenders, Administrative Agent and Collateral Agent hereunder) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to pay to Administrative Agent or Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent, Collateral Agent and their respective agents and counsel, and any other amounts due Administrative Agent or Collateral Agent hereunder. To the extent that the payment of any such compensation, expenses, disbursements and advances of Administrative Agent, Collateral Agent and their respective agents and counsel, and any other amounts due Administrative Agent or Collateral Agent under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

8.14 Agent Duties. If any of the rights, responsibilities or duties of the Agents conflict with such Agents’ rights, responsibilities or duties under the Prepetition ABL Agreement, this Agreement shall supersede the Prepetition ABL Agreement.

8.15 Arranger. Anything herein to the contrary notwithstanding, the Arranger shall have no duties or responsibilities hereunder in its capacity as such.

8.16 The Collateral Agent8.17 . The Collateral Agent shall be entitled to all rights, protections, immunities and indemnities granted to it in the Security Documents as if set forth herein.

SECTION 9. MISCELLANEOUS

9.1 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent electronically or by facsimile, as follows:

(i)	if to Parent or the Borrower, to it at:

General Nutrition Centers, Inc.

300 Sixth Avenue

Pittsburgh, PA 15222

Attention: Tricia Tolivar

Telephone: (412) 288 4641

Email: Tricia-Tolivar@gnc-hq.com

with copies (which shall not constitute notice) to:

Michèle O. Penzer

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Facsimile: (212) 751-4864

Telephone: (212) 906-1245

Email: michele.penzer@lw.com

and

Latham & Watkins LLP

330 North Wabash, Suite 2800

Chicago, IL 60611

Attention: Rick Levy and Caroline Reckler

Telephone: (312) 876-7692 (Rick Levy); (312) 876-7663 (Caroline Reckler)

Email: Richard.Levy@lw.com; Caroline.Reckler@lw.com

(ii)	if to the Administrative Agent :

JPMorgan Chase Bank, N.A.

Loan and Agency Services Group

500 Stanton Christiana Rd.

NCC5 / 1st Floor

Newark, DE 19713

Attention: Mark Postupack

Telephone: 302-634-1005

Email: mark.postupack@chase.com

with a copy to:

JPMorgan Chase Bank, N.A.

270 Park Avenue, 43rd Floor

New York, New York 10017

Attention: James A. Knight

Facsimile: 917-464-7000

Telephone: 212-622-8486

Email: james.a.knight@jpmorgan.com

(iii)	if to any Lender, to it at its address (or facsimile number or email address) set forth in its Administrative Questionnaire

(iv)	notices and other communications delivered under any Loan Document to all Lenders shall also be delivered to (but which delivery shall not constitute delivery to any Lender):

Milbank LLP

2029 Century Park East, 33rd Floor

Los Angeles, California 90067-3019

Attention: Mark Shinderman

Telephone: (424) 386-4411

Email: MShinderman@Milbank.com

and

Paul, Weiss, Rifkind, Wharton & Garrison, LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Andrew Rosenberg; Jacob Adlerstein

Telephone: (212) 373-3158 (Andrew Rosenberg); (212) 373-3142 (Jacob Adlerstein)

Email: arosenberg@paulweiss.com; jadlerstein@paulweiss.com

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent, the Collateral Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, other than for direct or actual damages to the extent resulting from the gross negligence, bad faith or willful misconduct of such party or its Related Parties as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(e) The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party in accordance with Section 9.3. All telephonic notices to and other telephonic communications with the Administrative Agent or the Collateral Agent may be recorded by the Administrative Agent or the Collateral Agent, as applicable, and each of the parties hereto hereby consents to such recording.

9.2 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Collateral Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Parent or the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)), (ii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.1, Section 4.2 or the waiver of any Default, mandatory prepayment or mandatory reduction of Commitments shall not constitute a postponement of the scheduled date of expiration of any Commitment of any Lender), (iii) change Section 2.21(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby or the “waterfall” contained therein without the written consent of each Lender directly and adversely affected thereby, (iv) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or grant any consent hereunder, or release all or substantially all of the Collateral or release Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement and the Canadian Guarantee and Collateral Agreement representing all or substantially all of the value of such guarantees, taken as a whole, in each case, without the written consent of each Lender directly and adversely affected thereby, (v) increase the advance rates set forth in the definition of “Borrowing Base” without the consent of the Lenders holding at least 66 2⁄3% of the aggregate amount of FILO Term Loans, (vi) change the definition of the “Borrowing Base” without the consent of the Lenders holding at least 66 2⁄3% of the aggregate amount of FILO Term Loans, (vii) amend the Exit ABL Term Sheet or the conditions precedent to Exit Conversion set forth in Section 2.24, in each case without the consent of the Lenders holding at least 66 2⁄3% of the aggregate amount of FILO Term Loans (provided that consent of each Lender directly and adversely affected thereby shall be required with respect to modifications of the terms of Exit FILO Loans that would require the consent of each directly and adversely affected Lender if such Exit FILO Loans were FILO Term Loans), (viii) permit the incurrence by any Loan Party of Indebtedness for borrowed money that is secured by (A) Liens on ABL Priority

Collateral that rank senior in priority to or pari passu with the Liens thereon in favor of the Lenders or (B) Liens on Term Priority Collateral that rank senior in priority to the Liens thereon in favor of the Lenders, in each case without the consent of the Lenders holding at least 66 2⁄3% of the aggregate amount of FILO Term Loans, (ix) permit the Bankruptcy Court DIP Order to be amended or modified to change the priority, as between the Lenders and the Term Loan Lenders, of their respective claims or of the Liens on the ABL Priority Collateral or the Term Priority Collateral in a manner materially adverse to the Lenders without the consent of the Lenders holding at least 66 2⁄3% of the aggregate amount of FILO Term Loans, or (x) permit the Bankruptcy Court DIP Order to be amended or modified in a manner materially adverse to the FILO Ad Hoc Group or the Lenders taken as a whole without the consent of the Lenders holding at least 66 2⁄3% of the aggregate amount of FILO Term Loans; provided that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent in a manner adverse to the Administrative Agent or the Collateral Agent, respectively, without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be.

(c) Notwithstanding anything to the contrary contained in this Section 9.2, the Administrative Agent and the Borrower, in their discretion, may amend, modify or supplement any provision of this Agreement or any other Loan Document to (i) cure any ambiguity, omission, mistake, error, defect or inconsistency, so long as such amendment, modification or supplement does not directly and adversely affect the rights or obligations of any Lender, (ii) to permit additional affiliates of the Borrower to guarantee the Obligations and/or provide Collateral therefor and (iii) to add covenants and other terms for the benefit of the Lenders as provided herein. Subject to Section 1.5, such amendments shall become effective without any further action or consent of any other party to any Loan Document.

(d) Notwithstanding anything to the contrary contained in this Section 9.2 or any other Loan Document, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Requirements of Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement or any other Loan Documents.

9.3 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Agent and its Affiliates, including the reasonable and documented out-of-pocket fees, charges and disbursements of the Ad Hoc Committee Advisors and of legal counsel for the Administrative Agent and the other Agents in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent, or all Lenders collectively, including the reasonable and documented out-of-pocket fees, charges and disbursements of the Ad Hoc Committee Advisors and of legal counsel for the Administrative Agent and the Collateral Agent, or all Lenders collectively, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided that the Borrower’s obligations under this Section 9.3(a) for fees and expenses of legal counsel shall be limited to fees and expenses of (x) (I) one outside legal counsel for each Agent and its Affiliates, taken as a whole, and (II) one outside legal counsel for all Indemnitees described in clauses (i) and (ii) above, taken as a whole, (y) in the case of any conflict of interest, one outside legal counsel for such affected Indemnitee or group of Indemnitees and (z) if necessary, (I) one local or foreign legal counsel in each relevant jurisdiction for each Agent and its Affiliates, taken as a whole, and (II) one local or foreign legal counsel in each relevant jurisdiction for all other Indemnitees described in clauses (i) and (ii) above, taken as a whole.

(b) The Borrower shall indemnify the Administrative Agent, each other Agent, the Arranger, each Lender and the Required Lender Representative, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of (i) one outside legal counsel to the Administrative Agent and one outside legal counsel to the other Indemnitees taken as a whole, (ii) in the case of any conflict of interest, one outside legal counsel for the affected Lender or group of Lenders and (iii) if necessary, one local or foreign legal counsel in each relevant jurisdiction), which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee arising out of, in connection with, or as a result of (w) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or any other transactions contemplated hereby, (x) any Loan or the use of the proceeds therefrom, (y) any actual or alleged presence or release of Hazardous Materials at, on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability of the Borrower or any of its Subsidiaries, or (z) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or material breach of its obligations under the Loan Documents or willful misconduct of such Indemnitee or its Primary Related Parties, (2) arise out of any claim, litigation, investigation or proceeding that does not involve an act or omission by the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (provided that in the event of such a claim, litigation, investigation or proceeding involving a claim or proceeding brought against the Arranger (in its capacity as such), the Administrative Agent (in its capacity as such) or the Collateral Agent (in its capacity as such) by other Indemnitees, the Arranger (in its capacity as such), the Administrative Agent (in its capacity as such) or the Collateral Agent (in its capacity as such) shall be entitled (subject to the other limitations and exceptions set forth above) to the benefit of the indemnities set forth above) or (3) are in respect of indemnification payments made pursuant to Section 8.7, to the extent the Borrower would not have been or was not required to make such indemnification payments directly pursuant to the provisions of this Section 9.3(b). This Section 9.3 shall not apply to Taxes, except any Taxes that represent losses, claims, damages or liabilities arising from a non-Tax claim. As used herein, the “Primary Related Parties” of an Indemnitee are its Affiliates with direct involvement in the negotiation of the Facilities under this Agreement and such Indemnitee’s and Affiliates’ respective directors, officers and employees.

(c) To the extent permitted by applicable law, none of Parent, the Borrower nor any Indemnitee shall assert, and Parent, the Borrower and each Indemnitee hereby waives, any claim against Parent, the Borrower or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and, to the extent permitted by applicable law, Parent, the Borrower and each Indemnitee hereby waive, release and agree not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that nothing contained in this paragraph shall limit the obligations of the Borrower under Section 9.3(b) in respect of any such damages claimed against the Indemnitees by Persons other than Indemnitees.

(d) All amounts due under this Section shall be payable not later than thirty days after written demand therefor.

9.4 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) subject to Section 6.4, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or if an Event of Default has occurred and is continuing under Section 7.1(a), to any other Eligible Assignee; and provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall have objected thereto by written notice to the Administrative Agent not later than the tenth Business Day following the date the Borrower acknowledges its receipt of notice of the proposed assignment; and

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a FILO Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.1(a) has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with (unless waived by the Administrative Agent in its sole discretion) a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E) no such assignment shall be made to a natural person; and

(F) such assignment does not violate Section 9.4(g).

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of

Sections 2.18, 2.19, 2.20 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.4(b)(vi).

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount and stated interest of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, if an Event of Default has occurred and is continuing, any Lender (but only with respect to the entries related to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section (unless waived by the Administrative Agent in its sole discretion) and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.21(d) or 8.7, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) Subject to compliance with Section 9.4(g), any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.2(b) that (1) requires the consent of each Lender or each directly and adversely affected Lender and (2) directly and adversely affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.21(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Loans, or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) and Proposed Section 1.163-5(b) (and any amended or successor version) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.    The portion of the Participant Register relating to any Participant requesting payment from the Borrower under the Loan Documents shall be made available to the Borrower upon request.

(vii) A Participant shall not be entitled to receive any greater payment under Section 2.18, 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (A) the Borrower is notified of the participation sold to such Participant and the sale of the participation to such Participant is made with the Borrower’s prior written consent or (B) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.20 unless such Participant agrees, for the benefit of the Borrower, to comply (and actually complies) with Section 2.20(e) as though it were a Lender.

(c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(d) [Reserved].

(e) [Reserved].

(f) [Reserved].

(g) No assignment or participation shall be made to any Person that is a Disqualified Institution to the extent the list thereof has been provided to any Lender requesting the same as of the date (the “Trade Date”) on which such Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any Assignee that becomes a Disqualified Institution after the applicable Trade Date, (x) such Assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Acceptance with respect to such Assignee will not by itself result in such Assignee no longer being considered a Disqualified Institution. Any assignment in violation of this paragraph (g) shall not be void, but the other provisions of this paragraph (g) shall apply.

(h) If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (g)(i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.4), all of its interest, rights and obligations under this Agreement to one or more Assignees at the lower of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations.

(i) Notwithstanding anything to the contrary contained in this Agreement, (A) Disqualified Institutions will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, any other Loan Party, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization, each Disqualified Institution party hereto hereby agrees (1) not to vote on such plan of reorganization, (2) if such Disqualified Institution does vote on such plan of reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(j) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Institutions to each Lender requesting the same and to post such list to the Platform. Each Lender shall have the right, and the Borrower hereby authorizes each Lender, to provide the list of Disqualified Institutions to any of such Lender’s actual or prospective transferees (including any actual or prospective assignee or participant).

(k) The Administrative Agent, in its capacity as such, shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions; provided that without limiting the generality of the foregoing, the Administrative Agent, in its capacity as such, shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (b) have any liability with respect to or arising out of any assignment or participation of loans, or disclosure of confidential information in connection therewith, to any Disqualified Institution; it being agreed that the foregoing shall not relieve the Administrative Agent, to the extent constituting a Lender, from its obligations in respect of Disqualified Institutions in connection with assignments and participations, and disclosure of confidential information in connection therewith, by it.

9.5 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement (excluding Obligations in respect of Cash Management Obligations and contingent reimbursement and indemnification obligations that are not then due and payable at the time all other Obligations hereunder are discharged) is outstanding and unpaid. The provisions of Sections 2.18, 2.19, 2.20 and 9.3 and Section 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

9.6 Counterparts; Integration; Electronic Signatures.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.1), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Indemnitee for any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims (including intraparty claims), demands, damages or liabilities of any kind arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

9.7 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.8 Right of Setoff. Subject to the terms of the Bankruptcy Court DIP Order, the Canadian Court DIP Recognition Order and the Carve Out, if an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time with the prior written consent of the Administrative Agent, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (excluding payroll, tax withholding and trust accounts maintained in the ordinary course of business) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have but subject to the terms of the Bankruptcy Court DIP Order, the Canadian Court DIP Recognition Order and the Carve Out. Each Lender shall notify the Administrative Agent and the Borrower promptly after any such setoff.

9.9 Governing Law; Jurisdiction; Consent to Service of Process. (a) EXCEPT TO THE EXTENT SUPERSEDED BY THE BANKRUPTCY CODE, THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE BANKRUPTCY COURT, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE BANKRUPTCY COURT. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE BANKRUPTCY COURT AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH HEREIN. THE LOAN PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE

TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

(c) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(d) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.12 Confidentiality. (a) Each of the Administrative Agent, the Arranger and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority claiming jurisdiction over it, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that the applicable Agent or such Lender, as applicable, shall notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority claiming jurisdiction over it) unless such notification is prohibited by applicable law, rule or regulation), (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) to any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 9.12 or other provisions at least as restrictive as this Section 9.12), (vii) with the prior written consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 9.12 or (B) becomes available other than as a result of a breach of this Section 9.12 to the Administrative Agent, the Arranger or any Lender on a nonconfidential basis from a source other than the Borrower or any of its Affiliates. For the purposes of this Section, “Information” means all information received from Parent, the Borrower or any of their Affiliates relating to Parent or the Borrower or any of its Subsidiaries or businesses, other than any such information that is available other than as a result of a breach of this Section 9.12 to the Administrative Agent, the Arranger or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information which shall in no event be less than commercially reasonable care. To the extent the list of Disqualified Institutions has been provided to any Lender requesting the same, Information shall not be disclosed to a Disqualified Institution that constitutes a Disqualified Institution at the time of such disclosure without the Borrower’s prior written consent.

(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS AND WARRANTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

9.13 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Administrative Agent and the Collateral Agent (in each case for themselves and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Act, it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or such Agent, as applicable, to identify the Borrower in accordance with the Act.

9.14 Release of Liens and Guarantees. (a) In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise Disposes of all or any portion of any of the Capital Stock or assets of any Loan Party to a Person that is not (and is not required hereunder to become) a Loan Party in a transaction permitted under this Agreement, the Liens created by the Loan Documents in respect of such Capital Stock or assets shall automatically terminate and be released without the requirement for any further action by any Person, and the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by Parent or the Borrower and at the Borrower’s expense to further document and evidence such termination and release of Liens created by any Loan Document in respect of such Capital Stock or assets, and, in the case of a transaction permitted under this Agreement the result of which is that a Loan Party would cease to be a Subsidiary or would become an Excluded Subsidiary, the Guarantee Obligations created by the Loan Documents in respect of such Loan Party (and all security interests granted by such Guarantor under the Loan Documents) shall automatically terminate and be released without the requirement for any further action by any Person, and the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by Parent or the Borrower and at the Borrower’s expense to further document and evidence such termination and release of such security interests and such Loan Party’s Guarantee Obligations in respect of the Obligations (including, without limitation, its Guarantee Obligations under the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement). Any representation, warranty or covenant contained in any Loan Document relating to any such Capital Stock, asset or subsidiary of any Loan Party shall no longer be deemed to be made with respect thereto once such Capital Stock or asset or Subsidiary is so conveyed, sold, leased, assigned, transferred or disposed of.

(b) Upon the payment in full of the Obligations (excluding Obligations in respect of Cash Management Obligations and contingent reimbursement and indemnification obligations that are not then due and payable), all Liens created by the Loan Documents shall automatically terminate and be released without the requirement for any further action by any Person, and the Collateral Agent shall promptly (and the Lenders hereby authorize the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by Parent or the Borrower and at the Borrower’s expense to further document and evidence such termination and release of Liens created by the Loan Documents, and the Guarantee Obligations created by the Loan Documents in respect of the Guarantors shall automatically terminate and be released without the requirement for any further action by any Person, and the Collateral Agent shall promptly (and the Lenders hereby authorize the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by Parent or the Borrower and at the Borrower’s expense to further document and evidence such termination and release of the Guarantors’ Guarantee Obligations in respect of the Obligations (including, without limitation, the Guarantee Obligations under the Guarantee and Collateral Agreement or the Canadian Guarantee and Collateral Agreement).

9.15 Enforcement Matters. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against Parent, the Borrower, any of its Restricted Subsidiaries or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7.1 for the benefit of the Required Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 9.8 (subject to the terms of Section 2.21(c)), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then the Required Lenders (and no other Person) shall have the rights otherwise ascribed to the Administrative Agent at the instruction of the Required Lenders pursuant to Section 7.1.

9.16 No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”) may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Parties, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Parties have assumed any advisory, agent (other than to the extent set forth in Section 9.4(b)(iv)) or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Parties have advised, are currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents, (y) the Administrative Agent, the Collateral Agent, their respective Affiliates and the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Collateral Agent, any of their respective Affiliates nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates and (z) the Lender Parties are acting solely as principals and not as the agents or fiduciaries of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate, that it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that the Lender Parties have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto. To the fullest extent permitted by law, each of the Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Collateral Agent, any of their respective Affiliates or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

9.17 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or any Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

9.18 Security Documents and Intercreditor Agreements. The parties hereto acknowledge and agree that any provision of any Loan Document to the contrary notwithstanding, prior to the discharge in full of all “Obligations” (as defined in the Term Loan DIP Credit Agreement and in the Prepetition Term Loan Agreement), the Loan Parties shall not be required to act or refrain from acting under any Security Document with respect to the Term Loan Priority Collateral in any manner that would result in a “Default” or “Event of Default” (as defined in the Term Loan DIP Credit Agreement and the Prepetition Term Loan Agreement) under the terms and provisions of the “Loan Documents” (as defined in the Term Loan DIP Credit Agreement and the Prepetition Term Loan Agreement). Additionally, each Lender hereunder:

(a) consents to the subordination of Liens provided for in the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order; and

(b) agrees that it will be bound by and will take no actions contrary to the provisions of the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order.

The foregoing provisions are intended as an inducement to the lenders under the Term Loan DIP Credit Agreement to enter into the Term Loan DIP Credit Agreement and such lenders are intended third party beneficiaries of such provisions.

9.19 Canadian Anti-Money Laundering Legislation. (a) Each Loan Party acknowledges that, pursuant to Canadian Anti-Money Laundering Legislation and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders may be required to obtain, verify and record information regarding the Loan Parties and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or participant of a Lender or any Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b) If the Administrative Agent has ascertained the identity of any Loan Party or any authorized signatories of the Loan Parties for the purposes of applicable AML Legislation, then the Administrative Agent:

(i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of the applicable AML Legislation; and

(ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that neither the Administrative Agent nor any other Agent has any obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so.

9.20 Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase, in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. The Borrower agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Administrative Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Administrative

Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, the Borrower agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Administrative Agent against such loss; and if the amount of the Original Currency so purchased or could have been so purchased is greater than the amount originally due in the Original Currency, the Administrative Agent agrees to remit such excess amount to the Borrower. The term “rate of exchange” in this Section 9.19 means the spot rate at which the Administrative Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

9.21 Electronic Execution. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided further, without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

9.22 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(b) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(c) the effects of any Bail-in Action on any such liability, including (without limitation), if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

9.23 Conflicts. If any provision in this Agreement or any other Loan Document expressly conflicts with any provision in the Interim DIP Order or Final DIP Order, the provisions in the Bankruptcy Court DIP Order shall govern and control.

9.24 Revolver Termination. The parties hereto acknowledge and agree that the Revolver Termination has been consummated notwithstanding that the Borrower provided fewer than the three Business Days’ notice specified for termination of commitments and prepayment of loans in Sections 2.11 and 2.13 of the Prepetition ABL Agreement.

9.25 Amendment and Restatement. This Agreement constitutes an amendment to and restatement of the Prepetition ABL Agreement. The parties hereto hereby agree to the terms of this Agreement and in furtherance thereof, further agree that, on the Closing Date, this Agreement shall be amended and restated as set forth herein. The FILO Term Loan Lenders (as defined in the Prepetition ABL Agreement) holding at least 66 2⁄3% of the FILO Term Loans (as defined in the Prepetition ABL Agreement) hereby authorize and instruct the Administrative Agent and the Collateral Agent to execute and deliver the other Loan Documents contemplated to be executed and delivered on the date hereof, and shall be deemed to have consented to, approved or accepted or to be satisfied with each such Loan Document or other matter required thereunder to be consented to, approved or accepted or satisfactory to the FILO Term Loan Lenders (as defined in the Prepetition ABL Agreement) holding at least 66 2⁄3% of the FILO Term Loans (as defined in the Prepetition ABL Agreement).

9.26 Termination of Certain Provisions of that certain Second Amendment, dated as of May 15, 2020, and that certain Third Amendment, dated as of June 12, 2020. Section 2 and Section 3 of that certain Second Amendment, dated as of May 15, 2020, and Section 2 of that certain Third Amendment, dated as of June 12, 2020, in each case to the Prepetition ABL Agreement are hereby deleted and of no further force or effect.

9.27 Operating Account. The parties hereto acknowledge and agree that the Operating Account does not constitute (a) ABL Priority Collateral or (b) Collateral for the Obligations.

SECTION 10. SECURITY AND PRIORITY

10.1 Collateral; Grant of Lien and Security Interest.

(a) Pursuant to, and otherwise subject to the terms of, the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order and in accordance with the terms thereof and subject to the Carve Out, as security for the full and timely payment and performance of all of the Obligations, the Loan Parties hereby pledge and grant to the Collateral Agent (for the benefit of the Secured Parties), a security interest in and to, and a Lien on, all of the Collateral.

(b) Notwithstanding anything herein to the contrary (i) all proceeds received by the Collateral Agent and the Lenders from the Collateral subject to the Liens granted in this Section 10.1 and in each other Loan Document and by the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order shall be subject in all respects to the Carve Out and (ii) no Person entitled to amounts in respect of the Carve Out shall be entitled to sell or otherwise dispose, or seek or object to the sale or other disposition, of any Collateral.

10.2 Priority and Liens Applicable to Loan Parties.

(a) Upon entry of the Interim DIP Order or Final DIP Order and subject to the terms thereof, as the case may be, the Obligations, Liens and security interests in favor of the Secured Parties shall, subject in all respects to the Carve Out, at all times, pursuant to the Bankruptcy Code, be secured by a perfected Lien on and security interest in all of the Collateral of the Loan Parties.

(b) The relative priorities of the Liens with respect to the Collateral shall be as set forth in the Interim DIP Order (and, when entered, the Final DIP Order).

(c) Each Loan Party hereby confirms and acknowledges that, pursuant to the Interim DIP Order (and, when entered, the Final DIP Order), the Liens in favor of the Collateral Agent on behalf of and for the benefit of the Secured Parties in all of the Collateral shall be created and perfected, to the maximum extent permitted by law, without the execution or the recordation or filing in any land records or filing offices of, any mortgage, assignment, security agreements, mortgages, control agreements, pledge agreements, financing statements or other similar documents, or the possession or control by the Collateral Agent of, or over, any Collateral, as set forth in the Interim DIP Order (and, when entered, the Final DIP Order).

10.3 Grants, Rights and Remedies. The Liens and security interests granted pursuant to Section 10.1 hereof and the administrative claim priority and lien priority granted pursuant to Section 10.2 hereof may be independently granted in the Loan Documents. This Agreement, the Bankruptcy Court DIP Order and such other Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Agents and the Lenders hereunder and thereunder are cumulative; provided that to the extent of conflict the Bankruptcy Court DIP Order controls.

10.4 No Filings Required. The Liens and security interests referred to herein shall be deemed valid and perfected by entry of the Interim DIP Order or the Final DIP Order, as the case may be, and entry of the Interim DIP Order shall have occurred on or before the date of the initial Borrowing hereunder. The Collateral Agent shall not be required to file any financing statements, mortgages, notices of Lien or similar instruments in any jurisdiction or filing office, take possession or control of any Collateral, or take any other action in order to validate or perfect the Lien and security interest granted by or pursuant to this Agreement, the Interim DIP Order or the Final DIP Order, as the case may be, or any other Loan Document.

10.5 Survival. Except as set forth in the Bankruptcy Court DIP Order and the Canadian Court DIP Recognition Order, the Liens, lien priority, administrative priorities and other rights and remedies granted to the Collateral Agent and the Lenders pursuant to this Agreement, the Bankruptcy Court DIP Orders and the other Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by the Borrower (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Chapter 11 Cases, or by any other act or omission whatsoever.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

GNC CORPORATION

By:
Name:
Title:

GENERAL NUTRITION CENTERS, INC.

By:
Name:
Title:

GNC HOLDINGS, INC.

By:
Name:
Title:

GNC PARENT LLC

By:
Name:
Title:

[Signature Page to Debtor-in-Possession ABL Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Collateral Agent

By:
Name:
Title:

[Signature Page to Debtor-in-Possession ABL Credit Agreement]

[______________], as Lender

By:
Name:
Title:

[Signature Page to Debtor-in-Possession ABL Credit Agreement]

[ALL SCHEDULES AND EXHIBITS TO DIP FILO CREDIT AGREEMENT INTENTIONALLY OMITTED, OTHER THAN EXHIBIT B, WHICH FOLLOWS THIS PAGE]

[Filed Version]

Exhibit B1

NEW REVOLVER BASKET AND EXIT FILO FACILITY TERM SHEET

Set forth below is a summary of the principal terms and conditions for the New Revolver Facility and the Exit FILO Facility (each as defined below). Unless otherwise noted below, capitalized terms used but not defined in this Exhibit B shall have the meanings set forth in the Restructuring Support Agreement or the Debtor-in-Possession ABL Credit Agreement (the “DIP ABL FILO Credit Agreement”).

Summary of Principal Terms and Conditions

Borrower:	Either (i) a new entity as contemplated by the Restructuring Support Agreement or (ii) reorganized General Nutrition Centers, Inc., a Delaware corporation, formerly a debtor and debtor-in-possession in the Chapter 11 Cases (the “Company” or the “Borrower”); provided that the Borrower shall be the same as the borrower under Exit Term Loan Facility (as defined in the Restructuring Support Agreement).

Guarantors:

Either (i) new entities as contemplated by the Restructuring Support Agreement or (ii) each of the entities listed on Exhibit A-1 hereof (collectively, the “Guarantors” and, together with the Borrower, the “Loan Parties”); provided that the Guarantors shall be the same as the guarantors under the Exit Term Loan Facility. All obligations of the Borrower under the Exit FILO Facility will be unconditionally guaranteed on a joint and several basis by the Guarantors. [In addition, [TaxFilerCo] shall provide a limited guarantee and security agreement pledging Tax Refunds (as defined below) to the Agent for the benefit of the Secured Parties, or alternatively, shall enter into an exit tax sharing agreement.]

For the avoidance of doubt, each of the affiliates of the Borrower listed on Exhibit A-2 hereof will not be a Guarantor.

New Revolver Facility Basket:

A secured revolving credit facility on a “first-out” basis (the “New Revolver Facility”) of new money revolving loans and letter of credit obligations (collectively, the “New Revolver Loans”, and the lenders thereof, the “New Revolver Lenders”). Such facility will be on market terms, will have the same lien priority on the Collateral (as defined below) as the Exit FILO Facility (as defined below) and will be paid prior to the Exit FILO Facility in the payment waterfall.

For the avoidance of doubt, the consummation of the New Revolver Facility shall not be a condition precedent to the effectiveness and consummation of the Plan (as defined below), the Exit FILO Facility or the Exit Term Loan Facility. The New Revolver Facility shall operate as a basket for future debt of the Company, it being understood that the Borrower shall be permitted, whether at the Exit Date or thereafter, to add the New Revolver Facility if, after giving effect thereto, (a) the New Revolver Facility availability (not

[1]	This Term Sheet will also be Exhibit B to the Exit Term Loan Facility Term Sheet.

the commitments therefor) does not exceed the remainder of (x) the Borrowing Base (without giving effect to the Availability Cushion (as defined below)) less (y) the aggregate principal amount of Exit FILO Loans then outstanding and (b) as a condition to drawing on such New Revolver Facility, the Borrower shall be in compliance with the Borrowing Base (without giving effect to the Availability Cushion) after giving effect to such borrowing.

Exit FILO Facility:

A $275 million secured term loan credit facility (the “Exit FILO Facility”) comprised of FILO Term Loans (as defined in the DIP ABL FILO Credit Agreement) (the “DIP FILO Loans”) converted on a dollar-for-dollar basis on the Exit Date (as defined below) (the “Exit FILO Loans”, and the lenders thereof, the “Exit FILO Lenders”). The Exit FILO Loans will be incurred on a “last out” basis with payment priority behind the New Revolver Facility (at any time that a New Revolver Facility is in effect). For the avoidance of doubt, the Exit FILO Loans shall include all unpaid amounts due and payable (including interest and fees) in respect of the DIP FILO Loans (the “DIP FILO Unpaid Amounts”).

The “Plan” means the Chapter 11 Plan of Reorganization and the related disclosure statement of the Debtors to be filed with the Bankruptcy Court, in form and substance reasonably satisfactory to the Required FILO Lenders (as defined below). The reorganization contemplated by the Plan is referred to herein as the “Reorganization.”

Conversion of Claims and Use of Proceeds:	On the Exit Date, the DIP FILO Loans and the DIP FILO Unpaid Amounts will be converted dollar-for-dollar into Exit FILO Loans.

Exit Date:	The date (the “Exit Date”) on which the Exit FILO Loans are issued under the Exit FILO Facility and all Closing Conditions (as defined below) have been satisfied or waived by lenders holding more than 66 2/3% of the loans under the Exit FILO Facility (the “Required FILO Lenders”).

Maturity:	With respect to the Exit FILO Loans, the date that is four (4) years after the Exit Date.

Collateral:	The New Revolver Facility and the Exit FILO Facility will both be secured by a perfected lien on, with the priority described below under the caption “Priority,” substantially all of the Loan Parties’ tangible and intangible assets (collectively, the “Collateral”), including owned and ground leased real property, tax refunds, the equity interests of the Guarantors and other majority owned subsidiaries (subject to customary exclusions) and all deposit and security accounts (which shall be subject to control agreements to the extent set forth in the Pre-Existing FILO Facility Documentation (as defined below)), with materiality thresholds and exceptions to be agreed.

Priority:	The New Revolver Facility and the Exit FILO Facility will both have (i) a first priority lien on ABL Priority Collateral, subject to certain customary baskets and exceptions to be agreed (“Permitted Liens”), and (ii) a second priority lien on Term Priority Collateral, subject to Permitted Liens, which ABL Priority Collateral and Term Priority Collateral shall be as defined in and subject to ranking and intercreditor arrangements substantially consistent with the Prepetition Intercreditor Agreement or otherwise reasonably satisfactory to the Required FILO Lenders, subject to any agreed post-closing perfection requirements and subject to thresholds, exceptions and exclusions substantially identical to the Pre-Existing FILO Facility Documentation.

The Exit Term Loan Facility will have (i) a first priority lien on Term Priority Collateral, subject to Permitted Liens, and (ii) a second priority lien on ABL Priority Collateral, subject to Permitted Liens.

Exit FILO Facility Documentation:	The loan documents governing the Exit FILO Facility shall contain terms substantially similar to the terms of that certain ABL Credit Agreement dated as of February 28, 2018, (as amended by that certain First Amendment dated as of March 20, 2018 and as in effect on such date) among GNC Corporation, a Delaware corporation, as parent, General Nutrition Centers, Inc., a Delaware corporation, as borrower, each other borrower from time to time party thereto, the several banks and other financial institutions or entities from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Pre-Existing FILO Facility Documentation”), with modifications to reflect this term sheet and other adjustments reasonably satisfactory to the Borrower and the Required FILO Lenders (such loan documents, the “Exit FILO Facility Documentation”).

Conditions to Closing:

Limited to the following (collectively, the “Closing Conditions”):

A. The negotiation, execution and delivery of the Exit FILO Facility Documentation by the Loan Parties.

B. The following documents shall be reasonably satisfactory to the Borrower and the Required FILO Lenders:

•  the Plan;

•  the terms of the Exit Term Loan Facility, which terms shall be deemed reasonably satisfactory to the Required FILO Lenders if substantially consistent with the Exit Term Loan Facility Term Sheet in the form attached hereto as Exhibit B; and

•  the confirmation order with respect to the Plan, and corresponding recognition order of the Canadian Court.

C. To the extent that the Borrower or any Guarantor is a new entity formed as contemplated by the Restructuring Support Agreement, all assets that are to be owned by such new entity under the Plan shall have been transferred to such new entity pursuant to documentation in form and substance reasonably acceptable to the Agent.

D. Substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of the Plan (all conditions precedent set forth therein having been satisfied or waived in accordance with the terms thereof).

E.  Immediately after the Exit Date, the Loan Parties shall have outstanding no indebtedness for borrowed money other than indebtedness outstanding under the New Revolver Facility (if any), the Exit FILO Facility, the Exit Term Loan Facility and indebtedness contemplated by the Plan.

F.  Accuracy in all material respects (or, in the case of representations and warranties that are qualified by materiality, in all respects) on the Exit Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date) of representations and warranties contained in the Exit FILO Facility Documentation which shall be no more burdensome to the Company that those set forth in the Pre-Existing FILO Facility Documentation and absence of an Event of Default under the Exit FILO Facility Documentation.

G. Compliance with customary documentation conditions for a facility of this size, type, and purpose, including the delivery of customary legal opinions and closing certificates (including a customary solvency certificate in substantially the form provided under the Pre-Existing FILO Facility Documentation), good standing certificates and certified organizational documents, in each case, in form and substance reasonably satisfactory to the Required FILO Lenders.

H. The Agent shall have a perfected lien on the Collateral of the Loan Parties, subject to Permitted Liens and any post-closing perfection requirements, with the priority set forth under the heading “Priority” hereunder; provided that security interests will not be required to be perfected on the Exit Date other than by (A) filings of UCC and PPSA financing statements in the office of the secretary of state or provincial ministry (or similar central filing office) of the Loan Parties, and (B) delivery to the Agent, for the benefit of the secured parties, of promissory notes representing material intercompany indebtedness for borrowed money and equity certificates (other than equity issued by GNC Holdings, Inc.) representing equity issued by Loan Parties, in each case, together with customary transfer powers executed in blank.

I.   Receipt by the Agent of reasonably satisfactory results of customary lien searches.

J.   The Loan Parties shall have used commercially reasonable efforts to obtain a public corporate credit rating (but not a specific rating) from either Standard & Poor’s, a division of S&P Global, Inc., or Moody’s Investors Service, Inc. in respect of the Exit FILO Facility.

K. All requisite governmental and material third party approvals shall have been obtained, and there shall be no litigation, governmental, administrative or judicial action against the Loan Parties, in each case, the failure to obtain or existence of which would reasonably be expected to restrain, prevent or impose materially burdensome restrictions on the substantial consummation of the Plan or the Exit FILO Facility.

L.  Delivery of all documentation and other information required by bank regulatory authorities under applicable “know-your-customer”, anti-money laundering rules and regulations, and the Patriot Act that has been reasonably requested by the Exit FILO Lenders at least ten (10) business days prior to the closing date of the Exit FILO Facility.

M.   Payment by the Borrower on the Exit Date of all reasonable and documented out-of-pocket costs, fees and expenses owed or otherwise required to be paid pursuant to the Exit FILO Facility to the Agent and Lenders (including reasonable and documented fees and expenses of counsel and one financial advisor (which shall be Alix Partners for the FILO Ad Hoc Group); provided, that legal fees shall be limited to the reasonable and documented fees and disbursements of one counsel for the Agent and one U.S. counsel for the FILO Ad Hoc Group (which shall be Paul, Weiss, Rifkind, Wharton & Garrison LLP) and, in addition, local counsel for each in each appropriate jurisdiction), including reasonable and documented out-of-pocket costs and expenses of (a) the Agent administering the Exit FILO Facility and (b) preparing all documents relating to the Exit FILO Facility.

N. The Company shall file with the SEC a Form 15 to deregister the outstanding securities of the Company under the Exchange Act and will not be a reporting company under the Exchange Act immediately following the effective date of the Plan.

Interest Rate:

With respect to the Exit FILO Loans, (i) initially, LIBOR + 9.00% per annum paid in cash and (ii) upon elimination of the Availability Cushion, LIBOR + 7.00% per annum paid in cash.

LIBOR will be subject to a 1.00% “floor”.

During the continuance of a payment or bankruptcy Event of Default, past due amounts under the Exit FILO Facility will bear interest at an additional 2.00% per annum above the interest rate otherwise applicable.

The Borrower shall also have the right to elect that the Exit FILO Loans bear interest at a rate determined by reference to an “alternate base rate”, and the interest rate margin with respect to Exit FILO Loans bearing interest at the alternate base rate shall be reduced by 1.00% per annum.

Borrowing Base:	On the Exit Date, to be substantially identical (including with respect to advance rates, reserves and cash dominion) to the DIP ABL FILO Credit Agreement, including the component of the Borrowing Base thereunder consisting of an amount equal to $17.5 million (the “Availability Cushion”), which Availability Cushion shall be eliminated beginning July 1, 2021. The Borrower may, at its option elect to reduce the Availability Cushion, in whole or in part and on one or more occasions, earlier than set forth in the preceding sentence (the date that the Availability Cushion is reduced to zero is referred to herein as the “Availability Cushion Termination Date”). The Exit FILO Facility shall not include “cash dominion” provisions. Any “reserves” shall (i) prior to the occurrence of the Availability Cushion Termination Date, be calculated as set forth in the DIP ABL FILO Credit Agreement, and (ii) on and after the occurrence of the Availability Cushion Termination Date, be calculated as set forth in the Pre-Existing FILO Facility Documentation.

Financial Covenant:	None.

Agency Fees:	As agreed with the Agent.

Scheduled Amortization:	None.

Call Protection:	None.

Lender Voting:	To be substantially identical to the Pre-Existing FILO Facility Documentation, with such modifications as may be reasonably agreed by the Required FILO Lenders and the Company. For the avoidance of doubt, modifications with respect to customary sacred rights provisions shall require consent of each affected lender and modifications with respect to the Borrowing Base (including advance rates and components thereof) shall require supermajority lenders consent.

Covenants:	To be substantially identical to the Pre-Existing FILO Facility Documentation (including, without limitation, a covenant to use commercially reasonable efforts to obtain a public rating for the Exit FILO Facility (but no requirement to obtain or maintain a specific rating)), except that baskets based on “payment conditions” or “distribution conditions” will be replaced by the baskets that were included in the Prepetition Term Loan Documents (but were not included in the Pre-Existing FILO Facility Documentation), with such modifications as may be reasonably agreed by the Required FILO Lenders and the Company.

Events of Default:	To be substantially identical to the Pre-Existing FILO Facility Documentation (collectively, the “Events of Default”).

Mandatory Prepayments:	Mandatory prepayments of the borrowings under the Exit FILO Facility shall be made at par, without premium or penalty, subject to certain provisions, including rights with respect to Term Priority Collateral, substantially similar to those under the Pre-Existing FILO Facility Documentation and others to be agreed, modified as appropriate to reflect the proposed exit facility, including, subject to the following paragraph, with respect to receipt of tax refunds by the Loan Parties (the “Tax Refunds”) at the end of the fiscal quarter in which such proceeds are received; provided that (1) the amount of such Tax Refunds prepayment at such quarter end shall be limited to the lesser of (x) the amount of net cash proceeds so received and (y) the amount that would not cause Liquidity (as defined below) (after giving effect to such prepayment and any prepayment of the Exit Term Loan Facility) to be less than $75 million (the difference between clauses (x) and (y), the “Holdback Amount”; and the difference between clause (x) and the Holdback Amount, the “Refund Prepayment”) and (2) if there is a Holdback Amount, then at the end of each subsequent fiscal quarter a mandatory prepayment shall be made in an amount equal to the lesser of (i) the Holdback Amount less any portion of the Holdback Amount so applied pursuant to this clause (2) in prior fiscal quarters and (ii) the amount that would not cause Liquidity (after giving effect to such prepayment and any prepayment of the Exit Term Loan Facility) to be less than $75 million (any such prepayment pursuant to this clause (2), a “Holdback Prepayment”; and Holdback Prepayments and Refund Prepayments are collectively referred to herein as “Tax Prepayments”).

Any mandatory prepayment relating to Tax Prepayments shall be applied as follows: a percentage to be agreed to prepay loans under the Exit Term Loan Facility; and a percentage to be agreed to prepay the Exit FILO Loans (but not the New Revolver Loans) (with such percentages to be agreed among the Borrower, the Required FILO Lenders and the “Required Exit Lenders” (as defined the Exit Term Loan Facility Term Sheet)).

Mandatory prepayments and the application of such proceeds at all times will be subject to the intercreditor arrangements consistent with the Prepetition Intercreditor Agreement, the Pre-Existing FILO Facility Documentation, and the Prepetition Term Loan Documents, or otherwise reasonably satisfactory to the Borrower, the Required FILO Lenders and the “required lenders” under the Exit Term Loan Facility.

For purposes hereof, “Liquidity” shall mean unrestricted cash of the Loan Parties and their restricted subsidiaries (other than cash held by foreign subsidiaries that are not Guarantors, cash included in the Borrowing Base and cash supporting letters of credit) and amounts available to be drawn under any revolving credit facility.

Application of Payments:	To be substantially similar to the Pre-Existing FILO Facility Documentation as reasonably agreed by the Required FILO Lenders and the Company, with the New Revolver Loans taking the position of the Revolving Credit Exposure (as defined in the Prepetition ABL Agreement) and the Exit FILO Loans taking the position of the FILO Term Loan (as defined in the Prepetition ABL Agreement) and subject to the terms and conditions of the intercreditor arrangements between the New Revolver Lenders and the Exit FILO Lenders.

Voluntary Prepayments:	Voluntary prepayments of the borrowings under the Exit FILO Facility will be permitted at any time at par, without premium or penalty, subject to the reimbursement of the Exit FILO Lenders’ redeployment costs in the case of a prepayment of LIBOR borrowings other than on the last day of the relevant interest period.

Governing Law:	State of New York.

Agent:	To be agreed between the Borrower and the Required FILO Lenders.

Expenses and Indemnification:	To be substantially consistent with the Pre-Existing FILO Facility Documentation.

EXHIBIT A-1

TO

NEW REVOLVER BASKET AND EXIT FILO FACILITY TERM SHEET

Guarantor Entities*

* To be supplemented by adding the names of affiliates that provide collateral under the DIP FILO.

GNC Holdings, Inc.

GNC Parent LLC

GNC Corporation

General Nutrition Corporation

General Nutrition Investment Company

Lucky Oldco Corporation

GNC Funding, Inc.

GNC International Holdings, Inc.

GNC Canada Holdings, Inc.

General Nutrition Centres Company

GNC Government Services, LLC

GNC Headquarters LLC

Gustine Sixth Avenue Associates, Ltd.

GNC China Holdco LLC

GNC Puerto Rico Holdings, Inc.

GNC Puerto Rico, LLC

EXHIBIT A-2

TO

NEW REVOLVER BASKET AND EXIT FILO FACILITY TERM SHEET

Non-Guarantor Entities

Nutra Insurance Company

GNC Korea Limited

GNC Hong Kong Limited

GNC (Shanghai) Trading Co., Ltd.

GNC China JV Holdco Limited

GNC (Shanghai) Food Technology Limited

GNC South Africa (Pty) Ltd.

GNC Jersey One Limited

GNC Jersey Two Unlimited

THSD

GNC Live Well Ireland

GNC Colombia SAS

GNC Newco Parent, LLC

Nutra Manufacturing, LLC

GNC Supply Purchaser, LLC

GNC Intermediate IP Holdings, LLC

GNC Intellectual Property Holdings, LLC

EXHIBIT B

TO

NEW REVOLVER BASKET AND EXIT FILO FACILITY TERM SHEET

Exit Term Loan Facility Term Sheet

[SEE ANNEX B TO DIP BACKSTOP COMMITMENT LETTER ATTACHED AS EXHIBIT 10.3].

Exhibit D

Form of Joinder Agreement

[Exhibit D to Restructuring Support Agreement Intentionally Omitted]